As filed with the Securities and Exchange Commission on September 6, 2024

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM F-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

QMMM HOLDINGS LIMITED

(Exact name of Registrant as specified in its charter)

Not Applicable

(Translation of Registrant’s name into English)

Cayman Islands	7371	Not Applicable
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification number)

Mr. Bun KWAI

QMMM Holdings Limited

Unit 1301, Block C, Sea View Estate, 8 Watson Road Tin Hau, Hong Kong

Tel: + (852) 3549-6889

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Cogency Global Inc.

122 East 42nd Street, 18th Floor

New York, NY 10168

Phone: (800) 221-0102

Fax: (800) 944-6607

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Lawrence S. Venick, Esq.

Loeb & Loeb LLP

2206-19 Jardine House

1 Connaught Road Central

Hong Kong SAR

Telephone: +852-3923-1111

Facsimile: +852-3923-1100

Approximate date of commencement of proposed sale to the public: as soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933. Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to section 7(a)(2)(B) of the Securities Act. ☐

† The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting offers to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	Subject to Completion	Dated September 6, 2024

5,239,500 Ordinary Shares

QMMM Holdings Limited.

This prospectus relates to the resale by the selling shareholders (the “Selling Shareholders”) named in this prospectus from time to time of up to 5,239,500 of our ordinary shares, par value $0.0001 per share (the “Ordinary Shares”).

Our registration of the Ordinary Shares covered by this prospectus does not mean that the Selling Shareholders will offer or sell any of such Ordinary Shares. The Selling Shareholders named in this prospectus, or their donees, pledgees, transferees or other successors-in-interest, may resell the Ordinary Shares covered by this prospectus through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices. For additional information on the possible methods of sale that may be used by the Selling Shareholders, you should refer to the section of this prospectus entitled “Plan of Distribution.”

We will not receive any of the proceeds from the sale of Ordinary Shares by the Selling Shareholders named in this prospectus.

Any Ordinary Shares subject to resale hereunder will have been issued by us and acquired by the Selling Shareholders prior to any resale of such shares pursuant to this prospectus.

No underwriter or other person has been engaged to facilitate the sale of the Ordinary Shares in this offering. We will bear all costs, expenses and fees in connection with the registration of the Ordinary Shares. The Selling Shareholders will bear all commissions and discounts, if any, attributable to their respective sales of our Ordinary Shares.

Our Ordinary Shares is traded on The Nasdaq Capital Market under the symbol “QMMM.” On September 3, 2024, the reported sales price of our Ordinary Shares on The Nasdaq Capital Market was $7.26 per share.

We are an “emerging growth company,” as that term is used in the Jumpstart Our Business Startups Act of 2012, and will be subject to reduced public company reporting requirements.

Investing in our Ordinary Shares is highly speculative and involves a significant degree of risk. See “Risk Factors” beginning on page 12 of this prospectus for a discussion of information that should be considered before making a decision to purchase our Ordinary Shares.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

We are not an operating company but rather a Cayman Islands holding company without material operations and our business is conducted by our subsidiaries in Hong Kong and this structure involves unique risks to investors. Although we have direct ownership of our operating entities in Hong Kong and currently do not have or intend to have any contractual arrangement to establish a variable interest entity (VIE) structure with any entity in mainland China, Chinese government may still exercise significant oversight over the business in Hong Kong and Chinese regulatory authorities could disallow this structure, which would likely result in a material change in our operations and/or a material change in the value of the securities are registering for sale, including that it could cause the value of such securities to significantly decline or become worthless. See “Risk Factors— Recently, the PRC government initiated a series of regulatory actions and statements to regulate business operations in certain areas in mainland China with little or no advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over mainland China-based companies listed overseas using the variable interest entity structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. In the future, we may be subject to PRC laws and regulations related to the current business operations of our operating subsidiaries and any changes in such laws and regulations and interpretations may impair their ability to operate profitably, which could result in a material negative impact on their operations and/or the value of the securities we are registering for sale.”

This is an offering of the Ordinary Shares of QMMM Holdings Limited, the holding company incorporated in the Cayman Islands, instead of shares of our operating entities in Hong Kong. You may never directly hold any equity interest in our operating entities.

All of our operations are conducted by our subsidiary in Hong Kong. Our Company currently does not have any substantive operations in mainland China. Accordingly, the PRC laws and regulations do not currently have any material impact on our business, financial condition and results of operations. However, in the event that we or our Hong Kong subsidiaries were to become subject to PRC laws and regulations, we could incur material costs to ensure compliance, and we or our Honk Kong subsidiaries might be subject to fines, experience devaluation of securities or delisting, no longer be permitted to conduct offerings to foreign investors, and\or no longer be permitted to continue business operations as presently conduct. Although we have direct ownership of our operating entities in Hong Kong and currently do not have or intend to have any contractual arrangement to establish a variable interest entity (VIE) structure with any entity in mainland China, we are still subject to certain legal and operational risks associated with our operating subsidiaries being based in Hong Kong and having all of its operations to date in Hong Kong. Additionally, the legal and operational risks associated in mainland China may also apply to operations in Hong Kong, and we face the risks and uncertainties associated with the complex and evolving PRC laws and regulations and as to whether and how the recent PRC government statements and regulatory developments, such as those relating to data and cyberspace security, and anti-monopoly concerns, would be applicable to companies such as our operating entities or QMMM Holdings, given our substantial operations in Hong Kong and the Chinese government may exercise significant oversight over the business in Hong Kong. These risks could result in material changes in our operations and/or the value of the securities we are registering for sale or could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless. Recently, the PRC government initiated a series of regulatory actions and statements to regulate business operations in certain areas in China with little advance notice, including a cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement, which may in the future impact our ability to conduct out business, accept foreign investments or list on a U.S. or other foreign exchange if we were to become subject to such regulations. Nevertheless, since these statements and regulatory actions are new, it is highly uncertain how soon the legislative or administrative regulation making bodies will respond and what existing or new laws or regulations or detailed implementations and interpretations will be modified or promulgated, if any. It is also highly uncertain what the potential impacts such modified or new laws and regulations will have on our business operations, its ability to accept foreign investments and the listing of our Ordinary Shares on a U.S. or other foreign exchanges. If certain PRC laws and regulations were to become applicable to a company in Hong Kong, such as QMMM Holdings in the future, the application of such laws and regulations may have a material adverse impact on our business, financial condition and results of operations and our ability to offer or continue to offer securities to investors, any of which may cause the value of our securities, including the Ordinary Shares, to significantly decline or become worthless.

The Holding Foreign Companies Accountable Act, or the HFCA Act, was enacted on December 18, 2020. In accordance with the HFCA Act, trading in securities of any registrant on a national securities exchange or in the over-the-counter trading market in the United States may be prohibited if the PCAOB determines that it cannot inspect or fully investigate the registrant’s auditor for three consecutive years beginning in 2021, and, as a result, an exchange may determine to delist the securities of such registrant. On December 29, 2022, a legislation entitled “Consolidated Appropriations Act, 2023” (the “Consolidated Appropriations Act”) was signed into law by President Biden, which has shortened the Holding Foreign Companies Accountable Act’s timeline for a potential trading prohibition from three years to two years, thus reducing the time period before our securities may be prohibited from trading or delisted if our auditor is unable to meet the PCAOB inspection requirement. The Company’s auditor, WWC, P.C. is headquartered in the U.S. and the Public Company Accounting Oversight Board (United States) (the “PCAOB”) currently has access to inspect the working papers of our auditor and our auditor is not subject to the determinations announced by the PCAOB on December 16, 2021, which determinations were vacated on December 15, 2022. The Holding Foreign Companies Accountable Act and related regulations currently does not affect the Company as the Company’s auditor is subject to PCAOB’s inspection and investigation. See “Risk Factors— The Holding Foreign Companies Accountable Act, or the HFCA Act, and the related regulations are evolving quickly. Further implementations and interpretations of or amendments to the HFCA Act or the related regulations, or a PCAOB’s determination of its lack of sufficient access to inspect our auditor, might pose regulatory risks to and impose restrictions on us because of our operations in Hong Kong. A potential consequence is that our Ordinary Shares may be delisted by the exchange. The delisting of our Ordinary Shares, or the threat of our Ordinary Shares being delisted, may materially and adversely affect the value of your investment. Additionally, the inability of the PCAOB to conduct full inspections of our auditor deprives our investors of the benefits of such inspections.”

There has been no cash flows and transfers of assets between the holding company and its subsidiaries other than amount due to ManyMany Creation by the holding company for the payment of certain expenses including expenses for this offering for $1,219,447 which shown in related party transactions and $181,787 for salaries of executive officers of the Company as of end of the fiscal year 2023. See Consolidated Financial Statements and See Summary of Risk Factors – Risks Relating to Doing Business in Hong Kong-We may become subject to a variety of PRC laws and other obligations regarding overseas listing rules and data security, and any failure to comply with applicable laws and obligations could have a material adverse effect on our business, financial condition and results of operations.” None of our subsidiaries has made any dividend payment or distribution to our holding company as of the date this prospectus and they have no plans to make any distribution or dividend payment to the holding company in the near future. Neither the Company nor any of its subsidiaries has made any dividends or distributions to U.S. investors as of the date of this prospectus. All our subsidiaries are in Hong Kong and BVI, there is no restrictions on foreign exchange for our subsidiaries and holding company and they are able to transfer cash or assets among these entities, across borders and to US investors. Also, there is no restrictions and limitations on the abilities for them to distribute earnings from their businesses, including from subsidiaries to the parent company or from the holding company to the U.S. investors as well as the abilities to settle amounts owed. However, PRC may impose greater restrictions on our Hong Kong subsidiaries’ abilities to transfer cash out of Hong Kong and to the holding company, which could adversely affect our business, financial condition and results of operations. To the extent cash or assets in the business is in the PRC/Hong Kong or a PRC/Hong Kong entity, the funds or assets may not be available to fund operations or for other use outside of the PRC/Hong Kong due to interventions in or the imposition of restrictions and limitations on the ability of us or our subsidiaries by the PRC government to transfer cash or assets. See “Risk Factors— We may become subject to a variety of PRC laws and other obligations regarding overseas listing rules and data security, and any failure to comply with applicable laws and obligations could have a material adverse effect on our business, financial condition and results of operations.” We did not adopt or maintain any cash management policies and procedures as of the date of this prospectus. There is no further Cayman Islands, BVI or Hong Kong statutory restriction on the amount of funds which may be distributed by us by dividend.

The terms “the Company”, “QMMM Holdings”, “we”, “us”, “our company”, and “our” refer to QMMM Holdings Limited, an exempted company with limited liability incorporated under the laws of the Cayman Islands and its subsidiaries. We currently conduct our business through our wholly owned subsidiaries Quantum Matrix Limited and ManyMany Creations Limited, both incorporated under the laws of Hong Kong, which engage in the business of digital media advertising and marketing production services. The securities offered in this prospectus are securities of QMMM Holdings, our Cayman Islands holding company and investors are purchasing an interest in QMMM Holdings, not our operating entities in Hong Kong.

The date of this prospectus is ●, 2024

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About this Prospectus

This prospectus is part of the registration statement that we filed with the Securities and Exchange Commission (the “SEC”) pursuant to which the Selling Shareholders named herein may, from time to time, offer and sell or otherwise dispose of the Ordinary Shares covered by this prospectus. As permitted by the rules and regulations of the SEC, the registration statement filed by us includes additional information not contained in this prospectus.

This prospectus and the documents incorporated by reference into this prospectus include important information about us, the securities being offered and other information you should know before investing in our securities. You should not assume that the information contained in this prospectus is accurate on any date subsequent to the date set forth on the front cover of this prospectus or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus is delivered or shares of Ordinary Shares are sold or otherwise disposed of on a later date. It is important for you to read and consider all information contained in this prospectus, including the documents incorporated by reference therein, in making your investment decision. You should also read and consider the information in the documents to which we have referred you under “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” in this prospectus.

You should rely only on this prospectus and the information incorporated or deemed to be incorporated by reference in this prospectus. We have not, and the Selling Shareholders have not, authorized anyone to give any information or to make any representation to you other than those contained or incorporated by reference in this prospectus. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus does not constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

Unless otherwise indicated, information contained or incorporated by reference in this prospectus concerning our industry, including our general expectations and market opportunity, is based on information from our own management estimates and research, as well as from industry and general publications and research, surveys and studies conducted by third parties. Management estimates are derived from publicly available information, our knowledge of our industry and assumptions based on such information and knowledge, which we believe to be reasonable. In addition, assumptions and estimates of our and our industry’s future performance are necessarily uncertain due to a variety of factors, including those described in “Risk Factors” beginning on page 12 of this prospectus. These and other factors could cause our future performance to differ materially from our assumptions and estimates.

For investors outside the United States: We have not done anything that would permit the offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities described herein and the distribution of this prospectus outside the United States.

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Other Pertinent Information

Unless otherwise indicated or the context requires otherwise, references in this prospectus to:

●	“QMMM Holdings,” “QMMM,” “we,” “us,” “our company,” “the Company,” “Registrant,” and “our” are to QMMM Holdings Limited, a Cayman Islands exempted company with limited liability incorporated on July 29, 2022, and its directly and indirectly owned subsidiaries;

●	“Quantum Matrix” are to Quantum Matrix Limited, which was incorporated under the laws of Hong Kong on March 20, 2014 and is a wholly owned operating subsidiary of Grade A Global Limited, a British Virgin Islands business company, which itself is a wholly owned subsidiary of QMMM Holdings;

●	“ManyMany Creations” are to ManyMany Creations Limited, which was incorporated under the laws of Hong Kong on June 15, 2005 and is a wholly owned operating subsidiary of Witty Time Holdings Limited, a British Virgin Islands business company, which itself is a wholly owned subsidiary of QMMM Holdings;

●	“Ordinary Share(s)” are to the ordinary shares of QMMM Holdings with a par value of US$0.0001 per share;

●	“PCAOB” are to the Public Company Accounting Oversight Board;

●	“HK$” or “HKD” are to the Hong Kong dollar, the legal currency of Hong Kong;

●	“US$,” “U.S. dollars,” “$” and “dollars” are to the legal currency of the United States.

Our business is conducted by our subsidiaries in Hong Kong, using the Hong Kong dollar. Our consolidated financial statements are presented in U.S. dollars. In this prospectus, we refer to assets, obligations, commitments, and liabilities in our consolidated financial statements in U.S. dollars. These dollar references are based on the exchange rate of HKD to U.S. dollars, determined as of a specific date or for a specific period. Changes in the exchange rate will affect the amount of our obligations and the value of our assets in terms of U.S. dollars which may result in an increase or decrease in the amount of our obligations (expressed in dollars) and the value of our assets, including accounts receivable (expressed in dollars).

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PROSPECTUS SUMMARY

This summary provides an overview of selected information contained elsewhere or incorporated by reference in this prospectus and does not contain all of the information you should consider before investing in our securities. You should carefully read the prospectus, the information incorporated by reference and the registration statement of which this prospectus is a part in their entirety before investing in our securities, including the information discussed under “Risk Factors” in this prospectus and the documents incorporated by reference and our financial statements and related notes that are incorporated by reference in this prospectus.

Overview

We are a holding company incorporated as an exempted company with limited liability under the law of the Cayman Islands. Our Ordinary Shares offered in this prospectus are shares of our Cayman Islands holding company. As a holding company with no material operations of our own, we conduct our business through our operating subsidiaries in Hong Kong. We own 100% equity interest of all our subsidiaries and do not have a variable interest entity, or VIE, structure. There is no contract or arrangement between the Company and its subsidiaries including those that affect the manner in which we operate, impact our economic rights, or impact our ability to control our subsidiaries.

We are an award-winning digital media advertising service and virtual avatar & virtual apparel technology service company. Through our operating subsidiaries ManyMany Creations and Quantum Matrix, we have used interactive design, animation, art-tech and virtual technologies in over 500 commercial campaigns. We have worked with large domestic and international banks, real estate developers, world famous amusement park, top international athletic apparel and footwear brands and luxury cosmetic products and international brands for their advertising and creation work in Hong Kong. Standing prominently in Hong Kong for over 18 years in the industry, with top creativity, premium account servicing, and ever-advancing tech R&D, we continue to be one of the top premium choices for enterprises and multinational enterprises looking for large scale content-heavy and tech-integrated campaigns. Our clients include local and international banks, real-estate developers, luxury brands, high fashion houses, and theme parks.

Our subsidiary ManyMany Creations has stood out in the industry by breaking through traditional forms of advertising through digital technology. We endeavour to integrate quality concepts with creative digital media technology and provide a one-stop shop for content creativity and production for ad campaigns, TV commercials, online video, 360 video and animation, VR/AR/MR technology, 3D scanning, motion capture, projection mapping and digital façade production.

In March 2014, our wholly owned subsidiary Quantum Matrix was incorporated, and it has launched digital avatar “Quantum Human” and “Quantum Fit” solutions, which we believe is the world’s only avatar technology for mass adoption of virtual identity. Quantum Matrix has created over 30,000 digital avatars.

Quantum Matrix owns two patents in Hong Kong, providing among the world’s leading automated avatar creation as well as real-time auto-fitting for virtual fashion & apparel. The first patent is for our method of converting a three-dimensional (3D) scanned object to an avatar. The method contains the steps of conducting a 3D segmentation of the 3D scanned object to obtain segmented results; and adapting a first template to the segmented results to create an avatar. The first template includes a topology, and the adapting step contains the step of mapping the topology of the first template to the segmented results to create the avatar. The invention provides an automated process which requires virtually no human intervention to convert the 3D scanned object to the avatar. The second patent is for our method of automatically fitting an accessory object to an avatar. The method contains the steps of providing an avatar; providing an accessory object; providing a template which the accessory object does not penetrate and fitting the accessory object to the avatar as a result of the template fitted to the avatar. The invention provides an automated process which requires virtually no human intervention to fit an accessory object (e.g. a garment) to the avatar.

These technologies are applied in commercial events, theme-parks, fashion shows, luxury events, entertainment industry, travel-retail, tech platform, among others. In addition, our technologies further provide a strong foundation to develop platforms for social media, entertainment, virtual self-expression, virtual influencers, tradable and sharable digital assets for consumers and creators.

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Our Competitive Strengths

We believe the following strengths differentiate us from our competitors and are key drivers of our success:

Capability of Providing Advertising Services by Integrated Quality Concepts with Creative Digital Media Technology

The ability to provide one-stop content creativity & production for ad campaigns, TV commercials, online video, 360 video and animation, VR/AR/MR technology, 3D scanning, motion capture, projection mapping, and digital façade production is a key component of our success. We are devoted to offering integrated quality concepts with creative digital media technology for a new trend in advertising. We provide seamlessly combines creative content with patented inhouse technology to provide high quality digital advertising.

We currently have 19 employees in our creative team and production team and 3 employees engaging in technology and R&D. Our creative team engages in creative-technology proposal drafting, design and art direction preproduction, and 3D content production. Our production team implements and produces the actual digital content in the form of computer animation and interactive 3-D applications. Our technology team develops the coding and produces the programming of our interactive applications, as well as testing the integration of off-the-shelf and open-source technologies with our existing services. Our teams consist of (x) programmers in AI, CGI, platform, gaming, material physics; (y) digital artists, digital fashion designers, art directors, creative directors; and (z) interactive design artists. We believe our capabilities, particularly driven by our advanced media technological knowhow, are recognized and valued by advertisers and customers, which have enabled us to obtain and sustain a solid advertiser base.

Solid Advertiser Client Base Spanning a Wide Range of Industries

Our advertiser client base grew substantially since we started our business operations in 2005. Our revenue from advertising services increased from $1,345,145 for the six months ended March 31, 2023 to $2,047,899 for the six months ended March 31, 2024, while the number of advertisers we served slightly increased from 24 in 2024 to 22 in 2021. The increase of revenue by $702,754 or 52.2% from six months ended March 31, 2023 to the same period of 2024, is primarily due to relaxation of Hong Kong stamp duty for consumer, thus, some of our customers, property developer increase the scale of advertising and promotion in Hong Kong, which has positively affected our revenue from advertising business. With more and more tourists coming to Hong Kong especially during traditional Chinese holidays, we expect the advertising spendings by brands and retailers will increase. The industries of our advertiser client base include luxury property development, banking services, retail sales, and theme parks, among others.

We believe our diverse advertiser client base helps us compete with other advertising service providers. Our relationships with advertisers of a broad industry spectrum have also enabled us to understand the demands and requirements of the advertisers and communicate with them in an accurate and efficient manner, which serves as our primary source to stay informed of the trends and evolutions of the media technologies.

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Our Growth Strategy

Having already established and developed a stable relationship with our major clients and gained the technical know-how, experience, and reputation in digital media advertising, virtual reality and augmented reality over 18 years of operations, we plan to build on our competitive strengths to expand our scale of business and further strengthen our market position in Hong Kong as well as to engage in further overseas expansion.

We have served large domestic and international banks, real estate developers, world famous amusement park, top international athletic apparel and footwear brands and luxury cosmetic products and international brands for their advertising and creation work in Hong Kong and plan to leverage our relationship with these clients and our expertise to further expand our business overseas. Our primary targeted markets will be the major world centers of technology, art and fashion, namely New York, London, and Dubai. We plan to either setup sales and marketing offices in these cities or form partnerships with local companies in the next 12-24 months and the plan is still in the feasibility studies, evaluation and budgeting stage. We selected these markets, because they offer high concentrations of our target customer base: Fashion & retail apparel, finance, and technology. These markets are also relatively stable politically with developed capital markets and plenty of investors.

We are not an operating company but rather a Cayman Islands holding company without material operations and our business is conducted by our subsidiaries in Hong Kong and this structure involves unique risks to investors. Although we have direct ownership of our operating entities in Hong Kong and currently do not have or intend to have any contractual arrangement to establish a variable interest entity (VIE) structure with any entity in mainland China, Chinese government may still exercise significant oversight over the business in Hong Kong and Chinese regulatory authorities could disallow this structure, which would likely result in a material change in our operations and/or a material change in the value of the securities are registering for sale, including that it could cause the value of such securities to significantly decline or become worthless. See “Risk Factors— Recently, the PRC government initiated a series of regulatory actions and statements to regulate business operations in certain areas in mainland China with little or no advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over mainland China-based companies listed overseas using the variable interest entity structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. In the future, we may be subject to PRC laws and regulations related to the current business operations of our operating subsidiaries and any changes in such laws and regulations and interpretations may impair their ability to operate profitably, which could result in a material negative impact on their operations and/or the value of the securities we are registering for sale.”

As of the date of this prospectus, we are advised by Hong Kong counsel, David Fong & Co., that the Company is not required to obtain permission or approval from Hong Kong authorities to register and offer the securities to foreign investors or list and trade on a U.S. or other foreign exchange. Should there be any change in applicable laws, regulations, or interpretations, and we or any of our subsidiaries are required to obtain such permissions or approvals in the future, we will strive to comply with the then applicable laws, regulations, or interpretations. However, if we did become subject to PRC laws/authorities, we could incur material costs to ensure compliance, be subject to fines, experience devaluation of securities or delisting, no longer being able to conduct offerings to foreign investors, and no longer be permitted to continue our current business operations.

This is an offering of the Ordinary Shares of QMMM Holdings Limited, the holding company incorporated in the Cayman Islands, instead of shares of our operating entities in Hong Kong. You may never directly hold any equity interest in our operating entities.

All of our operations are conducted by our subsidiary in Hong Kong. Our Company currently does not have any substantive operations in mainland China. Accordingly, the PRC laws and regulations do not currently have any material impact on our business, financial condition and results of operations. However, in the event that we or our Hong Kong subsidiaries were to become subject to PRC laws and regulations, we could incur material costs to ensure compliance, and we or our Hong Kong subsidiaries might be subject to fines, experience devaluation of securities or delisting, no longer be permitted to conduct offerings to foreign investors, and/or no longer be permitted to continue business operations as presently conduct. Although we have direct ownership of our operating entities in Hong Kong and currently do not have or intend to have any contractual arrangement to establish a variable interest entity (VIE) structure with any entity in mainland China, we are still subject to certain legal and operational risks associated with our operating subsidiaries being based in Hong Kong and having all of its operations to date in Hong Kong. Additionally, the legal and operational risks associated in mainland China may also apply to operations in Hong Kong, and we face the risks and uncertainties associated with the complex and evolving PRC laws and regulations and as to whether and how the recent PRC government statements and regulatory developments, such as those relating to data and cyberspace security, and anti-monopoly concerns, would be applicable to companies such as our operating entities or QMMM Holdings, given our substantial operations in Hong Kong and the Chinese government may exercise significant oversight over the business in Hong Kong. These risks could result in material changes in our operations and/or the value of the securities we are registering for sale or could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless. Recently, the PRC government initiated a series of regulatory actions and statements to regulate business operations in certain areas in China with little advance notice, including a cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement, which may in the future impact our ability to conduct out business, accept foreign investments or list on a U.S. or other foreign exchange if we were to become subject to such regulations. We believe we are fully in compliance with the regulations or policies that have been issued by the Cyberspace Administration of China (the “CAC”) and China Securities Regulatory Commission (“CSRC”) to date. As advised by our Chinese counsel, Guangdong Wesley Law Firm, that the Company and its subsidiaries are not subject to the regulations and rules issued by CAC and CSRC. Nevertheless, since these statements and regulatory actions are new, it is highly uncertain how soon the legislative or administrative regulation making bodies will respond and what existing or new laws or regulations or detailed implementations and interpretations will be modified or promulgated, if any. It is also highly uncertain what the potential impacts such modified or new laws and regulations will have on our business operations, its ability to accept foreign investments and the trading of our Ordinary Shares on a U.S. or other foreign exchanges. If certain PRC laws and regulations were to become applicable to a company in Hong Kong, such as QMMM Holdings in the future, the application of such laws and regulations may have a material adverse impact on our business, financial condition and results of operations and our ability to offer or continue to offer securities to investors, any of which may cause the value of our securities, including the Ordinary Shares, to significantly decline or become worthless.

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The Holding Foreign Companies Accountable Act, or the HFCA Act, was enacted on December 18, 2020. In accordance with the HFCA Act, trading in securities of any registrant on a national securities exchange or in the over-the-counter trading market in the United States may be prohibited if the PCAOB determines that it cannot inspect or fully investigate the registrant’s auditor for three consecutive years beginning in 2021, and, as a result, an exchange may determine to delist the securities of such registrant. On December 29, 2022, a legislation entitled “Consolidated Appropriations Act, 2023” (the “Consolidated Appropriations Act”) was signed into law by President Biden, which has shortened the Holding Foreign Companies Accountable Act’s timeline for a potential trading prohibition from three years to two years, thus reducing the time period before our securities may be prohibited from trading or delisted if our auditor is unable to meet the PCAOB inspection requirement. The Company’s auditor, WWC, P.C. is headquartered in the U.S. and the Public Company Accounting Oversight Board (United States) (the “PCAOB”) currently has access to inspect the working papers of our auditor and our auditor is not subject to the determinations announced by the PCAOB on December 16, 2021, which determinations were vacated on December 15, 2022. The Holding Foreign Companies Accountable Act and related regulations currently does not affect the Company as the Company’s auditor is subject to PCAOB’s inspection and investigation. See “Risk Factors— The Holding Foreign Companies Accountable Act, or the HFCA Act, and the related regulations are evolving quickly. Further implementations and interpretations of or amendments to the HFCA Act or the related regulations, or a PCAOB’s determination of its lack of sufficient access to inspect our auditor, might pose regulatory risks to and impose restrictions on us because of our operations in Hong Kong. A potential consequence is that our Ordinary Shares may be delisted by the exchange. The delisting of our Ordinary Shares, or the threat of our Ordinary Shares being delisted, may materially and adversely affect the value of your investment. Additionally, the inability of the PCAOB to conduct full inspections of our auditor deprives our investors of the benefits of such inspections.”

There has been no cash flows and transfers of assets between the holding company and its subsidiaries other than amount due to ManyMany Creation by the holding company for the payment of certain expenses including expenses for this offering for $1,219,447 which shown in related party transactions and $181,787 for salaries of executive officers of the Company as of end of the fiscal year 2023. See Consolidated Financial Statements. None of our subsidiaries has made any dividend payment or distribution to our holding company as of the date this prospectus and they have no plans to make any distribution or dividend payment to the holding company in the near future. Neither the Company nor any of its subsidiaries has made any dividends or distributions to U.S. investors as of the date of this prospectus. All our subsidiaries are in Hong Kong and BVI, there is no restrictions on foreign exchange for our subsidiaries and holding company and they are able to transfer cash or assets among these entities, across borders and to US investors. Also, there is no restrictions and limitations on the abilities for them to distribute earnings from their businesses, including from subsidiaries to the parent company or from the holding company to the U.S. investors as well as the abilities to settle amounts owed. However, PRC may impose greater restrictions on our Hong Kong subsidiaries’ abilities to transfer cash out of Hong Kong and to the holding company, which could adversely affect our business, financial condition and results of operations. See “Risk Factors— We may become subject to a variety of PRC laws and other obligations regarding overseas listing rules and data security, and any failure to comply with applicable laws and obligations could have a material adverse effect on our business, financial condition and results of operations.”

Corporate History and Structure

QMMM Holdings Limited is an exempted company incorporated in the Cayman Islands with limited liability on July 29, 2022 as a holding company.

The Company is the parent company of (i) Grade A Global Limited, a British Virgin Islands business company incorporated on July 5, 2022, which in turn wholly owns Quantum Matrix Limited, a Hong Kong company; and (ii) Witty Time Holdings Limited, a British Virgin Islands business company incorporated on July 5, 2022, which in turn wholly owns ManyMany Creations Limited, a Hong Kong company. The Company wholly owns each of Grade A Global Limited and Witty Time Holdings Limited.

ManyMany Creations Limited was incorporated in Hong Kong on June 15, 2005.

Quantum Matrix Limited was incorporated in Hong Kong on March 20, 2014.

Prior to the Reorganization below, Quantum Matrix and ManyMany Creations were owned entirely by Mr. Bun Kwai.

Reorganization:

On July 18, 2022, ManyMany Creations, Quantum Matrix, MSB Global Capital Corp. (“MSB”) and Mr. Bun Kwai entered into a Project Agreement. Pursuant to the Project Agreement, Mr. Kwai shall sell and MSB shall purchase (1) 3,000 ordinary shares of Quantum Matrix and (2) 3,000 Ordinary Shares of ManyMany Creations, at the consideration of US$1,000 in return for a shareholder’s loan made or caused to be made by MSB. The loan should be used as payment for the professional fees for the listing project as ManyMany Creations and Muantum Matrix were seeking to list on Nasdaq Stock Exchange. After the share transfer pursuant to the Project Agreement, Quantum Matrix and ManyMany Creations were owned entirely by Mr. Bun Kwai and MSB Infinitus Limited, a British Virgin Islands business company and a wholly owned subsidiary of MSB Global Capital Corp. Mr. Kwai owned seven thousand (7,000) Ordinary Shares of each of Quantum Matrix and ManyMany Creations; and MSB Infinitus Limited owned three thousand (3,000) Ordinary Shares of each of Quantum Matrix and ManyMany Creations. The 10,000 shares of each of Quantum Matrix and of ManyMany Creations constitute all the issued and outstanding shares of each of Quantum Matrix and ManyMany Creations, respectively.

On July 29, 2022, QMMM Holdings was incorporated in the Cayman Islands, and one ordinary share was issued to International Corporation Services Ltd as a nominee shareholder. On August 10, 2022, International Corporation Services Ltd transferred its share to Mr. Bun Kwai and caused an additional 9,999 Ordinary Shares to be issued to Mr. Kwai, totalling 10,000 Ordinary Shares to Mr. Kwai. On November 14, 2022, Mr. Kwai transferred 3,000 shares to Lasting Success Holdings, a British Virgin Islands business company and wholly owned subsidiary of MSB Infinitus Limited.

On February 24, 2023, Mr. Bun Kwai and MSB Infinitus Limited exchanged their combined 10,000 shares in each of Quantum Matrix and ManyMany Creations for 14,990,000 shares in QMMM Holdings, of which 10,493,000 shares of QMMM Holdings were issued to Mr. Kwai and 4,497,000 shares in QMMM Holdings were issued to Lasting Success Limited, a wholly owned subsidiary of MSB Infinitus Limited respectively. As a part of the share exchange, Grade A Global, a wholly owned subsidiary of the Company, received the 10,000 shares in Quantum Matrix, and Witty Time Holdings, a wholly owned subsidiary of the Company, received the 10,000 shares in ManyMany Creations. After the share exchange Mr. Kwai totally owned 10,500,000 Ordinary Shares of QMMM Holdings and Lasting Success Limited owned 4,500,000 Ordinary Shares of QMMM Holdings; and (iii) QMMM Holdings, through its subsidiaries Grade A Global Limited and Witty Time Holdings Limited, wholly owns Quantum Matrix and ManyMany Creations.

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On May 17, 2023, the shareholders of the Company adopted the Amended and Restated Articles of Association to effect a subdivision and each issued and unissued share of a par value of US$0.001 in the share capital of the Company are subdivided into 10 shares of a par value of US$0.0001 each. As a result of the 10 for 1 share subdivision, the Company’s total authorized share capital is US$50,000 divided into 500,000,000 shares with a par value of US$0.0001 each, and the Company’s issued and outstanding Ordinary Shares increased from 15,000,000 shares to 150,000,000 shares. In addition, after the subdivision, all existing shareholders agreed to surrender to the Company, 90% of their post-subdivision shares (a total of 135,000,000 Ordinary Shares) for no consideration, which can be reissued by the Company in the future. The issued ordinary share is 15,000,000 shares of par value of US$0.0001 each.

Since the Company and its subsidiaries are effectively controlled by the same controlling shareholders before and after the Reorganization, they are considered under common control. The above-mentioned transactions were accounted for as a recapitalization. The consolidation of the Company and its subsidiaries has been accounted for at historical cost and prepared on the basis as if the aforementioned transactions had become effective as of the beginning of the first period presented in the accompanying consolidated financial statements.

Upon the Reorganization, the Company has subsidiaries in Hong Kong. Details of the subsidiaries of the Company are set out below:

Name of Entity	Date of Incorporation	Place of Incorporation	% of Indirect or Direct Ownership	Principal Activities
Grade A Global Limited	July 5, 2022	British Virgin Islands	100%	Holding Company
Witty Time Holdings Limited	July 5, 2022	British Virgin Islands	100%	Holding Company
ManyMany Creations	June 15, 2005	Hong Kong	100%	Digital Media Advertising and marketing production Services

Quantum Matrix	March 20, 2014	Hong Kong	100%	Digital Media Advertising and marketing production Services

The following diagram illustrates our corporate structure, including our subsidiaries, as of the date of this prospectus:

*Kwai Ming Clive Hui owns 10,000,000 shares of Series A-1 preferred stock of MSB Global Capital Corp., representing 100% of the Series A-1 preferred stock. The 10,000,000 shares of Series A-1 preferred stock holder has the voting rights to ninety percent (90%) of the total vote of every other class of stock of MSB Global Capital Corp.

On July 18, the Company entered into an underwriting agreement with WallachBeth Capital, LLC, as representative of the underwriters named therein (the “Underwriter”), pursuant to which the Company agreed to sell to the Underwriter in a firm commitment underwritten public offering (the “Offering”) an aggregate of 2,150,000 ordinary shares of the Company, par value $0.0001 per share (the “Ordinary Shares”), at a public offering price of $4 per share. The Company has also granted the Underwriters a 45-day option to purchase up to an additional 322,500 ordinary shares to cover over-allotments, if any. The Ordinary Shares were offered by the Company pursuant to a registration statement on Form F-1, as amended (File No. 333-274887), filed with the Securities and Exchange Commission (the “Commission”), which was declared effective by the Commission on July 1, 2024.

On July 22, 2024, the Company closed its initial public offering of 2,150,000 of the Company’s Ordinary Shares. Under the terms of the Underwriting Agreement, the Company sold a total of 2,150,000 ordinary shares at an offering price of $4.00 per share for gross proceeds of $8.6 million. The ordinary shares sold consisted of 2,150,000 ordinary shares of the Company pursuant to the Underwriter’ firm commitment with no over-allotment exercised by the Underwriter. A final prospectus relating to this Offering was filed with the Commission on July 22, 2024.

On August 2, 2024, WallachBeth Capital, LLC, as the representative of the underwriters in the initial public offering of QMMM Holdings Ltd., partially exercised its option to purchase an additional 56,342 ordinary shares of the Company at a price of $4.00 per share, before deducting underwriting discounts. The closing for the sale of the over-allotment shares took place on August 8, 2024. The gross proceeds of the Company’s IPO, including the proceeds from the sale of the over-allotment shares, totaled approximately $8.83 million, before deducting underwriting discounts and other related expenses.

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Transfers of Cash to and from Our Subsidiary

QMMM Holdings is a holding company with no operations of its own. It conducts its operation through its subsidiaries in Hong Kong. QMMM Holdings may rely on dividends or payments to be paid by its Hong Kong subsidiaries to fund its cash and financing requirements, including the funds necessary to pay dividends and other cash distributions to our shareholders and U.S. investors, to service any debt we may incur and to pay our operating expenses. As of the date of this prospectus, no such dividends or distributions have been made to date from our Hong Kong subsidiaries to the holding company or the U.S. Investors. If its Hong Kong subsidiaries incur debt on their own behalf in the future, the instruments governing the debt may restrict their ability to pay dividends or make other distributions to QMMM Holdings. To the extent cash or assets in the business is in the PRC/Hong Kong or a PRC/Hong Kong entity, the funds or assets may not be available to fund operations or for other use outside of the PRC/Hong Kong due to interventions in or the imposition of restrictions and limitations on the ability of us or our subsidiaries by the PRC government to transfer cash or assets. As of the date of this prospectus, the operating subsidiary ManyMany Creations has paid $1,219,447 expenses and fees relating to this offering and $181,787 for salaries of executive officers of the holding company. See Consolidated Financial Statements.

Subject to the provisions in its articles of association, QMMM Holdings is permitted under the laws of Cayman Islands to provide funding to its subsidiaries in Hong Kong through loans or capital contributions without restrictions on the amount of the funds. Its Hong Kong subsidiaries are also permitted under the laws of Hong Kong to transfer funds to QMMM Holdings, through dividend distributions or payments, without restrictions on the amount of the funds.

There are no restrictions or limitation on our ability to distribute earnings by dividends from our subsidiaries, including our subsidiary in Hong Kong, to QMMM Holdings and our shareholders and U.S. investors, provided that the entity remains solvent after such distribution. Subject to the Cayman Islands and our current Memorandum and Articles of Association, our board of directors may authorize and declare a dividend to shareholders at such time and of such an amount as they deem fit if they are satisfied, on reasonable grounds, that immediately following the dividend the value of our assets will exceed our liabilities and QMMM Holdings will be able to pay our debts as they become due. According to the Companies Ordinance of Hong Kong, a Hong Kong company may only make a distribution out of profits available for distribution. Other than the above, we did not adopt or maintain any cash management policies and procedures as of the date of this prospectus. There is no further Cayman Islands, BVI or Hong Kong statutory restriction on the amount of funds which may be distributed by us by dividend.

As of the date of this prospectus, there are no restrictions or limitation under the laws of Hong Kong imposed on the conversion of HK$ into foreign currencies and the remittance of currencies out of Hong Kong or across borders and to the Company. The PRC laws and regulations do not currently have any material impact on transfer of cash from QMMM Holdings to its Hong Kong subsidiaries or from its Hong Kong subsidiaries to QMMM Holdings. However, in the future, funds may not be available to fund operations or for other use outside of Hong Kong, due to interventions in, or the imposition of restrictions and limitations on, our ability or on our subsidiaries’ ability by the PRC government to transfer cash. Any limitation on the ability of our subsidiaries to make payments to us could have a material adverse effect on our ability to conduct our business and might materially decrease the value of our Ordinary Shares or cause them to be worthless. Currently, all of our subsidiaries and their operations are in Hong Kong. We do not have or intend to set up any subsidiary or enter into any contractual arrangements to establish a variable interest entity, or VIE, structure with any entity in mainland China. Since Hong Kong is a special administrative region of the PRC and the basic policies of the PRC regarding Hong Kong are reflected in the Basic Law of the Hong Kong Special Administrative Region of the People’s Republic of China, or the Basic Law, providing Hong Kong with a high degree of autonomy and executive, legislative and independent judicial powers, including that of final adjudication under the principle of “one country, two systems”. Pursuant to the Basic Law of the Hong Kong Special Administrative Region, PRC laws and regulations shall not be applied in Hong Kong except for those listed in Annex III of the Basic Law (which are confined to laws relating to national defense, foreign affairs and other matters that are not within the scope of autonomy). The PRC laws and regulations do not currently have any material impact on transfer of cash from QMMM Holdings to its Hong Kong subsidiaries or from its Hong Kong subsidiaries to QMMM Holdings. However, the Chinese government may, in the future, impose restrictions or limitations on our ability to transfer money out of Hong Kong, to distribute earnings and pay dividends to and from the other entities within our organization, or to reinvest in our business outside of Hong Kong. Such restrictions and limitations, if imposed in the future, may delay or hinder the expansion of our business to outside of Hong Kong and may affect our ability to receive funds from our operating subsidiaries in Hong Kong.

6

Both QMMM Holdings and its Hong Kong subsidiaries currently intend to retain all of their respective remaining funds and future earnings, if any, for the operation and expansion of their business and do not currently anticipate declaring or paying any dividends. Any future determination related to our dividend policy will be made at the discretion of our board of directors after considering our financial condition, results of operations, capital requirements, contractual requirements, business prospects and other factors the board of directors deems relevant, and subject to the restrictions contained in any future financing instruments.

Implications of Being a “Foreign Private Issuer”

We are a foreign private issuer within the meaning of the rules under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As such, we are exempt from certain provisions applicable to United States domestic public companies. For example:

●	we are not required to provide as many Exchange Act reports, or as frequently, as a domestic public company;

●	for interim reporting, we are permitted to comply solely with our home country requirements, which are less rigorous than the rules that apply to domestic public companies;

●	we are not required to provide the same level of disclosure on certain issues, such as executive compensation;

●	we are exempt from provisions of Regulation FD aimed at preventing issuers from making selective disclosures of material information;

●	we are not required to comply with the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act; and

●	our insiders are not required to comply with Section 16 of the Exchange Act requiring such individuals and entities to file public reports of their share ownership and trading activities and establishing insider liability for profits realized from any “short-swing” trading transaction.

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Implications of Being an “Emerging Growth Company”

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act (the “JOBS Act”), and we are eligible to take advantage of certain exemptions from various reporting and financial disclosure requirements that are applicable to other public companies that are not emerging growth companies, including but not limited to (1) presenting only two years of audited financial statements and only two years of related management’s discussion and analysis of financial condition and results of operations in this prospectus, (2) not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), (3) reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and (4) exemptions from the requirements of holding a non-binding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We intend to take advantage of these exemptions. As a result, investors may find investing in our Ordinary Shares less attractive.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933, as amended (the “Securities Act”), for complying with new or revised accounting standards. As a result, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We intend to take advantage of such extended transition period.

We could remain an emerging growth company for up to five years, or until the earliest of (1) the last day of the first fiscal year in which our annual gross revenues exceed $1.235 billion, (2) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our Ordinary Shares that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter and we have been publicly reporting for at least 12 months, or (3) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three-year period.

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Corporate Information

Our principal executive offices are located at Unit 1301, Block C, Sea View Estate, 8 Watson Road, Tin Hau, Hong Kong. Our telephone number at this address is +852 3549 6889. Our registered office in the Cayman Islands is located at the offices of International Corporation Services Ltd, P.O. Box 472, Harbour Place, 2nd Floor, 103 South Church Street, George Town, Grand Cayman KY1-1106, Cayman Islands. Our agent for service of process in the United States is Cogency Global Inc. located at 122 East 42nd Street, 18th Floor, New York, NY 10168. Investors should contact us for any inquiries through the address and telephone number of our principal executive offices. Our website is www.qmmm.io. The information contained on our website is not a part of this prospectus.

Summary of Risk Factors

We are a holding company incorporated as an exempted company with limited liability under the law of the Cayman Islands, investing in our Ordinary Shares involves significant risks. All of our revenues were generated by our Hong Kong operating subsidiaries. You should carefully consider all of the information in this prospectus before making an investment in our Ordinary Shares. We are subject to a number of risks, including risks that may prevent us from achieving our business objectives or may adversely affect our business, financial condition, results of operations, cash flows and prospects.

Risks Relating to Our Business

●	If we fail to upgrade, enhance and expand our technology and services to meet customer needs and preferences, the demand for our solutions and services may materially diminish. See “Risk Factors-- Risks Relating to Our Business -- If we fail to upgrade, enhance and expand our technology and services to meet customer needs and preferences, the demand for our solutions and services may materially diminish.” on page 12 of this prospectus.

●

We incurred net losses in the year ended September 30, 2023 and for the six months ended March 31, 2024, and may not be able to generate sufficient operating cash flows and working capital to continue as a going concern. Failure to manage our liquidity and cash flows may materially and adversely affect our financial condition and results of operations. As a result, we may need additional capital, and financing may not be available on terms acceptable to us, or at all. See “Risk Factors-- Risks Relating to Our Business -- We incurred net losses in the year ended September 30, 2023 and for the six months ended March 31, 2024, and may not be able to generate sufficient operating cash flows and working capital to continue as a going concern. Failure to manage our liquidity and cash flows may materially and adversely affect our financial condition and results of operations. As a result, we may need additional capital, and financing may not be available on terms acceptable to us, or at all.” on page 13 of this prospectus.

●	We have developed our Quantum Fit and Quantum Human solutions. If the market for Quantum Fit and Quantum Human solutions deceases or diminishes significantly, our business, results of operations and financial condition would be materially and adversely affected. See “Risk Factors-- Risks Relating to Our Business -- We have developed our Quantum Fit and Quantum Human solutions. If the market for Quantum Fit and Quantum Human solutions deceases or diminishes significantly, our business, results of operations and financial condition would be materially and adversely affected.” on page 13 of this prospectus.

●	The prices and fees of our production and services may decrease from time to time due to technological advancement, which may in turn adversely affect our profitability. See “Risk Factors-- Risks Relating to Our Business--The prices and fees of our production and services may decrease from time to time due to technological advancement, which may in turn adversely affect our profitability.” on page 14 of this prospectus.

●	The COVID-19 pandemic has resulted in a widespread health crisis that has adversely affected the economies and financial markets worldwide. Government efforts to contain the spread of the coronavirus including lockdowns of cities, business closures, restrictions on travel and emergency quarantines, and responses by businesses and individuals to reduce the risk of exposure to infection, including reduced travel, cancellation of meetings and events, and implementation of work-at-home policies, have caused significant disruptions to the global economy and normal business operations. Our results might be significantly impacted by new lockdowns or similar policies adopted in Hong Kong or by other jurisdictions in which we may operate. See “Risk Factors-- Risks Relating to Our Business -- The COVID-19 pandemic has resulted in a widespread health crisis that has adversely affected the economies and financial markets worldwide. Government efforts to contain the spread of the coronavirus including lockdowns of cities, business closures, restrictions on travel and emergency quarantines, and responses by businesses and individuals to reduce the risk of exposure to infection, including reduced travel, cancellation of meetings and events, and implementation of work-at-home policies, have caused significant disruptions to the global economy and normal business operations. Our results might be significantly impacted by new lockdowns or similar policies adopted in Hong Kong or by other jurisdictions in which we may operate.” on page 15 of this prospectus.

●	High customer concentration exposes us to all of the risks faced by our major customers and may subject us to significant fluctuations or declines in revenues. See “Risk Factors-- Risks Relating to Our Business -- High customer concentration exposes us to all of the risks faced by our major customers and may subject us to significant fluctuations or declines in revenues.” on page 16 of this prospectus.

●	Third parties may, from time to time, assert or claim that we infringed their intellectual property rights, and any failure to protect our intellectual property rights could have a material adverse impact on our business. See “Risk Factors-- Risks Relating to Our Business -- Third parties may, from time to time, assert or claim that we infringed their intellectual property rights, and any failure to protect our intellectual property rights could have a material adverse impact on our business.” on page 18 of this prospectus.

●	Cybersecurity incidents, including data security breaches or computer viruses, could harm our business by disrupting our delivery of services, damaging our reputation or exposing us to liability. See “Risk Factors-- Risks Relating to Our Business -- Cybersecurity incidents, including data security breaches or computer viruses, could harm our business by disrupting our delivery of services, damaging our reputation or exposing us to liability.” on page 18 of this prospectus.

●	The Holding Foreign Companies Accountable Act, or the HFCA Act, and the related regulations are evolving quickly. Further implementations and interpretations of or amendments to the HFCA Act or the related regulations, or a PCAOB’s determination of its lack of sufficient access to inspect our auditor, might pose regulatory risks to and impose restrictions on us because of our operations in Hong Kong. A potential consequence is that our Ordinary Shares may be delisted by the exchange. The delisting of our Ordinary Shares, or the threat of our Ordinary Shares being delisted, may materially and adversely affect the value of your investment. Additionally, the inability of the PCAOB to conduct full inspections of our auditor deprives our investors of the benefits of such inspections. See “Risk Factors -- Risks Relating to Our Business -- The Holding Foreign Companies Accountable Act, or the HFCA Act, and the related regulations are evolving quickly. Further implementations and interpretations of or amendments to the HFCA Act or the related regulations, or a PCAOB’s determination of its lack of sufficient access to inspect our auditor, might pose regulatory risks to and impose restrictions on us because of our operations in Hong Kong. A potential consequence is that our Ordinary Shares may be delisted by the exchange. The delisting of our Ordinary Shares, or the threat of our Ordinary Shares being delisted, may materially and adversely affect the value of your investment. Additionally, the inability of the PCAOB to conduct full inspections of our auditor deprives our investors of the benefits of such inspections.” on page 19 of this prospectus.

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Risks Relating to Doing Business in Hong Kong

●	Recently, the PRC government initiated a series of regulatory actions and statements to regulate business operations in certain areas in mainland China with little or no advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over mainland China-based companies listed overseas using the variable interest entity structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. In the future, we may be subject to PRC laws and regulations related to the current business operations of our operating subsidiaries and any changes in such laws and regulations and interpretations may impair their ability to operate profitably, which could result in a material negative impact on their operations and/or the value of the securities we are registering for sale. See “Risk Factors— Risks Relating to Doing Business in Hong Kong --Recently, the PRC government initiated a series of regulatory actions and statements to regulate business operations in certain areas in mainland China with little or no advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over mainland China-based companies listed overseas using the variable interest entity structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. In the future, we may be subject to PRC laws and regulations related to the current business operations of our operating subsidiaries and any changes in such laws and regulations and interpretations may impair their ability to operate profitably, which could result in a material negative impact on their operations and/or the value of the securities we are registering for sale.” on page 25 of this prospectus.

●	There are significant regulatory, liquidity, and enforcement risks to investors that our corporate structure and being based in or having the majority of the Company’s operations in Hong Kong. We may become subject to a variety of PRC laws and other obligations regarding overseas listing rules and data security, and any failure to comply with applicable laws and obligations could have a material adverse effect on our business, financial condition and results of operations. For example, there are risks arising from the legal system in China, including risks and uncertainties regarding the enforcement of laws and that rules and regulations in China can change quickly with little advance notice; and the risk that the Chinese government may intervene or influence your operations at any time, or may exert more control over offerings conducted overseas and/or foreign investment in China-based issuers, which could result in a material change in your operations and/or the value of the securities we are registering for sale. To the extent cash or assets in the business is in the PRC/Hong Kong or a PRC/Hong Kong entity, the funds or assets may not be available to fund operations or for other use outside of the PRC/Hong Kong due to interventions in or the imposition of restrictions and limitations on the ability of us or our subsidiaries by the PRC government to transfer cash or assets. Any actions by the Chinese government to exert more oversight and control over offerings that are conducted overseas and/or foreign investment in Hong Kong based issuers could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless. See “Risk Factors-- Risks Relating to Doing Business in Hong Kong -- We may become subject to a variety of PRC laws and other obligations regarding overseas listing rules and data security, and any failure to comply with applicable laws and obligations could have a material adverse effect on our business, financial condition and results of operations.” on page 25 of this prospectus.

●	Risks relating to the economic, political, legal and social conditions in Hong Kong . See “Risk Factors— Risks Relating to Doing Business in Hong Kong -- Risks relating to the economic, political, legal and social conditions in Hong Kong.” on page 28 of this prospectus.

●	The enactment of Law of the PRC on Safeguarding National Security in the Hong Kong Special Administrative Region could impact our operating subsidiaries in Hong Kong. See “Risk Factors-- Risks Relating to Doing Business in Hong Kong -- The enactment of Law of the PRC on Safeguarding National Security in the Hong Kong Special Administrative Region could impact our operating subsidiaries in Hong Kong.” on page 28 of this prospectus.

Risks Relating to Our Ordinary Shares and This Offering

●	Our Ordinary Shares may be thinly traded and you may be unable to sell at or near ask prices or at all if you need to sell your shares to raise money or otherwise desire to liquidate your shares. See “Risk Factors-- Risks Relating to Our Ordinary Shares and This Offering --Our Ordinary Shares may be thinly traded and you may be unable to sell at or near ask prices or at all if you need to sell your shares to raise money or otherwise desire to liquidate your shares.” on page 29 of this prospectus.

●	The market price for our Ordinary Shares may be volatile. See “Risk Factors-- Risks Relating to Our Ordinary Shares and This Offering --The market price for our Ordinary Shares may be volatile.” on page 30 of this prospectus

●	Our chief executive officer, Mr. Bun Kwai may continue to be able to exert significance influence over our company following this offering, and his interests may be different from or conflict with those of the holders of our Ordinary Shares. See “Risk Factors-- Risks Relating to Our Ordinary Shares and This Offering -- Our chief executive officer, Mr. Bun Kwai may continue to be able to exert significance influence over our company following this offering, and his interests may be different from or conflict with those of the holders of our Ordinary Shares.” on page 30 of this prospectus.]

●	We are not likely to pay cash dividends in the foreseeable future. See “Risk Factors-- Risks Relating to Our Ordinary Shares and This Offering -- We are not likely to pay cash dividends in the foreseeable future.” on page 32 of this prospectus

●

The future sales of Ordinary Shares by existing shareholders, including the sales pursuant to the Resale Prospectus, may adversely affect the market price of our Ordinary Share. See “Risk Factors - The future sales of Ordinary Shares by existing shareholders, including the sales pursuant to the Resale Prospectus, may adversely affect the market price of our Ordinary Share” on page 31 of this prospectus

●	You may face difficulties in protecting your interests as a shareholder, as Cayman Islands law may provide substantially less protection when compared to the laws of the United States and it may be difficult for a shareholder of ours to effect service of process or to enforce judgements obtained in the United States courts. See “Risk Factors-- Risks Relating to Our Ordinary Shares and This Offering -- You may face difficulties in protecting your interests as a shareholder, as Cayman Islands law may provide substantially less protection when compared to the laws of the United States and it may be difficult for a shareholder of ours to effect service of process or to enforce judgements obtained in the United States courts.” on page 32 of this prospectus.

These risks are discussed more fully in the section titled “Risk Factors” beginning on page 12 of this prospectus, and other information included in this prospectus, for a discussion of these and other risks and uncertainties that we face.

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The Offering

Below is a summary of the terms of the offering:

Securities being offered:	Up to 5,239,500 Ordinary Shares.

Number of Ordinary Shares issued and outstanding before the offering:	17,206,342 of our Ordinary Shares are issued and outstanding as of the date of this prospectus.

Use of proceeds:	All Ordinary Shares offered by this prospectus are being registered for the accounts of the Selling Shareholders, and we will not receive any proceeds from the sale of these shares. See “Plan of Distribution” beginning on page 39 of this prospectus for additional information.

Transfer Agent	Vstock Transfer, LLC.

Nasdaq Symbol:	QMMM

Risk factors:	See section titled “Risk Factors” and other information included in this prospectus for a discussion of factors you should carefully consider before deciding to invest in the Ordinary Shares.

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RISK FACTORS

Investment in our securities involves a high degree of risk. You should carefully consider the risks described below together with all of the other information included in this prospectus before making an investment decision. The risks and uncertainties described below represent our known material risks to our business. If any of the following risks actually occurs, our business, financial condition or results of operations could suffer. In that case, you may lose all or part of your investment. You should not invest in this offering unless you can afford to lose your entire investment.

RISKS RELATING TO OUR BUSINESS

If we fail to upgrade, enhance and expand our technology and services to meet customer needs and preferences, the demand for our solutions and services may materially diminish.

Our businesses operate in industries that are subject to rapid technological advances and changing customer needs and preferences. In order to remain competitive and responsive to customer demands, we continually upgrade, enhance, and expand our technology, solutions and services. If we fail to respond successfully to technology challenges and customer needs and preferences, the demand for our solutions and services may diminish. In addition, investment in product and service development often involves a long return on investment cycle. We have made and expect to continue to make significant investments in product and service development. We must continue to dedicate a significant amount of resources to our development efforts before knowing to what extent our investments will result in products the market will accept. In addition, our business could be adversely affected in periods surrounding our new product and service introductions if customers delay purchasing decisions to evaluate the new product and service offerings. Furthermore, we may not execute successfully on our product and service development strategy, including because of challenges with regard to planning and timing and technical hurdles that we fail to overcome in a timely fashion. Other risks include the following:

●	our product and service planning efforts may fail to result in the development or commercialization of new technologies or ideas;

●	our research and development efforts may fail to translate new product and service plans into commercially feasible products and services;

●	our new technologies or new products and services may not be well received by consumers;

●	we may not have adequate funding and resources necessary for continual investments in product and service planning and research and development;

●	Our products and services may become obsolete due to rapid advancements in technology and changes in consumer preferences; and

●	our newly developed technologies may not be protected as proprietary intellectual property rights.

Any failure to anticipate next-generation technologies or changes in customer preferences or to timely develop new or enhanced products and services in response could result in decreased revenue and market share. In particular, we may experience difficulties with design, development, marketing or receiving orders from customers, which could result in excessive research and development expenses and capital expenditure, delays or prevent our introduction of new or enhanced products and services. Furthermore, our research and development efforts may not yield the expected results or may prove to be futile due to the lack of market demand.

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We incurred net losses in the year ended September 30, 2023 and for the six months ended March 31, 2024, and may not be able to generate sufficient operating cash flows and working capital to continue as a going concern. Failure to manage our liquidity and cash flows may materially and adversely affect our financial condition and results of operations. As a result, we may need additional capital, and financing may not be available on terms acceptable to us, or at all.

We incurred net losses of $146,072 for the six months ended March 31, 2024. As of March 31, 2023, the Company had an accumulated deficit of $1,079,621 and a working capital deficit of $1,381,327; its net cash used in operating activities for the six months ended March, 2024 was $301,203. While our auditors have substantial doubt as to our ability to continue as a going concern, based on our revenue projection and commitment from the Company’s major shareholders in funding any working capital deficit, we believe we will have the ability to meet our anticipated working capital requirements and capital expenditures in the ordinary course of business for the next 12 months. We can offer no assurance that we will operate profitably or that we will generate positive cash flows in the next twelve months, given our substantial expenses in relation to our revenue at this stage of our Company. Inability to offset our expenses with adequate revenue, may adversely affect our liquidity, financial condition and results of operations. Although we believe that our cash on hand and anticipated cash flows from operating activities will be sufficient to meet our anticipated working capital requirements and capital expenditures in the ordinary course of business for the next 12 months, we cannot assure you this will be the case. We believe that the proceeds from this offering will be sufficient to fund our operations for the foreseeable future. If we cannot continue as a going concern, our shareholders would likely lose most or all of their investment in us.

If and when we are unable to generate sufficient cash flows from operations to meet our working capital requirements and various operating needs, we may need to raise additional funds for our operations and such funds may not be available on commercially acceptable terms, if at all. If we are unable to raise funds on acceptable terms, we may not be able to execute our business plan, take advantage of future opportunities, or respond to competitive pressures or unanticipated requirements. This may seriously harm our business, financial condition and results of operations. If we are unable to achieve or maintain profitability, the market price of our shares may significantly decrease. In the event that the Company requires additional funding to finance its operations, the Company’s major shareholders have indicated their intent and ability to provide such financial support, however, there is no assurance such funding will be available when the Company needs it in the future.

We have developed our Quantum Fit and Quantum Human solutions. If the market for Quantum Fit and Quantum Human solutions deceases or diminishes significantly, our business, results of operations and financial condition would be materially and adversely affected.

Historically, our revenue has been primarily derived from the sales of digital advertising services and solutions primarily used for advertising and marketing campaigns. We have developed our patented Quantum Fit technology as a real-time virtual auto-fit solution in the fashion and apparel industry and our patented Quantum Human technology as a high-fidelity avatar creation solution for a wide range of events, entertainment, and virtual activity. We have also developed our technology solutions for interactive design, which is applicable in attractions and fashion industry e.g. use of avatar creation solution and virtual apparel production in fashion show, STEAM/STEM based projects in theme park, as well as any venue based interactive digital experience. In, 2022 and 2023, sales of our Quantum Fit and Quantum Human solutions generated approximately US$302,272 and US$216,109 which accounted for approximately 8.9% and 7.7% of our total revenue, respectively.

If the market for any of the above-mentioned solutions deceases or diminishes significantly, we would experience a significant loss of sales, cancelation of orders, or loss of customers. Similarly, if we cannot maintain the scale and profitability of our auto-fit and avatar creation solutions for our customers and, at the same time, successfully expand our business in other application markets, our business, results of operations, financial condition and prospects will suffer. Furthermore, brand image deterioration and margin squeeze caused by increased operating costs, declining economic returns or pricing competition for our solutions could all have a material and adverse effect on our business, results of operations and financial condition.

We face risks associated with the expansion of our business operations overseas and if we are unable to effectively manage such risks, our business growth and profitability may be negatively affected.

We intend to grow our business in part by expanding our sales network and operations internationally beyond Hong Kong. Our expansion plans include possibly establishing offices for sales, research and development and other operations in Asia, Europe, the Middle East, and the United States. However, there are risks associated with such global expansion plans, including:

●	high costs of investment to establish a presence in a new market and manage international operations;

●	competition in unfamiliar markets;

●	foreign currency exchange rate fluctuations;

●	regulatory differences and difficulties in ensuring compliance with multi-national legal requirements and multi-national operations;

●	changes in economic, legal, political or other local conditions in new markets;

●	our limited customer base and limited sales and relationships with international customers;

●	competitors in the overseas markets may be more dominant and have stronger ties with customers and greater financial and other resources;

●	challenges in managing our international sales channels effectively;

●	difficulties in and costs of productions and services overseas while complying with the different commercial, legal and regulatory requirements of the overseas markets in which we offer our products and services;

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●	difficulty in ensuring that our customers comply with the sanctions imposed by the Office of Foreign Assets Control in the United States and regulators in other countries and regions, on various foreign states, organizations and individuals;

●	inability to obtain, maintain or enforce intellectual property rights;

●	inability to effectively enforce contractual or legal rights or intellectual property rights in certain jurisdictions where we operate; and

●	governmental policies favoring domestic companies in certain foreign markets or trade barriers including export requirements, tariffs, taxes and other restrictions and charges. In particular, a worldwide trend in favor of nationalism and protectionist trade policy and the ongoing trade dispute between the United States and PRC as well as other potential international trade disputes could cause turbulence in international markets. These government policies or trade barriers could increase the prices of our products and make us less competitive in such countries.

If we are unable to effectively manage such risks, we may encounter difficulties in our overseas expansion plans and our business, reputation, results of operations and financial condition may be impaired.

The prices and fees of our production and services may decrease from time to time due to technological advancement, which may in turn adversely affect our profitability.

The digital media, virtual reality, virtual apparel, digital advertising, virtual apparel and animation design industries are characterized by rapid launches of new products, services, continuous technological advancements, and changing market trends and customer preferences, all of which translate to a shorter life cycle and a gradual decrease in the fees of productions and services over time. Because we compete in an environment of rapidly-evolving technology advancement and market trends, we may need to lower the price and fee of our productions or services to gain stronger market competitiveness. If the prices and fees of our productions and services unusually or significantly decrease, our gross profit margins may be materially and adversely affected, which in turn, may adversely affect our profitability.

If we are unable to maintain or enhance our brand recognition, our business, results of operations and financial condition may be materially and adversely affected.

Maintaining and enhancing the recognition, image and acceptance of our brand are important to our ability to differentiate our products from and to compete effectively with our peers. Our brand image, however, could be jeopardized if we fail to maintain high quality of our production and services, pioneer and keep pace with evolving technology trends, or timely fulfill the orders for our productions and services. If we fail to promote our brand or to maintain or enhance our brand recognition and awareness among our customers, or if we are subject to events or negative allegations affecting our brand image or the publicly perceived position of our brand, our business, results of operations and financial condition could be adversely affected.

Our revenue and profit sustainability depend on our ability to maintain our competitiveness through providing high quality services.

We have been conducting business in the digital media, virtual reality, virtual apparel and animation design industries for more than 18 years. We recorded revenue of approximately US$2.8 million and US$3.4 million, respectively and loss of approximately US$1.3 million and profit of approximately US$0.8 million, respectively for the years ended September 30, 2023 and September 30, 2022, respectively. The sustainability of our revenue and profit will depend on the ability to maintain our competitiveness by delivering high quality and innovative products and services.

The competition within the digital media, virtual reality, virtual apparel, digital advertising, and animation design industries is intense. Our competitors and new market entrants may increase in the future resulting in intensified price competition, which could in turn adversely affect our bargaining power in terms of fees charged and consequently our results of operations and prospects. Our market position may be hampered by intensified competition in the form of better products and services and/or price reductions by our competitors. Any failure to maintain our high quality products and services at competitive pricing could have a material adverse effect on our business, operating results and financial condition.

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We have incurred net profits and positive cash flows from operating activities in the past, however, we may not continue to achieve or sustain profitability.

We had net loss of $1,291,229 and net profit of $800,563 in 2023 and 2022, respectively. However, we cannot assure you that we will be able to continue to generate net profit from operating activities in the future. Our ability to achieve continued profitability will depend in large part on our ability to control expenses and manage our growth effectively, achieve a stable growth performance, and maintain our competitive advantage in the relevant markets. We expect to continue to make investments in the development and expansion of our business, which will place significant demands on our management and our operational and financial resources. Continuous expansion may increase the complexity of our business, and we may encounter various difficulties. We may fail to develop and improve our operational, financial and management controls, enhance our financial reporting systems and procedures, recruit, train and retain highly skilled personnel, or maintain customer satisfaction to effectively support and manage our growth. If we invest substantial time and resources to expand our operations but fail to manage the growth of our business and capitalize on our growth opportunities effectively, we may not be able to achieve profitability, and our business, results of operations and financial condition would be materially and adversely affected.

The COVID-19 pandemic has resulted in a widespread health crisis that has adversely affected the economies and financial markets worldwide. Government efforts to contain the spread of the coronavirus including lockdowns of cities, business closures, restrictions on travel and emergency quarantines, and responses by businesses and individuals to reduce the risk of exposure to infection, including reduced travel, cancellation of meetings and events, and implementation of work-at-home policies, have caused significant disruptions to the global economy and normal business operations. Our results might be significantly impacted by new lockdowns or similar policies adopted in Hong Kong or by other jurisdictions in which we may operate.

Our operating results substantially depend on revenue derived from digital advertising and marketing production projects. The measures implemented to curb the spread of the virus have resulted in supply chain disruptions, insufficient work force and suspended work during the outbreak of COVID-19. One or more of our customers, partners, service providers or suppliers might experience financial distress, diminished business or disruptions in their operation, which would in turn cause them to reduce spending on advertising and delay or defaults on payment. The efforts enacted by local government to control COVID-19 have had heavy pressure on our operations, marketing and sales activities. Our business operation might be negatively affected if there is any new variant and outbreak of the COVID-19. Any potential further impact to our results will depend on, to a large extent, future developments and new information that may emerge regarding the new variants of COVID-19, the efficacy and distribution of COVID-19 vaccines and the actions taken by government authorities and other entities to contain the COVID-19 or treat its impact, almost all of which are beyond our control.

Our business requires significant financial resources, but we may not be able to obtain it in a timely manner and on favorable terms or at all.

We had a net loss of $1,291,229 and a net profit of $800,563 for 2023 and 2022, respectively. We have in the past financed our working capital needs primarily with capital contributions and loans from shareholders.

We may require additional cash resources due to the future growth, development and expansion of our business. Our future capital requirements may be substantial as we seek to expand our operations, diversify our product and service offering, and pursue acquisitions and equity investments. If our cash resources are insufficient to satisfy our cash requirements, we may seek to issue additional equity or debt securities or obtain new or expanded credit facilities.

Our ability to obtain external financing in the future is subject to a variety of uncertainties, including our future financial condition, results of operations and cash flows and the liquidity of international capital and lending markets. In addition, our loan agreements may contain financial covenants that restrict our ability to incur additional indebtedness or to distribute dividends. Any indebtedness that we may incur in the future may also contain operating and financial covenants that could further restrict our operations. We cannot assure you that financing will be available in a timely manner or in amounts or on terms acceptable to us, or at all. A large amount of bank borrowings and other debt may result in a significant increase in interest expense while at the same time exposing us to increased interest rate risks. Equity financings could result in dilution to our shareholders, and the securities issued in future financings may have rights, preferences and privileges that are senior to those of our Ordinary Shares. Any failure to raise needed funds on terms favorable to us, or at all, could severely restrict our liquidity as well as have a material adverse effect on our business, results of operations and financial condition.

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We may not be able to price our products and services at our desired margins as a result of any decrease in our bargaining power or changes in market conditions.

We set prices for our products and services based on various internal and external factors, such as the cost of production, the technological contents of our products, market conditions, and competition we face. Our ability to set favorable prices at our desired margins and accurately estimate costs, among other factors, has a significant impact on our profitability. We cannot assure you that we will be able to maintain our pricing or bargaining power or that our gross profit margin will not be driven down by market conditions or other factors. If we see higher pricing pressure due to intensified competition from other providers, decreases in prices and fees to our customers in the end market or any other reasons, or if we otherwise lose bargaining power due to weaker demand for our products and services, we may need to reduce the prices and fees and lower the margins of our productions and services. Moreover, we may not be able to accurately estimate our costs or pass on all or part of any increase in our costs of production to our customers. As a result, our results of operations and financial condition could be materially and adversely affected.

High customer concentration exposes us to all of the risks faced by our major customers and may subject us to significant fluctuations or declines in revenues.

Our customers consist almost exclusively of enterprises. A limited number of our major customers, however, have contributed a significant portion of our revenue in the past. In 2022 and 2023, respectively, we generated approximately 34.8% and 21.1% of our total revenues from our largest customer and approximately 77.2% and 68.5% from our top five largest customers. Although we continually seek to diversify our customer base, we cannot assure you that the proportion of the revenue contribution from these customers to our total revenues will decrease in the near future. Dependence on a limited number of major customers exposes us to the risk of substantial losses if any of them reduces or ceases doing business with us. Specifically, any one of the following events, among others, may cause material fluctuations or declines in our revenues and have a material and adverse effect on our business, results of operations, financial condition and prospects:

●	an overall decline in the business of one or more of our significant customers;

●	the decision by one or more of our significant customers to switch to our competitors;

●	the reduction in the prices and fees of our productions and projects agreed by one or more of our significant customers;

●	the failure or inability of any of our significant customers to make timely payment for our productions and projects; or

If we fail to maintain relationships with these major customers, and if we are unable to find replacement customers on commercially desirable terms or in a timely manner or at all, our business, financial condition, results of operations and prospects may be materially and adversely affected.

Currently, we have 2 continuing projects of advertising and marketing productions in our pipeline that we have signed orders and agreements with our customers and we expect to complete these projects in the next six months to two years. If we are unable to complete these projects according to the orders/agreements, our cash flow, liquidity and capital resources will be materially and adversely affected.

We may be unable to make the substantial research and development investments that are required to remain competitive in our business.

Advances in technologies have led to increased demand for digital media advertising and virtual avatar & virtual apparel business. We intend to broaden our product offerings to design and develop solutions covering more application scenarios, including vision computing and privacy computing. We are committed to investing in new product development in order to stay competitive in our markets. Nevertheless, if we are unable to generate enough revenue or raise enough capital to make adequate research and development investments going forward, our product development and relevant research and development initiatives may be restricted or delayed, or we may not be able to keep pace with the latest market trends and satisfy our customers’ needs, which could materially and adversely affect our results of operations. Furthermore, our substantial research and development expenditures may not yield the expected results that enable us to roll out new products, which in turn will harm our prospects and results of operations.

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Our success depends on our key management personnel.

Our success is largely attributable to the continued commitment and contribution of our executive directors and senior management. Their extensive knowledge and experience in the digital media, virtual reality, virtual apparel, digital advertising, and animation design, as well as their established relationships with our customers have played a major role in our attainments. Mr. Bun Kwai and Mr. Chun San Leung each has over 19 years of experience in the digital media, virtual reality, virtual apparel, digital advertising, and animation design industry. Other than our executive directors, our senior management team, Ms. Fung Kuen Constance Li, Mr. Siu Kei Tse and Ms. Mei Yee Li, who possess over 18, 19 and 18 years’ experience in computer animation, advertising, and film industries, respectively, also play an important role in the daily operation of the Company.

There is no assurance that we will be able to retain these key personnel, and the loss of any of them without suitable and timely replacements, or the inability to attract and retain qualified personnel may adversely affect our business, results of operations, financial positions and prospects.

We may encounter difficulties in recruiting and retaining key personnel.

Our future growth and success depend to a significant extent on the continuing service and contribution of our information technology engineers and senior management personnel. Many of these key personnel are highly skilled and experienced and are difficult to recruit and retain, particularly as we seek to expand our business with respect to our Quantum Fit and Quantum Human solutions. Competition for recruiting qualified personnel is intense, and recruiting personnel with the combination of skills and attributes required to execute our business strategy may be difficult, time-consuming and expensive. As a result, the loss of any key personnel or failure to recruit, train or retain qualified personnel could have a significant negative impact on our operations.

Failure of our subcontractors to perform as anticipated could have a negative impact on our results.

We subcontract portions of some of our contracts to specialty subcontractors, such as the release and display of commercial, but we are ultimately responsible for the successful completion of the projects. Although we may require insurance or guarantees, we may not always be successful in obtaining such protections from certain subcontractors. We might be responsible for the failures on the part of our subcontractors to perform as anticipated, resulting in a potentially adverse impact on our cash flows and liquidity, and the total costs of a project could exceed our original estimates and we could experience reduced profits, damage to our reputation or a loss for that project, which could have an adverse impact on our financial position, results of operations, cash flows and liquidity.

We may face difficulties in protecting our intellectual property rights.

We rely on our intellectual property rights, and in particular, our patents, software copyrights. Even though we have successfully registered certain of our intellectual property rights in Hong Kong, it may be possible for a third party to imitate or use our intellectual property rights without authorization. If a third party misuses or misappropriates our intellectual property, we may not be able to easily differentiate our products and services from the others in the market. As a result, we may be forced into an adverse price competition that reduces our profit margin. As we develop new technologies, we will continue to apply for protection of our intellectual property rights. There is no guarantee that we will be able to obtain valid and enforceable intellectual property rights in Hong Kong or in other relevant jurisdictions as needed. Even when we are able to obtain such protections, there is no guarantee that we will be able to effectively enforce our rights.

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In addition, we may, from time to time, enter into cooperation agreements with third-party partners to develop new products and services. Depending on the specific terms of each cooperation agreement, we may solely own or share with such partners the intellectual property developed under such agreement. Although we typically will enter into confidentiality agreements with our cooperation partners for the protection of our intellectual property, they may not protect our intellectual property with the same degree of care as we do, even in the case where they own part of the intellectual property. Such cooperation may expose us to risks of misuse or misappropriation of our intellectual property by third parties. We may also find it difficult to assert or claim that third parties infringed our intellectual property rights due to the fault of our cooperation partners, which may lead to unraveling relationships between our cooperation partners and us.

In this respect, we may incur expenses and efforts to monitor and enforce our intellectual property rights. Infringement of our intellectual property rights and the resulting diversion of resources to protect such rights through litigation or other means could also adversely affect our profitability.

Third parties may, from time to time, assert or claim that we infringed their intellectual property rights, and any failure to protect our intellectual property rights could have a material adverse impact on our business.

We operate in an industry where players own a large number of patents and other intellectual property rights that are material to operations and will vigorously pursue, protect and defend these rights. Our competitors or other third parties may allege to own intellectual property rights and interests that could potentially conflict with our own. It is difficult to monitor all the patent applications and other intellectual property registrations or applications that may be filed in Hong Kong or in other relevant jurisdictions. If we offer products or services that may potentially infringe on such pending applications or granted IP rights, third parties may initiate intellectual property infringement claims against us.

As we expand our operations with new products/services and into new markets, the chances of encountering infringement claims by third parties will increase. We may incur substantial costs in defending or settling such disputes and such actions could divert significant resources and management attention. If any such claim against us is successful, we may not have a legal right to continue to use such technologies and provide the relevant products/service that are found to have incorporated or used the disputed intellectual property. The success of such claims may also result in an increase in our costs, including additional royalties, licensing fees or further research and development costs to develop non-infringing alternatives, and negatively affect our profitability. Moreover, such claims, whether successful or not, may cause significant damage to our reputation and a loss of customers, as a result of which our business, results of operations and financial condition could be materially and adversely affected.

Cybersecurity incidents, including data security breaches or computer viruses, could harm our business by disrupting our delivery of services, damaging our reputation or exposing us to liability.

We receive, process, store and transmit, often electronically, the data of our customers and others, much of which is confidential. Unauthorized access to our computer systems or stored data could result in the theft, including cyber-theft, or improper disclosure of confidential information, and the deletion or modification of records could cause interruptions in our operations. These cyber-security risks increase when we transmit information from one location to another, including over the internet or other electronic networks. Despite the security measures we have implemented, our facilities, systems and procedures, and those of our third-party service providers, may be vulnerable to security breaches, acts of vandalism, software viruses, misplaced or lost data, programming or human errors or other similar events which may disrupt our delivery of services or expose the confidential information of our customers and others. Any security breach involving the misappropriation, loss or other unauthorized disclosure or use of confidential information of our customers or others, whether by us or a third party, could subject us to civil and criminal penalties, have a negative impact on our reputation, or expose us to liability to our customers, third parties or government authorities. We are not aware of such breaches or any other material cybersecurity risks in our supply chain to date. However, any of these developments could have a material adverse effect on our business, results of operations and financial condition.

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If we suffer failure or disruption in our information systems, our ability to effectively manage our business operations could be adversely affected.

We use information systems to obtain, process, analyze and manage data crucial to our business such as our information technology and production systems. We use these systems to, among other things, monitor the daily operations of our business, maintain operating and financial data, manage our designs and projects as well as manage our research and development activities, production and control systems. Any system damage or failure that interrupts data input, retrieval or transmission or increases service time could disrupt our normal operations. In particular, our operations could be disrupted if such damage or failure includes any security breach caused by hacking or cybersecurity incidents, involves efforts to gain unauthorized access to our information or systems, or causes intentional malfunctions, loss or corruption of data, software or hardware, the intentional or inadvertent transmission of computer viruses and similar events or third-party actions. We cannot assure you that we will be able to effectively handle a failure of our information systems, or that we will be able to restore our operational capacity in a timely manner to avoid disruption to our business. The occurrence of any of these events could adversely affect our ability to effectively manage our business operations and negatively impact our reputation.

If our insurance coverage is insufficient, we may be subject to significant costs and business disruption.

Both ManyMany Creations and Quantum Matrix carry business interruption insurance, public liability insurance, personal accident insurance and employees’ compensation insurance policies. ManyMany Creations also maintains a private motor car insurance. We consider our insurance coverage to be adequate and in line with that of other companies in the same industry of similar size in Hong Kong. However, as a result the Company may incur uninsured losses, and any uninsured business disruptions may result in our incurring substantial costs and the diversion of resources, which could have an adverse effect on our results of operations and financial condition.

If we fail to comply with labor and work safety, we could be exposed to penalties, fines, suspensions or action in other forms.

Our operations are subject to the labor and work safety laws and regulations promulgated by the Hong Kong government and the laws and regulations of other jurisdictions which may be applicable to us. These laws and regulations require us to contribute to mandatory provident fund and maintain safe working conditions. We could be exposed to penalties, fines, suspensions or actions in other forms if we fail to comply with these laws and regulations. The laws and regulations in Hong Kong may be amended from time to time and changes in those laws and regulations may cause us to incur additional costs in order to comply with the more stringent rules. In the event that changes to existing laws and regulations require us to incur additional compliance costs or require costly changes to our production process, our costs could increase, and we may suffer a decline in sales and revenues, as a result of which our business, results of operations and financial condition could be materially and adversely affected.

The Holding Foreign Companies Accountable Act, or the HFCA Act, and the related regulations are evolving quickly. Further implementations and interpretations of or amendments to the HFCA Act or the related regulations, or a PCAOB’s determination of its lack of sufficient access to inspect our auditor, might pose regulatory risks to and impose restrictions on us because of our operations in Hong Kong. A potential consequence is that our ordinary shares may be delisted by the exchange. The delisting of our ordinary shares, or the threat of our ordinary shares being delisted, may materially and adversely affect the value of your investment. Additionally, the inability of the PCAOB to conduct full inspections of our auditor deprives our investors of the benefits of such inspections.

The Holding Foreign Companies Accountable Act, or the HFCA Act, was enacted on December 18, 2020. In accordance with the HFCA Act, trading in securities of any registrant on a national securities exchange or in the over-the-counter trading market in the United States may be prohibited if the PCAOB determines that it cannot inspect or fully investigate the registrant’s auditor for three consecutive years beginning in 2021, and, as a result, an exchange may determine to delist the securities of such registrant. On June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act, which, would amend the HFCA Act and require the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three, thus reducing the time period before our securities may be prohibited from trading or delisted if our auditor is unable to meet the PCAOB inspection requirement. On December 29, 2022, a legislation entitled “Consolidated Appropriations Act, 2023” (the “Consolidated Appropriations Act”), was signed into law by President Biden. The Consolidated Appropriations Act contained, among other things, an identical provision to Accelerating Holding Foreign Companies Accountable Act, which reduces the number of consecutive non-inspection years required for triggering the prohibitions under the HFCA Act from three years to two.

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On November 5, 2021, the SEC adopted the PCAOB rule to implement HFCA Act, which provides a framework for the PCAOB to determine whether it is unable to inspect or investigate completely registered public accounting firms located in a foreign jurisdiction because of a position taken by one or more authorities in that jurisdiction.

On December 2, 2021, SEC adopted amendments to finalize rules implementing the submission and disclosure requirements in the HFCA Act. The rules apply to registrants the SEC identifies as having filed an annual report with an audit report issued by a registered public accounting firm that is located in a foreign jurisdiction and that the PCAOB is unable to inspect or investigate (the “Commission-Identified Issuers”). A Commission-Identified Issuer will be required to comply with the submission and disclosure requirements in the annual report for each year in which it was identified. If a registrant is identified as a Commission-Identified Issuer based on its annual report for the fiscal year ended December 31, 2021, the registrant will be required to comply with the submission or disclosure requirements in its annual report filing covering the fiscal year ended December 31, 2022.

On December 16, 2021, the PCAOB issued its determinations (the “Determination”) that they are unable to inspect or investigate completely PCAOB-registered public accounting firms headquartered in mainland China and in Hong Kong. The Determination includes lists of public accounting firms headquartered in mainland China and Hong Kong that the PCAOB is unable to inspect or investigate completely.

On August 26, 2022, the PCAOB signed a Statement of Protocol with the China Securities Regulatory Commission and the Ministry of Finance of the People’s Republic of China governing inspections and investigations of audit firms based in China and Hong Kong. On December 15, 2022, the PCAOB Board determined that the PCAOB was able to secure complete access to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong and voted to vacate its previous determinations to the contrary. However, should PRC authorities obstruct or otherwise fail to facilitate the PCAOB’s access in the future, the PCAOB Board will consider the need to issue a new determination.

The enactment of the HFCA Act and related regulations and any additional actions, proceedings, or new rules resulting from these efforts to increase U.S. regulatory access to audit information could cause investors uncertainty for affected issuers and the market price of our Ordinary Shares could be adversely affected, and we could be delisted if our auditor is unable to meet the PCAOB inspection requirement.

The lack of access to PCAOB inspections prevents the PCAOB from fully evaluating audits and quality control procedures of the auditors. As a result, investors may be deprived of the benefits of such PCAOB inspections. The inability of the PCAOB to conduct inspections of auditors in China and Hong Kong makes it more difficult to evaluate the effectiveness of these accounting firm’s audit procedures and quality control procedures as compared to auditors outside of China that are subject to the PCAOB inspections.

Our auditor, WWC, P.C, an independent registered public accounting firm that is headquartered in the United States, as an auditor of companies that are traded publicly in the United States and a firm registered with the PCAOB, is subject to laws in the United States pursuant to which the PCAOB conducts inspections to assess its compliance with the applicable professional standards. Our auditor has been inspected by the PCAOB on a regular basis with the last inspection in 2021 and it is not included in the PCAOB Determinations. However, we cannot assure you whether Nasdaq or regulatory authorities would apply additional and more stringent criteria to us after considering the effectiveness of our auditor’s audit procedures and quality control procedures, adequacy of personnel and training, or sufficiency of resources, geographic reach, or experience as it relates to our audit. If it is later determined that the PCAOB is unable to inspect or investigate completely our auditor because of a position taken by an authority in a foreign jurisdiction or any other reasons, the lack of inspection could cause the trading in our securities to be prohibited under the Holding Foreign Companies Accountable Act, and as a result Nasdaq may delist our securities. If our securities are unable to be listed on another securities exchange, such a delisting would substantially impair your ability to sell or purchase our securities when you wish to do so, and the risk and uncertainty associated with a potential delisting would have a negative impact on the price of our Ordinary Shares. Further, new laws and regulations or changes in laws and regulations in both the United States and Hong Kong could affect the listing status and trading our Ordinary Shares on Nasdaq, which could materially impair the market for and market price of our securities.

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Our information technology (IT) system may not perform as anticipated and is vulnerable to damage and interruption, which may lead to leakage of personal data of the end-users of our customers.

The efficient operation of our business is dependent on the stability and performance of our IT system.

We have in our possession some personal data related to the end users of our customers. We are obliged to keep all personal data in our possession in accordance with data protection laws and regulations in Hong Kong and other jurisdictions of our customers. If our IT system experiences any functional problems or there is any failure of our IT system due to power outages, hacker attacks, computer viruses, security breaches or errors in usage by our internal employees causing any breach of confidentiality by us or any failure to comply with the protection, collection, use and disclosure of personal data as prescribed under the relevant laws and regulations, resulting in personal data being leaked to or obtained by third parties, our reputation will be in jeopardy which could lead to loss of our major customers. The end-users of our customers may also take legal action against us for damages that may have arisen therefrom. For details of the regulatory framework and penalties in relation to personal data protection, see “Regulations” below.

The internal controls that we have implemented to safeguard the security and confidentiality of our customer database may not effectively prevent leakage of personal data or unauthorized access to our customer database under all circumstances. If such incident happens, we may be subject to claims, investigations, and legal proceedings for breach of personal data privacy laws and regulations in Hong Kong and other jurisdictions, which would divert substantial time, effort and resources to handle. In the event of any such breach, our business operations, financial results and reputation would be adversely affected.

Our businesses collect, host, store, transfer, process, disclose, use, secure and retain and dispose of personal and business information, and a security or privacy breach may damage or disrupt our businesses, result in the disclosure of confidential information, damage our reputation, increase our costs, cause losses and materially adversely affect our results of operations.

In connection with our business, we collect, host, store, transfer, process, disclose, use, secure and retain and dispose of personal and business information about our customers, our vendors and our employees, contractors and temporary staff, including payroll information, health care information, personal and business financial data, identity card numbers, bank account numbers, tax information and other sensitive personal and business information.

We devote significant resources to safeguard the personal and business information in our possession and maintain and regularly update our systems and processes. Nonetheless, attacks on information technology systems continue to grow globally in frequency, complexity and sophistication, and we may be targeted by unauthorized parties using malicious tactics, code and viruses. Certain of these malicious parties may be state-sponsored and supported by significant financial and technological resources. Although this is a global problem, it may affect our businesses more than other businesses because malevolent parties may focus on the amount and type of personal and business information that our businesses collect, host, store, transfer, process, disclose, use, secure and retain and dispose of.

We have programs and processes in place to prevent, detect and respond to data or cyber security incidents. However, because the techniques used to obtain unauthorized access, disable or degrade service, or sabotage systems change frequently, are increasingly more complex and sophisticated and may be difficult to detect for long periods of time, we may be unable or fail to anticipate these techniques or implement adequate or timely preventive or responsive measures. Our ability to address cyber security incidents may also depend on the timing and nature of assistance that may be provided from relevant government or law enforcement agencies. Hardware, software, applications or services that we develop or procure from third parties, or are required by third parties such as foreign suppliers to install on our systems, may contain defects in design or manufacture or other problems that could (or, in respect of third-party software, may be designed to) compromise the confidentiality, integrity or availability of data on our systems. Unauthorized parties may also attempt to gain access to our systems or facilities, or those of third parties with whom we do business, through fraud, trickery, or other methods of deceiving these third parties or our personnel, including phishing and other social engineering techniques whereby attackers use end-user behavior to distribute computer viruses and malware into our systems or otherwise compromise the confidentiality, integrity or availability of data on our systems. As these threats continue to evolve and increase, we continue to invest resources, and may be required to invest significant additional resources, to modify and enhance our information security and controls and to investigate and remediate any security vulnerabilities. In addition, while our operating environments are designed to safeguard and protect personal and business information, we may not have the ability to monitor the implementation or effectiveness of any safeguards by our customers, vendors or partners and, in any event, third parties may be able to circumvent those security measures. Information obtained by malevolent parties resulting from successful attacks against our customers, vendors, partners or other third parties may, in turn, be used to attack our information technology systems.

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Any cyberattack, unauthorized intrusion, malicious software infiltration, network disruption, denial of service, corruption of data, theft of non-public or other sensitive information, or similar act by a malevolent party, or inadvertent acts or inactions by our vendors, partners or personnel, could result in the loss, disclosure or misuse of confidential personal or business information or the theft of customer or end-user data, and could have a materially adverse effect on our business or results of operations or that of our customers, resulting in liability, litigation, regulatory investigations and sanctions or a loss of confidence in our ability to serve customers, or cause current or potential customers to choose another service provider. As the global cyber-environment grows increasingly hostile, the security of our operating environment is ever more important to our customers and potential customers. As a result, the breach or perceived breach of our security systems could result in a loss of confidence by our customers or potential customers and cause them to choose another service provider, which could have a materially adverse effect on our business.

Although we believe that we maintain a robust program of information security and controls and none of the data or cyber security incidents that we have encountered to date have materially impacted us, a data or cyber security incident could have a materially adverse effect on our business, results of operations, financial condition and reputation.

We are obligated to develop and maintain proper and effective internal control over financial reporting. We may not complete our analysis of our internal control over financial reporting in a timely manner, or these internal controls may not be determined to be effective, which may adversely affect investor confidence in our Company and, as a result, the value of our Ordinary Shares.

After closing of the initial public offering on July 22, 2024, we have become a public company in the United States subject to Section 404 of the Sarbanes-Oxley Act of 2002 which requires that we include a report of management on our internal control over financial reporting in our annual report on Form 20-F beginning with our annual report for the fiscal year ending September 30, 2025, the first fiscal year beginning after our initial public offering. In addition, once we cease to be an “emerging growth company” as such term is defined under the JOBS Act, and if the value of our non-affiliated float of our Ordinary Shares exceeds certain amounts, our independent registered public accounting firm must attest to and report on the effectiveness of our internal control over financial reporting. Our management may conclude that our internal control over financial reporting is not effective. Moreover, even if our management concludes that our internal control over financial reporting is effective, our independent registered public accounting firm, after conducting its own independent testing, may issue a report that is qualified if it is not satisfied with our internal controls or the level at which our controls are documented, designed, operated or reviewed, or if it interprets the relevant requirements differently from us. In addition, after we become a public company, our reporting obligations may place a significant strain on our management, operational and financial resources and systems for the foreseeable future. We may be unable to timely complete our evaluation, testing and any required remediation.

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During the course of documenting and testing our internal control procedures, in order to satisfy the requirements of Section 404 of the Sarbanes-Oxley Act of 2002, we may identify other weaknesses and deficiencies in our internal control over financial reporting. In addition, if we fail to maintain the adequacy of our internal control over financial reporting, as these standards are modified, supplemented or amended from time to time, we may not be able to conclude on an ongoing basis that we have effective internal control over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act of 2002. Generally, if we fail to achieve and maintain an effective internal control environment, we could suffer material misstatements in our financial statements and fail to meet our reporting obligations, which would likely cause investors to lose confidence in our reported financial information. This could in turn limit our access to capital markets and harm our results of operations. Additionally, ineffective internal control over financial reporting could expose us to increased risk of fraud or misuse of corporate assets and subject us to potential delisting from the stock exchange on which we list, regulatory investigations and civil or criminal sanctions.

We operate in a highly competitive market.

The digital media, virtual reality, virtual apparel, digital advertising, and animation design industries in Hong Kong are highly competitive/fragmented and there are several market players in these industries. While we do not believe that any of our competitors currently has an advantage over us, there is no assurance that our competitors will not develop the expertise, experience and resources necessary to provide services that are better in quality and/or more competitive in pricing compared to our services. Failure to maintain or enhance our competitiveness within the industry or maintain our customer base may adversely affect our financial performance and profitability.

Failure to comply with, or changes in, laws and regulations applicable to our businesses could have a material adverse effect on our reputation, results of operations or financial condition, or have other adverse consequences.

Our business is subject to a wide range of complex laws and regulations, including, but not limited to, the laws and regulations described in the “Regulations” section. Failure to comply with laws and regulations applicable to our operations or customer solutions and services could cause us to incur substantial costs or could result in the suspension or limitation, suspension of services, the imposition of consent orders or civil and criminal penalties, including fines, and lawsuits, including class actions, that could damage our reputation and have a materially adverse effect on our results of operation or financial condition.

In addition, changes in laws or regulations, or changes in the interpretation of laws or regulations by a regulatory authority, may decrease our revenues and earnings and may require us to change the manner in which we conduct some aspects of our business. According to our Hong Kong legal counsel, we have obtained all requisite licenses, permits and approvals for our business operations in Hong Kong including the business registration certificates for our operating entities.

If the government of Hong Kong imposes any new or further licensing requirements, we may incur extra costs and human resources in complying with such requirements, laws and/or regulations and our business may be materially affected and we cannot guarantee that we will be able to obtain such licenses, if required. We cannot assure that there will not be any changes in the regulatory environment in respect of the digital media, virtual reality and animation design industries in Hong Kong, which may be unfavorable to us.

Failure to comply with privacy, data protection and cyber security laws and regulations could have a materially adverse effect on our reputation, results of operations or financial condition, or have other adverse consequences.

The collection, storage, hosting, transfer, processing, disclosure, use, security and retention and destruction of personal information required to provide our services is subject to Hong Kong and foreign privacy, data protection and cyber security laws and ordinances. These laws and ordinances, which are not uniform, generally do one or more of the following: regulate the collection, storage, hosting, transfer (including in some cases, the transfer outside the country of collection), processing, disclosure, use, security and retention and destruction of personal information; require notice to individuals of privacy practices; give individuals certain access and correction rights with respect to their personal information; and regulate the use or disclosure of personal information for secondary purposes such as marketing. Under certain circumstances, some of these laws require us to provide notification to affected individuals, customers, data protection authorities and/or other regulators in the event of a data breach. In many cases, these laws apply not only to third-party transactions, but also to transfers of information among the Company and its subsidiaries.

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We believe that providing insights from data, including artificial intelligence and machine learning, will become increasingly important to the value that our solutions and services deliver to our customers. However, the ability to provide data-driven insights may be constrained by current or future regulatory requirements or ethical considerations that could restrict or impose burdensome and costly requirements on our ability to leverage data in innovative ways.

Complying with privacy, data protection and cyber security laws and requirements may result in significant costs to our business and require us to amend certain of our business practices. Further, enforcement actions and investigations by regulatory authorities related to data security incidents and privacy violations continue to increase. The future enactment of more restrictive laws, rules or regulations and/or future enforcement actions or investigations could have a materially adverse impact on us through increased costs or restrictions on our businesses and noncompliance could result in significant regulatory penalties and legal liability and damage our reputation. In addition, data security events and concerns about privacy abuses by other companies are changing consumer and social expectations for enhanced privacy and data protection. As a result, even the perception of noncompliance, whether or not valid, may damage our reputation.

RISKS RELATING TO Doing Business in HONG KONG

We rely on dividends and other distributions on equity paid by our operating entities in Hong Kong to fund any cash and financing requirements we may have. In the future, funds may not be available to fund operations or for other use outside of Hong Kong, due to interventions in, or the imposition of restrictions and limitations on, our ability or our subsidiary by the PRC government to transfer cash. Any limitation on the ability of our operating entities to make payments to us could have a material adverse effect on our ability to conduct our business and might materially decrease the value of our Ordinary Shares or cause them to be worthless.

We are a holding company incorporated as an exempted company with limited liability under the laws of the Cayman Islands, and we rely on dividends and other distributions on equity paid by our operating entities in Hong Kong for our cash and financing requirements, including the funds necessary to pay dividends and other cash distributions to our shareholders and service any debt we may incur. If our operating entities incur debt on their own behalf in the future, the instruments governing the debt may restrict their ability to pay dividends or make other distributions to us.

Under the current practice of the Inland Revenue Department of Hong Kong, no tax is payable in Hong Kong in respect of dividends paid by us. See “Taxation – Hong Kong Taxation.” The PRC laws and regulations do not currently have any material impact on transfers of cash from QMMM to the operating entities or from the operating entities to QMMM, our shareholders and U.S. investors. However, the Chinese government may, in the future, impose restrictions or limitations on our ability to transfer money out of Hong Kong, to distribute earnings and pay dividends to and from the other entities within our organization, or to reinvest in our business outside of Hong Kong. Such restrictions and limitations, if imposed in the future, may delay or hinder the expansion of our business to outside of Hong Kong and may affect our ability to receive funds from our operating entities. The promulgation of new laws or regulations, or the new interpretation of existing laws and regulations, in each case, that restrict or otherwise unfavorably impact the ability or way we conduct our business, could require us to change certain aspects of our business to ensure compliance, which could decrease demand for our services, reduce revenues, increase costs, require us to obtain more licenses, permits, approvals or certificates, or subject us to additional liabilities. To the extent any new or more stringent measures are required to be implemented, our business, financial condition and results of operations could be adversely affected and such measures could materially decrease the value of our Ordinary Shares, potentially rendering them worthless.

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Recently, the PRC government initiated a series of regulatory actions and statements to regulate business operations in certain areas in mainland China with little or no advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over mainland China-based companies listed overseas using the variable interest entity structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. In the future, we may be subject to PRC laws and regulations related to the current business operations of our operating subsidiaries and any changes in such laws and regulations and interpretations may impair their ability to operate profitably, which could result in a material negative impact on their operations and/or the value of the securities we are registering for sale.

Although we have direct ownership of our operating entities in Hong Kong and currently do not have or intend to have any subsidiary or any contractual arrangement to establish a VIE structure with any entity in mainland China, we are still subject to certain legal and operational risks associated with our operating entities being based in Hong Kong and having all of their operations in Hong Kong. Additionally, the legal and operational risks associated in mainland China may also apply to operations in Hong Kong in the future, and we face the risks and uncertainties associated with the complex and evolving PRC laws and regulations and as to whether and how the recent PRC government statements and regulatory developments, such as those relating to data and cyberspace security and anti-monopoly concerns, would be applicable to our operating entities in Hong Kong, and the Chinese government may exercise significant oversight over the conduct of business in Hong Kong. In the event that we or our operating entities were to become subject to PRC laws and regulations, we could incur material costs to ensure compliance, and we or our operating entities might be subject to fines, experience devaluation of securities or delisting, no longer be permitted to conduct offerings to foreign investors, and\or no longer be permitted to continue business operations as presently conducted. Our organizational structure involves risks to the investors, which would likely result in a material change in our operations and/or a material change in the value of the securities QMMM is registering for sale, including the risk that such event could cause the value of such securities to significantly decline or become worthless.

The uncertainties regarding the enforcement of laws and the fact that rules and regulations in China can change quickly with little advance notice, along with the risk that the Chinese government may intervene or influence our operating subsidiaries’ operations at any time could result in a material change in our operating subsidiaries’ operations and/or the value of the securities we are registering.

We may become subject to a variety of PRC laws and other obligations regarding overseas listing rules and data security, and any failure to comply with applicable laws and obligations could have a material adverse effect on our business, financial condition and results of operations.

QMMM is a holding company incorporated as an exempted company with limited liability under the laws of the Cayman Islands with two subsidiaries operating and based in Hong Kong. As of the date of this prospectus, we have no subsidiary, VIE structure or any direct operations in mainland China, nor do we intend to have any subsidiary or VIE structure or to acquire any equity interests in any domestic companies in mainland China, and we are not controlled by any companies or individuals of mainland China. Further, we are headquartered in Hong Kong, with our chief executive officer, chief financial officer and all members of the board of directors of QMMM are based in Hong Kong and are not mainland China citizens. All of our revenues and profits are generated by our operating entities in Hong Kong. Moreover, pursuant to the Basic Law of the Hong Kong Special Administrative Region, or the Basic Law, PRC laws and regulations shall not be applied in Hong Kong except for those listed in Annex III of the Basic Law (which is confined to laws relating to national defense, foreign affairs and other matters that are not within the scope of autonomy). Therefore, as confirmed by our PRC counsel, Guangdong Wesley Law Firm, as of the date of this prospectus, we would not be subject to filing requirements with the CSRC under Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Enterprises (the “New Overseas Listing Rules”).

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We are aware that, recently, the PRC government initiated a series of regulatory actions and statements to regulate business operations in certain areas in mainland China with little advance notice, including a cracking down on illegal activities in the securities market, enhancing supervision over mainland China-based companies listed overseas using the variable interest entity structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. For example, on July 6, 2021, the General Office of the Communist Party of China Central Committee and the General Office of the State Council jointly issued a document to crack down on illegal activities in the securities market and promote the high-quality development of the capital market, which, among other things, requires the relevant governmental authorities to strengthen cross-border oversight of law-enforcement and judicial cooperation, to enhance supervision over mainland China-based companies listed overseas, and to establish and improve the system of extraterritorial application of the PRC securities laws. On December 28, 2021, Cybersecurity Review Measures were published by Cyberspace Administration of China or the CAC, National Development and Reform Commission, Ministry of Industry and Information Technology, Ministry of Public Security, Ministry of State Security, Ministry of Finance, Ministry of Commerce, People’s Bank of China, State Administration of Radio and Television, China Securities Regulatory Commission (“CSRC”), State Secrecy Administration and State Cryptography Administration and became effective on February 15, 2022, which provides that, Critical Information Infrastructure Operators (“CIIOs”) that purchase internet products and services and Online Platform Operators engaging in data processing activities that affect or may affect national security shall be subject to the cybersecurity review by the Cybersecurity Review Office. On November 14, 2021, CAC published the Administration Measures for Cyber Data Security (Draft for Public Comments), or the “Cyber Data Security Measure (Draft)”, which requires cyberspace operators with personal information of more than 1 million users who want to list abroad to file a cybersecurity review with the Office of Cybersecurity Review. On July 7, 2022, CAC promulgated the Measures for the Security Assessment of Data Cross-border Transfer, effective on September 1, 2022, which requires the data processors to apply for data cross-border security assessment coordinated by the CAC under the following circumstances: (i) any data processor transfers important data to overseas; (ii) any critical information infrastructure operator or data processor who processes personal information of over 1 million people provides personal information to overseas; (iii) any data processor who provides personal information to overseas and has already provided personal information of more than 100,000 people or sensitive personal information of more than 10,000 people to overseas since January 1st of the previous year; and (iv) other circumstances under which the data cross-border transfer security assessment is required as prescribed by the CAC. We believe we are fully in compliance with the regulations or policies that have been issued by the CAC to date. As advised by our Chinese counsel, Guangdong Wesley Law Firm, that the Company and its subsidiaries are not subject to the regulations and rules issued by CAC. On February 17, 2023, the CSRC released the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Enterprises (the “New Overseas Listing Rules”) with five interpretive guidelines, which took effect on March 31, 2023. The New Overseas Listing Rules require Chinese domestic enterprises to complete filings with relevant governmental authorities and report related information under certain circumstances, such as: a) an issuer making an application for initial public offering and listing in an overseas market; b) an issuer making an overseas securities offering after having been listed on an overseas market; c) a domestic company seeking an overseas direct or indirect listing of its assets through single or multiple acquisition(s), share swap, transfer of shares or other means. The new rules provide that the determination as to whether a Chinese domestic company is indirectly offering and listing securities on an overseas market shall be made on a substance over form basis, and if the issuer meets the following conditions, the offering and listing shall be determined as an indirect overseas offering and listing by a Chinese domestic company: (i) any of the revenue, profit, total assets or net assets of the Chinese domestic entity is more than 50% of the related financials in the issuer’s audited consolidated financial statements for the most recent fiscal year; (ii) the senior managers in charge of business operation and management of the issuer are mostly Chinese citizens or with regular domicile in China, the main locations of its business operations are in China or main business activities are conducted in China. We are headquartered in Hong Kong with all our executive officers and directors based in Hong Kong who are not Chinese citizens, all of our assets are located in Hong Kong and all of our revenues and profits are generated by our subsidiaries in Hong Kong. We are advised by our Chinese counsel, Guangdong Wesley Law Firm, that the Company is not subject to the New Overseas Listing Rules.

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On February 24, 2023, the CSRC, the Ministry of Finance, the National Administration of State Secretes Protection and the National Archives Administration released the Provisions on Strengthening the Confidentiality and Archives Administration Related to the Overseas Securities Offering and Listing by Domestic Companies, or the Confidentiality and Archives Administration Provisions, which took effect on March 31, 2023. PRC domestic enterprises seeking to offer securities and list in overseas markets, either directly or indirectly, shall establish and improve the system of confidentiality and archives work, and shall complete approval and filing procedures with competent authorities, if such PRC domestic enterprises or their overseas listing entities provide or publicly disclose documents or materials involving state secrets and work secrets of state organs to relevant securities companies, securities service institutions, overseas regulatory agencies and other entities and individuals. As of the date of this prospectus, as confirmed by our PRC counsel, Guangdong Wesley Law Firm, these new laws and guidelines have not impacted the Company’s ability to conduct its business, offering securities to foreign investors, or list and trade on a U.S. or other foreign exchange. The Company is headquartered in Hong Kong and it owns 100% equity interest of all its subsidiaries in Hong Kong and does not have a VIE structure. The operating subsidiaries of the Company provide digital media advertising services and marketing production services in Hong Kong and they are not cyberspace operators with personal information of more than 1 million users or activities that affect or may affect national security of China and they don’t have documents and materials which may adversely affect national security or public interests of China. However, any change in foreign investment regulations, and other policies in China or related enforcement actions by China government could result in a material change in our operations and the value of our Ordinary Shares and could significantly limit or completely hinder our ability to offer our Ordinary Shares to investors or cause the value of our Ordinary Shares to significantly decline or be worthless.

As of the date of this prospectus, we are advised by Hong Kong counsel, David Fong & Co., that the Company is not required to obtain permission or approval from Hong Kong authorities to register and offer the securities to foreign investors or list and trade on a U.S. or other foreign exchange. Should there be any change in applicable laws, regulations, or interpretations, and we or any of our subsidiaries are required to obtain such permissions or approvals in the future, we will strive to comply with the then applicable laws, regulations, or interpretations. However, if we did become subject to PRC laws/authorities, we could incur material costs to ensure compliance, be subject to fines, experience devaluation of securities or delisting, no longer being able to conduct offerings to foreign investors, and no longer be permitted to continue our current business operations. To the extent cash or assets in the business is in the PRC/Hong Kong or a PRC/Hong Kong entity, the funds or assets may not be available to fund operations or for other use outside of the PRC/Hong Kong due to interventions in or the imposition of restrictions and limitations on the ability of us or our subsidiaries by the PRC government to transfer cash or assets. We currently have no operation or subsidiary in China, we or our subsidiaries are not required to obtain from Chinese authorities to operate our business and to offer the securities being registered to foreign investors. Hong Kong is a special administrative region of the PRC and the basic policies of the PRC regarding Hong Kong are reflected in the Basic Law of the Hong Kong Special Administrative Region of the People’s Republic of China, providing Hong Kong with a high degree of autonomy and executive, legislative and independent judicial powers, including that of final adjudication under the principle of “one country, two systems”. Pursuant to the Basic Law of the Hong Kong Special Administrative Region, PRC laws and regulations shall not be applied in Hong Kong except for those listed in Annex III of the Basic Law (which are confined to laws relating to national defense, foreign affairs and other matters that are not within the scope of autonomy). Also, we or our subsidiaries, are not covered by permissions requirements from CSRC, CAC or any other governmental agency. We have received all requisite permissions or approvals, i.e. certificates of incorporation and business registration certificates that have been obtained by ManyMany Creation and Quantum Matrix in Hong Kong, for our business operations and no permission or approval has been denied. If we or any of our subsidiaries do not receive or maintain permissions or approvals, inadvertently conclude that such permissions or approvals are not required, or applicable laws, regulations, or interpretations change and we or our subsidiaries are required to obtain such permissions or approvals in the future, it could significantly limit or completely hinder our ability to offer or continue to offer our securities to investors and cause the value of our securities to significantly decline or become worthless.

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Our results of operations are subject to fluctuations in the exchange rate between the U.S. dollar and the Hong Kong dollar.

Exchange rate fluctuations between the U.S. dollar and the Hong Kong dollar, as well as inflation in Hong Kong may negatively affect our earnings. Expenses associated with our Hong Kong operations, including facilities-related expenses, are incurred in Hong Kong dollars, and personnel-related expenses are incurred in Hong Kong dollars. Consequently, inflation in Hong Kong will have the effect of increasing the dollar cost of our operations in Hong Kong, unless it is offset on a timely basis by a devaluation of the Hong Kong dollar, as applicable, relative to the U.S. dollar. We cannot predict any future trends in the rate of inflation in Hong Kong or the rate of devaluation of the Hong Kong dollar, as applicable, against the U.S. dollar. In addition, we are exposed to the risk of fluctuation in the value of the Hong Kong dollar vis-a-vis the U.S. dollar. While the Hong Kong government has continued to pursue a fixed exchange rate policy, with the Hong Kong dollar pegged at approximately HK$7.80 to $1.00, we cannot assure you that such policy will be maintained. Any significant appreciation of the Hong Kong dollar against the U.S. dollar would cause an increase in our Hong Kong dollar expenses, as applicable, as recorded in our U.S. dollar denominated financial reports, even though the expenses denominated in Hong Kong dollars, as applicable, will remain unchanged.

Risks relating to the economic, political, legal and social conditions in Hong Kong.

Any adverse changes in the economic, political, legal and social conditions of Hong Kong may lead to an adverse impact on the demand for our services and may result in deteriorating financial performance of the Company.

Furthermore, we cannot assure you that there will not be any political movements or large scale political unrest in Hong Kong, which may in turn adversely impact the market or lead to disruption of the general economic, political and social conditions in Hong Kong. If such unrest or movement persists for a substantial period of time, it may lead to such disruption, and our overall business, results of operations and financial condition may be adversely affected.

If there is any material adverse change in the general economic, political and legal developments in Hong Kong, our operations and financial position may be adversely affected.

The enactment of Law of the PRC on Safeguarding National Security in the Hong Kong Special Administrative Region (the “Hong Kong National Security Law”) could impact our operating subsidiaries in Hong Kong.

On June 30, 2020, the Standing Committee of the PRC National People’s Congress adopted the Hong Kong National Security Law. This law defines the duties and government bodies of the Hong Kong National Security Law for safeguarding national security and four categories of offences — secession, subversion, terrorist activities, and collusion with a foreign country or external elements to endanger national security — and their corresponding penalties. On July 14, 2020, the U.S. President signed the Hong Kong Autonomy Act, or HKAA, into law, authorizing the U.S. administration to impose blocking sanctions against individuals and entities who are determined to have materially contributed to the erosion of Hong Kong’s autonomy. On August 7, 2020, the U.S. government imposed HKAA-authorized sanctions on eleven individuals, including the former HKSAR chief executive Carrie Lam. On October 14, 2020, the U.S. State Department submitted to relevant committees of Congress the report required under HKAA, identifying persons materially contributing to “the failure of the Government of China to meet its obligations under the Joint Declaration or the Basic Law.” The HKAA further authorizes secondary sanctions, including the imposition of blocking sanctions, against foreign financial institutions that knowingly conduct a significant transaction with foreign persons sanctioned under this authority. The imposition of sanctions may directly affect the foreign financial institutions as well as any third parties or customers dealing with any foreign financial institution that is targeted. It is difficult to predict the full impact of the Hong Kong National Security Law and HKAA on Hong Kong and companies located in Hong Kong. If our Hong Kong subsidiaries are determined to be in violation of the Hong Kong National Security Law or the HKAA by competent authorities, our subsidiary’s business operations, financial position and results of operations could be materially and adversely affected.

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There are some political risks associated with conducting business in Hong Kong.

Our business operations are principally in Hong Kong. Accordingly, our business and financial conditions will be affected by the political and legal developments in Hong Kong. During the period covered by the financial information incorporated by reference into and included in this prospectus, we derive all of our revenue from operations in Hong Kong and, specifically, from ManyMany Creations and Quantum Matrix. Any adverse economic, social and/or political conditions, material social unrest, strike, riot, civil disturbance or disobedience, as well as significant natural disasters, may affect the market and may adversely affect the business operations of our operating subsidiaries. Hong Kong is a special administrative region (SAR) of the PRC and the basic policies of the PRC regarding Hong Kong are reflected in the Basic Law, namely, Hong Kong’s constitutional document, which provides Hong Kong with a high degree of autonomy and executive, legislative and independent judicial powers, including that of final adjudication under the principle of “one country, two systems”. However, there is no assurance that there will not be any changes in the economic, political and legal environment in Hong Kong in the future. Since all of our operating subsidiaries’ operations are based in Hong Kong, any change of such political arrangements may pose an immediate threat to the stability of the economy in Hong Kong, thereby directly and adversely affecting our results of operations and financial positions.

RISKS RELATED TO THIS OFFERING AND OWNERSHIP OF OUR ORDINARY SHARES

Future sales of a substantial amount of our Ordinary Shares may cause our stock price to decline.

If we or our existing shareholders, our directors or their affiliates or certain of our executive officers, sell a substantial number of our ordinary shares in the public market, including the Resale Shares once issuable upon exercise of the Pre-Funded Warrant and Ordinary Warrants, the market price of our ordinary shares could decrease significantly. The perception in the public market that we or our shareholders might sell our Ordinary Shares could also depress the market price of our ordinary shares and could impair our future ability to obtain capital, especially through an offering of equity securities.

We have made significant offerings of our ordinary shares in the past and may do so again in the future.

Our Ordinary Shares may be thinly traded and you may be unable to sell at or near ask prices or at all if you need to sell your shares to raise money or otherwise desire to liquidate your shares.

Our Ordinary Shares may be “thinly-traded”, meaning that the number of persons interested in purchasing our Ordinary Shares at or near bid prices at any given time may be relatively small or non-existent. This situation may be attributable to a number of factors, including the fact that we are relatively unknown to stock analysts, stock brokers, institutional investors and others in the investment community that generate or influence sales volume, and that even if we came to the attention of such persons, they tend to be risk-averse and might be reluctant to follow an unproven company such as ours or purchase or recommend the purchase of our shares until such time as we became more seasoned. As a consequence, there may be periods of several days or more when trading activity in our shares is minimal or non-existent, as compared to a seasoned issuer which has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on share price. A broad or active public trading market for our Ordinary Shares may not develop or be sustained.

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The market price for our Ordinary Shares may be volatile.

The trading price of our Ordinary Shares may be volatile and could fluctuate widely due to factors beyond our control. This may happen because of the broad market and industry factors, like the performance and fluctuation of the market prices of other companies with business operations located mainly in Hong Kong that have listed their securities in the United States. A number of Hong Kong companies have listed or are in the process of listing their securities on U.S. stock markets. The securities of some of these companies have experienced significant volatility, including price declines in connection with their initial public offerings. The trading performances of these Hong Kong companies’ securities after their offerings may affect the attitudes of investors toward Hong Kong companies listed in the United States in general and consequently may impact the trading performance of our Ordinary Shares, regardless of our actual operating performance.

The market price for our Ordinary Shares may be volatile and subject to wide fluctuations due to factors such as:

●	the perception of U.S. investors and regulators of U.S. listed Hong Kong companies;

●	actual or anticipated fluctuations in our operating results;

●	changes in financial estimates by securities research analysts;

●	negative publicity, studies or reports;

●	conditions in digital media advertising, virtual avatar & virtual apparel technology services markets;

●	our capability to catch up with the technologies and innovations in the industry;

●	changes in the economic performance or market valuations of other digital media advertising, virtual avatar & virtual apparel technology services companies;

●	announcements by us or our competitors of acquisitions, strategic partnerships, joint ventures or capital commitments;

●	addition or departure of key personnel;

●	fluctuations of exchange rates between HK$ and the U.S. dollar; and

●	general economic or political conditions in Hong Kong and Asia.

In addition, the securities market has from time to time experienced significant price and volume fluctuations that are not related to the operating performance of particular companies. There have been instances of extreme stock price run-ups followed by rapid price declines and strong stock price volatility with recent initial public offerings, especially among those with relatively smaller public floats. As a relatively small-capitalization company with relatively small public float, we may experience greater stock price volatility, extreme price run-ups, lower trading volume and less liquidity than large-capitalization companies. In particular, our Ordinary Shares may be subject to rapid and substantial price volatility, low volumes of trades and large spreads in bid and ask prices. Such volatility, including any stock-run up, may be unrelated to our actual or expected operating performance and financial condition or prospects, making it difficult for prospective investors to assess the rapidly changing value of our Ordinary Shares. These market fluctuations may also materially and adversely affect the market price of our Ordinary Shares.

Our chief executive officer, Mr. Bun Kwai may continue to be able to exert significance influence over our company following this offering, and his interests may be different from or conflict with those of the holders of our Ordinary Shares.

Our Chairman of the Board and Chief Executive Officer, Mr. Bun Kwai through Fortune Wings Ventures Limited, a British Virgin Islands business company wholly owned by Mr. Kwai, controls approximately 47.97% of the voting power of our Company as at the date of this prospectus. In addition to the elections of our directors, Mr. Kwai is and may continue to be able to exert a significant degree of influence or actual control over other management and affairs and control matters requiring an approval from a majority of shareholders, including the merger, consolidation or sale of all or substantially all of our assets, and any other significant transaction. Mr. Kwai’s interests might not always be aligned with the interests of our other shareholders. Without the consent of Mr. Kwai, we could be prevented from entering into potentially beneficial transactions if such transactions conflict with our principal shareholder’s interests. As an officer of the Company, Mr. Kwai owes a fiduciary duty to our shareholders and must act in good faith in a manner he reasonably believes to be in the best interests of our shareholders. As a shareholder, Mr. Kwai is entitled to vote his shares in his own interests, which may not always be in the interests of our shareholders.

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Certain recent initial public offerings of companies with smaller public floats have experienced extreme stock price and volume fluctuations seemingly unrelated to company performance. Such volatility, if occurs to us, may make it difficult for prospective investors to assess the rapidly changing value of our shares.

Certain recent instances of extreme stock price and volume fluctuations have been seemingly unrelated to company performance following a number of recent initial public offerings, particularly among companies with relatively smaller public floats, and we expect that such instances may continue and/or increase in the future. We anticipate that the trading price of our shares following this offering is likely to be volatile, and our shares may be subject to rapid and substantial price volatility. Such volatility, including any stock run-ups, may be unrelated or disproportionate to our actual or expected operating performance and financial condition or prospects and may distort the market perception of our stock price and our company’s financial performance and public image, negatively affect the long-term liquidity of our shares of common stock, regardless of our actual or expected operating performance. If we encounter such volatility, it will likely make it difficult and confusing for prospective investors to assess the rapidly changing value of our shares of common stock and understand the value thereof.

We also anticipate that our shares are likely to be more sporadically and thinly traded than that of larger, more established companies with larger public floats. As a consequence of this lack of liquidity, the trade of relatively small quantities of shares by our stockholders may disproportionately influence the price of those shares in either direction. The price of our shares could, for example, decline precipitously in the event that a large number of our shares are sold on the market without commensurate demand as compared to a larger, more established issuer that could better absorb those sales without adverse impact on its stock price.

If securities or industry analysts do not publish research or reports about our business, or if they publish a negative report regarding our Ordinary Shares, the price of our Ordinary Shares and trading volume could decline.

Any trading market for our Ordinary Shares may depend in part on the research and reports that industry or securities analysts publish about us or our business. We do not have any control over these analysts. If one or more of the analysts who cover us downgrade us, the price of our Ordinary Shares would likely decline. If one or more of these analysts cease coverage of our Company or fail to regularly publish reports on us, we could lose visibility in the financial markets, which could cause the price of our Ordinary Shares and the trading volume to decline.

The future sales of Ordinary Shares by existing shareholders, including the sales pursuant to the Resale Prospectus, may adversely affect the market price of our Ordinary Share.

As a relatively small-capitalization company with relatively small public float we may experience greater stock price volatility, extreme price run-ups, lower trading volume and less liquidity than large-capitalization companies. The Ordinary Shares registered for resale as part of the Resale Prospectus, once registered, will constitute a considerable percentage of our public float. Sales of a substantial number of our Ordinary Shares in the public market could occur at any time. The sales of a substantial number of registered shares could result in a significant decline in the public trading price of our Ordinary Shares and could impair our ability to raise capital through the sale or issuance of additional Ordinary Shares. We are unable to predict the effect that such sales may have on the prevailing market price of our Ordinary Shares. Despite such a decline in the public trading price, certain Selling Shareholders may still experience a positive rate of return on the Ordinary Shares due to the lower price that they purchased the Ordinary Shares compared to other public investors and may be incentivized to sell their Ordinary Shares when others are not.

Volatility in our Ordinary Share price may subject us to securities litigation.

The market for our Ordinary Shares may have, when compared to seasoned issuers, significant price volatility and we expect that our share price may continue to be more volatile than that of a seasoned issuer for the indefinite future. In the past, plaintiffs have often initiated securities class action litigation against a company following periods of volatility in the market price of its securities. We may, in the future, be the target of similar litigation. Securities litigation could result in substantial costs and liabilities and could divert management’s attention and resources.

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In order to raise sufficient funds to enhance operations, we may have to issue additional securities at prices which may result in substantial dilution to our shareholders.

If we raise additional funds through the sale of equity or convertible debt, our current shareholders’ percentage ownership will be reduced. In addition, these transactions may dilute the value of Ordinary Shares outstanding. We may have to issue securities that may have rights, preferences and privileges senior to our Ordinary Shares. We cannot provide assurance that we will be able to raise additional funds on terms acceptable to us, if at all. If future financing is not available or is not available on acceptable terms, we may not be able to fund our future needs, which would have a material adverse effect on our business plans, prospects, results of operations and financial condition.

We are not likely to pay cash dividends in the foreseeable future.

We currently intend to retain any future earnings for use in our operations and expansion of our business. Accordingly, we do not expect to pay any cash dividends in the foreseeable future but will review this policy as circumstances dictate. Should we determine to pay dividends in the future, our ability to do so will depend upon the receipt of dividends or other payments from our subsidiaries, which may from time to time, be subject to restrictions on its ability to make distributions to us.

You may face difficulties in protecting your interests as a shareholder, as Cayman Islands law provides substantially less protection when compared to the laws of the United States and it may be difficult for a shareholder of ours to effect service of process or to enforce judgements obtained in the United States courts.

Our corporate affairs are governed by our current Memorandum and Articles of Association and by the Companies Act (as revised) and common law of the Cayman Islands. The rights of shareholders to take legal action against our directors and us, actions by minority shareholders and the fiduciary responsibilities of our directors to us under Cayman Islands law are to a large extent governed by the common law of the Cayman Islands. The common law of the Cayman Islands is derived in part from comparatively limited judicial precedent in the Cayman Islands as well as from English common law. Decisions of the Privy Council (which is the final court of appeal for British overseas territories such as the Cayman Islands) are binding on a court in the Cayman Islands. Decisions of the English courts, and particularly the Supreme Court of the United Kingdom and the Court of Appeal are generally of persuasive authority but are not binding on the courts of the Cayman Islands. The rights of our shareholders and the fiduciary responsibilities of our directors under Cayman Islands law are not as clearly established as they would be under statutes or judicial precedents in the United States. In particular, the Cayman Islands may have a less developed body of securities laws as compared to the United States and provide significantly less protection to investors. In addition, Cayman Islands companies may not have standing to initiate a shareholder derivative action before the United States federal courts. The Cayman Islands courts are also unlikely to impose liabilities against us in original actions brought in the Cayman Islands, based on certain civil liability provisions of United States securities laws.

Currently, all of our operations are conducted outside the United States, and all of our assets are located outside the United States. Most of our directors and officers are nationals or residents of jurisdictions other than the United States and a substantial portion of their assets are located outside the United States. As a result, it may be difficult for a shareholder to effect service of process within the United States upon these persons, or to enforce against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.

As a result of all of the above, our shareholders may have more difficulty in protecting their interests through actions against us or our officers, directors or major shareholders than would shareholders of a corporation incorporated in a jurisdiction in the United States.

We are a foreign private issuer within the meaning of the rules under the Exchange Act, and as such we are exempt from certain provisions applicable to United States domestic public companies.

We are a foreign private issuer within the meaning of the rules under the Exchange Act. As such, we are exempt from certain provisions applicable to United States domestic public companies. For example:

●	we are not required to provide as many Exchange Act reports, or as frequently, as a domestic public company;

●	for interim reporting, we are permitted to comply solely with our home country requirements, which are less rigorous than the rules that apply to domestic public companies;

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●	we are not required to provide the same level of disclosure on certain issues, such as executive compensation;

●	we are exempt from provisions of Regulation FD aimed at preventing issuers from making selective disclosures of material information;

●	we are not required to comply with the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act; and

●	we are not required to comply with Section 16 of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities and establishing insider liability for profits realized from any “short-swing” trading transaction.

We are required to file an annual report on Form 20-F within four months of the end of each fiscal year. In addition, we intend to file reports on Form 6-K as a foreign private issuer. However, the information we are required to file with or furnish to the SEC will be less extensive and less timely compared to that required to be filed with the SEC by U.S. domestic issuers. As a result, you may not be afforded the same protections or information that would be made available to you were you investing in a U.S. domestic issuer.

Because we are a foreign private issuer and are exempt from certain NASDAQ corporate governance standards applicable to U.S. issuers, you may have less protection than you would have if we were a domestic issuer.

The Nasdaq Listing Rules require listed companies to have, among other things, a majority of its board members be independent. As a foreign private issuer, however, we are permitted to follow home country practice in lieu of the above requirements. The Company currently intends to follow the requirements of the Nasdaq Listing Rules without relying on the exemption provided for foreign private issuers under Marketplace Rule 5615(a)(3). However, we may choose to rely on such exemption to follow certain corporate governance practices of our home country practice in the future. The corporate governance practice in our home country, the Cayman Islands, does not require a majority of our board to consist of independent directors. Thus, although a director must act in the best interests of the Company, it is possible that fewer board members will be exercising independent judgment and the level of board oversight on the management of our Company may decrease as a result. In addition, the Nasdaq Listing Rules also requires U.S. domestic issuers to have a compensation committee of at least two members and each committee member must be an independent director. We, as a foreign private issuer, are not subject to such requirement. The Nasdaq Listing Rules may require shareholder approval for certain corporate matters, such as requiring that shareholders be given the opportunity to vote on all equity compensation plans and material revisions to those plans for certain ordinary share issuances. We intend to comply with the requirements of the Nasdaq Listing Rules in determining whether shareholder approval is required on such matters and to appoint a nominating and corporate governance committee. However, we may consider following home country practice in lieu of the requirements under the Nasdaq Listing Rules with respect to certain corporate governance standards in the future which may afford less protection to investors.

Although as a foreign private issuer we are exempt from certain corporate governance standards applicable to US domestic issuers, if we cannot continue to satisfy rules of the Nasdaq Capital Market, our securities may be delisted, which could negatively impact the price of our securities and your ability to sell them.

We cannot assure you that our securities will continue to be listed on Nasdaq Capital Market.

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In order to maintain our listing on the Nasdaq Capital Market, we are required to comply with certain rules the Nasdaq Capital Market, including those regarding minimum stockholders’ equity, minimum share price, minimum market value of publicly held shares, and various additional requirements. Even though we initially meet the listing requirements and other applicable rules of the Nasdaq Capital Market, we may not be able to continue to satisfy these requirements and applicable rules. If we are unable to satisfy the Nasdaq Capital Market criteria for maintaining our listing, our securities could be subject to delisting.

If the Nasdaq Capital Market delists our securities from trading, we could face significant consequences, including:

●	a limited availability for market quotations for our securities;

●	reduced liquidity with respect to our securities;

●	a determination that our Ordinary Shares is a “penny stock,” which will require brokers trading in our Ordinary Shares to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our Ordinary Shares;

●	limited amount of news and analyst coverage; and

●	a decreased ability to issue additional securities or obtain additional financing in the future.

We are an “emerging growth company” within the meaning of the Securities Act, and if we take advantage of certain exemptions from disclosure requirements available to emerging growth companies, this could make it more difficult to compare our performance with other public companies.

We are an “emerging growth company” within the meaning of the Securities Act, as modified by the JOBS Act. Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable. We have elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of our financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

As an “emerging growth company” under applicable law, we will be subject to reduced disclosure requirements. Such reduced disclosures may make our Ordinary Shares less attractive to investors.

For as long as we remain an “emerging growth company”, as defined in the JOBS Act, we will elect to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies”, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. Because of these reduced regulatory requirements, our shareholders would be left without information or rights available to shareholders of more mature companies. If some investors find our Ordinary Shares less attractive as a result, there may be a less active trading market for our Ordinary Shares and our share price may be more volatile.

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If we are classified as a passive foreign investment company, United States taxpayers who own our Ordinary Shares may have adverse United States federal income tax consequences.

A non-U.S. corporation such as ourselves will be classified as a passive foreign investment company, which is known as a PFIC, for any taxable year if, for such year, either

●	At least 75% of our gross income for the year is passive income; or

●	The average percentage of our assets (determined at the end of each quarter) during the taxable year which produce passive income or which are held for the production of passive income is at least 50%.

Passive income generally includes dividends, interest, rents and royalties (other than rents or royalties derived from the active conduct of a trade or business) and gains from the disposition of passive assets.

If we were to be or become a PFIC for any taxable year during which a U.S. taxpayer holds our Ordinary Shares, the U.S. taxpayer may be subject to increased U.S. federal income tax liability and may be subject to additional reporting requirements.

Depending on the amount of cash we raise in this offering, together with any other assets held for the production of passive income, it is possible that, for our current taxable year or for any subsequent year, at least 50% of our assets may be assets which produce passive income. We will make this determination following the end of any particular tax year. Although the law in this regard is unclear, we treat our consolidated affiliated entities as being owned by us for United States federal income tax purposes, not only because we exercise effective control over the operation of such entities but also because we are entitled to substantially all of their economic benefits, and, as a result, we consolidate their operating results in our consolidated financial statements. For purposes of the PFIC analysis, in general, a non-U.S. corporation is deemed to own its pro rata share of the gross income and assets of any entity in which it is considered to own at least 25% of the equity by value.

For a more detailed discussion of the application of the PFIC rules to us and the consequences to U.S. taxpayers if we were determined to be a PFIC, see “Taxation — United States Federal Income Taxation — Passive Foreign Investment Company.”

Our board of directors may refuse or delay the registration of the transfer of Ordinary Shares in certain circumstances.

Except in connection with the settlement of trades or transactions entered into through the facilities of a stock exchange or automated quotation system on which our Ordinary Shares are listed or traded from time to time, our board of directors may resolve to refuse or delay the registration of the transfer of our Ordinary Shares. Where our directors do so, they must specify the reason(s) for this refusal or delay in a resolution of the board of directors. Our directors may also refuse or delay the registration of any transfer of Ordinary Shares if the transferor has failed to pay an amount due in respect to those Ordinary Shares. If our directors refuse to register a transfer, they shall, as soon as reasonably practicable, send the transferor and the transferee a notice of the refusal or delay in the approved form.

This, however, will not affect market transactions of the Ordinary Shares purchased by investors in a public offering. Where the Ordinary Shares are listed on a stock exchange, the Ordinary Shares may be transferred without the need for a written instrument of transfer, if the transfer is carried out in accordance with the rules of the stock exchange and other requirements applicable to the Ordinary Shares listed on the stock exchange.

We will incur increased costs as a result of being a public company, particularly after we cease to qualify as an “emerging growth company.”

We incur significant legal, accounting and other expenses as a public company that we did not incur as a private company. The Sarbanes-Oxley Act of 2002, as well as rules subsequently implemented by the SEC and the NASDAQ Capital Market, impose various requirements on the corporate governance practices of public companies. We are an “emerging growth company,” as defined in the JOBS Act and will remain an emerging growth company until the earlier of (1) the last day of the fiscal year (a) following the fifth anniversary of the completion of the initial public offering on July 22, 2024, (b) in which we have total annual gross revenue of at least $1.235 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our Ordinary Shares that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter and we have been publicly reporting for at least 12 months , and (2) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period. An emerging growth company may take advantage of specified reduced reporting and other requirements that are otherwise applicable generally to public companies. These provisions include exemption from the auditor attestation requirement under Section 404 in the assessment of the emerging growth company’s internal control over financial reporting and permission to delay adopting new or revised accounting standards until such time as those standards apply to private companies.

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Compliance with these rules and regulations increases our legal and financial compliance costs and makes some corporate activities more time-consuming and costly. After we are no longer an “emerging growth company,” or until five years following the completion of our initial public offering on July 22, 2024, whichever is earlier, we expect to incur significant expenses and devote substantial management effort toward ensuring compliance with the requirements of Section 404 and the other rules and regulations of the SEC. For example, as a public company, we have been required to increase the number of independent directors and adopt policies regarding internal controls and disclosure controls and procedures. We incur additional costs in obtaining director and officer liability insurance. In addition, we incur additional costs associated with our public company reporting requirements. It may also be more difficult for us to find qualified persons to serve on our board of directors or as executive officers. We are currently evaluating and monitoring developments with respect to these rules and regulations, and we cannot predict or estimate with any degree of certainty the amount of additional costs we may incur or the timing of such costs.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that reflect our current expectations and views of future events. The forward-looking statements are contained principally in the sections entitled “Prospectus Summary,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business.” Known and unknown risks, uncertainties and other factors, including those listed under “Risk Factors,” may cause our actual results, performance or achievements to be materially different from those expressed or implied by the forward-looking statements.

You can identify some of these forward-looking statements by words or phrases such as “may,” “will,” “expect,” “anticipate,” “aim,” “estimate,” “intend,” “plan,” “believe,” “is/are likely to,” “potential,” “continue” or other similar expressions. We have based these forward-looking statements largely on our current expectations and projections about future events that we believe may affect our financial condition, results of operations, business strategy and financial needs. These forward-looking statements include statements relating to:

●	our goals and strategies;

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●	our future business development, financial conditions and results of operations;

●	the expected growth of the digital media advertising and virtual avatar & virtual apparel business market in Hong Kong;

●	fluctuations in interest rates;

●	our expectations as to increase of customers and projects;

●	our expectations regarding our relationships with vendors;

●	competition in our industry;

●	relevant government policies and regulations relating to our business and industry; and

●	impact of COVID-19 on our business and financial conditions.

These forward-looking statements involve various risks and uncertainties. Although we believe that our expectations expressed in these forward-looking statements are reasonable, our expectations may later be found to be incorrect. Our actual results could be materially different from our expectations. Important risks and factors that could cause our actual results to be materially different from our expectations are generally set forth in “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Business,” “Regulation” and other sections in this prospectus. You should thoroughly read this prospectus and the documents that we refer to with the understanding that our actual future results may be materially different from and worse than what we expect. We qualify all of our forward-looking statements by these cautionary statements.

This prospectus contains certain data and information that we obtained from various government and private publications. Statistical data in these publications also include projections based on a number of assumptions. Our industry may not grow at the rate projected by market data, or at all. Failure of this market to grow at the projected rate may have a material and adverse effect on our business and the market price of our Ordinary Shares. In addition, the rapidly changing nature of the digital media advertising and virtual avatar & virtual apparel business results in significant uncertainties for any projections or estimates relating to the growth prospects or future condition of our market. Furthermore, if any one or more of the assumptions underlying the market data are later found to be incorrect, actual results may differ from the projections based on these assumptions. You should not place undue reliance on these forward-looking statements.

The forward-looking statements made in this prospectus relate only to events or information as of the date on which the statements are made in this prospectus. Except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events. You should read this prospectus and the documents that we refer to in this prospectus and have filed as exhibits to the registration statement, of which this prospectus is a part, completely and with the understanding that our actual future results may be materially different from what we expect.

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USE OF PROCEEDS

All Ordinary Shares offered by this prospectus are being registered for the accounts of the Selling Shareholders and we will not receive any proceeds from the sale of these shares.

DIVIDEND POLICY

We intend to keep any future earnings to finance the expansion of our business, and we do not anticipate that any cash dividends will be paid in the foreseeable future.

Under the Cayman Islands law, a Cayman Islands company may pay a dividend on its shares out of either profit or share premium amount, provided that in no circumstances may a dividend be paid if this would result in the Company being unable to pay its debts due in the ordinary course of business. Subject to the Companies Act (as revised) and our Memorandum and Articles of Association, our board of directors may, by resolutions of directors, authorize and declare a dividend to our shareholders at such time and of such an amount as they think fit if they are satisfied, on reasonable grounds, that immediately following the dividend the value of our assets will exceed our liabilities and we will be able to pay our debts as they fall due.

If we determine to pay dividends on any of our Ordinary Shares in the future, as a holding company, we will be dependent on receipt of funds from our subsidiaries.

Cash dividends, if any, on our Ordinary Shares will be paid in U.S. dollars. In order for us to pay dividends to our shareholders, we will rely on distribution payments made by ManyMany Creations and Quantum Matrix. If ManyMany Creations and Quantum Matrix incurs debt in the future, the instruments governing the debt may restrict its ability to pay dividends or make other distributions to us.

SELLING SHAREHOLDERS

We have prepared this prospectus to allow the Selling Shareholders or their successors, assignees or other permitted transferees to sell or otherwise dispose of, from time to time, up to 5,239,500 Ordinary Shares.

The table below lists the Selling Shareholders and other information regarding the beneficial ownership of the Ordinary Shares by the Selling Shareholders. The second column lists the number of Ordinary Shares beneficially owned by the Selling Shareholders, based on its ownership of the Ordinary Shares, as of the date of this prospectus. The third column lists the Ordinary Shares being offered by this prospectus by the Selling Shareholders. The fourth column assumes the sale of all of the shares offered by the Selling Shareholders pursuant to this prospectus. The fourth column shows percentages of beneficial ownership before the Resale Offering are based on 17,206,342 Ordinary Shares outstanding as at the date of this prospectus. The sixth column shows percentages of beneficial ownership after this offering are based on 17,206,342 Ordinary Shares outstanding as at the date of this prospectus. Beneficial ownership is based on information furnished by the Selling Shareholder. Unless otherwise indicated and subject to community property laws where applicable, the Selling Shareholder named in the following table has, to our knowledge, sole voting and investment power with respect to the Shares beneficially owned by him, her or it.

Name of Selling Shareholder	Number of Ordinary Shares owned prior to the offering	Maximum number of Ordinary Shares to be sold pursuant to this Prospectus	Percentage Ordinary Shares Ownership before the offering (%)(1)	Number of Ordinary Shares owned after the offering	Ordinary Shares Ownership after the offering (%)(1)
Future Elite Group Limited(2)	748,500	748,500	4.35	0	0
Bamford Global Limited(3)	748,500	748,500	4.35	0	0
Oldbury Ventures Limited(4)	748,500	748,500	4.35	0	0
Zorn International Limited(5)	748,500	748,500	4.35	0	0
Cloud Empire International Limited(6)	600,000	600,000	3.49	0	0
Cosmic Edge Global Limited(7)	522,000	522,000	3.03	0	0
Initial Heart International Limited(8)	523,500	523,500	3.04	0	0
Kuai Bao Global Limited(9)	600,000	600,000	3.49	0	0
Total	5,239,500	5,239,500	30.45	0	0

Note(s):

(1)	Beneficial ownership is determined in accordance with the rules and regulations of the SEC. In computing the number of Ordinary Shares beneficially owned by a person and the percentage ownership of that person, securities that are currently convertible or exercisable into Ordinary Shares, or convertible or exercisable into our Ordinary Shares within 60 days of the date hereof are deemed outstanding. Such Shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of any other person. Except as indicated in the footnotes to the above table, the Selling Shareholder named in the table has sole voting and investment power with respect to the Shares set forth opposite such shareholder’s name.
(2)	Future Elite Group Limited is 100% owned by LOW Khim Cheng Alvin, who beneficially owns holds 748,500 Ordinary Shares prior to the offering. The address of LOW Khim Cheng Alvin is BLK 153, Serangoon North Ave 1 #04-544. Singapore 550153.
(3)	Bamford Global Limited is 100% owned by CHOI Lee Wan, who beneficially owns holds 748,500 Ordinary Shares prior to the offering. The address of CHOI Lee Wan is Flat 7, 32/F, Kwun Hei ourt, 3 Sheung Lok Street, Ho Man Tin, Kowloon, Hong Kong.
(4)	Oldbury Ventures Limited is 100% owned by CHAN Chun Yu, who beneficially owns holds 748,500 Ordinary Shares prior to the offering. The address of CHAN Chun Yu is Flat 09, 14/F, Fung Yam House, On Yam Estate, Kwai Chung, New Territories, HK.
(5)	Zorn International Limited is 100% owned by CHOI Tsun Yin Dominic, who beneficially owns holds 748,500 Ordinary Shares prior to the offering. The address of CHOI Tsun Yin Dominic is RM E, 3/F, Tower 1 Corinthia By The Sea, 23 Tong Yin Street, Tseung Kwan O, N.T., Hong Kong.
(6)	Cloud Empire International Limited is 100% owned by LEUNG Ho Hang, who beneficially owns holds 600,000 Ordinary Shares prior to the offering. The address of LEUNG Ho Hang is Flat 2, 21/F, Block L, Fanling Centre, Fanling, New Territories, Hong Kong.
(7)

Cosmic Edge Global Limited is 100% owned by CHAN Kam Chung Stanley, who beneficially owns holds 522,000 Ordinary Shares prior to the offering. The address of CHAN Kam Chung Stanley is Flat I, 18/F, Block 3, Greenhill Villa, 63 Siu Lek Yuen Road, Shatin, New Territories, Hong Kong

(8)

Initial Heart International Limited is 100% owned by KWAI Bun, who beneficially owns holds 523,500 Ordinary Shares prior to the offering. The address of KWAI Bun is Flat A, 3/F, Unique Tower, 7-9 Wong Nai Chung Road, Happy Valley, Hong Kong.

(9)	Kuai Bao Global Limited is 100% owned by WONG Bao Xi Dickson, who beneficially owns holds 600,000 Ordinary Shares prior to the offering. The address of WONG Bao Xi Dickson is Apartment 13A, Block 2, Clovelly Court, 12 May Road, Hong Kong.

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PLAN OF DISTRIBUTION

Each Selling Shareholder of the securities and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their securities covered hereby on the principal Trading Market or any other stock exchange, market or trading facility on which the securities are traded or in private transactions. These sales may be at fixed or negotiated prices. A Selling Shareholder may use any one or more of the following methods when selling securities:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
●	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;
●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
●	an exchange distribution in accordance with the rules of the applicable exchange;
●	privately negotiated transactions;
●	settlement of short sales;
●	in transactions through broker-dealers that agree with the Selling Shareholders to sell a specified number of such securities at a stipulated price per security;
●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
●	a combination of any such methods of sale; or
●	any other method permitted pursuant to applicable law.

The Selling Shareholders may also sell securities under Rule 144 or any other exemption from registration under the Securities Act of 1933, as amended (the “Securities Act”), if available, rather than under this prospectus.

Broker-dealers engaged by the Selling Shareholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Shareholders (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this Prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2121; and in the case of a principal transaction a markup or markdown in compliance with FINRA Rule 2121.

In connection with the sale of the securities or interests therein, the Selling Shareholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The Selling Shareholders may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The Selling Shareholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Shareholders and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each Selling Shareholder has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.

The Company is required to pay certain fees and expenses incurred by the Company incident to the registration of the securities. The Company has agreed to indemnify the Selling Shareholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

We agreed to keep this prospectus effective until the earlier of (i) the date on which the securities may be resold by the Selling Shareholders without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for the Company to be in compliance with the current public information under Rule 144 under the Securities Act or any other rule of similar effect or (ii) all of the securities have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the Ordinary Shares for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Shareholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the Ordinary Shares by the Selling Shareholders or any other person. We will make copies of this prospectus available to the Selling Shareholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

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EXCHANGE RATE INFORMATION

Our business is primarily conducted in Hong Kong and all of our revenues are received and denominated in Hong Kong dollars. Capital accounts of our condensed financial statements are translated into U.S. dollars from Hong Kong dollars at their historical exchange rates when the capital transactions occurred. Assets and liabilities are translated at the exchange rates as of the balance sheet date. Income and expenditures are translated at the average exchange rate of the period. Hong Kong dollars are freely convertible into foreign currency. No representation is made that the Hong Kong dollars amounts could have been, or could be, converted into United States dollars at the rates used in translation.

The Company’s financial information is presented in U.S. dollars. Any transactions which are denominated in currencies other than Hong Kong dollars are translated into Hong Kong dollars at the exchange rate quoted by the Board of Governors Federal Reserve System prevailing at the dates of the transactions, and exchange gains and losses are included in the statements of operations as foreign currency transaction gain or loss. The consolidated financial statements of the Company have been translated into U.S. dollars in accordance with ASC 830, “Foreign Currency Matters.” The financial information is first prepared in Hong Kong dollars and then is translated into U.S. dollars at period-end exchange rates for assets and liabilities and average exchange rates for revenue and expenses. Capital accounts are translated at their historical exchange rates when the capital transactions occurred. The effects of foreign currency translation adjustments are included as a component of accumulated other comprehensive income in stockholder’s equity. Cash flows from the Company’s operations are calculated based upon the local currencies using the average translation rate. As a result, amounts related to assets and liabilities reported on the statements of cash flows will not necessarily agree with changes in the corresponding balances on the balance sheets.

The exchange rates in effect as of March 31, 2024, September 30, 2023 and March 31, 2023 were US$1 for HK$7.8259, HK$7.8308 and HK$7.8496, respectively. The average exchange rates for the six months ended March 31, 2024 and 2023 were US$1 for HK$7.8172 and HK$7.8930, respectively.

As of August 23, 2024, the exchange rate was US$1 to HK$7.7961.

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ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated under the laws of the Cayman Islands as an exempted company with limited liability to take advantage of certain benefits associated with being a Cayman Islands exempted company, such as:

●	political and economic stability;

●	an effective judicial system;

●	a favorable tax system;

●	the absence of exchange control or currency restrictions; and

●	the availability of professional and support services.

However, certain disadvantages may accompany incorporation in the Cayman Islands. These disadvantages include, but are not limited to, the following:

●	The Cayman Islands may have a less developed body of securities laws as compared to the United States and these securities laws provide significantly less protection to investors; and

●	Cayman Islands companies may not have standing to sue before the federal courts of the United States.

Our memorandum and articles of association do not contain provisions requiring that disputes, including those arising under the securities laws of the United States, between us, our officers, directors and shareholders, be arbitrated. Currently, all of our operations are conducted outside the United States, and substantially all of our assets are located outside the United States. Mr. Bun Kwai, Mr. Wing Kam (Eric) Yeung, Mr. Pak Lun (Patrick) Au, Mr. Chun San Leung, Mr. Wing Hung (Kevin) Lam, Mr. Kui Hung (Johnny) Hui and Yee Man (Irving) Cheung are all located in Hong Kong. All of our executive officers, directors and senior management are nationals and residents of Hong Kong and a substantial portion of their assets are located outside the United States, except for Mr. Anthony Chan, who is a resident of the U.S. As a result, it may be difficult for a shareholder to effect service of process within the United States upon these persons, or to enforce against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.

Travers Thorp Alberga, our counsel as to Cayman Islands law, has advised us that there is uncertainty as to whether the courts of the Cayman Islands would: (i) recognize or enforce judgments of U.S. courts obtained against us or our directors or officers that are predicated upon the civil liability provisions of the federal securities laws of the United States or the securities laws of any state in the United States, or (ii) entertain original actions brought in the Cayman Islands against us or our directors or officers that are predicated upon the federal securities laws of the United States or the securities laws of any state in the United States.

Travers Thorp Alberga has informed us that although there is no statutory enforcement in the Cayman Islands of judgments obtained in the federal or state courts of the United States (and the Cayman Islands are not a party to any treaties for the reciprocal enforcement or recognition of such judgments), a judgment in personam obtained in such jurisdiction will be recognized and enforced in the courts of the Cayman Islands at common law, without any re-examination of the merits of the underlying dispute, by an action commenced on the foreign judgment debt in the Grand Court of the Cayman Islands, provided such judgment (a) is given by a competent foreign court with jurisdiction to give the judgment, (b) imposes a specific positive obligation on the judgment debtor (such as an obligation to pay a liquidated sum or perform a specified obligation), (c) is final and conclusive, (d) is not in respect of taxes, a fine or a penalty; (e) has not been obtained by fraud; and (f) was not obtained in a manner and is not of a kind the enforcement of which is contrary to natural justice or the public policy of the Cayman Islands. However, the Cayman Islands courts are unlikely to enforce a judgment obtained from the U.S. courts under civil liability provisions of the U.S. federal securities law if such judgment is determined by the courts of the Cayman Islands to give rise to obligations to make payments that are penal or punitive in nature. Because such a determination has not yet been made by a court of the Cayman Islands, it is uncertain whether such civil liability judgments from U.S. courts would be enforceable in the Cayman Islands. A Cayman Islands court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere.

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David Fong & Co., our counsel as to Hong Kong laws, has advised us that judgments of United States courts will not be directly enforced in Hong Kong. There are currently no treaties or other arrangements providing for reciprocal enforcement of foreign judgments between Hong Kong and the United States. However, the common law permits an action to be brought upon a foreign judgment. That is to say, a foreign judgment itself may form the basis of a cause of action since the judgment may be regarded as creating a debt between the parties to it. In a common law action for enforcement of a foreign judgment in Hong Kong, the enforcement is subject to various conditions, including but not limited to, that the foreign judgment is a final judgment conclusive upon the merits of the claim, the judgment is for a liquidated amount in a civil matter and not in respect of taxes, fines, penalties, or similar charges, the proceedings in which the judgment was obtained were not contrary to natural justice, and the enforcement of the judgment is not contrary to public policy of Hong Kong. Such a judgment must be for a fixed sum and must also come from a “competent” court as determined by the private international law rules applied by the Hong Kong courts. The defenses that are available to a defendant in a common law action brought on the basis of a foreign judgment include lack of jurisdiction, breach of natural justice, fraud, and contrariness to public policy. However, a separate legal action for collection of a debt must be commenced in Hong Kong in order to recover such debt from the judgment debtor.

CORPORATE HISTORY AND STRUCTURE

QMMM Holdings Limited (“QMMM Holdings” or the “Company”) is an exempted company incorporated in the Cayman Islands with limited liability on July 29, 2022 as a holding company. The Company, through its wholly owned subsidiaries, engages in digital media advertising and marketing production services in Hong Kong.

The Company is the parent company of (i) Grade A Global Limited, a British Virgin Islands business company incorporated on July 5, 2022, which in turn wholly owns Quantum Matrix Limited, a Hong Kong company; and (ii) Witty Time Holdings Limited, a British Virgin Islands business company incorporated on July 5, 2022, which in turn wholly owns ManyMany Creations Limited, a Hong Kong company. The Company wholly owns each of Grade A Global Limited and Witty Time Holdings Limited.

ManyMany Creations Limited was incorporated in Hong Kong on June 15, 2005.

Quantum Matrix Limited was incorporated in Hong on March 20, 2014.

On July 18, 2022, ManyMany Creations, Quantum Matrix, MSB Global Capital Corp. (“MSB”) and Mr. Bun Kwai entered into a Project Agreement. Pursuant to the Project Agreement, Mr. Kwai shall sell and MSB shall purchase (1) 3,000 Ordinary Shares of Quantum Matrix and (2) 3,000 Ordinary Shares of ManyMany Creations, at the consideration of US$1,000 in return for a shareholder’s loan made or caused to be made by MSB. The loans is to be used as payment for the professional fees for the listing project as ManyMany Creations and Muantum Matrix were seeking to list on Nasdaq Stock Exchange.

After the share transfer above, Quantum Matrix and ManyMany Creations were owned entirely by Mr. Bun Kwai and MSB Infinitus Limited, a British Virgin Islands business company and a wholly owned subsidiary of MSB Global Capital Corp. Mr. Kwai owned seven thousand (7,000) Ordinary Shares of each of Quantum Matrix and ManyMany Creations; and MSB Infinitus Limited owned three thousand (3,000) Ordinary Shares of each of Quantum Matrix and ManyMany Creations. The 10,000 shares of each of Quantum Matrix and of ManyMany Creations constitute all the issued and outstanding shares of each of Quantum Matrix and ManyMany Creations, respectively.

On July 29, 2022, QMMM Holdings was incorporated in the Cayman Islands, and one ordinary share was issued to International Corporation Services Ltd as a nominee shareholder. On August 10, 2022, International Corporation Services Ltd. transferred its share to Mr. Bun Kwai and caused an additional 9,999 Ordinary Shares to be issued to Mr. Kwai, totalling 10,000 Ordinary Shares to Mr. Kwai. On November 14, 2022, Mr. Kwai transferred 3,000 shares to Lasting Success Holdings, a British Virgin Islands business company and wholly owned subsidiary of MSB Infinitus Limited.

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On February 24, 2023, Mr. Bun Kwai and MSB Infinitus Limited exchanged their combined 10,000 shares in each of Quantum Matrix and ManyMany Creations for 14,990,000 shares in QMMM Holdings, of which 10,493,000 shares of QMMM Holdings were issued to Mr. Kwai and 4,497,000 shares in QMMM Holdings were issued to Lasting Success Limited, a wholly owned subsidiary of MSB Infinitus Limited. As a part of the share exchange, Grade A Global, a wholly owned subsidiary of the Company, received the 10,000 shares in Quantum Matrix, and Witty Time Holdings, a wholly owned subsidiary of the Company, received the 10,000 shares in ManyMany Creations. After the share exchange Mr. Kwai totally owns 10,500,000 Ordinary Shares of QMMM Holdings and Lasting Success Limited owns 4,500,000 Ordinary Shares of QMMM Holdings; and (iii) QMMM Holdings, through its subsidiaries Grade A Global Limited and Witty Time Holdings Limited, wholly owns Quantum Matrix and ManyMany Creations.

On May 17, 2023, the shareholders of the Company adopted the Amended and Restated Articles of Association to effect a subdivision and each issued and unissued share of a par value of US$0.001 in the share capital of the Company are subdivided into 10 shares of a par value of US$0.0001 each. As a result of the 10 for 1 share subdivision, the Company’s total authorized share capital is US$50,000 divided into 500,000,000 shares with a par value of US$0.0001 each, and the Company’s issued and outstanding Ordinary Shares increased from 15,000,000 shares to 150,000,000 shares. In addition, after the share subdivision, all existing shareholders agreed to surrender to the Company, 90% of their post-subdivision shares (a total 135,000,000 Ordinary Shares) for no consideration, which can be reissued by the Company in the future. The issued ordinary share is 15,000,000 shares of par value of US$0.0001 each.

Since the Company and its subsidiaries are effectively controlled by the same controlling shareholders before and after the Reorganization, they are considered under common control. The above-mentioned transactions were accounted for as a recapitalization. The consolidation of the Company and its subsidiaries has been accounted for at historical cost and prepared on the basis as if the aforementioned transactions had become effective as of the beginning of the first period presented in the accompanying consolidated financial statements.

Upon the Reorganization, the Company has subsidiaries in Hong Kong. Details of the subsidiaries of the Company are set out below:

Name of Entity	Date of Incorporation	Place of Incorporation	% of Indirect or Direct Ownership	Principal Activities
Grade A Global Limited	July 5, 2022	British Virgin Islands	100%	Holding Company
Witty Time Holdings Limited	July 5, 2022	British Virgin Islands	100%	Holding Company
ManyMany Creations	June 15, 2005	Hong Kong	100	Digital Media Advertising and Marketing Production Services

Quantum Matrix	March 20, 2014	Hong Kong	100	Digital Media Advertising and Marketing Production Services

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The following diagram illustrates our corporate structure, including our subsidiaries, as of the date of this prospectus:

*Kwai Ming Clive Hui owns 10,000,000 shares of Series A-1 preferred stock of MSB Global Capital Corp., representing 100% of the Series A-1 preferred stock. The 10,000,000 shares of Series A-1 preferred stock holder has the voting rights to ninety percent (90%) of the total vote of every other class of stock of MSB Global Capital Corp.

On July 18, the Company entered into an underwriting agreement with WallachBeth Capital, LLC, as representative of the underwriters named therein (the “Underwriter”), pursuant to which the Company agreed to sell to the Underwriter in a firm commitment underwritten public offering (the “Offering”) an aggregate of 2,150,000 ordinary shares of the Company, par value $0.0001 per share (the “Ordinary Shares”), at a public offering price of $4 per share. The Company has also granted the Underwriters a 45-day option to purchase up to an additional 322,500 ordinary shares to cover over-allotments, if any. The Ordinary Shares were offered by the Company pursuant to a registration statement on Form F-1, as amended (File No. 333-274887), filed with the Securities and Exchange Commission (the “Commission”), which was declared effective by the Commission on July 1, 2024.

On July 22, 2024, the Company closed its initial public offering of 2,150,000 of the Company’s Ordinary Shares. Under the terms of the Underwriting Agreement, the Company sold a total of 2,150,000 ordinary shares at an offering price of $4.00 per share for gross proceeds of $8.6 million. The ordinary shares sold consisted of 2,150,000 ordinary shares of the Company pursuant to the Underwriter’ firm commitment with no over-allotment exercised by the Underwriter. A final prospectus relating to this Offering was filed with the Commission on July 22, 2024.

On August 2, 2024, WallachBeth Capital, LLC, as the representative of the underwriters in the initial public offering of QMMM Holdings Ltd., partially exercised its option to purchase an additional 56,342 ordinary shares of the Company at a price of $4.00 per share, before deducting underwriting discounts. The closing for the sale of the over-allotment shares took place on August 8, 2024. The gross proceeds of the Company’s IPO, including the proceeds from the sale of the over-allotment shares, totaled approximately $8.83 million, before deducting underwriting discounts and other related expenses.

We are a foreign private issuer within the meaning of the rules under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As such, we are exempt from certain provisions applicable to United States domestic public companies. For example:

●	we are not required to provide as many Exchange Act reports, or as frequently, as a domestic public company;

●	for interim reporting, we are permitted to comply solely with our home country requirements, which are less rigorous than the rules that apply to domestic public companies;

●	we are not required to provide the same level of disclosure on certain issues, such as executive compensation;

●	we are exempt from provisions of Regulation FD aimed at preventing issuers from making selective disclosures of material information;

●	we are not required to comply with the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act; and

●	our insiders are not required to comply with Section 16 of the Exchange Act requiring such individuals and entities to file public reports of their share ownership and trading activities and establishing insider liability for profits realized from any “short-swing” trading transaction.

Emerging Growth Company Status

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act (the “JOBS Act”), and we are eligible to take advantage of certain exemptions from various reporting and financial disclosure requirements that are applicable to other public companies that are not emerging growth companies, including but not limited to (1) presenting only two years of audited financial statements and only two years of related management’s discussion and analysis of financial condition and results of operations in this prospectus, (2) not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), (3) reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and (4) exemptions from the requirements of holding a non-binding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We intend to take advantage of these exemptions. As a result, investors may find investing in our Ordinary Shares less attractive.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933, as amended (the “Securities Act”), for complying with new or revised accounting standards. As a result, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We intend to take advantage of such extended transition period.

We could remain an emerging growth company for up to five years, or until the earliest of (1) the last day of the first fiscal year in which our annual gross revenue exceeds $1.235 billion, (2) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our Ordinary Shares that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter and we have been publicly reporting for at least 12 months, or (3) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three-year period.

Corporate Information

Our principal executive offices are located at Unit 1301, Block C, Sea View Estate, 8 Watson Road, Tin Hau, Hong Kong. Our telephone number at this address is + (852) 3549-6889. Our registered office in the Cayman Islands is located at the offices of International Corporation Services Ltd, P.O. Box 472, Harbour Place, 2nd Floor, 103 South Church Street, George Town, Grand Cayman KY1-1106, Cayman Islands. Our agent for service of process in the United States is Cogency Global Inc. located at 122 East 42nd Street, 18th Floor, New York, NY 10168. Investors should contact us for any inquiries through the address and telephone number of our principal executive offices. Our website is www.qmmm.io. The information contained on our website is not a part of this prospectus.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with our financial statements and the related notes included elsewhere in this prospectus. This discussion contains forward-looking statements reflecting our current expectations that involve risks and uncertainties. See “Disclosure Regarding Forward-Looking Statements” for a discussion of the uncertainties, risks and assumptions associated with these statements. Actual results and the timing of events could differ materially from those discussed in our forward-looking statements as a result of many factors, including those set forth under “Risk Factors” and elsewhere in this prospectus.

Overview

QMMM Holdings Limited is an exempted company with limited liability established under the laws of the Cayman Islands on July 29, 2022. It is a holding company with no business operation. The Company, through its wholly owned subsidiaries ManyMany Creations and Quantum Matrix, engages in digital media advertising and marketing production services in Hong Kong.

ManyMany Creations mainly provides digital media advertising services, including award-winning interactive design, animation, art-tech and virtual reality production services for international banks, real-estate developers, luxury brands, high fashion houses, and theme parks. ManyMany Creations designs, produces and edits digital media advertising content from scratch using inhouse creative and technology teams to bring to virtual life our client’s vision and objectives. ManyMany Creations is exceptional to the market, because it provides both graphic and artistic creativity on the one hand and proprietary technology on the other hand to create unique content and experiences. Our interactive design work process consists of consultations between the clients and our staffs, conceptualization of the design, and the actual design work, which includes projection mapping, virtual reality (VR) production, augmented reality (AR) production, mixed reality (MR) production, 3D scanning, and digital façade production. ManyMany Creations also uses patented digital avatar technology with support from Quantum Matrix.

Quantum Matrix mainly provides virtual avatar & virtual apparel technology services in digital media advertising and marketing productions. Quantum Matrix has developed a patented digital avatar solution called “Quantum Human,” one of the world’s leading avatar technologies for mass adoption of virtual identity. Quantum Matrix has created over 30,000 digital avatars since its inception in 2014.

Quantum Matrix owns two patents registered in Hong Kong, providing among the world’s leading automated avatar creation (Quantum Human) as well as real-time auto-fitting for virtual fashion & apparel (Quantum Fit). The first patent is for our process of converting a three-dimensional (3D) scanned object to an avatar. The process contains the steps of conducting a 3D segmentation of the 3D scanned object to obtain segmented results; and adapting a first template to the segmented results to create an avatar. The first template includes a topology, and the adapting step contains the step of mapping the topology of the first template to the segmented results to create the avatar. The invention provides an automated process which requires virtually no human intervention to convert the 3D scanned object to the avatar. The second patent is for our process of automatically fitting an accessory object to an avatar. The process contains the steps of providing an avatar; providing an accessory object; providing a template which the accessory object does not penetrate and fitting the accessory object to the avatar as a result of the template fitted to the avatar. The invention provides an automated process which requires virtually no human intervention to fit an accessory object (e.g. a garment) to the avatar.

These technologies are applied in commercial events and conferences, theme-parks, fashion shows, luxury events, entertainment industry, travel-retail, tech platform, among others. In addition, our technologies further provide a strong foundation to develop platforms for social media, entertainment, virtual self-expression, virtual influencers, tradable and sharable digital assets for consumers and creators.

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The Company generates revenue primarily through its two wholly owned subsidiaries ManyMany Creations and Quantum Matrix. ManyMany Creations mainly provides digital advertising services, which include interactive design, animation, art-tech and virtual reality production services. Quantum Matrix has a distinct business focusing on new virtual avatar & virtual apparel technology services.

We provide our service pursuant to the agreements that we sign with our customers. The material terms of the agreements include: i) term of the service and agreement; ii) service/consulting fee and payment terms; iii) service, equipment and system list, descriptions and requirements; (iv) schedule and delivery of finished production; v) information provided by the customer, confidentiality and indemnification; (vi) intellectual property rights; and (vii) termination.

We will continue to adhere to our business principles of providing the highest quality digital advertising services through cutting edge, high end interactive design, animation, art-tech and virtual reality and avatar production services. We believe that providing content and services of the highest creativity and quality will lead us to sustainable growth, cement our position in the industry, and create long-term value for our shareholders. We aim to achieve this goal by implementing the following strategies through ManyMany Creations and Quantum Matrix:

●	We plan to expand our client base internationally by establishing marketing offices in New York, London and Dubai;

●	We will increase our visibility through event-based marketing by continuing to participate in (i) high-profile collaborations with luxury brands, and leaders and innovators in technology and digital art; (ii) premier international tradeshows and conferences, such as the IAAPA (theme park convention) in Florida, 3DBODY.TECH (3D body scanning and processing technologies expo), and Siggraph US (computer graphics conference); (iii) sponsorship and collaboration with high profile fashion events featuring influencers and celebrities, as well as tech and STEAM events sponsored by corporations, government, and universities; (iv) awards in technology, digital fashion, metaverse, art-tech, animation, advertising, among others, such as HKICT Awards (which Quantum Matrix was a Gold Award 2013 recipient); (v) social media platforms (Tiktok, Instagram and YouTube) and traditional media (television news and magazine features); and (vi) direct sales and marketing (in-person and online);

●	We plan to invest further in research and development in the following key areas:

a.	Artificial intelligence (AI) in virtual avatars, image and video generation, voice synthesis, face neutral rendering, etc.

b.	Realistic Digital Human Production e.g. virtual idol for real-time applications & social media, virtual assistants, virtual celebrities.

c.	Fashion, garment, fabric virtualization & visualization e.g. real-time cloth physics simulation on high-fidelity avatars, efficient virtualization of real garment products into virtual garments

d.	Mobile & web-based platforms, e.g. three.js, webGL, javascript implementation

e.	hardware & software procurement & development. e.g. computers, touch kiosks, VR/AR headsets.

●	Restructuring our corporate workforce to expand our creative and production teams, including adding interactive designers, computer animation artists.

Impact of COVID-19 on Our Business

On January 30, 2020, the World Health Organization declared the outbreak of COVID-19, a “Public Health Emergency of International Concern,” and on March 11, 2020, the World Health Organization characterized the outbreak as a “pandemic.” Governments in affected countries have imposed travel bans, office closures, quarantines and other emergency public health measures, which caused material disruption to businesses globally resulting in an economic slowdown. As a result of the outbreak, from January 2020 to December 2020, we split our workforce in two teams and alternated one team working in the office and the other from home based upon the development of the restrictive measures by local government.

When the most restrictive measures in Hong Kong were imposed during the first half of 2020, which caused significant disruption to our business as our customers reduced advertising spending and delayed the projects.

In February 2021, the Hong Kong government launched a COVID-19 vaccination campaign, and the market gradually recovered from negative impact of COVID-19, due to the increasing population of vaccinated individuals. Client orders since resumed incrementally. With the resumption of clients’ orders, together with our existing advertising and marketing projects that we signed orders, we generated profits for the fiscal year ended September 30, 2021.

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The COVID-19 pandemic had another outbreak of Omicron variant and swept over Hong Kong again in January 2022, which resulted in temporary pandemic-related lockdowns from January to February 2022, and some of our projects being placed on hold during the outbreak. Along with the gradual relaxation of pandemic-related policies and a series of economy stimulus and relief measures imposed by the Hong Kong Government from April to June 2022, the market gradually recovered and our suspended projects resumed. Whilst the outbreak of COVID-19 and temporary pandemic-related lockdowns in Hong Kong in early 2022 had certain negative impact on our business, our overall business and results of operations for the year ended September 30, 2022 have not been materially impacted. Furthermore, since April 1, 2023, the Hong Kong government has removed all pre-departure and post-arrival quarantine and testing requirements for travelers entering Hong Kong.

As of the date of this prospectus, many major central banks have tightened monetary policy due to rising inflation. The slow recovery after the pandemic, together with inflationary pressure, have resulted in an economic downturn in Hong Kong. Such a downturn in Hong Kong’s economy has led to a decline in demand for our services in Hong Kong, which have adversely affected our business, and negatively impacted our business and results of operations.

In the longer-term, if there is any resurgence of COVID-19 pandemic in Hong Kong or globally due to the spread of new variants, it is likely to adversely affect the economies and financial markets of many countries and could result in a global economic downturn and a recession. This would likely adversely affect our business, and, in turn negatively impact our business and results of operations. The future impact of the COVID-19 virus on us, the digital media, virtual avatar & virtual apparel technology services and production industry, the broader economies is still uncertain and difficult to predict. As economies have reopened in most parts of the world, health and safety for the us and our customers, will increasingly become a focus of concern. Due to the speed and scope with which the COVID situation is developing and evolving and the uncertainty of its new variants, the efficacy and distribution of vaccines and the timing of recovery, almost all of which are beyond our control, we are not able at this time to predict the extent to which the COVID-19 pandemic may have a material effect on our consolidated results of operations or financial condition for the future.

Key Factors that Affect Operating Results

We believe the following key factors may affect our financial condition and results of operations:

Market demand and competition

Our financial results of operations are heavily dependent on the demand in the banking, real estate, luxury, leisure, and high fashion markets in Hong Kong. The nature, scale and timing of a project is determined by the interplay of a variety factors, including the global economic climate, and social, economic and market conditions in Hong Kong.

The competition in the media and advertising sector in Hong Kong is intense. While we are an industry leader in Hong Kong, especially in virtual avatar & virtual apparel technology services market, we may face competition from existing competitors or market newcomers who may be able to offer services of higher quality at lower prices. Failure to maintain or enhance our competitiveness in the industry may lead to lower gross profit margin and loss of market share, which may in turn affect our profitability and operating results adversely.

Our ability to control costs of projects and gross profit margins

Our operating subsidiaries generally derive their revenue from orders and contracts, with the contract sum being determined with reference to quotations that are formulated on the basis of number of work hours estimated, technical difficulty of execution, overall value generated for the client, indicated budget of the client and substantially agreed upon with clients at the time when a project is awarded. A contract sum may be adjusted in certain circumstances as stipulated in the contracts, such as additional services or changes in specification or scope under variation orders are requested by clients.

Since project fees are generally pre-determined when a project is awarded, any substantial increase in the cost of projects will materially and adversely affect our results of operations and financial condition. If the actual work hours we spend on the project significantly exceeds our estimated work hours or we encounter technical difficulties during the projects, there is no assurance that our operating subsidiaries will be able to absorb such costs or pass any increase in costs to clients in order to maintain on the gross profit margins.

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Our ability to obtain and retain customers and projects

Our marketing is primarily based on our branding, particularly ManyMany Creations which has been in the advertising industry for 18 years in Hong Kong. While many companies are strong in either creativity or technology, we are creatively strong while also developing innovative technology inhouse. As a result, the majority of our client base contacts us directly through referrals, reputation, word-of-month, and even online searches. Although we attend trade shows and sponsor certain events to showcase our technologies and capacities for the general brand promotion, we are not conducting any sales driven marketing campaigns or sales efforts of our own to obtain new customers, due to our continuing projects of advertising and marketing productions in the pipeline that we have signed orders and agreements to be completed in two years and the relatively exclusive profile of our corporate clientele . We do not yet cater to individual consumers, although our services are ultimately for the benefit of mass consumption by our client’s customers. Therefore, we do not advertise our services on mass media such as through television or radio advertisements. However, our founder and CEO Mr. Bun Kwai has been interviewed numerous times by Hong Kong news outlets, such as NowTV, PhoenixTV, HKET, KWEJ, and Am730. We also maintain an active social media presence on Instagram and YouTube.

Our main form of marketing is our projects themselves. As we bring to life our clients’ visions for their advertising and marketing campaigns, other companies who experience the events and campaigns of our clients see the potential experiences that we might offer for their own products and services, and they contact us directly. We estimate that 50% of our clients have been referred by our existing clients or have experienced our work that we have done for other clients.

Being exposed to liquidity risk and the credit risks of our clients

In general, our operating subsidiaries do not grant credit terms to clients, and their fees are usually paid within 30 days of invoicing. Our fees are paid in instalments based on milestones reached, such that we normally do not go into arrears for work already performed. We usually require initial deposits of forty percent (40%) of the project price before we commence work, with the balance paid in two to three instalments based on milestones and project completion. In instances where our project involves hardware or equipment required by the client, we will procure said hardware or equipment from suppliers and sell it to the client as a part of the project with a markup to cover our procurement and administrative cost. In such cases, payment for the hardware or equipment by the client will be paid in advance so as to avoid any arrearage to us. Also, due to the prominence and size of our clients, our operating subsidiaries are exposed to relatively limited credit risk of our clients, which, in turn, allows for relative predictability in our cash flows and relatively limited liquidity risk to our business. Nonetheless, there is no guarantee that the credit risk of our clients will not increase in the future. Any such increase in credit risk of our clients may negatively affect our profits, cash flows and increase the liquidity risk to our business.

Although our operating subsidiaries do not conduct a credit assessment before accepting an engagement from a new client, there is generally an absence of client defaults in payment to our operating subsidiaries, due to the prominence and financial strength of most of our clients. During the fiscal years ended September 30, 2023 and 2022, the six months ended March 31, 2023 and 2024, and as of the date of this prospectus, there have been no notifications nor indications of non-payment of account receivables. Our operating subsidiaries also did not experience any difficulty in collecting any accounts receivable that would have had a significant adverse impact on their business operations. If either of our operating subsidiaries were to notice any event or change in circumstances which indicate that an outstanding balance for an invoice may not be collectible, relevant provisions of impairment of accounts receivable would be made.

Difficulty in retaining and recruiting designers and other skilled workers

Our operating subsidiaries rely on a skilled workforce composed of: (i) programmers in AI, CGI, platform, gaming, material physics; (ii) digital artists, digital fashion designers, art directors, creative directors; and (iii) interactive design artists, as well as administrative, accounting and sales staff. Recruitment of these skilled professionals is challenging. We cannot be certain that our operating subsidiaries will be able to retain their existing staff and other skilled workers and recruit additional qualified professionals to support future operations and growth. Any failure to do so may adversely affect the business and future growth. The pool of professionals with the requisite skills, know-how and experience required for our business is limited and highly competitive. As project quality and technical know-how are keys to our business, attracting and retaining talent are essential components of our overall business strategy. Our operating subsidiaries may have to offer competitive salaries, incentive packages and training opportunities to attract and retain sufficiently skilled workers to maintain our operations and growth, which will increase our costs and reduce our profitability.

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We cannot be certain that our operating subsidiaries will be able to retain their existing staff and other skilled workers and recruit additional qualified professionals to support future operations and growth. Any failure to do so may adversely affect our business and growth.

Results of Operations

For Year Ended September 30, 2023 and 2022

The following table sets forth key components of our results of operations for the year ended September 30, 2023 and 2022:

	For the Years Ended September 30,
	2023	2022	Variance	% of variance

Revenues	$2,807,909	$3,396,000	(588,091)	(17.3)%
Cost of revenues	(2,177,443)	(2,057,252)	(120,191)	5.8%
Gross profit	630,466	1,338,748	(708,282)	(52.9)%

Operating expenses
Selling and marketing expenses	(4,396)	(28,376)	23,980	(84.5)%
General and administrative expenses	(1,930,439)	(439,548)	(1,490,891)	339.2%
Total operating expenses	(1,934,835)	(467,924)	(1,466,911)	313.5%

Operating (loss) income	(1,304,369)	870,824	(2,175,193)	(249.8)%

Other income (expenses), net
Other income	182	9,900	(9,718)	(98.2)%
Gain on life insurance contract	-	8,318	(8,318)	(100.0)%
Government grants	23,522	57,990	(34,468)	(59.4)%
Interest income	1,851	10	1,841	18,410.0%
Interest expense	(8,847)	(30,121)	21,274	(70.6)%
Total other income, net	16,708	46,097	(29,389)	(63.8)%

(Loss) Income before taxes	(1,287,661)	916,921	(2,204,582)	(240.4)%

Provision for income taxes	(3,568)	(116,358)	112,790	(96.9)%

Net (loss) income	$(1,291,229)	$800,563	(2,091,792)	(261.3)%

For Six Months Ended March 31, 2024 and 2023

The following table sets forth key components of our results of operations for the six months ended March 31, 2024 and 2023:

	For the Six Months Ended March 31,
	2024	2023	Variance	% of variance

Revenues	$2,047,889	$1,345,145	702,744	52.2%
Cost of revenues	(1,493,014)	(1,020,594)	(472,420)	46.3%
Gross profit	554,875	324,551	230,324	71.0%

Operating expenses
Selling and marketing expenses	-	(2,965)	2,965	(100)%
General and administrative expenses	(688,032)	(942,729)	254,697	(27.0)%
Total operating expenses	(688,032)	(945,694)	257,662	(27.3)%

Operating loss	(133,157)	(621,143)	487,986	(78.6)%

Other (expenses) income, net
Government grants	-	23,339	(23,339)	(100)%
Interest income	1,316	666	650	97.6%
Interest expense	(10,372)	(5,729)	(4,643)	81.0%
Total other (expenses) income, net	(9,056)	18,276	(27,332)	(149.6)%

Loss before taxes	(142,213)	(602,867)	460,654	(76.4)%

Provision for income taxes	(3,859)	(9,105)	5,246	(57.6)%

Net loss	$(146,072)	$(611,972)	465,900	(76.1)%

Revenue

The following table sets forth our revenue for the year ended September 30, 2023 and 2022, respectively:

	For the Years Ended September 30,
	2023	2022	Variance
	(US$)	(US$)	Amount	%
Revenues	$2,807,909	$3,396,000	$(588,091)	(17.3)%

Our revenue decreased by $588,091 or 17.3%, from $3,396,000 for the year ended September 30, 2022 to $2,807,909 for the year ended September 30, 2023, primarily due to slow recovery of international tourism from China and other countries to Hong Kong after COVID-19 and various brands have not been spending on large-scale production for advertising and promotions in shopping malls and travel retailers in Hong Kong, which has negatively affected our revenue from advertising business. Also, with slow down of Chinese economy, our customers have been sensitive on spending which put price pressure on our business.

The following table sets forth our revenue for the six months ended March 31, 2024 and 2023, respectively:

	For the Six Months Ended March 31,
	2024	2023	Variance
	(US$)	(US$)	Amount	%
Revenues	$2,047,889	$1,345,145	$702,744	52.2%

Our revenue increased by $702,744 or 52.2%, from $1,345,145 for the six months ended March 31, 2023 to $2,047,889 for the six months ended March 31, 2024, due to completion of some large projects in property developer industry in current period.

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Cost of revenue

The following table sets forth our cost of revenue for the year ended September 30, 2023 and 2022:

	For the Years Ended September 30,
	2023	2022	Variance
	(US$)	(US$)	Amount	%

Cost of revenues	$2,177,443	$2,057,252	$120,191	5.8%

Our cost of revenue increased by $120,191, or 5.8%, from $2,057,252 for the year ended September 30, 2022 to $2,177,443 for the year ended September 30, 2023 because of price increases from our subcontractors.

The following table sets forth our cost of revenue for the six months ended March 31, 2024 and 2023

	For the Six Months Ended March 31,
	2024	2023	Variance
	(US$)	(US$)	Amount	%

Cost of revenues	$1,493,014	$1,020,594	$472,420	46.3%

Our cost of revenue increased by $472,420, or 46.3%, from $1,020,594 for the six months ended March 31, 2023 to $1,493,014 for the six months ended March 31, 2024 because aligning with relevant sales increase at the same period.

Gross profit

Our gross profit is summarized as follows for the year ended September 30, 2023 and 2022:

	For the Years Ended September 30,
	2023	2022	Variance
Gross profit	$630,466	$1,338,748	$(708,282)
Gross profit margin	22.5%	39.4%	(16.9)%

Our total gross profit decreased by $708,282, from $1,338,748 for the year ended September 30, 2022 to $630,466 for the year ended September 30, 2023. The decrease in total gross profit was mainly due to the decrease in revenue for the year ended September 30, 2023, as compared to the year ended September 30, 2022. Our total gross profit margin decreased by 16.9% from 39.4% for the year ended September 30, 2022 to 22.5% for the year ended September 30, 2023 due to more discounts provided to the customers to obtain orders.

Our gross profit is summarized as follows for the six months ended March 31, 2024 and 2023:

	For the Six Months Ended March 31,
	2024	2023	Variance
Gross profit	$554,875	$324,551	$230,324
Gross profit margin	27.1%	24.1%	3.0%

Our total gross profit increased by $230,324, from $324,551 for the six months ended March 31, 2023 to $554,875 for the six months ended March 31, 2024. The increase in total gross profit was mainly due to the increase in revenue for the six months ended March 31, 2024, as compared to the six months ended March 31, 2023. Our total gross profit margin increased by 3% from 24.1% for the six months ended March 31, 2023 to 27.1% for the six months ended March 31, 2024 due to some realization some large and profitable projects.

Operating expenses

Our operating expenses consist of the following for the year ended September 30, 2023 and 2022:

	For the Years Ended September 30,
	2023	2022	Variance	% of variance
Selling and marketing expenses	$4,396	$28,376	$(23,980)	(84.5)%
General and administrative expenses	1,930,439	439,548	1,490,891	339.2%
Total operating expenses	$1,934,835	$467,924	$1,466,911	313.5%

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Our selling and marketing expenses mainly represented advertising cost and marketing expenses. Our selling and marketing expenses decreased by $23,980, or 84.5%, from $28,376 for the year ended September 30, 2022 to $4,396 for the year ended September 30, 2023, which was mainly due to our cost control and had less marketing expenses.

Our general and administrative expenses mainly represented professional fees, computer and IT related expenses, depreciation expenses of equipment, amortization of operating lease right-of-use assets, and travelling costs. Our general and administrative expenses increased by $1,490,891, or 339.2%, from $439,548 for the year ended September 30, 2022 to $1,930,439 for the year ended September 30, 2023, which was mainly due to increase in professional fee for the initial public offering, computer and IT related expenses and operating lease expense.

Our operating expenses consist of the following for the six months ended March 31, 2024 and 2023:

	For the Six Months Ended March 31,
	2024	2023	Variance	% of variance
Selling and marketing expenses	$-	$2,965	$2,965	(100)%
General and administrative expenses	688,032	942,729	254,697	(27.0)%
Total operating expenses	$688,032	$945,694	$257,662	(27.3)%

Our selling and marketing expenses mainly represented advertising cost and marketing expenses. Our selling and marketing expenses decreased by $2,965, or 100%, from $2,965 for the six months ended March 31, 2023 to $- for the six months ended March 31, 2024, which was mainly due to our cost control and had less marketing expenses.

Our general and administrative expenses mainly represented professional fees, computer and IT related expenses, depreciation expenses of equipment, amortization of operating lease right-of-use assets, and travelling costs. Our general and administrative expenses decreased by $254,697 or 27.0%, from $942,729 for the six months ended March 31, 2023 to $688,032 for the six months ended March 31, 2024, which was mainly due to decrease in professional fee for the initial public offering and IT related expense.

Other income

Other income mainly represents government subsidies.

Our operating subsidiaries received government subsidies totalling $23,522 and $57,990 for the year ended September 30, 2023 and 2022, respectively, and recognized as other income when they were received because they were not subject to any past or future conditions.

Our operating subsidiaries received government subsidies totalling $- and $23,339 for the six months ended March 31, 2024 and 2023, respectively, and recognized as other income when they were received because they were not subject to any past or future conditions.

Interest expense.

Our interest expense decreased by $21,274, or 70.6%, from $30,121 for the year ended September 30, 2022 to $8,847 for the year ended September 30, 2023. The decrease was mainly due to repayment of bank loans.

Our interest expense increased by $4,643, or 81.0%, from $5,729 for the six months ended March 31, 2023 to $10,372 for the six months ended March 31, 2024. The increase was mainly due to increase in lease interest.

Income tax expense.

Our income tax expenses decreased by $112,790 or 96.9%, from $116,358 for the year ended September 30, 2022 to $3,568 for the year ended September 30, 2023 due to net loss during year ended September 30, 2023 comparing to the same period of 2022.

Our income tax expenses decreased by $5,246 or 57.6%, from $9,105 for the six months ended March 31, 2023 to $3,859 for the six months ended March 31, 2024 due to use of tax loss for the six months ended March 31, 2024.

Net (loss) income.

As a result of the foregoing, we reported a net loss of $1,291,229 for the year ended September 30, 2023, as compared to a net profit of $800,563 for the year ended September 30, 2022 as the reasons discussed above.

As a result of the foregoing, we reported a net loss of $146,072 for the six months ended March 31, 2024, as compared to a net loss of $611,972 for the six months ended March 31, 2023 as the reasons discussed above.

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Liquidity and Capital Resources

As reflected in our consolidated financial statements, we had net loss of $1,291,229 for the year ended September 30, 2023, as compared to net profit of $800,563 for the year ended September 30, 2022. We had net loss of $146,072 for the six months ended March 31, 2024, as compared to net loss of $611,972 for the six months ended March 31, 2023. As of September 30, 2023, we had cash and cash equivalents of $130,201 compared to $364,449 as of September 30, 2022. As of March 31, 2024, we had cash and cash equivalents of $218,893 compared to $643,161 as of March 31, 2023. We had working capital that amounted to ($1,245,955) and $162,103 as of September 30, 2023 and 2022, respectively. We had working capital that amounted to ($1,381,327) and ($369,964) as of March 31, 2024 and 2023, respectively. Our working capital requirements are influenced by the size of our operations, the volume and dollar value of our client contracts, the progress of execution on our client contracts, and the timing for collecting accounts receivable, and repayment of accounts payable.

As of September 30, 2022 and as of March 31, 2023, all bank loans are repaid.

The following table sets forth a summary of our cash flows for the year ended September 30, 2023 and 2022:

	For the Years Ended
	September 30,
	2023	2022
Net cash (used in) / provided by operating activities	$(1,133,900)	$638,186
Net cash (used in) / provided by investing activities	$(32,381)	$190,953
Net cash provided by / (used in) financing activities	$931,194	$(795,307)
Net (decrease) / increase in cash and equivalents cash	$(235,087)	$33,832
Effect of foreign exchange rate changes	$839	$5,799
Cash and cash equivalents at the beginning of year	$364,449	$324,818
Cash and cash equivalents at the end of year	$130,201	$364,449

The following table sets forth a summary of our cash flows for the six months ended March 31, 2024 and 2023:

	For the Six months Ended
	March 31
	2024	2023
Net cash used in operating activities	$(301,203)	$(184,620)
Net cash used in investing activities	$-	$(20,974)
Net cash provided by financing activities	$389,912	$483,629
Net increase in cash and equivalents cash	$88,709	$278,035
Effect of foreign exchange rate changes	$(17)	$677
Cash and cash equivalents at the beginning of period	$130,201	$364,449
Cash and cash equivalents at the end of period	$218,893	$643,161

Operating Activities

Net cash used in operating activities amounted to $1,133,900 for the year ended September 30, 2023, due to net loss from operation.

Net cash provided by operating activities amounted to $638,186 for the year ended September 30, 2022, mainly derived from (i) net income from operation, (ii) increase in contract liabilities, and (iii) increase in income tax payable.

Net cash used in operating activities amounted to $301,203 for the six months ended March 31, 2024, due to net loss from operation.

Net cash used in operating activities amounted to $184,620 for the six months ended March 31, 2023, mainly derived from net loss from operation.

Investing Activities

Net cash used in investing activities amounted to $32,381 for the year ended September 30, 2023 representing the purchase of property and equipment amounting $12,335 and intangible assets amounting $20,046 during the year ended September 30, 2023.

Net cash provided by investing activities amounted to $190,953 for the year ended September 30, 2022 representing redemption of life insurance contracts of $227,222 partly offset by the purchase of property and equipment amounting $36,269 for the year ended September 30, 2022.

Net cash used in investing activities amounted to $- for the six months ended March 31, 2024.

Net cash used in investing activities amounted to $20,974 for the six months ended March 31, 2023 representing the purchase of property and equipment amounting $974 and purchase of intangible assets amounting $20,000 for the six months ended March 31, 2023.

Financing Activities

Net cash provided by financing activities amounted to $931,194 for the year ended September 30, 2023, which is the net effect of $1,231,284 increase in due to shareholders, increase of deferred IPO cost of $87,750 and repayment of bank loans of $212,340. Net cash provided by financing activities amounted to $389,912 for the six months ended March 31, 2024, representing increase in due to shareholders.

Net cash used in financing activities amounted to $795,307 for the year ended September 30, 2022, which included mainly repayment of bank loans amounting $581,624, repayment of finance lease liabilities amounting $4,386 and payment to shareholder amounting $209,297. Net cash provided by financing activities amounted to $483,629 for the six months ended March 31, 2023, which included mainly repayment of bank loans amounting $155,224 and proceed from shareholder amounting $638,853.

The Company has incurred a net loss of $1,291,229 for the year ended September 30, 2023. As of September 30, 2023, the Company had an accumulated deficit of $933,549 and a working capital deficit of $1,245,955; its net cash used in operating activities for the year ended September 30, 2023 was $1,133,900. The Company has incurred a net loss of $146,072 for the six months ended March 31, 2024. As of March 31, 2024, the Company had an accumulated deficit of $1,079,621 and a working capital deficit of $1,381,327; its net cash used in operating activities for the six months ended March 31, 2024 was $301,203.

There are no assurances that we will be able to raise our revenues to a level which supports profitable operations and provides sufficient funds to pay its obligations. Our prior losses and expected future losses have had, and will continue to have, an adverse effect on our financial condition. In addition, continued operations and our ability to continue as a going concern may be dependent on our ability to obtain additional financing in the near future and thereafter, and there are no assurances that such financing will be available to us at all or will be available in sufficient amounts or on reasonable terms. Our financial statements do not include any adjustments that may result from the outcome of this uncertainty. If we are unable to generate additional funds in the future through sales of our products, financings or from other sources or transactions, we will exhaust our resources and will be unable to continue operations. We believe that the proceeds from this offering will be sufficient to fund our operations for the foreseeable future. If we cannot continue as a going concern, our shareholders would likely lose most or all of their investment in us.

Commitments and Contingencies

In the normal course of business, we are subject to loss contingencies, such as legal proceedings and claims arising out of our business, that cover a wide range of matters, including, among others, government investigations and tax matters. In accordance with ASC No. 450-20, “Loss Contingencies”, we will record accruals for such loss contingencies when it is probable that a liability has been incurred and the amount of loss can be reasonably estimated.

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The following table summarizes our contractual obligations as of September 30, 2023:

	Payments due by period
Contractual obligations	Total	Less than 1 year	1 – 3 years	3 – 5 years	More than 5 years
Operating lease (1)	$347,806	$189,712	158,094	$-	$-

(1)	We lease offices which are classified as operating leases in accordance with Topic 842. As of September 30, 2023, our future lease payments totalled $347,806.

The following table summarizes our contractual obligations as of March 31, 2024:

	Payments due by period
Contractual obligations	Total	Less than 1 year	1 – 3 years	3 – 5 years	More than 5 years
Operating lease (1)	$253,108	$94,916	158,192	$-	$-

(1)	We lease offices which are classified as operating leases in accordance with Topic 842. As of March 31, 2024, our future lease payments totalled $253,108.

Capital Expenditures

For the year ended September 30, 2023, we purchased $12,335 of property and equipment and $20,046 of intangible asset, use in our operations. We purchased $36,269 of property and equipment for the year ended September 30, 2022.

For the six months ended March 31, 2024, we did not purchase any property and equipment and intangible assets. We purchased $974 of property and equipment and $20,000 of intangible assets, use in our operations for the six months ended March 31, 2023.

Critical Accounting Policies and Estimates

The preparation of the financial statements in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”), requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the audited consolidated financial statements and the reported amounts of revenues and expenses during the reporting periods. Management makes these estimates using the best information available when the calculations are made; however, actual results could differ materially from those estimates.

The estimates and underlying assumptions are reviewed on an ongoing basis. Revisions to accounting estimates are recognized in the period in which the estimate is revised if the revision affects only that period or in the period of the revision and future periods if the revision affects both current and future periods.

The following are the key assumptions concerning the future, and other key sources of estimation uncertainty at the end of the reporting period, that may have a significant risk of causing a material adjustment to the carrying amounts of assets and liabilities within the next financial year.

Completion status of digital media advertising and marketing production services and contract liabilities

We recognize revenue using the completed contract method, we typically enter into service contracts with our customers which will set forth the terms and conditions including the transaction price, services to be delivered, terms of delivery, and terms of payment. Service contracts are fixed priced with no variable consideration and are typically satisfied in one year or less. The terms serve as the basis of the performance obligations that the Company must fulfil in order to recognize revenue. The key performance obligation is identified as a single performance obligation where display of finished contents to the public or targeted audiences at the physical location or online platform specified by our customer indicates that we have completed all the services agreed upon in the service contract. Our media solutions are comprised of raw intellectual property plus customized specialized labor that creates a value-added solution that brings awareness to the clients products, services, and brand. There would be limited standalone commercial value if we attempted to sell the components of the solutions individually; the true values of the components are only unlocked through a completed comprehensive media solution. Accordingly, we assess that content production and content display services is considered as one performance obligation as the clients do not obtain benefit for each separate service. We therefore recognize revenue at a point in time when finished contents are accepted by customers and published. Typically, we collect approximately 40% of contract sum upfront, with the remaining balance collected in two to three instalments based on milestones and project completion.

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The management’s estimate of completion status of contract works requires significant judgement and has a significant impact on the amount and timing of revenue recognized. The digital media advertising and marketing production services performed by us would be delivered to customers for acceptance before publication. We regularly monitor completion status for each contract.

Impairment assessment of trade receivables

The management estimates the amount of lifetime ECL of trade receivables based on provision matrix through grouping of various debtors that have similar credit risk characteristics based on nature and industry of debtors. Internal credit rating has been given to each category of debtors after considering aging, historical observed default rates, repayment history and past due status of respective trade receivables. Estimated loss rates are based on probability of default and loss given default with reference to an external credit report and are adjusted for forward-looking information that is reasonable and supportable available without undue cost or effort. In addition, trade receivables that are credit-impaired are assessed for ECL individually. The credit loss allowance amount of the credit-impaired trade receivables is measured as the difference between the asset’s carrying amount and the present value of estimated future cash flows with the consideration of expected future credit losses. At every reporting date, the historical observed default rates are reassessed and changes in the forward-looking information are considered.

Fair Value of Financial Instruments

The Company’s financial instruments, including cash and cash equivalents, accounts and other receivables, accounts and other payables, accrued liabilities, amounts due from (to) related parties, lease liabilities and bank loans, have carrying amounts that approximate their fair values due to their short maturities. ASC Topic 820, “Fair Value Measurements and Disclosures” requires disclosing the fair value of financial instruments held by the Company. ASC Topic 825, “Financial Instruments” defines fair value and establishes a three-level valuation hierarchy for disclosures of fair value measurement that enhances disclosure requirements for fair value measures. The carrying amounts reported in the audited consolidated balance sheets for cash and cash equivalents, accounts and other receivables, accounts and other payables, accrued liabilities, amounts due from (to) related parties, promissory notes payable and bank loans each qualify as financial instruments and are a reasonable estimate of their fair values because of the short period between the origination of such instruments and their expected realization and their current market rate of interest. The three levels of valuation hierarchy are defined as follows:

●	Level 1 - inputs to the valuation methodology used quoted prices for identical assets or liabilities in active markets.

●	Level 2 - inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets and information that are observable for the asset or liability, either directly or indirectly, for substantially the financial instrument’s full term.

●	Level 3 - inputs to the valuation methodology are unobservable and significant to the fair value measurement.

The Company analyzes all financial instruments with features of both liabilities and equity under ASC 480, “Distinguishing Liabilities from Equity” and ASC 815, “Derivatives and Hedging”.

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Lease

Effective October 1, 2020, the Company adopted ASU 2016-02, “Leases” (Topic 842), and elected the practical expedients that do not require us to reassess: (1) whether any expired or existing contracts are, or contain, leases, (2) lease classification for any expired or existing leases and (3) initial direct costs for any expired or existing leases. For lease terms of twelve months or fewer, a lessee is permitted to make an accounting policy election not to recognize lease assets and liabilities. The Company also adopted the practical expedient that allows lessees to treat the lease and non-lease components of a lease as a single lease component.

Lease terms used to calculate the present value of lease payments generally do not include any options to extend, renew, or terminate the lease, as the Company does not have reasonable certainty at lease inception that these options will be exercised. The Company generally considers the economic life of its operating lease ROU assets to be comparable to the useful life of similar owned assets. The Company has elected the short-term lease exception, therefore operating lease ROU assets and liabilities do not include leases with a lease term of twelve months or less. Its leases generally do not provide a residual guarantee. The operating lease ROU asset also excludes lease incentives. Lease expense is recognized on a straight-line basis over the lease term.

As of September 30, 2023 and 2022, there were approximately $325,153 and $141,464 right of use (“ROU”) assets and approximately $325,109 and $145,992 lease liabilities based on the present value of the future minimum rental payments of leases, respectively. The Company’s management believes that using an incremental borrowing rate of the Hong Kong Dollar Best Lending Rate (“BLR”) 5.875% (2022: 5.125%) plus Margin 1.500% p.a. was the most indicative rate of the Company’s borrowing cost for the calculation of the present value of the lease payments; the rate used by the Company was 7.375% (2022: 6.625%).

As of March 31, 2024 and 2023, there were approximately $240,757 and $56,584 right of use (“ROU”) assets and approximately $240,757 and $59,333 lease liabilities based on the present value of the future minimum rental payments of leases, respectively. The Company’s management believes that using an incremental borrowing rate of the Hong Kong Dollar Best Lending Rate (“BLR”) 5.875% (2023: 5.125%) plus Margin 1.500% p.a. was the most indicative rate of the Company’s borrowing cost for the calculation of the present value of the lease payments; the rate used by the Company was 7.375% (2023: 6.625%).

Revenue Recognition

Effective October 1, 2020, the Company adopted ASC 606 “Revenue from Contracts with Customers”, which replaced ASC Topic 605, using the modified retrospective method of adoption. Results for reporting periods beginning after October 1, 2020 are presented under ASC Topic 606 while prior period amounts are not adjusted and continue to be presented under the Company’s historic accounting under ASC Topic 605. The Company’s accounting for revenue remains substantially unchanged. There were no cumulative effect adjustments for service contracts in place prior to October 1, 2020. The effect from the adoption of ASC Topic 606 was not material to the Company’s consolidated financial statements.

The five-step model defined by ASC Topic 606 requires the Company to:

1.	identify its contracts with customers;
2.	identify its performance obligations under those contracts;
3.	determine the transaction prices of those contracts;
4.	allocate the transaction prices to its performance obligations in those contracts; and
5.	recognize revenue when each performance obligation under those contracts is satisfied. Revenue is recognized when promised services are transferred to the client in an amount that reflects the consideration expected in exchange for those services.

The Company enters into service agreements with its customers that outline the rights, responsibilities, and obligations of each party. The agreements also identify the scope of services, service fees, and payment terms. Agreements are acknowledged and signed by both parties. All the contracts have commercial substance, and it is probable that the Company will collect considerations from its customers for service component.

The Company currently generates its revenue from the following:

Revenue from provision of digital media advertising and production services

The Company provides digital media advertising and production services to its customers by designing animations, creating virtual reality contents, tailoring virtual avatar characters, providing virtual apparel technology services and arranging physical and online display. The Company typically enter into service contracts with its customers which will set forth the terms and conditions including the transaction price, services to be delivered, terms of delivery, and terms of payment. The terms serve as the basis of the performance obligations that the Company must fulfill in order to recognize revenue. The key performance obligation is identified as a single performance obligation where display of finished contents to the public or targeted audiences at the physical location or online platform specified by the customer indicates that the Company has completed all the services agreed upon in the service contract. The Company therefore recognizes revenue at a point in time when finished contents are accepted by customers and published. Typically, the Company collects approximately 40% of contract sum upfront, with the remaining balance collected in two to three installments based on milestones and project completion.

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Significant accounts related to the revenue cycle are as follows:

Cost of revenues

Cost of revenue consists primarily of personnel costs (including base pay and benefits) and subcontracting cost for consultancy and production services which are directly related to revenue generating transactions.

Accounts receivable, net

Accounts receivable represents trade accounts due from customers. The trade receivables are all without customer collateral and interest is not accrued on past due accounts. Management reviews its receivables on a regular basis to determine if the bad debt allowance is adequate and provides allowance when necessary. The allowance is based on management’s best estimates of specific losses on individual customer exposures, as well as the historical trends of collections. Account balances are charged off against the allowance after all means of collection have been exhausted and the likelihood of collection is not probable. As of September 30, 2023 and 2022, the Company made $21,191 and $10,874 allowance for expected credit losses for accounts receivable, respectively. As of March 31, 2024 and March 31, 2023, the Company made $8,167 and $21,962 allowance for expected credit losses for accounts receivable, respectively.

Contract Costs

Contract costs incurred during the production phases of the Company’s service contracts, are capitalized when the costs relate directly to the contract, are expected to be recovered, and generate or enhance resources to be used in satisfying the performance obligation and such deferred costs will be recognized upon the recognition of the related revenue. These costs primarily consist of procurement and material costs directly related to the contract. Contract costs are recognized as Cost of revenue when performance obligation(s) is fulfilled and revenue is recognized concurrently.

The Company performs periodic reviews to assess the recoverability of the contract costs. The carrying amount of the asset is compared to the remaining amount of consideration. The Company expects to receive for the services to which the asset relates, less the costs that relate directly to providing those services that have not yet been recognized. If the carrying amount is not recoverable, an impairment loss is recognized. For the years ended September 30, 2023 and 2022, no impairment loss was recognized. For the six months ended March 31, 2024 and 2023, no impairment loss was recognized.

Contract liabilities

Contract liabilities represents payment advanced from customers. It is recognized when a payment is received from a customer before the Company transfers the related goods or services.

Contract liabilities is recognized as revenue when the Company performed its performance obligation(s) under the contract (i.e., transfers control of the related goods or services to the customer).

Expected credit loss

ASU No. 2016-13, Financial Instruments - Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments requires entities to use a current lifetime expected credit loss methodology to measure impairments of certain financial assets. Using this methodology will result in earlier recognition of losses than under the current incurred loss approach, which requires waiting to recognize a loss until it is probable of having been incurred. There are other provisions within the standard that affect how impairments of other financial assets may be recorded and presented, and that expand disclosures. The Company adopted the new standard effective October 1, 2020, the first day of the Company’s fiscal year and applied to accounts receivable and other financial instruments. The adoption of this guidance did not materially impact the net earning and financial position and has no impact on the cash flows.

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Income Taxes

The Company accounts for income taxes pursuant to ASC Topic 740, Income Taxes. Income taxes are provided on an asset and liability approach for financial accounting and reporting of income taxes. Any tax paid by subsidiaries during the year is recorded. Current tax is based on the profit or loss from ordinary activities adjusted for items that are non-assessable or disallowable for income tax purpose and is calculated using tax rates that have been enacted or substantively enacted at the balance sheet date. ASC Topic 740 also requires the recognition of deferred tax assets and liabilities for both the expected impact of differences between the financial statements and the tax basis of assets and liabilities, and for the expected future tax benefit to be derived from tax losses and tax credit carry-forwards. ASC Topic 740 additionally requires the establishment of a valuation allowance to reflect the likelihood of realization of deferred tax assets. Realization of deferred tax assets are dependent upon future earnings, if any, of which the timing and amount are uncertain.

The Company adopted ASC Topic 740-10-05, “Income Taxes: Overview and Background”, which provides guidance for recognizing and measuring uncertain tax positions, it prescribes a threshold condition that a tax position must meet for any of the benefits of the uncertain tax position to be recognized in the financial statements. It also provides accounting guidance on derecognizing, classification and disclosure of these uncertain tax positions.

Recent accounting pronouncements

In October 2021, the FASB issued ASU 2021-08, Business Combinations (Topic 805): Accounting for Contract Assets and Contract Liabilities from Contracts with Customers, which requires entities to recognize and measure contract assets and contract liabilities acquired in a business combination in accordance with ASU 2014-09, Revenue from Contracts with Customers (Topic 606). The update will generally result in an entity recognizing contract assets and contract liabilities at amounts consistent with those recorded by the acquiree immediately before the acquisition date rather than at fair value. The new standard is effective on a prospective basis for fiscal years beginning after December 15, 2022, with early adoption permitted. This standard is effective for the Company on January 1, 2023 and the Company does not expect a significant impact to the consolidated financial statements upon adoption. However, the ultimate impact is dependent upon the size and frequency of future acquisitions.

The Company does not believe other recently issued but not yet effective accounting standards, if currently adopted, would have a material effect on the Company’s audited consolidated balance sheets, statement of operations and comprehensive income and statement of cash flows.

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JOBS Act

On April 5, 2012, the JOBS Act was signed into law. The JOBS Act contains provisions that, among other things, relax certain reporting requirements for qualifying public companies. We will qualify as an “emerging growth company” and under the JOBS Act and will be allowed to comply with new or revised accounting pronouncements based on the effective date for private (not publicly traded) companies. We are electing to delay the adoption of new or revised accounting standards, and as a result, we may not comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for non-emerging growth companies. As a result, our financial statements may not be comparable to companies that comply with new or revised accounting pronouncements as of public company effective dates.

Quantitative and Qualitative Disclosures about Market Risk and Credit Risk

Credit Risk

Credit risk is controlled by the application of credit approvals, limits and monitoring procedures. We manage credit risk through in-house research and analysis of the Hong Kong economy and the underlying obligors and transaction structures. We identify credit risk collectively based on industry, geography and customer type. In measuring the credit risk of our sales to our customers, we mainly reflect the “probability of default” by the customer on its contractual obligations and consider the current financial position of the customer and the current and likely future exposures to the customer.

Liquidity Risk

We are also exposed to liquidity risk which is the risk that we will be unable to provide sufficient capital resources and liquidity to meet our commitments and business needs. Liquidity risk is controlled by the application of financial position analysis and monitoring procedures. When necessary, we will turn to financial institutions and related parties to obtain short-term funding to cover any liquidity shortage.

Inflation risk

Inflationary factors, such as increases in the cost of raw materials, personnel and overhead costs, could impair our operating results. Although we do not believe that inflation has had a material impact on our financial position or results of operations to date, a high rate of inflation in the future may have an adverse effect on our ability to maintain current levels of gross margin and operating expenses as a percentage of sales revenue if the revenues from our products do not increase with such increased costs.

Interest rate risk

Our exposure to interest rate risk primarily relates to the interest rate that our deposited cash can earn, on the other hand, interest-earning instruments carry a degree of interest rate risk. In addition, we are exposed to variable interest rate risk principally from our existing Hong Kong dollars denominated bank borrowings. An increase will raise the cost of those debts.

Foreign Exchange Risk

While our reporting currency is the U.S. dollar, almost all of our consolidated revenues and consolidated costs and expenses are denominated in Hong Kong dollars. Most of our assets are denominated in Hong Kong dollars. As a result, we are exposed to foreign exchange risk as our revenues and results of operations may be affected by fluctuations in the exchange rate between the U.S. dollar and Hong Kong dollars. If the Hong Kong dollars depreciates against the U.S. dollar, the value of our Hong Kong dollars revenues, earnings and assets as expressed in our U.S. dollar financial statements will decline. We have not entered into any hedging transactions in an effort to reduce our exposure to foreign exchange risk.

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Industry Overview

We have engaged Migo Corporation Limited (“MIGO”) to prepare a commissioned industry report dated April 17, 2024 that analyzes the digital media advertising industry in Asia Pacific. All information and data presented in this section have been derived from MIGO’s industry report, unless otherwise noted. The following discussion includes projections for future growth, which may not occur at the rates that are projected or at all.

Economy of Asia

In accordance with Asian Development Outlook in December 2023, the Asia region remains solid growth among the world in 2023, driven by healthy domestic demand, strong remittances, and recovering tourism. They are expected to continue fostering growth in the region in 2024. However, downside risks are mainly associated with higher-for-longer global interest rates, property market weakness in the PRC, Russian invasion of Ukraine could renew energy and food security challenges, and rekindle inflation. With reference to the Reginal Economic Outlook in Asia and Pacific on October 13 2023, the Asia and Pacific region remains a key driver of global growth in 2023, despite facing headwinds from changing global demand from goods to services and tighter monetary policies. The region is expected to grow by 4.6 % in 2023, up from 3.9 % in 2022. However, growth is projected to slow to 4.2% in 2024 and 3.9% in the medium term. Asia’s dynamism will be driven primarily by the recovery in the PRC and resilient growth in India. The following chart illustrates GDP of the Asian countries from 2019 to the estimated year of 2024.

Source: International Monetary Fund (IMF), World Economic Outlook Database as of October 13, 2023.

Innovation and creative environment in Asia

The digital economy has become one of the core pillars of qualitative economic development. With the rapid innovation and application of digital technologies such as cloud computing, mobile internet, big data, and artificial intelligence, the digital economy is becoming an important engine for global economic and social development.

Benefiting from the development of next-generation information technologies such as the internet, big data, cloud computing, and the digital transformation of traditional industries, the scale of the global digital economy is expected to continue to rise. On September 13, 2023, UNCTAD (United Nations Conference on Trade and Development) statistics showed that global exports of these services grew from around US$3.3 trillion in 2019 to US$3.9 trillion in 2022. This growth helped to offset sharp declines in exports of other services during this period. Digitally deliverable services approached, respectively, 79% and 64% of total services exports in North America and Europe in 2021. Asia, Latin America and the Caribbean also had increased 10% in the share of total service exports in 2022. In Oceania, the share surged from 24% in 2019 to 39% in 2022. The following chart shows the average ranking positions by region in overall digital competitiveness from 2019 to 2023 in the aspect of talent, training & education, scientific concentration.

Average Ranking Positions by Region in Overall Digital Competitiveness (2019-2023)

Source: IMD World Digital Competitiveness Ranking, 2023

The global digital ad spending market is poised for impressive expansion, set to increase from US$530 billion in 2022 to US$601.8 billion in 2023, with an increase of 13.5% year-on-year (YoY). America was the largest region and Asia-Pacific was the second in the digital ad spending market in 2023.

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The following table sets out the digital economy and ranking of the region in 2023.

	Ranking	Digital Ad Spending (US$ in billion)
Asia Pacific	2	192.9
North & South America	1	284.5
Europe	3	55.7
Oceania	4	14.1
Middle East and Africa	5	7.3

Source: China Academy of Information and Communication Technology (CAICT) 2023, World Bank, Migo

The Digital Cooperation Organization announced its 2030 roadmap under its Ministerial Declaration, calling for open cooperation globally to bridge the digital divide in its second annual General Assembly in Riyadh on January 5, 2023. Deemah Al Yahya, Secretary-General of the Digital Cooperation Organization, expects the digital economy to contribute 30% to the global GDP and create 30 million jobs by 2030.

Growth Drivers of the Creative and Media Innovation Industry in Asia

As technology continues to advance, new media and advanced techniques are integrated into 3D advertising, including LED screens and mobile televisions. In order to meet the demands of advertisers and communicate more effectively with consumers, out-of-home advertising companies will continue to develop and implement new technology and techniques. In recent years, as naked-eye 3D technology has entered a mature stage, its application scenarios are gradually expanding, such as shopping, advertising, etc. It is expected to enter other fields as well as medical care, education, and tourism in the future.

With the development of technology, glasses-free 3D will eventually replace traditional 3D display effects

Glasses-free 3D has the characteristics of multi-perception, immersion, interactivity, and conception. It can break the traditional display and allow consumers to easily experience the stereoscopic image effect of unlimited technology without wearing glasses. It will have broader and more practical application scenarios in the future because naked-eye 3D products have a strong sense of technology, and the product price is relatively expensive, and they have better consumers in economically developed cities.

Government’s Initiatives to Implement Policies in Asia

China

In November 2022, the China Ministry of Science and Technology issued the “Virtual Reality and Industry Application Integration Development Action Plan (2022-2026) (the “Action Plan”) along with four other government departments, provides the most comprehensive set of policies yet for developing China’s metaverse including Virtual Reality (VR), Augmented Reality (AR), and Mixed Reality (MR), with key tasks and development goals for the period up until 2026. The industrial ecology continues to improve. The overall scale of China’s virtual reality industry (including related hardware, software, applications, etc.) exceeds RMB 350 billion, and the sales volume of virtual reality terminals exceeds 25 million units with cultivate 100 key enterprises with strong innovation capabilities and industry influence, and create 10 key enterprises with strong innovation capabilities and industry influence. It will creating regional influence and leads the development of VR ecosystem, and has built 10 industrial public service platforms.

Hong Kong

The Government is carrying out a new round of Manpower Projection to gauge the manpower requirements for major industries (including I&T industry) in the coming five years. Key findings are expected to be available in the third quarter of 2024 and a full report will be released in early 2025 at the earliest. This would help facilitate our human resources planning related to AI. As for the infrastructures, Cyberport is making preparation for the establishment of the AI Supercomputing Centre, with a view to supporting the strong local demand for computing power, enhance Hong Kong’s research and development (R&D) capabilities in various fields, and promote industrial development. The Government also puts in place facilitation measures to promote data centre development. According to 2023-24 Budget, the government set up an approximately HK$10 billion (US$1.3 billion) to support the development of Web3, frontier technology fields, such as life and health technology, artificial intelligence and quantum technology, and key industries, such as microelectronics.

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Singapore

The Government of Singapore will sustain investments in research, innovation and enterprise at about 1% of Singapore’s GDP over 2021-2025 for Research, Innovation and Enterprise 2025 Plan (RIE2025). This is about US$25 billion, and reflects the Singapore government’s sustained, long-term commitment to R&D through economic cycles. The RIE2025 efforts will be organized along four strategic domains, namely Manufacturing, Trade and Connectivity (MTC)- leveraging R&D to reinforce Singapore’s position as a global business and innovation hub for advanced manufacturing and connectivity; Urban Solutions and Sustainability (USS)- renew and build a livable, resilient, sustainable and economically vibrant city for tomorrow; Human Health and Potential (HHP)- better transform and protect health, advance human potential and create economic value for Singapore; and Smart Nation and Digital Economy (SNDE)- develop technology leadership to drive the Smart Nation ambition, and anchor Singapore’s position as a trusted digital innovation hub.

Japan

In the FY 2022 Budget, the Government of Japan (GOJ) supported to creates a “Science and Technology Nation” with 1,378.8 billion yen (US$9.7 billion) funding in digital, green, quantum, AI, space, advanced semiconductors and to enhance support for doctoral students. In the FY 2022 & 2023 Budget, in order to realize the “Vision for a Digital Garden City Nation”, the GOJ budgeted 652 billion yen (US$4.6 billion) supported to measures such as promotion of tourism or agriculture, forestry and fisheries industries by acceleration of digitalization of local governments and utilization of the digital technology in order to revitalize local economies.

South Korea

On February 13 2024, the Ministry of Science and ICT (MSIT) announced its major policy implementation plan become a global science and technology powerhouse and a digital model nation”, the Ministry will strengthen the foundation for global R&D cooperation by expanding joint research with technologically advanced countries and actively attracting overseas talent. MSIT will significantly expand joint research with world-class research institutes centered on basic and national strategic technologies. we will expand support for young researchers who will lead the future and foster global leading talent through reasonable performance-based rewards. MSIT will create a stable environment for research and academic immersion by establishing graduate school scholarships for the entire cycle of science and engineering students (bachelor’s, master’s, and doctoral) and expanding support for outstanding young researchers (from KRW 216.4 billion in 2023 KRW to 270.2 billion in 2024).

India

The Government of India will launch its 5th National Science, Technology and Innovation Policy, a holistic and pragmatic policy dedicated to science, technology, and most importantly innovation. The policy aims to reorient Science Technology & Innovation (STI) in terms of priorities, sectoral focus, and strategies. The 5th National STIP is initiated jointly by the Office of the Principal Scientific Adviser (Office of PSA) and the Department of Science and Technology (DST). A Secretariat with in-house “policy knowledge and data support unit” has been set up at the Department of Science and Technology to coordinate the entire process.

Overview of the Visual Effects & Computer Animation, 3D Outdoor screens and Creative Production Agency Industry

Advertisers are allocating more resources on marketing and advertising. As the advertising market develops and a greater degree of expertise is needed to keep pace with newer advertising innovations, the revenue generated by the advertising market has increased. Along with the overall economic growth in Asia, growth of the advertising market is expected to remain steady. The global Outdoor Advertising market size was valued at US$38.6 billion in 2023 and is expected to expand at a compound annual growth rate (CAGR) of 6% during the forecast period, reaching US$66.4 billion by 2023. The Asia Pacific Digital Out of Home (DOOH) advertising market size reached US$9.3 billion in 2023 and is expected to reach US$ 25.2 billion by 2032, exhibiting a CAGR growth of 11.7%.

Market drivers and opportunities

Growing Use of Visual Effects in Film Drives Sector

According to the 3D Animation Global Market Report 2023, the global 3D animation market grew from US$22.5 billion in 2023 to US$24.9 billion in 2024 at an increase of 10.7% YoY. The 3D animation market is expected to grow to US$38.7 billion in 2033 at a CAGR of 11.7%. North America was the largest region by market share in the 3D animation market in 2023, Asia Pacific is expected to be the fastest-growing region in the forecast period. The regions covered in 3D animation market report are Asia, Western Europe, Eastern Europe, North America, South America, Middle East, and Africa.

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The growing adoption of visual effects technology in movies as well as the media and entertainment sector across the globe is contributing to the growth of the market. Visual effects (VFX) and 3D animation in filmmaking refer to the fabrication or manipulation of any on-screen imagery that does not exist physically in real life. Filmmakers can use visual effects to make places, objects, creatures, and even people that would be hard or impossible to film in a live-action setting. In 2023, the global earnings in movies touched a record of US$33.9 billion in 31% gain over prior year.

The Asia Pacific region is accounted for 39% of global box office revenue in 2023. The region witnessing the fastest growth would be because the market receives increased investments from Japan, China, and South Korea, which remains a promising technology for the future. Europe is expected to see a dramatic increase in the use of simulation technology. This growth could be due to the growing demand for technology in the sports and entertainment sectors. The continued development of technology and the increasing popularity of cartoon content and graphics, especially in Germany, are driving the regional market.

The Future of Outdoor 3D Advertising

For the landmarks in the city’s business circles, the naked-eye 3D large screen must be on everyone’s mind. The naked-eye 3D large screen has left an indelible “myth” in the business district. According to the IAB Internet Advertising Revenue Report: Full Year 2022, social media advertising in 2022 was up nearly 3.6% to US$59.7 billion comparing to 2021. The data also shows that in the future, the global naked-eye 3D digital display screen will reach 200 million units, while the Chinese market will have about 50 million units, with a market value of about US$370 billion. More institutions predict that naked-eye 3D will become the second growth curve of the display market in 2023.

Increasing Internet Penetration Rate to Foster Market growth in Asia

With Increasing internet penetration, accelerated digitization, and a greater emphasis on direct advertising are some of the key factors supporting global outdoor advertising market share in Asia. This can also be attributed to broadening retail facilities, as well as a rise in the number of people who spend time outside. Furthermore, the outdoor advertising market in Asia region is being driven by the increasing utilization of POS (point of sale) campaigns by manufacturers or marketers to publicize confined or special version and special discount products and generate impulse purchases. Asia is also highly dependent on the outdoor advertising market to publicize and promote all the products being made in the region.

Digital Trend Poised to Transform Outdoor Advertising Industry

Outdoor advertising has proven to be extremely effective in raising brand awareness and image. Customers have little authority over how much ads they view outside the home because they cannot ignore outdoor ads like they can with other ads from media at home. Furthermore, many consumers will cross by and view the same areas and advertisements on a daily basis, which contributes to a degree of familiarity with all those advertisements. This benefit can be amplified by strategically placed and attractive outdoor advertisements. Therefore, there has been a powerful adoption by various sectors to uplift their brand and which is leading to the rise in outdoor advertising market share.

Competition landscape

3D Animation Market Competitive Landscape

The rapid growth of media and entertainment sector across the globe acts as one of the major factors driving the growth of 3D animation market. According to the Global 3D Animation Market March 2024, the market size was valued at US$ 19.2 billion in 2023 and is poised to grow from US$24.9 billion in 2024 to US$40.1 billion by 2030. While North America will continue to retain market dominance, Asia-Pacific is expected to record the most pronounced CAGR at 10.2%. There has been a rise in the adaptation of visual effects technology in movies and films. Besides movies, there is also a rapid rise in demand for 3D mobile applications and games. The advancement of 3D stereoscopic gaming with the help of 3D animation technology is a driving force of this industry as well. The rise in demand for High-Definition (HD) content, especially for video marketing as substantially higher number of pixels, higher resolution and enhanced content quality in comparison with standard-definition content having more impact on the audience accelerate the market growth. The rise in deployment of 3D animated videos for creating graphic illustrations of various heavy machinery elements in the manufacturing industry, and high demand for the technology from several industrial verticals owning to the increasing use of simulation in the design of industrial tools by OEMs further influence the market. Additionally, high adoption of visual effects technology in movies, deployment of simulation software and services in industries such as architecture and construction, education, healthcare, manufacturing, media and entertainment, and defense, and increase in the use of 3D mapping technology in navigation and geospatial analysis positively affect the 3D animation market.

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Challenges

There are many participants in the advertising market, and the market is in a state of full competition

With the further maturity of emerging media such as Internet media and mobile Internet media, the forms of media platforms and advertising carriers are more diverse, and the types and numbers of enterprises participating in market competition are constantly increasing. In order to compete for customer resources, some newly entered small and medium-sized advertising media operators often adopt low-price competition methods, which reduces the overall profit margin of the industry, and the market competition in the industry is becoming increasingly fierce. If the issuer cannot cope with these competitions well in the course of developing business in the future, advertisers may choose other low-priced media channels or media resource operators for advertising, and the company has the risk of declining market share and profitability.

Closely monitor risks in the replacement of screen display technology

The change of life scenes is the development context of outdoor advertising, giving it the direction of horizontal expansion, and the application penetration of technology is the key to the future development trend of digital outdoor, giving it the breakthrough and innovation of vertical upgrading. The screen display technology and even the industrial structure of outdoor advertising will undergo changes and innovations to varying degrees driven by technology. With the development of information technology in the digital outdoor field and the advent of the 5G era, it is not ruled out that the application of smart screens, programmatic and new media types with known or unknown technologies such as AR subvert the market competition pattern, reduce the company’s attractiveness among advertisers, and then affect the company’s operating performance.

Limited Message Capabilities to Hinder Market Advancement

Although it is possible to target very specific audiences, purchasing outdoor often returns in a significant level of waste coverage. Everyone driving by a billboard is unlikely to be a member of the targeted market.

Message capabilities are limited. Since most people are passing by outdoor advertisements quickly, exposure time is limited, so notifications are restricted to only a words or illustration. Furthermore, prolonged appeals are unlikely to be effective. Outdoor may result in a quick wear out due to the high intensity of exposures, Individuals are likely to become bored with seeing the same advertisement every day.

Overview of Experiential Marketing (theme-park, real-estate show, travel-retail) Industry

The experiential marketing strategy emphasizes how customers feel about brands and services. At present, experiential marketing strategy is a new trend in the market. Different from traditional marketing strategies, experiential marketing strategies focus on promoting product quality, functions, and features. This strategy caters to consumer psychology and creates more experiences and experience for customers. The theme-park, real-estate show and travel-retail are a kind of experiential marketing strategy.

Market drivers and opportunities

Consumers are displaying a growing appetite for engaging high-definition visual experiences. Those are demanding high quality productions with engaging visual effects and realistic animation and studios are including more animation and VFX shots into films. Consumers are consuming more immersive content across channels such as ultra-high-definition TVs, tablets, and smartphones to head mounted devices. With the growing internet penetration and access to multimedia devices, customers are spending more time on streaming digital content. Streaming video is the fastest growing distribution channel for animation and is witnessing double digit growth and the same is expected to continue. This growth is attributed to the exponential growth in the number of online video viewers throughout the world.

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Competition landscape

The rapid advancement of technology has made animation, VFX (Visual effects) available to the application on theme-park, real-estate show and travel-retail sector, and this industry has become one of the fastest growing segments in the experience design and media market. Companies are increasingly seeing more of animation, VFX production taking place in a business application.

Challenges

Production work is becoming global with countries as well as regions offering tax incentives, subsidies, financial support, regional low labor costs etc. and companies are cutting costs by setting up facilities in such regions. Cloud computing is playing a key role in character rendering and modeling processes as cloud-based rendering of animation films is more effective and efficient as it reduces the time and cost compared to traditional rendering.

Overview of Virtual Avatar, Social Platform Tech, Virtual Fashion & Virtual try-on Industry

Digital and intelligent transformation is currently the dominant trend of the day. Product returns have long been an acute problem for the booming e-commerce fashion industry. With the growth of online channels and increasingly lenient product return policies, the way consumers interact with retailer brands and make purchasing decisions has changed forever. It has never been easier to order products online, try them on at home and return anything (or everything) that you do not want, knowing that you will receive a full refund. American consumers returned an estimated $743 billion in merchandise to retailers last year, approximately 14.5% of total U.S. retail sales in 2023, according to the press release of the National Retail Federation on December 22, 2023. A quarter of the total return figures came from e-commerce sales, most of which was from apparel retailers. According to the retail survey 2023, for every US$1 billion in sales, the average retailer incurs US$145 million in merchandise returns. Additionally, it found that for every US$100 in returned merchandise accepted, retailers lose US$13.7 to return fraud.

Market drivers and opportunities

Online shopping avatars bring a variety of benefits to fashion brands helping to streamline business operations and improve the overall user experience. The COVID-19 outbreak impacted the global economy during its peak in 2020. In its initial days, the pandemic also led to numerous challenges, including disrupting business operations. The increased adoption of 3D technologies for various applications such as fashion, CAD, medical imaging, marketing, and video games fueled the 3D avatar solution market growth during the pandemic.

Below are just a few ways that shopping avatars can bring value to fashion business.

Increasing average order value

The shopping avatar technology developed helps to increase the average order value by improving consumer confidence and encouraging shoppers to browse the website for longer time.

Improving customer engagement

Virtual dressing room technology enables fashion businesses to increase consumer engagement which positively affects the overall user experience.

Conversion rate uplift

By implementing shopping avatar technology, fashion e-commerce businesses can increase their conversion rates by up to 40%. Technology can make fashion more inclusive and diverse.

This is where technology comes in to enable a new level of inclusion and diversity in fashion. Virtual try-on and size advice widget offers customers a unique opportunity to try on a variety of looks in an online fitting room by simply choosing a default avatar or by uploading their own full-body photos. This technology enables consumers to visualize their new looks on their own bodies or on bodies that are very similar to theirs without ever having to physically try on the products in a store. With a clothing size calculator, consumers can also receive a personalized size recommendation and effortlessly order the best-fitting products.

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The virtual fitting room technology leads to higher website conversions and reduces product returns addressing some of the biggest issues in the fashion industry. The technology enhances the overall user experience and improves engagement, therefore encouraging customers to return to the online retail store for more purchases.

In June 2022, Meta (formerly the Facebook company) launched its 3D avatar in Asia pacific with customized options for disabled individuals. The feature provided new facial shapes and assistive devices associated with disabled individuals to improve their experience. These factors are further expected to contribute to the growth of the Asia pacific 3D avatar solution market. Additionally, the emergence of local fashion brands across countries such as India and China, is boosting the region’s fashion industry. The rise in the adoption of various digital solutions for automating shaping & fitting processes and offering customized clothing to the Asia pacific population is expected to fuel the 3D avatar solution market share.

Entry Barriers to the New Media and Technologies Industry

Talent constraint

The creative and technology industry is talented artists intensive and requires the employment of skilled professionals as creative and animation skills, and skilled professionals are very scarce. Existing market participants are better able to attract talented employees as they can provide a better platform and more resources.

Access to media resources

Major market participants in Asia’s advertising markets have developed long term, stable relationships with owners of advertising spaces, such as en-bloc landlords of commercial buildings. This creates a barrier to entry for newer market participants who do not have access to these advertising spaces, particularly in major cities.

Technology

Existing market participants have invested significant time and resources into developing and implementing technology to meet the demands of advertisers and to comply with the regulatory and safety requirements associated with many types of out-of-home advertisements, such as in airports and metro lines. Smaller and newer advertising companies will lack the resources and experience to compete with existing market participants in that regard.

Access to customers

Many large brands and advertisers have already established relationships with existing advertising agencies or directly with advertising companies. Newer market entrants will have difficulty competing for this market share.

Fierce competition

Access to media resources. Major market participants in Hong Kong and Asia’s region advertising markets have developed long term, stable relationships with owners of advertising spaces, such as airports, metro lines and commercial buildings. This creates a barrier to entry for newer market participants who do not have access to these advertising spaces, particularly in major cities.

Future Trends and Opportunities

Key drivers of Asia’s digital and creative marketing service industry

Increase in Internet penetration and mobile connected device users: The continual increase in Internet penetration and mobile connected device users would facilitate the public’s accessibility to various digital marketing media and expand the coverage of the digital marketing media, thus providing a vast consumer base for advertisers to reach out for new customers and allowing digital marketing service providers to formulate customized integrated digital marketing services to maximize the marketing performance of a campaign, thereby increasing the demand for digital marketing services.

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Business

Overview

We are an award-winning digital advertising and marketing production services company. Through our operating subsidiaries ManyMany Creations and Quantum Matrix, we have used interactive design, animation, art-tech and virtual technologies in over 500 commercial campaigns. We have worked with large domestic and international banks, real estate developers, world famous amusement park, top international athletic apparel and footwear brands and luxury cosmetic products and international brands for their advertising and creation work in Hong Kong. Standing prominently in Hong Kong for over 18 years in the industry, with top creativity, premium account servicing, and ever-advancing tech R&D, we continue to be one of the top premium choices for enterprises and multinational enterprises looking for large scale content-heavy and tech-integrated campaigns. Our clients include local and international banks, real-estate developers, luxury brands, high fashion houses, and theme parks.

Our wholly owned subsidiary ManyMany Creations has stood out in the industry by breaking through traditional forms of advertising through digital technology. We endeavor to integrate quality concepts with creative digital media technology and provide a one-stop shop for content creativity and production for ad campaigns, TV commercials, online video, 360 video and animation, VR/AR/MR technology, 3D scanning, motion capture, projection mapping and digital façade production.

In March 2014, our wholly owned subsidiary Quantum Matrix was incorporated, which has launched our digital avatar “Quantum Human” and “Quantum Fit” solutions, which we believe is the world’s only avatar technology for mass adoption of virtual identity. As of the date of this prospectus, Quantum Matrix has created over 30,000 digital avatars.

Quantum Matrix owns two patents in Hong Kong, providing among the world’s leading automated avatar creation as well as real-time auto-fitting for virtual fashion & apparel. The first patent is for our method of converting a three-dimensional (3D) scanned object to an avatar. The method contains the steps of conducting a 3D segmentation of the 3D scanned object to obtain segmented results; and adapting a first template to the segmented results to create an avatar. The first template includes a topology, and the adapting step contains the step of mapping the topology of the first template to the segmented results to create the avatar. The invention provides an automated process which requires virtually no human intervention to convert the 3D scanned object to the avatar. The second patent is for our method of automatically fitting an accessory object to an avatar. The method contains the steps of providing an avatar; providing an accessory object; providing a template which the accessory object does not penetrate and fitting the accessory object to the avatar as a result of the template fitted to the avatar. The invention provides an automated process which requires virtually no human intervention to fit an accessory object (e.g. a garment) to the avatar.

These technologies are applied in commercial events, theme-parks, fashion shows, luxury events, entertainment industry, travel-retail, tech platform, among others. In addition, our technologies further provide a strong foundation to develop platforms for social media, entertainment, virtual self-expression, virtual influencers, tradable and sharable digital assets for consumers and creators.

For the fiscal years ended September 30, 2023 and 2022, we had total revenue of $2,807,909 and $3,396,000, respectively, and net loss of $1,291,229 for 2023 and net income of $800,563 for 2022, respectively.

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Our Services and Fee Structure

ManyMany Creations provides digital advertising services to its customers, including everything from video/ TV commercials, experiential project, to online entertainment, installations and activations. What make ManyMany Creation stands out are its daring attempts in breaking the traditional forms of advertisement and in drilling the use of new technologies. ManyMany Creations integrates quality concepts with creative digital media technology for a new trend in advertising. which include interactive design, animation, art-tech and virtual reality production services. ManyMany Creations generates revenue from digital media advertising services. Revenue from advertising service is derived from contracts with the advertisers. ManyMany Creations provides creative design, content and technological implementation to help advertisers launch their marketing campaigns both online and offline. For these services, ManyMany Creations charges advertisers non-refundable service fees. Payment is usually made in instalments, beginning with a downpayment at project commencement and one or more instalments at specified milestones and/or upon completion of services.

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Quantum Matrix mainly provides virtual avatar & virtual apparel technology services in digital media advertising and marketing production and it has developed a patented digital avatar solution called “Quantum Human,” one of the world’s leading avatar technologies for mass adoption of virtual identity. Quantum Matrix has created over 30,000 digital avatars since its inception in 2014. Quantum Matrix also provide a real-time auto-fitting service for virtual fashion & apparel (Quantum Fit). This is where technology comes in to enable a new level of inclusion and diversity in fashion. Virtual try-on and size advice widget offers customers a unique opportunity to try on a variety of looks in an online fitting room by simply choosing a default avatar or by uploading their own photos, which enable consumers to visualize their new looks on their own bodies or on bodies that are very similar to theirs without ever having to physically try on the products in a store. Quantum Matrix provide quantum Human and Quantum Fit related services to customers in theme-parks, entertainment, real estate, banks, travel, retail and tech platform businesses as well as for the fashion shows and luxury events of our customers. Quantum Matrix generates revenue from avatar creation and virtual apparel production services.

The Company is contemplating additional services to social media, virtual self-expression, sharable digital assets and other new platform offerings businesses. These additional fee structures will include subscriptions and pay-per-use fees structure.

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Our Customers

Our customers have consisted of international banks, real estate developments, theme parks, and some of the most recognized international brands in global finance, insurance, retail apparel, high fashion, cosmetics, electronics, hospitality, and social media, among other high-profile industries. Our customers consist almost exclusively of enterprises. A limited number of our major customers, however, have contributed a significant portion of our revenue in the past. In 2022 and 2023, respectively, we generated approximately 34.8% and 21.1% of our total revenues from our largest customer and approximately 77.2% and 68.5% from our top five largest customers.

Sales and Marketing

Our marketing is primarily based on our branding, particularly ManyMany Creations. While many companies are strong in either creativity or technology, we are creatively strong while also developing innovative technology inhouse. As a result, the majority of our client base contacts us directly through referrals, reputation, word-of-month, and even online searches. Although we attend trade shows and sponsor certain events to showcase our technologies and capacities for the general brand promotion, we have not had the needs to conduct any sales driven marketing campaigns or sales efforts of our own to gain new clients, due to our continuing projects of advertising and marketing productions in the pipeline that we have signed orders and agreements and the relatively exclusive profile of our corporate clientele. We do not yet cater to individual consumers, although our services are ultimately for the benefit of mass consumption by our client’s customers. Therefore, we do not advertise our services on mass media such as through television or radio advertisements. However, our founder, Chairman of Board and Chief Executive Officer Mr. Bun Kwai has been interviewed numerous times by Hong Kong news outlets, such as NowTV, PhoenixTV, HKET, KWEJ, and Am730. We also maintain an active social media presence on Instagram and YouTube.

Our main form of marketing is our projects themselves. As we bring to life our clients’ visions for their advertising and marketing campaigns, other companies who experience the events and campaigns of our clients see the potential experiences that we might offer for their own products and services, they contact us directly. We estimate that 50% of our clients have been referred by our existing clients or have experienced our work that we have done for other clients.

In 2016, we participated in a joint project with Hewlett Packard, Doob, a German 3D printing company, and Physan, a South Korean digital clothing developer to develop an avatar experience for customers that allowed consumers to control their avatars in video games and virtual workouts which was showcased in Hannover, Germany at the CeBIT conference, the largest technology conference in the world, and was featured in an article of The Use Of Avatars Will Dramatically Improve Digital Shopping Experience in Forbes on May 14, 2016.

We sometimes sponsor high profile events featuring celebrities and influencers in luxury and fashion business, such as the 2018 Metro Radio Hit Awards where awards were announced by avatars of the winning contestants in real time and our 2021 partnership with fashion designer Johanna Ho (featured in Vogue Hong Kong) where our Quantum Human technology provided customized virtual fitting of Ho’s sustainable fashion using out-of-service hotel linens repurposed for high fashion.

We have been invited to participate in certain trade shows such as the International Association of Amusement Parks and Attractions (IAAPA Expo) in Florida, the 3Dbody.Tech conference in Switzerland, CeBIT conference in Hannover, Germany and the Special Interest Group on Computer Graphics and Interactive Techniques (SIGGRAPH) Annual Conference in Hong Kong and United States.

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We have received multiple awards, including the following:

AWARD		ORGANIZATION	YEAR
Tech Company of the Year (eCommerce & MarTech) - Excellence Award		Baobab Tree Event Management Company Limited	2023
DFA - Service & Experience Category Gold Award		Hong Kong Design Centre	2022

The MARKies Awards:		Marketing Magazine (Lighthouse Independent Media Ltd. publication)	2017

- - -	Best Idea – Retail: Gold Best Idea - Customer Engagement – Bronze Best Use Of Gaming - Bronze

Agency of the Year Awards: The best production team – Gold		Marketing Magazine (Lighthouse Independent Media Ltd. publication)	2015

16th DigiCon6 Asia Awards (Hong Kong)		Tokyo Broadcasting System (TBS) Television & Hong Kong Digital Entertainment Association (HKDEA)	2014

Hong Kong ICT Awards:		Hong Kong Digital Entertainment Association (HKDEA)	2012

-	Best Digital Entertainment – Visual Effects: Silver Award

Hong Kong ICT Awards:		Hong Kong Digital Entertainment Association (HKDEA)	2013

- -	Best Digital Entertainment – Grand Award Best Digital Entertainment (Visual Effects) – Gold Award

Team Awards (with name mention): Kam Fan Awards:		Association of Accredited Advertising Agencies of Hong Kong	2009

-	Best Use of Outdoor Media: Gold
-	Best Use of Branded Content,
-	Experiential, Sponsorship and Events: Gold
-	Best Use of Alternative Ambience: Silver

Technologies and Intellectual Property

Our subsidiary Quantum Matrix owns two patents in Hong Kong, providing among the world’s leading automated avatar creation as well as real-time auto-fitting for virtual fashion & apparel. The first patent is for our method of converting a three-dimensional (3D) scanned object to an avatar. The method contains the steps of conducting a 3D segmentation of the 3D scanned object to obtain segmented results; and adapting a first template to the segmented results to create an avatar. The first template includes a topology, and the adapting step contains the step of mapping the topology of the first template to the segmented results to create the avatar. The invention provides an automated process which requires virtually no human intervention to convert the 3D scanned object to the avatar. The second patent is for our method of automatically fitting an accessory object to an avatar. The method contains the steps of providing an avatar; providing an accessory object; providing a template which the accessory object does not penetrate and fitting the accessory object to the avatar as a result of the template fitted to the avatar. The invention provides an automated process which requires virtually no human intervention to fit an accessory object (e.g. a garment) to the avatar. Both patents are short-term invention patents and each has a protection term of 8 years starting from July 4, 2018.

In order to improve and expand our services, we engage in on-going and continuous research and development (R&D) and recruitment of specialized talent, including (x) programmers in AI, CGI, platform, gaming, material physics; (y) digital artists, digital fashion designers, art directors, creative directors; and (z) interactive design artists.

Our R&D focuses on key cutting-edge technologies to maintain our competitive advantage, including (i) AI face generation, AI neural rendering, AI chat integration, AI voice; (ii) metaverse, gaming, social, multi-user, multi-avatar interaction; (iii) advanced consumer hardware integration—e.g. virtual reality (VR), augmented reality (AR), extended reality (XR), holograms; (iv) mobile web application development for scalability and application programming interface (API) integration for e-commerce; (v) user acquisition, development of platforms for user-generated content, designer crossover and presentation platforms; (vi) garment procurement and show platform, web-based 3D garment-on-avatar linked to our catalogue database and purchase form; and (vii) digital human, 3D scanning, celebrity digital double, virtual KOL, AI digital avatars.

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Competitive Strengths

We believe the following competitive strengths are essential for our success and differentiate us from our competitors:

Capability of Providing Advertising Services by Integrated Quality Concepts with Creative Digital Media Technology

The ability to provide one-stop content creativity & production for ad campaigns, TV commercials, online video, 360 video and animation, VR/AR/MR technology, 3D scanning, motion capture, projection mapping, and digital façade production is a key component of our success. We are devoted to offering integrated quality concepts with creative digital media technology for a new trend in advertising. We provide seamlessly combines creative content with patented inhouse technology to provide high quality digital advertising.

We currently have 19 employees in our creative team and production team and 3 employees engaging in technology and R&D. Our creative team engages in creative-technology proposal drafting, design and art direction preproduction, and 3D content production. Our production team implements and produces the actual digital content in the form of computer animation and interactive 3-D applications. Our technology team develops the coding and produces the programming of our interactive applications, as well as testing the integration of off-the-shelf and open-source technologies with our existing services. Our teams consist of (x) programmers in AI, CGI, platform, gaming, material physics; (y) digital artists, digital fashion designers, art directors, creative directors; and (z) interactive design artists. We believe our capabilities, particularly driven by our advanced media technological knowhow, are recognized and valued by advertisers and customers, which have enabled us to obtain and sustain a solid client base.

Solid Advertiser Client Base Spanning a Wide Range of Industries

Our advertiser client base grew substantially since we started our business operations in 2005. Our revenue from advertising services slightly decreased from $3,396,000 in 2022 to $2,807,909 in 2023, while the number of advertisers we served slightly decreased from 24 in 2022 to 21 in 2023. The decrease of revenue by $588,091 or 17.3% from fiscal year ended September 30, 2022 to the same period of 2023 is primarily due to slow recovery of international tourism from China and other countries to Hong Kong after COVID-19 and various brands have not been spending on large-scale production for advertising and promotions in shopping malls and travel retailers in Hong Kong, which has negatively affected our revenue from advertising business. With more and more tourists coming to Hong Kong especially during traditional Chinese holidays, we expect the advertising spendings by brands and retailers will increase. The industries of our advertiser client base include luxury property development, banking services, retail sales, and theme parks, among others.

We believe our diverse advertiser client base helps us compete with other advertising service providers. Our relationships with advertisers of a broad industry spectrum have also enabled us to understand the demands and requirements of the advertisers and communicate with them in an accurate and efficient manner, which serves as our primary source to stay informed of the trends and evolutions of the media technologies.

Our Challenges

Shortage of skilled technicians

High quality technology specialists and programmers with the requisite skills and experience are not easy to find in the Hong Kong market, for example our tech products require R&D primarily in the category of visual computing programming, under which several specialization of programming requires mathematical specialization expertise including implementing 3D cloth physics in real-time, AI neural network, face and body landmark segmentation. Therefore, we plan to source such professionals from other countries, such as Poland, where employment costs are lower than Hong Kong but their skills and qualifications are high due to their government’s funding for such skills in technology. We have already established recruiting channels in such market.

Experienced technical artists and creative directors capable of pitching top corporate clients are also difficult to find, but they are crucial to our pre-sale creative proposal and project tendering process. We plan to source such professionals in Hong Kong, London, New York, Tokyo, and Singapore markets.

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Research & Development

R&D is a necessity to our business and also presents a continuous challenge and expenses. In order to introduce new services and features to our clients, we must continuously improve our current technology and innovate new ones. We are currently developing online services through cloud computing, which will expand our market from enterprises to mass consumers and increase our revenue streams, for example introducing subscription-based services and B2B2C as well as B2C.

Our Growth Strategy

Having already established and developed a stable relationship with our major clients and gained the technical know-how, experience, and reputation in digital media advertising, virtual reality and augmented reality over 18 years of operations, we plan to build on our competitive strengths to expand our scale of business and further strengthen our market position in Hong Kong as well as to engage in further overseas expansion with the following strategies. The overseas expansion will mostly depend on a successful public offering described in this prospectus in order to fund such overseas development.

Further overseas expansion

Sales & Marketing:

We have served large domestic and international banks, real estate developers, world famous amusement park, top international athletic apparel and footwear brands and luxury cosmetic products and international brands for their advertising and creation work in Hong Kong and plan to leverage our relationship with these clients and our expertise to further expand our business overseas. Our primary targeted markets will be the major world centers of technology, art and fashion, namely New York, London, and Dubai. We plan to either setup sales and marketing offices in these cities or form partnerships with local companies in the next 12-24 months and the plan is still in the feasibility studies, evaluation and budgeting stage We selected these markets, because they offer high concentrations of our target customer base: Fashion & retail apparel, banking & finance, and technology. These markets are also relatively stable politically with developed capital markets and plenty of investors.

Human Resources:

We plan to expand our staff recruiting beyond Hong Kong in order to source technology specialists, programmers, technical artists, and skilled technicians in visual computing from countries such as Poland and Israel, where highly skilled workers are available at lower costs than in Hong Kong. Due to the predominantly digital nature of our business and services, most of these jobs can be done remotely without the need for physical relocation.

Employees

As of the date of this prospectus, we had 28 employees, respectively. The following table sets forth the breakdown of our employees as of the date of this prospectus, by function:

Category	Number of Employees	Percentage of workforce
Sales and Marketing	4	14%
Creativity Production	19	68%
Technology, Research & Development	3	11%
Finance & Accounting	2	7%
Total	28	100%

As of the date of this prospectus, all of our employees were based in Hong Kong, where our principal executive offices are.

As required by Hong Kong laws and regulations, we contribute to the mandatory provident fund and take out insurance policies for our Hong Kong-based employees.

We enter into standard employment and confidentiality agreements with our employees. We believe that we maintain a good working relationship with our employees, and we have not experienced any major labor disputes.

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Facilities

Our principal executive office is located in in Tin Hau, Hong Kong, where ManyMany Creations leases approximately 6,000 square meters office spaces used by itself, the holding company and Quantum Matrix. The lease will expire on July 31, 2025, which can be renewed upon mutual agreement with our landlord. Our leased premises are leased from an unrelated party which either has valid title to the relevant properties or proper authorization from the titleholder to sublease the property, as disclosed in the following table:

Property Address	Lessor	Annual Rent	Lease Expiration Date	Purposes/Use
Unit 1301, Block C, Sea View Estate 8 Watson Road ,Tin Hau, Hong Kong	CPL Seaview Limited (Previously known as Unicorn Developments Limited)	US$190,461	July 31, 2025	Office

We believe that we will be able to obtain adequate facilities, principally through leasing, to accommodate our future expansion plans.

Insurance

Both ManyMany Creations and Quantum Matrix carry business interruption insurance, public liability insurance, personal accident insurance and employees’ compensation insurance policies. ManyMany Creations also maintains a private motor car insurance. We have purchased director and officer liability insurance. We consider our insurance coverage to be adequate and in line with that of other companies in the same industry of similar size in Hong Kong.

Legal Proceedings

We are currently not a party to any material legal or administrative proceedings. We may from time to time be subject to various legal or administrative claims and proceedings arising in the ordinary course of business. Litigation or any other legal or administrative proceeding, regardless of the outcome, is likely to result in substantial cost and diversion of our resources, including our management’s time and attention.

REGULATIONS

This section sets forth a summary of the most significant rules and regulations that affect our business activities in Hong Kong.

Hong Kong Regulations

As we conduct business in Hong Kong through our wholly-owned subsidiaries Quantum Matrix Limited and ManyMany Creations Limited, our business operations are subject to various regulations and rules promulgated by the Hong Kong government.

Quantum Matrix and ManyMany Creations are digital media advertising service and marketing production service providers established in Hong Kong. As at the date of this prospectus, there was no statutory or mandatory licensing and qualification system in Hong Kong governing the provision of their services.

The following is a brief summary of the Hong Kong laws and regulations that currently and materially affect our business. This section does not purport to be a comprehensive summary of all present and proposed regulations and legislation relating to the industries in which we operate.

Hong Kong Laws and Regulations relating to Protection of Personal Data

Personal Data (Privacy) Ordinance (Chapter 486 of the Laws of Hong Kong) (“PDPO”), which came into full effect in Hong Kong on August 1, 1996, aims to protect the privacy of individuals of their personal data. The PDPO imposes a statutory duty on data users to comply with the requirements of the six data protection principles (the “Data Protection Principles”) contained in Schedule 1 to the PDPO. The PDPO provides that a data user shall not do an act, or engage in a practice, that contravenes a Data Protection Principle unless the act or practice, as the case may be, is required or permitted under the PDPO. The six Data Protection Principles are:

●	Principle 1 – purpose and manner of collection of personal data;
●	Principle 2 – accuracy and duration of retention of personal data;
●	Principle 3 – use of personal data;

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●	Principle 4 – security of personal data;
●	Principle 5 – information to be generally available; and
●	Principle 6 – access to personal data.

Non-compliance with a Data Protection Principle may lead to a complaint to the Privacy Commissioner for Personal Data (the “Privacy Commissioner”). The Privacy Commissioner may serve an enforcement notice to direct the data user to remedy the contravention. A data user who contravenes an enforcement notice commits an offence which may lead to a fine and imprisonment.

The PDPO also gives data subjects certain rights, inter alia:

●	the right to be informed by a data user whether the data user holds personal data of which the individual is the data subject;
●	if the data user holds such data, to be supplied with a copy of such data; and
●	the right to request correction of any data they consider to be inaccurate.

The PDPO criminalizes, including but not limited to, the misuse or inappropriate use of personal data in direct marketing activities, non-compliance with a data access request and the unauthorized disclosure of personal data obtained without the relevant data user’s consent.

Hong Kong Laws and Regulations relating to Trade Description

Trade Descriptions Ordinance (Chapter 362 of the Laws of Hong Kong) (“TDO”), which came into full effect in Hong Kong on April 1, 1981, aims to prohibit false or misleading trade description and statements to goods and services provided by traders to the consumers during or after a commercial transaction. Pursuant to the TDO, any person in the course of any trade or business applies a false trade description to any goods and services or supply or offers to supply them commits an offence and a person also commits the same offence if he/she is in possession for sale or for any purpose of trade or manufacture of any goods with a false description. The TDO also provides that traders may commit an offence if they engage in a commercial practice that has a misleading omission of material information of the goods, an aggressive commercial practice, involves bait advertising, bait and switch or wrong acceptance of payment.

Hong Kong Laws and Regulations relating to Supply of Services

Supply of Services (Implied Terms) Ordinance (Chapter 457 of the Laws of Hong Kong) (“SSITO”), which came into full effect in Hong Kong on October 21, 1994, stipulates that in a contract for the supply of service, where the supplier is acting in the course of a business, there is an implied term that the supplier will carry out the service with reasonable care and skill. The SSITO provides that where, under a contract for the supply of a service by a supplier acting in the course of a business, the time for the service to be carried out is not fixed by the contract, is not left to be fixed in a manner agreed by the contract or is not determined by the course of dealing between the parties, there is an implied term that the supplier will carry out the service within a reasonable time. The SSITO also provides that where, under a contract for the supply of a service, the consideration for the service is not determined by the contract, is not left to be determined in a manner agreed by the contract or is not determined by the course of dealing between the parties, there is an implied term that the party contracting with the supplier will pay a reasonable charge.

Hong Kong Laws and Regulations relating to Exemption Clauses in a Contract

Control of Exemption Clauses Ordinance (Chapter 71 of the Laws of Hong Kong) (“CECO”), which came into full effect in Hong Kong on December 1, 1990 aims to limit the scope where the seller may limit its liability via the terms of the contracts. The CECO provides that unless the concerned terms satisfy the test of reasonableness, a person dealing as consumer cannot by reference to any contract term be made to indemnify another person (whether a party to the contract or not) in respect of liability that may be incurred by the other for negligence or breach of contract.

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Hong Kong Laws and Regulations relating to Obscene and Indecent Article

Pursuant to Control of Obscene and Indecent Articles Ordinance (Chapter 390 of the Laws of Hong Kong) (“COIAO”), which came into full effect in Hong Kong on September 1, 1987, any person who publishes, possesses for the purpose of publication or imports for the purpose of the publication, any obscene article, whether or not he knows that it is an obscene article, may commit an offence and may be liable for a fine and imprisonment. The COIAO provides that it may be an offence to publish any indecent article without sealing such articles in wrappers and displaying a notice as prescribed by the COIAO. It may also be an offence to publish any indecent article to a person under the age of 18 years, whether or not it is known that it is an indecent article or that such person is under the age of 18 years.

Hong Kong Laws and Regulations relating to Intellectual Properties Rights

Trademarks Ordinance (Chapter 559 of the Laws of Hong Kong) (“TMO”), which came into full effect in Hong Kong on April 4, 2003 provides the framework for the Hong Kong’s system of registration of trademarks and sets out the rights attached to a registered trade mark, including logo and a brand name. The TMO restricts unauthorized use of a sign which is identical or similar to the registered mark for identical and/or similar goods and/or services for which the mark was registered, where such use is likely to cause confusion on the part of the public. The TMO provides that a person may also commit a criminal offence if that person fraudulently uses a trademark, including selling and importing goods bearing a forged trade mar, or possessing or using equipment for the purpose of forging a trademark.

Patents Ordinance (Chapter 514 of the Laws of Hong Kong), which came into full effect in Hong Kong on June 27, 1997 provides the framework for “re-registration” system of Chinese, UK and European patents in Hong Kong. Pursuant to Patents (Amendment)Ordinance 2016, which came into full effect in Hong Kong on 19 December 2019 provide a new framework for a new patent system - an “original grant patent” system, running in parallel with the “re-registration” system.

Copyright Ordinance (Chapter 528 of the Laws of Hong Kong) (“Copyright Ordinance”), which came into full effect in Hong Kong on July 13, 2001 provides comprehensive protection for recognized categories of work including artistic work. The Copyright Ordinance restricts certain acts such as copying and/or issuing or making available copies to the public of a copyright work without the authorization from the copyright owner as it may constitute primary infringement. The Copyright Ordinance provides that a person may also incur liability for secondary infringement if that person possesses, sells, distributes or deals with a copy of a work which is, and which he knows or has reason to believe to be, an infringing copy of work for the purposes of or in the course of any trade or business without the consent of the copyright owner.

Hong Kong Laws and Regulations relating to Competition

Competition Ordinance (Chapter 619 of the Laws of Hong Kong) (“Competition Ordinance”), which came into full effect in Hong Kong on December 14, 2015 prohibits and deters undertakings in all sectors from adopting anti-competitive conduct which has the object or effect of preventing, restricting or distorting competition in Hong Kong. The key prohibitions include (i) prohibition of agreements between businesses which have the object or effect of preventing, restricting or distorting competition in Hong Kong; and (ii) prohibiting companies with a substantial degree of market power from abusing their power by engaging in conduct that has the object or effect of preventing, restricting or distorting competition in Hong Kong. The penalties for breaches of the Competition Ordinance include, but are not limited to, financial penalties of up to 10% of the total gross revenues obtained in Hong Kong for each year of infringement, up to a maximum of three years in which the contravention occurs.

Hong Kong Laws and Regulations relating to Employment

Pursuant to Employment Ordinance (Chapter 57 of the Laws of Hong Kong) (“EO”), which came into full effect in Hong Kong on September 27, 1968, all employees covered by the EO are entitled to basic protection under the EO including but not limited to payment of wages, restrictions on wages deductions and the granting of statutory holidays.

Pursuant to Mandatory Provident Fund Schemes Ordinance (Chapter 485 of the Laws of Hong Kong) (“MPFSO”), which came into full effect in Hong Kong on December 1, 2000, every employer must take all practicable steps to ensure that the employee becomes a member of a Mandatory Provident Fund (MPF) scheme. An employer who fails to comply with such a requirement may face a fine and imprisonment. The MPFSO provides that an employer who is employing a relevant employee must, for each contribution period, from the employer’s own funds, contribute to the relevant MPF scheme the amount determined in accordance with the MPFSO.

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Pursuant to Employees’ Compensation Ordinance (Chapter 282 of the Laws of Hong Kong) (“ECO”), which came into full effect in Hong Kong on December 1, 1953, all employers are required to take out insurance policies to cover their liabilities under the ECO and at common law for injuries at work in respect of all of their employees. An employer failing to do so may be liable to a fine and imprisonment.

Pursuant to Minimum Wage Ordinance (Chapter 608 of the Laws of Hong Kong) (“MWO”), which came into full effect in Hong Kong on May 1, 2011, an employee is entitled to be paid wages no less than the statutory minimum wage rate during the wage period. With effect from May 1, 2023, the statutory minimum hourly wage rate is HK$40. Failure to comply with MWO constitutes an offence under EO.

MANAGEMENT

Directors and Executive Officers

The following table sets forth information regarding our executive officers and directors as of the date of this prospectus.

Directors and Executive Officers	Age	Position/Title
Bun Kwai	45	Chief Executive Officer, Director and Chairman of the Board
Wing Kam (Eric) Yeung	41	Chief Financial Officer
Pak Lun (Patrick) Au	38	Director of the Board and Vice President of Finance
Chun San Leung	42	Chief Operating Officer of ManyMany Creations and Director of the Board
Wing Hung (Kevin) Lam	36	Independent Director
Anthony S. Chan	60	Independent Director
Kui Hung (Johnny) Hui	45	Independent Director
Yee Man (Irving) Cheung	41	Independent Director

Biography

Mr. Bun Kwai is our founder and was appointed as a director of the Board on July 29, 2022. He was appointed as the Chief Executive Officer of the Company and Chairman of the Board on June 15, 2023. Since 2013, Mr. Kwai has served as director of Quantum Matrix Ltd., a wholly owned subsidiary of the Company. Since 2005, Mr. Kwai has served as director of ManyMany Creations Ltd., a wholly owned subsidiary of the Company. Mr. Kwai received his bachelor’s degree in digital graphic communication major from Hong Kong Baptist University in 2001.

Mr. Wing Kam (Eric) Yeung was appointed as the Chief Financial Officer of the Company on June 15, 2023. Mr. Yeung has served as the accountant in charge for the accounting department of ManyMany Creations Limited since January 2023. He worked at different international companies as finance manager before joining ManyMany Creations Limited. Mr. Yeung was an auditor at different CPA firms between May 2008 and June 2012. Mr. Yeung received his bachelor degree of business administration in information systems with honors from City University of Hong Kong in 2008 and Mr. Yeung received his master of corporate governance degree from Hong Kong Metropolitan University in 2019. Mr. Yeung is a practising member of Accounting and Financial Reporting Council and Member of Hong Kong Institute of Certified Public Accountants since 2012, a Member of Hong Kong Chartered Governance Institute since 2019 and a Member of The Institute of Chartered Accountants in England and Wales since 2021.

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Mr. Pak Lun (Patrick) Au was appointed as a director of the Board on March 31, 2023. From May 2023 to August 2024, Mr. Au has served as an Executive Director of Lapco Holdings Limited since May 2023. Mr. Au has served as Chief Financial Officer of ManyMany Creations Ltd. since December 2022. Mr. Au has also served as a director of MANC Family Office Ltd. since April 2021 and a director of MMPC World LTD since October 2021. Mr. Au was the Joint Company Secretary of Crosstec Group Holdings Ltd. from October 2022 to September 2023. From June 2021 to August 2022, Mr. Au served as President, CEO and Director MSB Global Capital Corp (OTC Pink: MSBM). From May 2019 to April 2021, Mr. Au served as Vice President Greenpro Capital Corp (NASDAQ: GRNQ). From September 2017 to April 2019, Mr. Au was the Assistant Accounting Manager Hui Kai Financial Group Limited. From January 2016 to May 2017 was an Associate (Financial Accounting) of SBI Securities (Hong Kong) Limited. From May 2013 to October 2015, Mr. Au was an Assistant General Manager & Senior Accountant (Corp. Finance) of Oilco Asia Pacific Limited. From April 2012 to April 2013, Mr. Au was the audit semi-senior of Kaizen Certified Public Accountants Limited. From September 2009 to September 2011, Mr. Au was the audit semi-senior level II of Akin CPA Limited. Mr. Au received his master’s degree of Corporate Governance from The Hong Kong Polytechnic University. Mr. Au is a member of Hong Kong Institute of Certified Public Accountants, The Institute of Chartered Accountants in England and Wales, The Hong Kong Chartered Governance Institute and The Chartered Governance Institute of Chartered Governance Professional.

Mr. Chun San Leung was appointed as a director of the Board on March 31, 2023. Mr. Leung has served as Chief Operating Officer of ManyMany Creations Ltd. since April 2023 and a director of Cubic Creations Limited since September 2022. Mr. Leung was the operation director for both ManyMany Creations Ltd. and Quantum Matrix Ltd. from March 2014 to December 2021. Mr. Leung served in various positions at ManyMany from June 2005 to February 2014, including Animator, Senior Animator, Producer and Technical Director. Mr. Leung received his higher diploma in Multimedia Design & Technology major from The Hong Kong Polytechnic University in 2003.

Mr. Wing Hung (Kevin) Lam was appointed as a director of the Board on April 18, 2024. Mr. Lam has served as Executive Director, Chief Executive Officer, Finance Director. Mr. Lam was the Joint Company Secretary of Crosstec Group Holdings Limited (stock code: 3893.HK) from April 2017 to September 2023. Mr. Lam was a manager, audit and Assurance of Ernst & Young Hong Kong from October 2010 to April 2017. Mr. Lam received his Bachelor of Business Administration with Honors in Accounting from The Hong Kong Polytechnic University in 2010. Mr. Lam is a member of Hong Kong Institute of Certified Public Accountants and The Institute of Chartered Accountants in England and Wales.

Mr. Anthony S. Chan was appointed as a director of the Board on April 18, 2024. Since November 2021, Mr. Chan has served as the Chief Financial Officer of Sharing Services Global Corporation (OTC: SHRG) and from February 2022 to March 2024, Mr. Chan served as the Chief Operating Officer of Alset Inc. (Nasdaq: AEI). Mr. Chan is a certified public accountant (“CPA”) registered with the State of New York and he has served as President and Co-founder of CA Global Consulting Inc. since 2014 and as Director of Assurance and Advisory Services of Wei, Wei & Co., LLP, a PCAOB-registered public accounting firm, since February 2020. Previously, Mr. Chan served as Chief Financial Officer of SPI Energy Co., Ltd. (NASDAQ:SPI) from 2019 to 2020, as Chief Financial Officer of Helo Corp. (OTC:HLOC) from 2017 to 2019 and as Chief financial Officer of Sino-Global Shipping America, Ltd. from 2013 to 2015. Mr. Chan was a partner at three full-service CPA firms in New York, namely, UHY LLP from 2012 to 2013, Friedman LLP from 2011 to 2012 and Berdon LLP from 2007 to 2011. Mr. Chan received a Bachelor of Arts degree in Accounting and Economics from Queens College, City University of New York (“CUNY”) in 1987 and a Master of Business Administration degree in Finance and Investments from Baruch College, CUNY in 1989.

Mr. Kui Hung (Johnny) Hui was appointed as a director of the Board on April 18, 2024. Mr. Hui served as Regional Sales Director – North Asia for Splunk, Inc. from 2022 to April 2023. Mr. Hui was Senior Sales Director, Enterprise & Public Sector of Cisco Hong Kong from 2018 to 2021 and the associate director for Hong Kong & Macau regions of Alibaba Cloud Hong Kong from 2017 to 2018. Mr. Hui was the head of sales for strategic account of government, media & enterprise for Akamai Hong Kong Limited from 2013 to 2017 and was a manager of Health & Public Service of Accenture from 2021 to 2013. Mr. Hui received his Bachelor of Science degree in Computer Networks of Middlesex University in London in 2006.

Ms. Yee Man (Irving) Cheung was appointed as a director of the Board on April 18, 2024. Ms. Cheung has served as a director of Mitsu Visual Limited since 2020, as a director of ELF Lab Limited since 2021, as a production designer of ELF Messy Floor Limited since 2018. Ms. Cheung has served as a committee member of Federation of Hong Kong Filmmakers since 2023, as an executive committee member of Hong Kong Film Arts Association since 2017. Ms. Cheung received her Diploma of Art & Design Foundation from Camberwell Colleges of Art & Design of University of the Arts in London, United Kingdom in 2002. She received her BA (Hon.) Bachelor of Fine Art – New Media from Chelsea College of Art & Design of University of the Arts in London, United Kingdom in 2005. Ms. Cheung received her Master of Fine Art (Distinction) from Hong Kong Art School of RMIT University Melbourne in Hong Kong in 2017. Ms. Cheung was nominated for the Best Art Direction in 2022, 2018 and 2013 and for the Best Costume & Makeup Design in 2018 at Hong Kong Film Awards. Ms. Cheung also received multiple awards for the works of The Genius& Dream Wanderlust which was directed by Irving Cheung and Philip Chan.

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Employment Agreements, Director Agreements and Indemnification Agreements

We have entered into employment agreements with each of our executive officers. Pursuant to these agreements, each of our executive officers is employed for an initial term of two years, renewable upon mutual agreement of the Company and the executive officer.

The executive officers are entitled to a fixed salary and to participate in our equity incentive plans, if any, and other company benefits, each as determined by the board of directors from time to time.

We may terminate the executive officer’s employment for cause, at any time, without notice or remuneration, for certain acts, such as conviction or plea of guilty to a felony or grossly negligent or dishonest acts to our detriment, or material breach of any term of any employment or other services, confidentiality, intellectual property or non-competition agreements with the Company. In such case, the executive officer will solely be entitled to accrued and unpaid salary through the effective date of such termination, and his/her right to all other benefits will terminate, except as required by any applicable law. The executive officer is not entitled to severance payments upon any termination.

The executive officer may voluntarily terminate his/her employment for any reason, and such termination shall take effect 30 days after the receipt by the Company of the notice of termination. Upon the effective date of such termination, the executive officer shall be entitled to (a) accrued and unpaid salary and vacation through such termination date; and (b) all other compensation and benefits that were vested through such termination date. In the event the executive officer is terminated without notice, it shall be deemed a termination by the Company for cause.

Each of our executive officers has agreed not to use for his or her personal purposes nor divulge, furnish, or make accessible to anyone or use in any way (other than in the ordinary course of the business of the Company) any confidential or secret information or knowledge of the Company, whether developed by him or herself or by others.

In addition, each executive officer has agreed to be bound by non-competition restrictions during the term of his or her employment and for six months following the last date of employment.

Each executive officer also has agreed not to (i) solicit or induce, on his or her own behalf or on behalf of any other person or entity, any employee of the Company or any of its affiliates to leave the employ of the Company or any of its affiliates; or (ii) solicit or induce, on his or her own behalf or on behalf of any other person or entity, any customer or prospective customer of the Company or any of their respective affiliates to reduce its business with the Company or any of its affiliates.

We have entered into director agreements with each of our independent directors, which agreements set forth the terms and provisions of their respective engagements.

In addition, we have entered into indemnification agreements with each of our directors and executive officers that provide such persons with additional indemnification beyond that provided in our current Memorandum and Articles of Association.

Compensation of Directors and Executive Officers

For the six months ended March 31, 2024 and 2023, we paid $109,840 and $75,510 to our executive officers for their services and we did not pay our directors for their services solely as our directors during the six months ended March 31, 2024 and 2023. We have not set aside or accrued any amount to provide pension, retirement or other similar benefits to our executive officers and directors. Our Hong Kong subsidiaries are required by law to make contributions Mandatory Provident Fund (MPF) for each employee.

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Board of Directors and Committees

Our board of directors currently consists of seven directors. The NASDAQ Capital Market corporate governance rules require that a majority of an issuer’s board of directors must consist of independent directors. We have a majority of independent directors serving on our board of directors. Although as a foreign private issuer we are permitted to follow the corporate governance practice of the Cayman Islands, which does not require a majority of independent directors on our board, we elect to follow the NASDAQ corporate governance rules at this time.

Our board of directors may exercise all the powers of our Company to borrow money, mortgage its undertaking, property and uncalled capital, and issue debentures or other securities whenever money is borrowed or as security for any obligation of our Company or of any third party. None of our non-executive directors has a service contract with us that provides for severance payments upon termination of service.

We have established an Audit Committee, a Compensation Committee, and a Corporate Governance and Nominating Committee. Each of the committees of the board of directors is described below.

Audit Committee

Anthony S. Chan, Wing Hung (Kevin) Lam and Kui Hung (Johnny) Hui are members of our Audit Committee; Anthony S. Chan serves as the chairman of the Audit Committee. All members of our Audit Committee satisfy the independence standards promulgated by the SEC and by NASDAQ as such standards apply specifically to members of audit committees.

We have adopted and approved a charter for the Audit Committee. In accordance with our Audit Committee Charter, our Audit Committee shall:

●	evaluate the independence and performance of, and assess the qualifications of, our independent auditor, and engage such independent auditor;

●	approve the plan and fees for the annual audit, quarterly reviews, tax and other audit-related services, and approve in advance any non-audit service to be provided by the independent auditor;

●	monitor the independence of the independent auditor and the rotation of partners of the independent auditor on our engagement team as required by law;

●	review the financial statements to be included in our Annual Report on Form 20-F and Current Reports on Form 6-K and review with management and the independent auditors the results of the annual audit and reviews of our quarterly financial statements;

●	oversee all aspects of our systems of internal accounting control and corporate governance functions on behalf of the board of directors;

●	review and approve in advance any proposed related-party transactions and report to the full board of directors on any approved transactions; and

●	provide oversight assistance in connection with legal, ethical, and risk management compliance programs established by management and the board of directors, including Sarbanes-Oxley Act implementation, and make recommendations to the board of directors regarding corporate governance issues and policy decisions.

We have determined that Anthony S. Chan possesses accounting or related financial management experience that qualifies him as an “audit committee financial expert” as defined by the rules and regulations of the SEC.

Compensation Committee

Wing Hung (Kevin) Lam, Anthony S. Chan and Kui Hung (Johnny) Hui are members of our Compensation Committee; Wing Hung (Kevin) Lam serves as the chairman of the Compensation Committee. All members of our Compensation Committee are qualified as independent under the current definition promulgated by NASDAQ. We have adopted a charter for the Compensation Committee.

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In accordance with the Compensation Committee’s Charter, the Compensation Committee is responsible for overseeing and making recommendations to the board of directors regarding the salaries and other compensation of our executive officers and general employees and providing assistance and recommendations with respect to our compensation policies and practices. The Compensation Committee shall:

●	approve compensation principles that apply generally to Company employees;

●	make recommendations to the board of directors with respect to incentive compensation plans and equity-based plans taking into account the results of the most recent rules to provide the shareholders with an advisory vote on executive compensation, generally known as “Say on Pay Votes” (Section 951 in The Dodd-Frank Wall Street Reform and Consumer Protection Act), if any;

●	administer and otherwise exercise the various authorities prescribed for the Compensation Committee by the Company’s incentive compensation plans and equity-based plans;

●	select a peer group of companies against which to benchmark/compare the Company’s compensation systems for principal officers elected by the board of directors;

●	annually review the Company’s compensation policies and practices and assess whether such policies and practices are reasonably likely to have a material adverse effect on the Company;

●	determine and oversee stock ownership guidelines and stock option holding requirements, including periodic review of compliance by principal officers and members of the board of directors;

Corporate Governance and Nominating Committee

Kui Hung (Johnny) Hui, Wing Hung (Kevin) Lam and Yee Man (Irving) Cheung are members of our Corporate Governance and Nominating Committee; Kui Hung (Johnny) Hui serves as the chairman of the Corporate Governance and Nominating Committee. All members of our Corporate Governance and Nominating Committee are qualified as independent under the current definition promulgated by NASDAQ. We have adopted a charter for the Corporate Governance and Nominating Committee.

In accordance with its charter, the Corporate Governance and Nominating Committee is responsible for identifying and proposing new potential director nominees to the board of directors for consideration and reviewing our corporate governance policies. The Corporate Governance and Nominating shall:

●	Identify and screen individuals qualified to become Board members consistent with the criteria approved by the board of directors, and recommend to the board of directors’ director nominees for election at the next annual or special meeting of shareholders at which directors are to be elected or to fill any vacancies or newly created directorships that may occur between such meetings;

●	Recommend directors for appointment to Board committees;

●	Make recommendations to the board of directors as to determinations of director independence;

●	Oversee the evaluation of the board of directors;

●	Make recommendations to the board of directors as to compensation for the Company’s directors; and

●	Review and recommend to the board of directors the Corporate Governance Guidelines and Code of Business Conduct and Ethics for the Company.

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Director Independence

Our board of directors reviewed the materiality of any relationship that each of our directors has with us, either directly or indirectly, and the Company has determined that Wing Hung (Kevin) Lam, Anthony Chan, Kui Hung (Johnny) Hui and Yee Man (Irving) Cheung are “independent directors” as defined by NASDAQ.

Code of Ethics

We have adopted a code of ethics that applies to all executive officers, directors, and employees. The code of ethics codifies the business and ethical principles that govern all aspects of our business.

Family Relationships

There is no family relationship among any of our directors or executive officers.

Duties of Directors

Under the laws of the Cayman Islands, directors have a fiduciary duty to act honestly in good faith with a view to the company’s best interests. Our directors also have a duty to exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances. It was previously considered that a director need not exhibit in the performance of his or her duties a greater degree of skill than may reasonably be expected from a person of his or her knowledge and experience. However, English and Commonwealth courts have moved towards an objective standard with regard to the required skill and care and these authorities are likely to be followed in the Cayman Islands. A shareholder has the right to seek damages if a duty owed by the directors is breached.

Terms of Directors and Officers

Our directors may be elected by a resolution of our board of directors or an ordinary resolution of our shareholders. Our directors are not subject to a term of office and hold office until they are removed from office by ordinary resolution of our shareholders. A director will cease to be a director if, among other things, the director if he or she (a) becomes bankrupt or makes any arrangement or composition with his creditors; (b) dies or is found to be or becomes of unsound mind; (c) resigns his office by notice in writing to the Company; (d) without special leave of absence from the Directors, is absent from meetings of the Board for three consecutive meetings and the Board resolves that his office be vacated; or (e) is removed from office pursuant to any other provision of the Memorandum and Articles of Association.

Our officers are elected by and serve at the discretion of the board of directors.

PRINCIPAL SHAREHOLDERS

The following table sets forth information regarding the beneficial ownership of our Ordinary Shares as of the date of this prospectus by our officers, directors, and 5% or greater beneficial owners of Ordinary Shares. There is no other person or group of affiliated persons known by us to beneficially own 5% or more of our Ordinary Shares.

We have determined beneficial ownership in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities. The person is also deemed to be a beneficial owner of any security, of which that person has a right to acquire beneficial ownership within 60 days.

Applicable percentage ownership prior to the offering is based on 17,206,342 Ordinary Shares issued and outstanding as of the date of this prospectus. The table also lists the percentage ownership after this offering based on Ordinary Shares issued and outstanding immediately after the completion of this offering sale of 5,239,500 Ordinary Shares.

The address of our directors and executive officers is Unit 1301, Block C, Sea View Estate, 8 Watson Road, Tin Hau, Hong Kong.

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Unless otherwise indicated, the person identified in this table has sole voting and investment power with respect to all shares shown as beneficially owned by him, subject to applicable community property laws.

Name of Beneficial Owners	Ordinary Shares Beneficially Owned Prior to This Offering		Ordinary Shares Beneficially Owned After This Offering
Directors and Executive Officers:	Number	%	Number	%

Bun Kwai (1)	8,254,000	47.97%	8,254,000	47.97%
Wing Kam (Eric) Yeung	-		-
Pak Lun (Patrick) Au	-		-
Chun San Leung	-		-
Kui Hung (Johnny) Hui	-		-
Wing Hung (Kevin) Lam	-		-
Anthony S. Chan	-		-
Yee Man (Irving) Cheung	-		-
All directors and executive officers as a group (8 individuals)	8,254,000	47.97%	8,254,000	47.97%

5% or Greater Shareholders:
Fortune Wings Ventures Limited (1)	8,254,000	47.97%	8,254,000	47.97%
Lasting Success Holdings Limited (2)	1,506,000	8.75%	1,506,000	8.75%
MSB Global Capital Corp (2)	1,506,000	8.75%	1,506,000	8.75%
Kwai Ming Clive Hui (2)	1,506,000	8.75%	1,506,000	8.75%

Note(s):

(1)	Represents 8,254,000 Ordinary Shares owned by Fortune Wings ventures Limited. Mr. Bun Kwai, Chairman of our Board and Chief Executive Officer of the Company, is the sole director and shareholder of Fortune Wings Ventures Limited. The registered address of Fortune Wings Ventures Limited is Vistra Corporate Services Centre, Wickhams Cay II, Road Town, Tortola, VG1110, British Virgin Islands.

(2)	Represents 1,506,000 Ordinary Shares directly owned by Lasting Success Holdings Limited, which is 100% owned by MSB Infinitus Limited. MSB Infinitus is 100% owned by MSB Global Capital Corp and Mr. Kwai Ming Clive Hui owns more than 50% voting power of MSB Global Capital Corp. The registered address of Lasting Success Holdings Limited is Vistra Corporate Services Centre, Wickhams Cay II, Road Town, Tortola, VG1110, British Virgin Islands. The registered address of MSB Infinitus Limited is Craigmuir Chambers, Road Town, Tortola, VG 1110, British Virgin Islands. The address of MSB Global Capital Corp. is 50 West Liberty Street, Suite 880, Reno, Nevada and address for Mr. Kwai Ming Clive Hui is 3/F, BLK 3, Jasper Crt, 39 Ma Fung Ling Rd. Ping Shan Yuen Long NT, Hong Kong.

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RELATED PARTY TRANSACTIONS

Employment Agreements, Director Agreements and Indemnification Agreements

See “Management—Employment Agreements, Director Agreements and Indemnification Agreements.”

The table below sets forth related party transaction as of March 31, 2024:

The summary of amount due to related parties as the following:

		March 31, 2024	September 30, 2023
Due to related parties consist of the following:
Mr. Bun Kwai	Due to shareholders	23,147	20,791
Mr. Bun Kwai	Accrued liabilities and other payables	10,861	10,855
Mr. Chun San Leung*	Accrued liabilities and other payables	2,214	2,107
Mr. Pak Lun Patrick Au*	Accrued liabilities and other payables	5,047	4,852
MSB Infinitus Limited ***	Due to shareholders	1,607,022	1,219,447
		$1,648,291	$1,258,052

The amounts due to related parties are unsecured, interest free with no specific repayment terms.

In addition to the transactions and balances detailed elsewhere in these consolidated financial statements, the Company had the following transactions with related parties:

	For the six months ended
	March 31,
	2024	2023

Service fee to Cubic Creation Limited**	-	48,218
Salary to Mr. Bun Kwai	66,210	55,492
Salary to Mr. Chun San Leung*	13,303	-
Salary to Mr. Pak Lun Patrick Au*	30,327	20,018

* Mr. Chun San Leung and Mr. Pak Lun Patrick Au are the directors of QMMM Holdings Limited.

** Cubic Creations Limited is fully owned by Mr. Chun San Leung.

*** MSB Infinitus Limited is the sole shareholder of Lasting Success Holdings Limited which is a shareholder of the Company.

DESCRIPTION OF SHARE CAPITAL

We are a Cayman Islands exempted company with limited liability and our affairs are governed by our memorandum and articles of association, as amended and restated from time to time. Our and the Companies Act, and common law of the Cayman Islands.

As of the date of this prospectus, our authorized share capital is US$50,000.00 divided into 500,000,000 Ordinary Shares of a par value of US$ 0.0001 each. As of the date of this prospectus, 17,206,342 Ordinary Shares were issued.

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Our Memorandum and Articles of Association

Ordinary Shares

Dividends. Subject to any rights or restrictions for the time being attached to any class or classes of shares, our Board may, from time to time, declare dividends on the shares issued and authorize payment of the dividends out of our lawfully available funds. No dividends shall be declared by the board out of our Company except the following:

●	profits; or

●	“share premium account,” which represents the excess of the price paid to our Company on issue of its shares over the par or “nominal” value of those shares, which is similar to the U.S. concept of additional paid in capital.

However, no dividend shall bear interest against the Company.

Voting Rights. Subject to any rights or restrictions for the time being attached to any class or classes of shares, on a show of hands every shareholder of record present in person or by proxy at a general meeting shall have one vote and on a poll every shareholder of record present in person or by proxy shall have one vote for each share registered in his name in the register of Members. An ordinary resolution to be passed at a meeting by the shareholders requires the affirmative vote of a simple majority of the votes attaching to the Ordinary Shares cast at a meeting, while a special resolution requires the affirmative vote of no less than two-thirds of the votes cast attaching to the outstanding Ordinary Shares at a meeting. A special resolution will be required for important matters such as making changes to our memorandum and articles of association.

Winding Up; Liquidation. Upon the winding up of our company, after the full amount that holders of any issued shares ranking senior to the Ordinary Shares as to distribution on liquidation or winding up are entitled to receive has been paid or set aside for payment, the holders of our Ordinary Shares are entitled to receive any remaining assets of the Company available for distribution as determined by the liquidator. The assets received by the holders of our Ordinary Shares in a liquidation may consist in whole or in part of property, which is not required to be of the same kind for all shareholders.

Calls on Ordinary Shares and Forfeiture of Ordinary Shares. Our board of directors may from time to time make calls upon shareholders for any amounts unpaid on their Ordinary Shares in a notice served to such shareholders at least 14 calendar days prior to the specified time and place of payment. Any Ordinary Shares that have been called upon and remain unpaid are subject to forfeiture.

Redemption, Repurchase and Surrender of Ordinary Shares. We may issue shares that are, or at its option or at the option of the holders are, subject to redemption on such terms and in such manner as it may, before the issue of the shares, determine. Under the Companies Act, shares of a Cayman Islands exempted company may be redeemed or repurchased out of profits of the company, out of the proceeds of a fresh issue of shares made for that purpose or out of capital, provided the memorandum and articles authorize this and it has the ability to pay its debts as they come due in the ordinary course of business.

No Preemptive Rights. Holders of Ordinary Shares will have no preemptive or preferential right to purchase any securities of our company.

Variation of Rights Attaching to Shares. All or any of the special rights attached to any class of shares may, subject to the provisions of the Companies Act, be materially adversely varied with the written consent of the holders of all of the issued shares of that class or with the sanction of an ordinary resolution passed at a general meeting of the holders of the shares of that class. The rights conferred upon the holders of the shares of any class issued shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation or issue of further shares ranking pari passu with such existing class of shares.

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Anti-Takeover Provisions. Some provisions of our current Memorandum and Articles of Association may discourage, delay or prevent a change of control of our Company or management that shareholders may consider favorable, including provisions that authorize our board of directors to issue preferred shares in one or more series and to designate the price, rights, preferences, privileges and restrictions of such preferred shares without any further vote or action by our shareholders.

Exempted Company. We are an exempted company with limited liability under the Companies Act. The Companies Act distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary company except that an exempted company:

●	does not have to file an annual return of its shareholders with the Registrar of Companies;

●	is not required to open its register of members for inspection;

●	does not have to hold an annual general meeting;

●	may issue shares with no par value;

●	may obtain an undertaking against the imposition of any future taxation (such undertakings are usually given for 20 years in the first instance);

●	may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

●	may register as a limited duration company; and

●	may register as a segregated portfolio company.

“Limited liability” means that the liability of each shareholder is limited to the amount unpaid by the shareholder on the shares of the company (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil).

Warrants

There are no outstanding warrants to purchase any of our securities.

Options

There are no outstanding options to purchase any of our securities.

Differences in Corporate Law

The Companies Act is modeled after that of English law but does not follow many recent English law statutory enactments. In addition, the Companies Act differs from laws applicable to United States corporations and their shareholders. Set forth below is a summary of the significant differences between the provisions of the Companies Act applicable to us and the laws applicable to companies incorporated in the State of Delaware.

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Mergers and Similar Arrangements.

The Companies Act permits mergers and consolidations between Cayman Islands companies and between Cayman Islands companies and non-Cayman Islands companies. For these purposes, (i) “merger” means the merging of two or more constituent companies and the vesting of their undertaking, property and liabilities in one of such companies as the surviving company, and (ii) a “consolidation” means the combination of two or more constituent companies into a consolidated company and the vesting of the undertaking, property and liabilities of such companies to the consolidated company. In order to effect such a merger or consolidation, the directors of each constituent company must approve a written plan of merger or consolidation, which must then be authorized by (a) a special resolution of the shareholders of each constituent company, and (b) such other authorization, if any, as may be specified in such constituent company’s articles of association. The written plan of merger or consolidation must be filed with the Registrar of Companies of the Cayman Islands together with a declaration as to the solvency of the surviving or consolidated company, a declaration as to the assets and liabilities of each constituent company and an undertaking that a copy of the certificate of merger or consolidation will be given to the members and creditors of each constituent company and that notification of the merger or consolidation will be published in the Cayman Islands Gazette. Court approval is not required for a merger or consolidation that is effected in compliance with these statutory procedures.

A merger between a Cayman parent company and its Cayman subsidiary or subsidiaries does not require authorization by a resolution of shareholders of that Cayman subsidiary if a copy of the plan of merger is given to every member of that Cayman subsidiary to be merged unless that member agrees otherwise. For this purpose a company is a “parent” of a subsidiary if it holds issued shares that together represent at least 90.0% of the votes at a general meeting of the subsidiary.

The consent of each holder of a fixed or floating security interest over a constituent company is required unless this requirement is waived by a court in the Cayman Islands.

Save in certain limited circumstances, a shareholder of a Cayman constituent company who dissents from the merger or consolidation is entitled to payment of the fair value of his shares (which, if not agreed between the parties, will be determined by the Cayman Islands court) upon dissenting to the merger or consolidation; provided that the dissenting shareholder complies strictly with the procedures set out in the Companies Act. The exercise of dissenter rights will preclude the exercise by the dissenting shareholder of any other rights to which he or she might otherwise be entitled by virtue of holding shares, save for the right to seek relief on the grounds that the merger or consolidation is void or unlawful.

Separate from the statutory provisions relating to mergers and consolidations, the Companies Act also contains statutory provisions that facilitate the reconstruction and amalgamation of companies by way of schemes of arrangement; provided that the arrangement is approved by (a) 75% in value of the shareholders or class of shareholders, or (b) a majority in number representing 75% in value of the creditors or class of creditors, as the case may be, that are present and voting either in person or by proxy at a meeting, or meetings convened for that purpose. The convening of the meetings and subsequently the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder has the right to express to the court the view that the transaction ought not to be approved, the court can be expected to approve the arrangement if it determines that:

●	the statutory provisions as to the required majority vote have been met;

●	the shareholders have been fairly represented at the meeting in question and the statutory majority are acting bona fide without coercion of the minority to promote interests adverse to those of the class;

●	the arrangement is such that may be reasonably approved by an intelligent and honest man of that class acting in respect of his interest; and

●	the arrangement is not one that would more properly be sanctioned under some other provision of the Companies Act.

The Companies Act also contains a statutory power of compulsory acquisition, which may facilitate the “squeeze out” of dissentient minority shareholders upon a tender offer. When a tender offer is made and accepted by holders of 90.0% of the shares affected within four months, the offeror may, within a two-month period commencing on the expiration of such four-month period, require the holders of the remaining shares to transfer such shares to the offeror on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands but this is unlikely to succeed in the case of an offer that has been so approved unless there is evidence of fraud, bad faith or collusion. If an arrangement and reconstruction is thus approved, the dissenting shareholder would have no rights comparable to appraisal rights, which would otherwise ordinarily be available to dissenting shareholders of certain Delaware corporations, providing rights to receive payment in cash for the judicially determined value of the shares where the vote of shareholders is required to approve the transaction.

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Shareholders’ Suits. In principle, we will normally be the proper plaintiff to sue for a wrong done to us as a company, and as a general rule a derivative action may not be brought by a minority shareholder. However, based on English authorities, which would in all likelihood be of persuasive authority in the Cayman Islands, the Cayman Islands court can be expected to apply and follow the common law principles (namely the rule in Foss v. Harbottle and the exceptions thereto, which limits the circumstances in which a shareholder may bring a derivative action on behalf of the company or a personal action to claim loss which is reflective of loss suffered by the company) which permit a minority shareholder to commence a class action against, or derivative actions in the name of, a company to challenge the following:

●	a company acts or proposes to act illegally or ultra vires;

●	the act complained of, although not ultra vires, could only be effected duly if authorized by more than a simple majority vote that has not been obtained; and

●	those who control the company are perpetrating a “fraud on the minority.

A shareholder may have a direct right of action against us where the individual rights of that shareholder have been infringed or are about to be infringed.

Indemnification of Directors and Executive Officers and Limitation of Liability. Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our current memorandum and articles of association permit indemnification of officers and directors out of the assets of the Company against any liability incurred by them as a result of any act or failure to act in carrying out their functions other than such liability (if any) that they may incur by their own actual fraud or willful default. This standard of conduct is similar to but little more lax than that permitted under the Delaware General Corporation Law for a Delaware corporation, which permits indemnification if the person to be indemnified acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Delaware corporation, and, with respect to any criminal action or proceeding, such person to be indemnified had no reasonable cause to believe such person’s conduct was unlawful. In addition, we have entered into indemnification agreements with our directors and executive officers that provide such persons with additional indemnification beyond that provided in our current memorandum and articles of association.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Directors’ Fiduciary Duties. Under Delaware corporate law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction and base such director’s decision on such information. In doing so, a Delaware director is entitled to rely in good faith on corporation’s records and on information, opinions, reports or statements presented to the board by the company’s officers, employees or board committees, or by other parties as to matters the director reasonably believes are within such other parties’ professional or expert competence and who have been selected for the company with reasonable care. Further, Delaware corporations may include in their certificates of incorporation an exculpation provision for the benefit of its directors. At its maximum strength, such an exculpatory provision eliminates the personal liability of a director to the corporation or its stockholders for monetary damages for breaches of the duty of care (but not, among other things, breaches of the duty of loyalty). The duty of loyalty requires that a director acts independently and in a manner he reasonably believes to be in the best interests of the corporation. He must not use his corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interest of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation (the “Business Judgement Rule”). However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. To rebut the presumption, a party attempting to so rebut has the burden of presenting evidence that directors were at least grossly negligent in not becoming adequately informed or were motivated by interests other than those of the company’s stockholders as a whole (or acted in bad faith by consciously disregarding a known duty). Should such evidence be presented concerning a transaction by a director, the director must prove the procedural fairness of the transaction, and that the transaction was of fair value to the corporation.

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As a matter of Cayman Islands law, a director of a Cayman Islands company is in the position of a fiduciary with respect to the company and therefore it is considered that he or she owes the following duties to the company—a duty to act bona fide in the best interests of the company, a duty not to make a profit based on his or her position as director (unless the company permits him or her to do so) and a duty not to put himself or herself in a position where the interests of the company conflict with his or her personal interest or his or her duty to a third party, and a duty to exercise powers for the purpose for which such powers were intended. A director of a Cayman Islands company owes to the company a duty to act with skill and care. It was previously considered that a director need not exhibit in the performance of his or her duties a greater degree of skill than may reasonably be expected from a person of his or her knowledge and experience. However, English and Commonwealth courts have moved towards an objective standard with regard to the required skill and care and these authorities are likely to be followed in the Cayman Islands.

Shareholder Action by Written Consent. Under the Delaware General Corporation Law, a corporation may eliminate the right of shareholders to act by written consent by amendment to its certificate of incorporation. Cayman Islands law and our Memorandum and Articles of Association provide that shareholders may approve corporate matters by way of a unanimous written resolution signed by or on behalf of each shareholder who would have been entitled to vote on such matter at a general meeting without a meeting being held.

Shareholder Proposals. Under the Delaware General Corporation Law, the by-laws may afford shareholders the right to put any proposal before the annual meeting of shareholders, provided it complies with the notice provisions in the governing documents. A special meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings.

Cayman Islands law does not provide shareholders any right to put proposals before a meeting or requisition a general meeting. However, these rights may be provided in the memorandum and articles of association. Pursuant to our current Memorandum and Articles of Association, a shareholders’ requisition is a requisition of shareholders of the Company holding at the date of deposit of the requisition not less than ten percent in par value of the capital of the Company as at the date carries the right of voting at general meetings of the Company. As a Cayman Islands exempted company, we are not obliged by law to call shareholders’ annual general meetings.

Cumulative Voting. Under the Delaware General Corporation Law, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation specifically provides for it. Cumulative voting potentially facilitates the representation of minority shareholders on a board of directors since it permits the minority shareholder to cast all the votes to which the shareholder is entitled on a single director, which increases the shareholder’s voting power with respect to electing such director. There are no prohibitions in relation to cumulative voting under the laws of the Cayman Islands but our current Memorandum and Articles of Association do not provide for cumulative voting. As a result, our shareholders are not afforded any fewer protections or rights on this issue than shareholders of a Delaware corporation.

Removal of Directors. Under the Delaware General Corporation Law, a director of a corporation with a classified board may be removed only for cause with the approval of a majority of the outstanding shares entitled to vote at an election of directors, unless the certificate of incorporation provides otherwise. Under our current Memorandum and Articles of Association, directors may be removed by an ordinary resolution of our shareholders. A director will also cease to be a director if he (i) becomes bankrupt or makes any arrangement or composition with his creditors; (ii) dies or is found to be or becomes of unsound mind; (iii) resigns his office by notice in writing; (iv) without special leave of absence from our board, is absent from meetings of our board for three consecutive meetings and our board resolves that his office be vacated; or (v) is removed from office pursuant to any other provision of our articles of association.

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Transactions with Interested Shareholders. The Delaware General Corporation Law contains a business combination statute applicable to Delaware corporations whereby, unless the corporation has specifically elected not to be governed by such statute by amendment to its certificate of incorporation, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or a group who or which owns or owned 15% or more of the target’s outstanding voting share within the past three years. This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction which resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware corporation to negotiate the terms of any acquisition transaction with the target’s board of directors.

Cayman Islands law has no comparable statute. As a result, we cannot avail ourselves of the types of protections afforded by the Delaware business combination statute. However, although Cayman Islands law does not regulate transactions between a company and its significant shareholders, it does provide that such transactions must be entered into bona fide in the best interests of the company and not with the effect of constituting a fraud on the minority shareholders.

Dissolution; Winding up. Under the Delaware General Corporation Law, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a super majority voting requirement in connection with dissolutions initiated by the board. Under Cayman Islands law, a company may be wound up by either an order of the courts of the Cayman Islands or by a special resolution of its members or, if the company is unable to pay its debts as they fall due, by an ordinary resolution of its members. The court has authority to order winding up in a number of specified circumstances including where it is, in the opinion of the court, just and equitable to do so. Under the Companies Act (as revised) and our current Memorandum and Articles of Association, our company may be dissolved, liquidated or wound up by a special resolution of our shareholders.

Variation of Rights of Shares. Under the Delaware General Corporation Law, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class. Under Cayman Islands law and our current Memorandum and Articles of Association, if at any time the share capital of the Company is divided into different classes of shares, the rights attached to any class (unless otherwise provided by the terms of issue of the shares of that class) may, whether or not the Company is being wound up, be varied with the consent in writing of the holders of three-quarters of the issued shares of that class, or with the sanction of a special resolution passed at a general meeting of the holders of the shares of that class.

Amendment of Governing Documents. Under the Delaware General Corporation Law, a corporation’s governing documents may be amended with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides for a greater required number of shares for approval. As permitted by Cayman Islands law, our current Memorandum and Articles of Association may only be amended with a special resolution of our shareholders.

Rights of Non-resident or Foreign Shareholders. There are no limitations imposed by our current memorandum and articles of association on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our shares. In addition, there are no provisions in our current Memorandum and Articles of Association governing the ownership threshold above which shareholder ownership must be disclosed.

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TAXATION

The following discussion of material Cayman Islands, Hong Kong and United States federal income tax consequences of an investment in our Ordinary Shares is based upon laws and relevant interpretations thereof in effect as of the date of this prospectus, all of which are subject to change. This discussion does not deal with all possible tax consequences relating to an investment in our Ordinary Shares, such as the tax consequences under state, local and other tax laws. To the extent that the discussion relates to matters of Cayman Islands tax law, it represents the opinion of Travers Thorp Alberga, our Cayman Islands counsel. To the extent that the discussion relates to matters of Hong Kong tax law, it represents the opinion of David Fong & Co, our Hong Kong counsel.

Cayman Islands Taxation

The Cayman Islands currently levies no taxes on individuals or corporations based upon profits, income, gains or appreciation and there is no taxation in the nature of inheritance tax or estate duty. There are no other taxes likely to be material to us levied by the government of the Cayman Islands except for stamp duties which may be applicable on instruments executed in, or, after execution, brought within the jurisdiction of the Cayman Islands. The Cayman Islands is not party to any double tax treaties that are applicable to any payments made to or by our company. There are no exchange control regulations or currency restrictions in the Cayman Islands.

Payments of dividends and capital in respect of our Ordinary Shares will not be subject to taxation in the Cayman Islands and no withholding will be required on the payment of a dividend or capital to any holder of our Ordinary Shares, nor will gains derived from the disposal of our Ordinary Shares be subject to Cayman Islands income or corporation tax.

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Hong Kong Taxation

The following summary of certain relevant taxation provisions under the laws of Hong Kong is based on current law and practice and is subject to changes therein. This summary does not purport to address all possible tax consequences relating to purchasing, holding or selling our Ordinary Shares, and does not take into account the specific circumstances of any particular investors, some of whom may be subject to special rules. Accordingly, holders or prospective purchasers (particularly those subject to special tax rules, such as banks, dealers, insurance companies and tax-exempt entities) should consult their own tax advisers regarding the tax consequences of purchasing, holding or selling our Ordinary Shares. As advised by David Fong & Co., our counsel with respect to Hong Kong law, under the current laws of Hong Kong:

●	No profit tax is imposed in Hong Kong in respect of capital gains from the sale of the Ordinary Shares.

●	Revenues gains from the sale of our Ordinary Shares by persons carrying on a trade, profession or business in Hong Kong where the gains are derived from or arise in Hong Kong from the trade, profession or business will be subject to Hong Kong profits tax, which is currently imposed at the rate of 16.5% and 15% on corporations and unincorporated businesses, respectively, and at a maximum rate of 15% on individuals. A two-tiered profits tax rates regime applies: 8.25% for corporation and 7.5% for unincorporated businesses and individuals on the first HK$2 million of assessable profit, and 16.5% for corporation and 15% for unincorporated businesses and individuals on the remainder of assessable profits.

●	Gains arising from the sale of Ordinary Shares, where the purchases and sales of the Ordinary Shares are effected outside of Hong Kong, such as in the Cayman Islands, are not subject to Hong Kong profits tax.

According to the current tax practice of the Hong Kong Inland Revenue Department, dividends paid on the Ordinary Shares are not subject to any Hong Kong tax.

No Hong Kong stamp duty is payable on the purchase and sale of the Ordinary Shares.

United States Federal Income Tax Considerations

The following is a discussion of United States federal income tax considerations relating to the acquisition, ownership, and disposition of our Ordinary Shares by a U.S. Holder, as defined below, that acquires our Ordinary Shares in this offering and holds our Ordinary Shares as “capital assets” (generally, property held for investment) under the United States Internal Revenue Code of 1986, as amended (the “Code”). This discussion is based upon existing United States federal income tax law, which is subject to differing interpretations or change, possibly with retroactive effect. No ruling has been sought from the Internal Revenue Service (the “IRS”) with respect to any United States federal income tax consequences described below, and there can be no assurance that the IRS or a court will not take a contrary position. This discussion does not address all aspects of United States federal income taxation that may be important to particular investors in light of their individual circumstances, including investors subject to special tax rules (such as, for example, certain financial institutions, insurance companies, regulated investment companies, real estate investment trusts, broker-dealers, traders in securities that elect mark-to-market treatment, partnerships and their partners, tax-exempt organizations (including private foundations)), investors who are not U.S. Holders, investors that own (directly, indirectly, or constructively) 10% or more of our voting stock, investors that hold their Ordinary Shares as part of a straddle, hedge, conversion, constructive sale or other integrated transaction), or investors that have a functional currency other than the U.S. dollar, all of whom may be subject to tax rules that differ significantly from those summarized below. In addition, this discussion does not address any tax laws other than the United States federal income tax laws, including any state, local, alternative minimum tax or non-United States tax considerations, or the Medicare tax. Each potential investor is urged to consult its tax advisor regarding the United States federal, state, local and non-United States income and other tax considerations of an investment in our Ordinary Shares.

General

For purposes of this discussion, a “U.S. Holder” is a beneficial owner of our Ordinary Shares that is, for United States federal income tax purposes, (i) an individual who is a citizen or treated as a tax resident of the United States, (ii) a corporation (or other entity treated as a corporation for United States federal income tax purposes) created in, or organized under the laws of, the United States or any state thereof or the District of Columbia, (iii) an estate the income of which is includible in gross income for United States federal income tax purposes regardless of its source, or (iv) a trust (A) the administration of which is subject to the primary supervision of a United States court and which has one or more United States persons who have the authority to control all substantial decisions of the trust or (B) that has otherwise elected to be treated as a United States person under the Code.

If a partnership (or other entity treated as a partnership for United States federal income tax purposes) is a beneficial owner of our Ordinary Shares, the tax treatment of a partner in the partnership will depend upon the status of the partner and the activities of the partnership. Partnerships and partners of a partnership holding our Ordinary Shares are urged to consult their tax advisors regarding an investment in our Ordinary Shares.

The discussion set forth below is addressed only to U.S. Holders that purchase Ordinary Shares in this offering. Prospective purchasers are urged to consult their own tax advisors about the application of the U.S. federal income tax rules to their particular circumstances as well as the state, local, foreign and other tax consequences to them of the purchase, ownership and disposition of our Ordinary Shares.

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Taxation of Dividends and Other Distributions on our Ordinary Shares

Subject to the passive foreign investment company rules discussed below, the gross amount of distributions made by us to you with respect to the Ordinary Shares (including the amount of any taxes withheld therefrom) will generally be includable in your gross income as dividend income on the date of receipt by you, but only to the extent that the distribution is paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). With respect to corporate U.S. Holders, the dividends will not be eligible for the dividends-received deduction allowed to corporations in respect of dividends received from other U.S. corporations.

With respect to non-corporate U.S. Holders, including individual U.S. Holders, dividends will be taxed at the lower capital gains rate applicable to qualified dividend income, provided that (1) the Ordinary Shares are readily tradable on an established securities market in the United States, or we are eligible for the benefits of an approved qualifying income tax treaty with the United States that includes an exchange of information program, (2) we are not a passive foreign investment company (as discussed below) for either our taxable year in which the dividend is paid or the preceding taxable year, and (3) certain holding period requirements are met. Because there is no income tax treaty between the United States and the Cayman Islands, clause (1) above can be satisfied only if the Ordinary Shares are readily tradable on an established securities market in the United States. Under U.S. Internal Revenue Service authority, Ordinary Shares are considered for purpose of clause (1) above to be readily tradable on an established securities market in the United States if they are listed on NASDAQ. You are urged to consult your tax advisors regarding the availability of the lower rate for dividends paid with respect to our Ordinary Shares, including the effects of any change in law after the date of this prospectus.

To the extent that the amount of the distribution exceeds our current and accumulated earnings and profits (as determined under U.S. federal income tax principles), it will be treated first as a tax-free return of your tax basis in your Ordinary Shares, and to the extent the amount of the distribution exceeds your tax basis, the excess will be taxed as capital gain. We do not intend to calculate our earnings and profits under U.S. federal income tax principles. Therefore, a U.S. Holder should expect that a distribution will be treated as a dividend even if that distribution would otherwise be treated as a non-taxable return of capital or as capital gain under the rules described above.

Taxation of Dispositions of Ordinary Shares

Subject to the passive foreign investment company rules discussed below, you will recognize taxable gain or loss on any sale, exchange or other taxable disposition of a share equal to the difference between the amount realized (in U.S. dollars) for the share and your tax basis (in U.S. dollars) in the Ordinary Shares. The gain or loss will be capital gain or loss. If you are a non-corporate U.S. Holder, including an individual U.S. Holder, who has held the Ordinary Shares for more than one year, you may be eligible for reduced tax rates on any such capital gains. The deductibility of capital losses is subject to limitations.

Passive Foreign Investment Company (“PFIC”)

A non-U.S. corporation is considered a PFIC for any taxable year if either:

●	at least 75% of its gross income for such taxable year is passive income; or

●	at least 50% of the value of its assets (based on an average of the quarterly values of the assets during a taxable year) is attributable to assets that produce or are held for the production of passive income (the “asset test”).

Passive income generally includes dividends, interest, rents and royalties (other than rents or royalties derived from the active conduct of a trade or business) and gains from the disposition of passive assets. We will be treated as owning our proportionate share of the assets and earning our proportionate share of the income of any other corporation in which we own, directly or indirectly, at least 25% (by value) of the stock. In determining the value and composition of our assets for purposes of the PFIC asset test, (1) the cash we raise in this offering will generally be considered to be held for the production of passive income and (2) the value of our assets must be determined based on the market value of our Ordinary Shares from time to time, which could cause the value of our non-passive assets to be less than 50% of the value of all of our assets (including the cash raised in this offering) on any particular quarterly testing date for purposes of the asset test.

92

We must make a separate determination each year as to whether we are a PFIC. Depending on the amount of cash we raise in this offering, together with any other assets held for the production of passive income, it is possible that, for our current taxable year or for any subsequent taxable year, at least 50% of our assets may be assets held for the production of passive income. We will make this determination following the end of any particular tax year. Although the law in this regard is unclear, we treat our consolidated affiliated entities, as being owned by us for United States federal income tax purposes, not only because we exercise effective control over the operation of such entities but also because we are entitled to substantially all of their economic benefits, and, as a result, we consolidate their operating results in our consolidated financial statements. In particular, because the value of our assets for purposes of the asset test will generally be determined based on the market price of our Ordinary Shares and because cash is generally considered to be an asset held for the production of passive income, our PFIC status will depend in large part on the market price of our Ordinary Shares and the amount of cash we raise in this offering. Accordingly, fluctuations in the market price of the Ordinary Shares may cause us to become a PFIC. In addition, the application of the PFIC rules is subject to uncertainty in several respects and the composition of our income and assets will be affected by how, and how quickly, we spend the cash we raise in this offering. We are under no obligation to take steps to reduce the risk of our being classified as a PFIC, and as stated above, the determination of the value of our assets will depend upon material facts (including the market price of our Ordinary Shares from time to time and the amount of cash we raise in this offering) that may not be within our control. If we are a PFIC for any year during which you hold Ordinary Shares, the shares will continue to be treated as stock in a PFIC for all succeeding years during which you hold Ordinary Shares. However, if we cease to be a PFIC and you did not previously make a timely “mark-to-market” election as described below, you may avoid some of the adverse effects of the PFIC regime by making a “purging election” (as described below) with respect to the Ordinary Shares.

If we are a PFIC for your taxable year(s) during which you hold Ordinary Shares, you will be subject to special tax rules with respect to any “excess distribution” that you receive and any gain you realize from a sale or other disposition (including a pledge) of the Ordinary Shares, unless you make a “mark-to-market” election as discussed below. Distributions you receive in a taxable year that are greater than 125% of the average annual distributions you received during the shorter of the three preceding taxable years or your holding period for the Ordinary Shares will be treated as an excess distribution. Under these special tax rules:

●	the excess distribution or gain will be allocated ratably over your holding period for the Ordinary Shares;

●	the amount allocated to your current taxable year, and any amount allocated to any of your taxable year(s) prior to the first taxable year in which we were a PFIC, will be treated as ordinary income, and

●	the amount allocated to each of your other taxable year(s) will be subject to the highest tax rate in effect for that year and the interest charge generally applicable to underpayments of tax will be imposed on the resulting tax attributable to each such year.

The tax liability for amounts allocated to years prior to the year of disposition or “excess distribution” cannot be offset by any net operating losses for such years, and gains (but not losses) realized on the sale of the Ordinary Shares cannot be treated as capital, even if you hold the Ordinary Shares as capital assets.

A U.S. Holder of “marketable stock” (as defined below) in a PFIC may make a mark-to-market election for such stock to elect out of the tax treatment discussed above. If you make a mark-to-market election for first taxable year which you hold (or are deemed to hold) Ordinary Shares and for which we are determined to be a PFIC, you will include in your income each year an amount equal to the excess, if any, of the fair market value of the Ordinary Shares as of the close of such taxable year over your adjusted basis in such Ordinary Shares, which excess will be treated as ordinary income and not capital gain. You are allowed an ordinary loss for the excess, if any, of the adjusted basis of the Ordinary Shares over their fair market value as of the close of the taxable year. However, such ordinary loss is allowable only to the extent of any net mark-to-market gains on the Ordinary Shares included in your income for prior taxable years. Amounts included in your income under a mark-to-market election, as well as gain on the actual sale or other disposition of the Ordinary Shares, are treated as ordinary income. Ordinary loss treatment also applies to any loss realized on the actual sale or disposition of the Ordinary Shares, to the extent that the amount of such loss does not exceed the net mark-to-market gains previously included for such Ordinary Shares. Your basis in the Ordinary Shares will be adjusted to reflect any such income or loss amounts. If you make a valid mark-to-market election, the tax rules that apply to distributions by corporations which are not PFICs would apply to distributions by us, except that the lower applicable capital gains rate for qualified dividend income discussed above under “—Taxation of Dividends and Other Distributions on our Ordinary Shares” generally would not apply.

The mark-to-market election is available only for “marketable stock”, which is stock that is traded in other than de minimis quantities on at least 15 days during each calendar quarter (“regularly traded”) on a qualified exchange or other market (as defined in applicable U.S. Treasury regulations), including Nasdaq. If the Ordinary Shares are regularly traded on NASDAQ and if you are a holder of Ordinary Shares, the mark-to-market election would be available to you were we to be or become a PFIC.

93

Alternatively, a U.S. Holder of stock in a PFIC may make a “qualified electing fund” election with respect to such PFIC to elect out of the tax treatment discussed above. A U.S. Holder who makes a valid qualified electing fund election with respect to a PFIC will generally include in gross income for a taxable year such holder’s pro rata share of the corporation’s earnings and profits for the taxable year. However, the qualified electing fund election is available only if such PFIC provides such U.S. Holder with certain information regarding its earnings and profits as required under applicable U.S. Treasury regulations. We do not currently intend to prepare or provide the information that would enable you to make a qualified electing fund election. If you hold Ordinary Shares in any taxable year in which we are a PFIC, you will be required to file U.S. Internal Revenue Service Form 8621 in each such year and provide certain annual information regarding such Ordinary Shares, including regarding distributions received on the Ordinary Shares and any gain realized on the disposition of the Ordinary Shares.

If you do not make a timely “mark-to-market” election (as described above), and if we were a PFIC at any time during the period you hold our Ordinary Shares, then such Ordinary Shares will continue to be treated as stock of a PFIC with respect to you even if we cease to be a PFIC in a future year, unless you make a “purging election” for the year we cease to be a PFIC. A “purging election” creates a deemed sale of such Ordinary Shares at their fair market value on the last day of the last year in which we are treated as a PFIC. The gain recognized by the purging election will be subject to the special tax and interest charge rules treating the gain as an excess distribution, as described above. As a result of the purging election, you will have a new basis (equal to the fair market value of the Ordinary Shares on the last day of the last year in which we are treated as a PFIC) and holding period (which new holding period will begin the day after such last day) in your Ordinary Shares for tax purposes.

You are urged to consult your tax advisors regarding the application of the PFIC rules to your investment in our Ordinary Shares and the elections discussed above.

Information Reporting and Backup Withholding

Dividend payments with respect to our Ordinary Shares and proceeds from the sale, exchange or redemption of our Ordinary Shares may be subject to information reporting to the U.S. Internal Revenue Service and possible U.S. backup withholding. Backup withholding will not apply, however, to a U.S. Holder who furnishes a correct taxpayer identification number and makes any other required certification on U.S. Internal Revenue Service Form W-9 or who is otherwise exempt from backup withholding. U.S. Holders who are required to establish their exempt status generally must provide such certification on U.S. Internal Revenue Service Form W-9. U.S. Holders are urged to consult their tax advisors regarding the application of the U.S. information reporting and backup withholding rules.

Backup withholding is not an additional tax. Amounts withheld as backup withholding may be credited against your U.S. federal income tax liability, and you may obtain a refund of any excess amounts withheld under the backup withholding rules by filing the appropriate claim for refund with the U.S. Internal Revenue Service and furnishing any required information. We do not intend to withhold taxes for individual shareholders. However, transactions effected through certain brokers or other intermediaries may be subject to withholding taxes (including backup withholding), and such brokers or intermediaries may be required by law to withhold such taxes.

Under the Hiring Incentives to Restore Employment Act of 2010, certain U.S. Holders are required to report information relating to our Ordinary Shares, subject to certain exceptions (including an exception for Ordinary Shares held in accounts maintained by certain financial institutions), by attaching a complete Internal Revenue Service Form 8938, Statement of Specified Foreign Financial Assets, with their tax return for each year in which they hold Ordinary Shares. Failure to report the information could result in substantial penalties. You should consult your own tax advisor regarding your obligation to file Form 8938.

94

EXPENSES RELATING TO THIS OFFERING

The estimated costs and expenses payable by the Company in connection with the offering described in this registration statement are set forth below. The Selling Shareholders will not bear any portion of such expenses.

SEC registration fee	$5,336
Legal fees and expenses	45,462
Accounting fees and expenses	5,000
Miscellaneous expenses	3,825

Total expenses	$59,623

LEGAL MATTERS

The Company is being represented by Loeb & Loeb LLP, with respect to legal matters of United States federal securities law. The validity of the Ordinary Shares offered by this prospectus and legal matters as to Cayman Islands law as well as the laws of the British Virgin Islands pertaining to the Company and its subsidiaries will be passed upon for us by Travers Thorp Alberga. The Company is being represented by David Fong & Co. with regard to Hong Kong law. The Company is being represented by Guangdong Wesley Law Firm with regard to Chinese law. Loeb & Loeb LLP, may rely upon David Fong & Co. with respect to matters governed by Hong Kong law and Guangdong Wesley Law Firm with respect to matters governed by Chinese law.

EXPERTS

The consolidated financial statements as of September 30, 2023 and 2022 included herein and in the registration statement have been so included in reliance on the report of WWC, P.C., an independent registered public accounting firm, given on the authority of said firm as experts in accounting and auditing.

The office of WWC, P.C. is located at 2010 Pioneer Ct, San Mateo, CA 94403.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form F-1 under the Securities Act with respect to the Ordinary Shares described herein. This prospectus, which constitutes part of the registration statement, does not include all of the information contained in the registration statement. You should refer to the registration statement and its exhibits for additional information. Whenever we make reference in this prospectus to any of our contracts, agreements or other documents, the references are not necessarily complete and you should refer to the exhibits attached to the registration statement for copies of the actual contract, agreement or other document. We anticipate making these documents publicly available, free of charge, on our website at www. qmmm.io as soon as reasonably practicable after filing such documents with the SEC. The information on our website is not incorporated by reference into this prospectus and should not be considered to be a part of this prospectus. We have included our website address as an inactive textual reference only.

You can read the registration statement and our future filings with the SEC, over the Internet at the SEC’s web site at http://www.sec.gov. You may also read and copy any document that we file with the SEC at its public reference room at 100 F Street, N.E., Washington, DC 20549.

You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, DC 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room.

95

QMMM HOLDINGS LIMITED

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

F-1

To:	The Board of Directors and Shareholders of
QMMM Holdings Limited

Report of Independent Registered Public Accounting Firm

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of QMMM Holdings Limited and its subsidiaries (the “Company”) as of September 30, 2023 and 2022, and the related consolidated statements of operations and comprehensive (loss) income, changes in shareholders’ (deficit) equity, and cash flows for each of the years in the two-year period ended September 30, 2023, and the related notes (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of September 30, 2023 and 2022, and the results of its operations and its cash flows for each of the years in the two-year period ended September 30, 2023, in conformity with accounting principles generally accepted in the United States of America.

Substantial Doubt About the Company’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As of September 30, 2023, the Company had a working capital deficit and shareholders’ deficit, net cash outflows from operating activities and has incurred a net loss for the year ended September 30, 2023, accordingly, these factors gave rise to substantial doubt that the Company would continue as a going concern. Management’s plan in regard to these matters are described in Note 1. These financial statements do not include any adjustments that might result from the outcome of this uncertainly.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ WWC, P.C.

WWC, P.C.

Certified Public Accountants

PCAOB ID No.1171

San Mateo, California

March 25, 2024

We have served as the Company’s auditor since 2022

F-2

QMMM HOLDINGS LIMITED

CONSOLIDATED BALANCE SHEETS

AS OF SEPTEMBER 30, 2023 and 2022

(Stated in US Dollars)

	September 30, 2023	September 30, 2022
ASSETS
Current assets:
Cash and cash equivalents	$130,201	$364,449
Accounts receivable, net	519,367	463,596
Contract costs	-	171,261
Deposits and other current assets, net	53,556	52,246
Total current assets	703,124	1,051,552

Non-current assets:
Property and equipment, net	45,975	56,325
Intangible assets, net	24,534	14,890
Deferred initial public offering (“IPO”) costs	87,750	-
Operating lease right-of-use assets, net	325,153	141,464
Total non-current assets	483,412	212,679

TOTAL ASSETS	$1,186,536	$1,264,231

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Short-term bank loans	$-	$211,861
Accounts payable	6,941	22,989
Accounts payable – related parties	-	9,096
Contract liabilities	7,943	254,163
Due to shareholders	1,240,238	8,902
Operating lease liabilities, current	172,066	145,992
Income tax payable	187,453	196,799
Accrued liabilities and other payables	316,624	39,647
Accrued liabilities and other payables – related parties	17,814	-
Total current liabilities	1,949,079	889,449

Non-current liabilities:
Operating lease liabilities, non-current	153,043	-
Total non-current liabilities	153,043	-

TOTAL LIABILITIES	$2,102,122	$889,449

Commitments and contingencies

SHAREHOLDERS’ EQUITY
Ordinary share, $0.0001 par value; 500,000,000 shares authorized, 15,000,000 shares issued and outstanding as of September 30, 2023 and 2022, respectively*	$1,500	$1,500
Additional paid in capital	13,500	13,500
(Accumulated deficits) / Retained earnings	(933,549)	357,680
Accumulated other comprehensive income	2,963	2,102
Total Shareholders’ (Deficit) Equity	(915,586)	374,782

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$1,186,536	$1,264,231

*	Retrospectively restated for effect of share reorganization (see Note 14)

The accompanying notes are an integral part of these consolidated financial statements.

F-3

QMMM HOLDINGS LIMITED

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE (LOSS) INCOME

FOR THE YEAR ENDED SEPTEMBER 30, 2023 AND 2022

(Stated in US Dollars)

	September 30, 2023	September 30, 2022

Revenues	$2,807,909	$3,396,000
Cost of revenues	(2,132,251)	(2,039,004)
Cost of revenues – related parties	(45,192)	(18,248)
Gross profit	630,466	1,338,748

Operating expenses
Selling and marketing expenses	(4,396)	(28,376)
General and administrative expenses	(1,930,439)	(439,548)
Total operating expenses	(1,934,835)	(467,924)

Operating (loss) income	(1,304,369)	870,824

Other income (expenses), net
Other income	182	9,900
Gain on life insurance contract	-	8,318
Government grants	23,522	57,990
Interest income	1,851	10
Interest expense	(8,847)	(30,121)
Total other income, net	16,708	46,097

(Loss) Income before taxes	(1,287,661)	916,921

Provision for income taxes	(3,568)	(116,358)

Net (loss) income	$(1,291,229)	$800,563

Other comprehensive income
Foreign currency translation adjustment	861	1,060
Total comprehensive (loss) income	$(1,290,368)	$801,623

(Loss) Earning per share – basic and diluted	$(0.09)	$0.05
Basic and diluted weighted average shares outstanding*	15,000,000	15,000,000

*	Retrospectively restated for effect of share reorganization (see Note 14)

The accompanying notes are an integral part of these consolidated financial statements.

F-4

QMMM HOLDINGS LIMITED

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ (DEFICIT) EQUITY

FOR THE YEAR ENDED SEPTEMBER 30, 2023 AND 2022

(Stated in US Dollars)

				(Accumulated	Accumulated
	Number		Additional	deficit) /	other
	of	Ordinary	paid in	Retained	comprehensive
	Shares	Shares	capital	Earnings	income	Total

Balance, October 1, 2021	15,000,000	$1,500	$13,500	$(442,883)	$1,042	$(426,841)

Net income	-	-	-	800,563	-	800,563
Foreign currency translation adjustment	-	-	-	-	1,060	1,060

Balance, September 30, 2022	15,000,000	$1,500	$13,500	$357,680	$2,102	$374,782

Net loss	-	-	-	(1,291,229)	-	(1,291,229)
Foreign currency translation adjustment	-	-	-	-	861	861

Balance, September 30, 2023	15,000,000	$1,500	$13,500	$(933,549)	$2,963	$(915,586)

The accompanying notes are an integral part of these consolidated financial statements.

F-5

QMMM HOLDINGS LIMITED

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE YEAR ENDED SEPTEMBER 30, 2023 AND 2022

(Stated in US Dollars)

	September 30, 2023	September 30, 2022

CASH FLOWS FROM OPERATING ACTIVITIES
Net (loss) income	$(1,291,229)	$800,563
Depreciation of property and equipment	22,818	29,495
Amortization of intangible assets	10,438	5,433
Amortization of operating lease right-of-use assets	171,339	170,349
Gain on life insurance contract	-	(8,318)
Expected credit loss allowance	21,228	10,881
Changes in assets and liabilities:
Accounts receivable	(75,884)	(113,014)
Contract costs	171,649	(68,030)
Deposits and other current assets	(1,194)	(1,973)
Accounts payable	(25,217)	(147,725)
Contract liabilities	(246,795)	115,458
Accrued liabilities and other payables	294,681	(105,383)
Operating lease liabilities	(175,921)	(167,941)
Income tax payable	(9,813)	118,391
Net cash (used in) provided by operating activities	(1,133,900)	638,186

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property and equipment	(12,335)	(36,269)
Purchase of intangible assets	(20,046)	-
Redemption of life insurance contracts	-	227,222
Net cash (used in) provided by investing activities	(32,381)	190,953

CASH FLOWS FROM FINANCING ACTIVITIES
Repayment of short-term bank loans	(212,340)	(581,624)
Deferred IPO costs	(87,750)	-
Repayment of finance lease liabilities	-	(4,386)
Proceeds from (Repayment to) shareholder	1,231,284	(209,297)
Net cash provided by (used in) financing activities	931,194	(795,307)

Net (decrease) increase in cash and cash equivalents	(235,087)	33,832
Effect of foreign currency translation on cash and cash equivalents	839	5,799
Cash and cash equivalents, beginning of year	364,449	324,818
Cash and cash equivalents, end of year	$130,201	$364,449

Supplementary cash flow information:
Taxes paid (refunded)	$14,050	$(842)
Interest paid	$2,483	$13,030
Listing fees	$1,219,853	$-
Operating lease right-of-use assets obtained in exchange for operating lease liabilities	$354,671	$-

The accompanying notes are an integral part of these consolidated financial statements.

F-6

QMMM HOLDINGS LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED SEPTEMBER 30, 2023 AND 2022

(Stated in US Dollars)

NOTE 1 – ORGANIZATION AND PRINCIPAL ACTIVITIES

QMMM Holdings Limited (The “Group” or the “Company”) was incorporated in the Cayman Island on July 29, 2022 as an investment holding company. The Company conducts its primary operations through two of its indirectly wholly owned subsidiaries ManyMany Creations Limited (“MM”) and Quantum Matrix Limited (“QM”) which are both incorporated and domiciled in the Hong Kong Special Administrative Region (“HK SAR”). The Company is primarily engaged in providing digital media advertising and marketing production services and it is headquartered in Hong Kong

The following is an organization chart of the Company and its subsidiaries:

QMMM Holdings Limited
(Cayman Islands)
100.00%
GRADE A GLOBAL LIMITED
(BVI)
100.00%
Quantum Matrix Limited
(HONG KONG)
100.00%
WITTY TIME HOLDINGS LIMITED
(BVI)
100.00%
MANYMANY CREATIONS LIMITED
(HONG KONG)

As of September 30, 2023, the Company’s subsidiaries are detailed in the table as follows:

Name	Background	Ownership %	Principal activity
Grade A Global Limited	● A BVI company ● Incorporated on July 5,2022	100%	Holding Company
Witty Time Holdings Limited	● A BVI company ● Incorporated on July 5,2022	100%	Holding Company
ManyMany Creations Limited (“MM”)	● A Hong Kong company ● Incorporated on June 15, 2005	100%	Digital media advertising and marketing production services
Quantum Matrix Limited (“QM”)	● A Hong Kong company ● Incorporated on March 20, 2014	100%	Digital media advertising and marketing production services

Group reorganization

Pursuant to a group reorganization (the “group reorganization”) to rationalize the structure of the Company and its subsidiary companies (herein collectively referred to as the “Group”) in preparation for the listing of our shares, the Company becomes the holding company of the Group on November 14, 2022. As the Group were under same control of the shareholders and their entire equity interests were also ultimately held by the shareholders immediately prior to the group reorganization, the consolidated statements of income and comprehensive income, consolidated statements of changes in shareholders’ equity and consolidated statements of cash flows are prepared as if the current group structure had been in existence throughout the two-year period ended September 30, 2023, or since the respective dates of incorporation/establishment of the relevant entity, where this is a shorter period

F-7

QMMM HOLDINGS LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED SEPTEMBER 30, 2023 AND 2022

(Stated in US Dollars)

NOTE 1 – ORGANIZATION AND PRINCIPAL ACTIVITIES (CONTINUED)

The consolidated balance sheets as of September 30, 2023 and September 30, 2022 present the assets and liabilities of the aforementioned companies now comprising the Group which had been incorporated/established as of the relevant balance sheet date as if the current group structure had been in existence at those dates based on the same control aforementioned. The Company eliminates all significant intercompany balances and transactions in its consolidated financial statements.

The movement in the Company’s authorized share capital and the number of Ordinary Shares outstanding and issued in the Company are also detailed in the Note 14.

GOING CONCERN

The Company has incurred a net loss of $1,291,229 for the year ended September 30, 2023. As of September 30, 2023, the Company had an accumulated deficit of $933,549 and a working capital deficit of $1,245,955; its net cash used in operating activities for the year ended September 30, 2023 was $1,133,900. Accordingly, as of the date of this report, there exist substantial doubt that the Company will continue as going concern. The Company plans to raise capital via public offering in the event that the Company does not have adequate liquidity to meet its current obligations, however, we might not be able to complete the offering and funds may not be available on commercially acceptable terms, if at all.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. These consolidated financial statements do not include any adjustments relating to the recovery of the recorded assets or the classification of the liabilities that might be necessary should the Company be unable to continue as a going concern.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of consolidation and basis of preparation

The accompanying consolidated financial statements include the accounts of the Company and its subsidiaries (collectively the “Company”). The Company eliminates all significant intercompany balances and transactions in its audited consolidated financial statements.

Management has prepared the accompanying consolidated financial statements and these notes in accordance to generally accepted accounting principles in the United States (“US GAAP”). The Company maintains its general ledger and journals with the accrual method accounting.

Use of estimates

The preparation of the consolidated financial statements in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”), requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting periods. Management makes these estimates using the best information available when the calculations are made; however, actual results could differ materially from those estimates.

F-8

QMMM HOLDINGS LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED SEPTEMBER 30, 2023 AND 2022

(Stated in US Dollars)

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Foreign currency translation

The accompanying consolidated financial statements are presented in the United States Dollars (“USD” or “$”), which is the reporting currency of the Company. The functional currency of the Company’s subsidiaries in the Hong Kong is Hong Kong Dollars (“HKD” or “HK$”), its other subsidiaries which are incorporated in British Virgin Islands is United States Dollars, respectively, which are their respective local currencies based on the criteria of ASC 830, “Foreign Currency Matters”.

The Company’s assets and liabilities are translated into $ from HK$ at year-end exchange rates. Its revenues and expenses are translated at the average exchange rate during the period. Capital accounts are translated at their historical exchange rates when the capital transactions occurred.

Translation of amounts from HKD into USD has been made at the following exchange rates:

	September 30, 2023	September 30, 2022
Year-end $: HK$ exchange rate	7.8308	7.8494
Year average $: HK$ exchange rate	7.8317	7.8221

Cash and cash equivalents

Cash and cash equivalents represent cash on hand and time deposits, which are unrestricted as to withdrawal or use, and which have original maturities less than three months.

Life insurance contracts

The Company has purchased life insurance policy on one key employee who is Mr. Bun Kwai, the Chief Executive Officer. The policy is recorded at its cash surrender value in accordance with FASB ASC 325-30, Investments in Insurance Contracts. ASC 325-30 permits a reporting entity to account for its investments in life insurance policies using either the investment method or the fair value method. We elected to use the fair value method to account for our life insurance policies. We initially record our purchase of life insurance policies at the purchase price, which is the amount paid for the policy, inclusive of all direct external fees and costs associated with the purchase. At each subsequent reporting period, we re-measure the investment at fair value in its entirety and recognize the change in fair value as unrealized gain or loss in the current period, net of premiums paid, within gain (loss) on life insurance policies, net in our consolidated statements of operations and comprehensive income.

Prepayment

Prepayment is mainly payment made to vendors or services providers for future services that have not been provided and prepaid rent. These amounts are non-refundable and bear no interest.

F-9

QMMM HOLDINGS LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED SEPTEMBER 30, 2023 AND 2022

(Stated in US Dollars)

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Deposits and other current assets, net

Deposits are mainly for rent, utilities and money deposited with certain vendors. These amounts are refundable and bear no interest. The short-term deposits usually have a one-year term and are refundable upon contract termination. The long-term deposits are refunded from suppliers when terms and conditions set forth in the agreements have been satisfied.

Other current assets, net, primarily consists of other receivables from third parties. These amounts are non-refundable, unsecured and bear no interest. Management reviews periodically to determine if the allowance is adequate and adjusts the allowance when necessary.

As of September 30, 2023 and 2022, the Company made $56 and $47 allowance for doubtful accounts for deposit and other current assets, respectively.

Property and equipment, net

Property and equipment are carried at cost less accumulated depreciation and any impairment losses. Depreciation is provided over their estimated useful lives, using the straight-line method. The Company typically applies a salvage value of 0%. The estimated useful lives of the plan and equipment are as follows:

Furniture and fixtures	4 years
Office equipment	4 years
Motor vehicle	5 years

The cost and related accumulated depreciation of assets sold or otherwise retired are eliminated from the accounts, and any gain or loss are included in the Company’s consolidated statements of operations and comprehensive income. The costs of maintenance and repairs are recognized as incurred; significant renewals and betterments are capitalized.

Intangible assets, net

Intangible assets purchased from third parties are initially recorded at cost and amortized on a straight-line basis over the estimated economic useful lives. The acquired intangible assets are recognized and measured at fair value and are expensed or amortized using the straight-line approach over the estimated economic useful lives of the assets. The Company typically applies a salvage value of 0%.

The estimated useful lives of major intangible assets are as follows:

Website	4 years
Patent	4 years

F-10

QMMM HOLDINGS LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED SEPTEMBER 30, 2023 AND 2022

(Stated in US Dollars)

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Impairment of long-lived assets

Long-lived assets, representing property and equipment and intangible assets with finite lives are reviewed for impairment whenever events or changes in circumstances (such as a significant adverse change to market conditions that will impact the future use of the assets) indicate that the carrying value of an asset may not be recoverable. We assess the recoverability of the assets based on the undiscounted future cash flows the assets are expected to generate and recognize an impairment loss when estimated undiscounted future cash flows expected to result from the use of the asset plus net proceeds expected from disposition of the asset, if any, are less than the carrying value of the asset. If an impairment is identified, we would reduce the carrying amount of the asset to its estimated fair value based on a discounted cash flows approach or, when available and appropriate, to comparable market values. As of September 30, 2023 and 2022, no impairment of long-lived assets was recognized.

Deferred IPO costs

Pursuant to ASC 340-10-S99-1, IPO costs directly attributable to an offering of equity securities are deferred and would be charged against the gross proceeds of the offering as a reduction of additional paid-in capital. These costs include underwriting fees related to the registration preparation, FINRA filing fees and Nasdaq filing fees.

Lease

Effective October 1, 2020, the Company adopted ASU 2016-02, “Leases” (Topic 842), and elected the practical expedients that do not require us to reassess: (1) whether any expired or existing contracts are, or contain, leases, (2) lease classification for any expired or existing leases and (3) initial direct costs for any expired or existing leases. For lease terms of twelve months or fewer, a lessee is permitted to make an accounting policy election not to recognize lease assets and liabilities. The Company also adopted the practical expedient that allows lessees to treat the lease and non-lease components of a lease as a single lease component.

Lease terms used to calculate the present value of lease payments generally do not include any options to extend, renew, or terminate the lease, as the Company does not have reasonable certainty at lease inception that these options will be exercised. The Company generally considers the economic life of its operating lease ROU assets to be comparable to the useful life of similar owned assets. The Company has elected the short-term lease exception, therefore operating lease ROU assets and liabilities do not include leases with a lease term of twelve months or less. Its leases generally do not provide a residual guarantee. The operating lease ROU asset also excludes lease incentives. Lease expense is recognized on a straight-line basis over the lease term.

As of September 30, 2023 and 2022, there were approximately $325,153 and $141,464 right of use (“ROU”) assets and approximately $325,109 and $145,992 lease liabilities based on the present value of the future minimum rental payments of leases, respectively. The Company’s management believes that using an incremental borrowing rate of the Hong Kong Dollar Best Lending Rate (“BLR”) 5.875% (2022: 5.125%) plus Margin 1.500% p.a. was the most indicative rate of the Company’s borrowing cost for the calculation of the present value of the lease payments; the rate used by the Company was 7.375% (2022: 6.625%).

Bank loans

Bank loans are initially recognized at fair value, net of upfront fees incurred. Bank loans are subsequently measured at amortized cost. Any difference between the proceeds (net of transaction costs) and the redemption amount is recognized in profit or loss over the period of the loan using the effective interest method.

Accounts payable

Accounts payable represents trade payables to vendors.

Accrued liabilities and other payables

Accrued liabilities and other payables primarily include salaries payable, accrual and other payable.

F-11

QMMM HOLDINGS LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED SEPTEMBER 30, 2023 AND 2022

(Stated in US Dollars)

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Related parties

The Company adopted ASC 850, Related Party Disclosures, for the identification of related parties and disclosure of related party transactions.

Recent accounting pronouncements

In October 2021, the FASB issued ASU 2021-08, Business Combinations (Topic 805): Accounting for Contract Assets and Contract Liabilities from Contracts with Customers, which requires entities to recognize and measure contract assets and contract liabilities acquired in a business combination in accordance with ASU 2014-09, Revenue from Contracts with Customers (Topic 606). The update will generally result in an entity recognizing contract assets and contract liabilities at amounts consistent with those recorded by the acquiree immediately before the acquisition date rather than at fair value. The new standard is effective on a prospective basis for fiscal years beginning after December 15, 2022, with early adoption permitted. This standard is effective for the Company on January 1, 2023 and the Company does not expect a significant impact to the consolidated financial statements upon adoption. However, the ultimate impact is dependent upon the size and frequency of future acquisitions.

The Company does not believe other recently issued but not yet effective accounting standards, if currently adopted, would have a material effect on the Company’s audited consolidated balance sheets, statement of operations and comprehensive income and statement of cash flows.

Revenue Recognition

Effective October 1, 2020, the Company adopted ASC 606 “Revenue from Contracts with Customers”, which replaced ASC Topic 605, using the modified retrospective method of adoption. Results for reporting periods beginning after October 1, 2020 are presented under ASC Topic 606 while prior period amounts are not adjusted and continue to be presented under the Company’s historic accounting under ASC Topic 605. The Company’s accounting for revenue remains substantially unchanged. There were no cumulative effect adjustments for service contracts in place prior to October 1, 2020. The effect from the adoption of ASC Topic 606 was not material to the Company’s consolidated financial statements.

F-12

QMMM HOLDINGS LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED SEPTEMBER 30, 2023 AND 2022

(Stated in US Dollars)

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Revenue Recognition (continued)

The five-step model defined by ASC Topic 606 requires the Company to:

1.	identify its contracts with customers;
2.	identify its performance obligations under those contracts;
3.	determine the transaction prices of those contracts;
4.	allocate the transaction prices to its performance obligations in those contracts; and
5.	recognize revenue when each performance obligation under those contracts is satisfied. Revenue is recognized when promised services are transferred to the client in an amount that reflects the consideration expected in exchange for those services.

The Company enters into service agreements with its customers that outline the rights, responsibilities, and obligations of each party. The agreements also identify the scope of services, service fees, and payment terms. Agreements are acknowledged and signed by both parties. All the contracts have commercial substance, and it is probable that the Company will collect considerations from its customers for service component.

The Company currently generates its revenue from the following:

Revenue from provision of digital media advertising and marketing production services

The Company provides digital media advertising and marketing production services to its customers by designing animations, creating virtual reality contents, tailoring virtual avatar characters, providing virtual apparel technology services and arranging physical and online display. The Company typically enter into service contracts with its customers which will set forth the terms and conditions including the transaction price, services to be delivered, terms of delivery, and terms of payment. Service contracts are fixed priced with no variable consideration and are typically satisfied in one year or less. The terms serve as the basis of the performance obligations that the Company must fulfill in order to recognize revenue. The key performance obligation is identified as a single performance obligation where display of finished contents to the public or targeted audiences at the physical location or online platform specified by the customer indicates that the Company has completed all the services agreed upon in the service contract. The Company assesses that content production and content display services is considered as one performance obligation as the clients do not obtain benefit for each separate service. The Company therefore recognizes revenue at a point in time when finished contents are accepted by customers and published. Typically, the Company collects approximately 40% of contract sum upfront, with the remaining balance collected in two to three installments based on milestones and project completion.

Significant accounts related to the revenue cycle are as follows:

Cost of revenues

Cost of revenue consists primarily of personnel costs (including base pay and benefits) and subcontracting cost for consultancy and production services which are directly related to revenue generating transactions.

F-13

QMMM HOLDINGS LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED SEPTEMBER 30, 2023 AND 2022

(Stated in US Dollars)

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Revenue Recognition (continued)

Accounts receivable, net

Accounts receivable represents trade accounts due from customers. The trade receivables are all without customer collateral and interest is not accrued on past due accounts. Management reviews its receivables on a regular basis to determine if the bad debt allowance is adequate and provides allowance when necessary. The allowance is based on management’s best estimates of specific losses on individual customer exposures, as well as the historical trends of collections. Account balances are charged off against the allowance after all means of collection have been exhausted and the likelihood of collection is not probable. As of September 30, 2023 and 2022, the Company made $21,191 and $10,874 allowance for doubtful accounts for accounts receivable, respectively.

Contract Costs

Contract costs incurred during the production phases of the Company’s service contracts, are capitalized when the costs relate directly to the contract, are expected to be recovered, and generate or enhance resources to be used in satisfying the performance obligation and such deferred costs will be recognized upon the recognition of the related revenue. These costs primarily consist of procurement and material costs directly related to the contract. Contract costs are recognized as cost of revenue when performance obligation(s) is fulfilled and revenue is recognized concurrently.

The Company performs periodic reviews to assess the recoverability of the contract costs. The carrying amount of the asset is compared to the remaining amount of consideration. The Company expects to receive for the services to which the asset relates, less the costs that relate directly to providing those services that have not yet been recognized. If the carrying amount is not recoverable, an impairment loss is recognized. For the year ended September 30, 2023 and 2022, no impairment loss was recognized.

Contract liabilities

Contract liabilities represents payment advanced from customers. It is recognized when a payment is received from a customer before the Company transfers the related goods or services.

Contract liabilities are recognized as revenue when the Company performed its performance obligation(s) under the contract (i.e., transfers control of the related goods or services to the customer).

Expected credit loss

ASU No. 2016-13, Financial Instruments - Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments requires entities to use a current lifetime expected credit loss methodology to measure impairments of certain financial assets. Using this methodology will result in earlier recognition of losses than under the current incurred loss approach, which requires waiting to recognize a loss until it is probable of having been incurred. There are other provisions within the standard that affect how impairments of other financial assets may be recorded and presented, and that expand disclosures. The Company adopted the new standard effective October 1, 2020, the first day of the Company’s fiscal year and applied to accounts receivable and other financial instruments. The adoption of this guidance did not materially impact the net earning and financial position and has no impact on the cash flows.

F-14

QMMM HOLDINGS LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED SEPTEMBER 30, 2023 AND 2022

(Stated in US Dollars)

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Revenue Recognition (continued)

The details of revenue and cost of revenue of the Company is as follows:

	September 30,
	2023	2022
Revenue	2,807,909	3,396,000
Cost of Revenue	(2,177,443)	(2,057,252)
Gross Profit	$630,466	$1,338,748
Gross Profit Margin	22.5%	39.4%

Government Grant

Government grants as the compensation for expenses already incurred or for the purpose of giving immediate financial support to the Company during the COVID-19 pandemic. Government grants are recognized when received and all the conditions for their receipt have been met. The grants received were $23,522 and $57,990 for the year ended September 30, 2023 and 2022, respectively from the Hong Kong SAR Government.

General and administrative expenses

General and administrative expenses consist primarily of personnel-related compensation expenses, including salaries and related Mandatory Provident Fund (“MPF”) costs for our operations and support personnel, carpark rental and property management fees, professional services fees, depreciation, travelling expenses, office supplies, utilities, communication and expenses related to general operations.

Selling and marketing expenses

Selling and marketing expenses consist primarily of promotion expenses and media expense.

Retirement benefits

Retirement benefits in the form of mandatory defined contribution plans are charged to either expense as incurred or allocated to wages as part of cost of revenues.

Income Taxes

The Company accounts for income taxes pursuant to ASC Topic 740, Income Taxes. Income taxes are provided on an asset and liability approach for financial accounting and reporting of income taxes. Any tax paid by subsidiaries during the year is recorded. Current tax is based on the profit or loss from ordinary activities adjusted for items that are non-assessable or disallowable for income tax purpose and is calculated using tax rates that have been enacted or substantively enacted at the balance sheet date. ASC Topic 740 also requires the recognition of deferred tax assets and liabilities for both the expected impact of differences between the financial statements and the tax basis of assets and liabilities, and for the expected future tax benefit to be derived from tax losses and tax credit carry-forwards. ASC Topic 740 additionally requires the establishment of a valuation allowance to reflect the likelihood of realization of deferred tax assets. Realization of deferred tax assets are dependent upon future earnings, if any, of which the timing and amount are uncertain.

F-15

QMMM HOLDINGS LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED SEPTEMBER 30, 2023 AND 2022

(Stated in US Dollars)

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Income Taxes (continued)

The Company adopted ASC Topic 740-10-05, “Income Taxes: Overview and Background”, which provides guidance for recognizing and measuring uncertain tax positions, it prescribes a threshold condition that a tax position must meet for any of the benefits of the uncertain tax position to be recognized in the financial statements. It also provides accounting guidance on derecognizing, classification and disclosure of these uncertain tax positions.

Comprehensive Income

The Company presents comprehensive income in accordance with ASC Topic 220, Comprehensive Income. ASC Topic 220 states that all items that are required to be recognized under accounting standards as components of comprehensive income be reported in the consolidated financial statements. The components of comprehensive income were the net income for the years and the foreign currency translation adjustments.

Earnings Per Share

The Company computes earnings per share (“EPS”) following ASC Topic 260, “Earnings per share.” Basic EPS is measured as the income or loss available to common shareholders divided by the weighted average common shares outstanding for the period. Diluted EPS presents the dilutive effect on a per-share basis from the potential conversion of convertible securities or the exercise of options and or warrants; the dilutive impacts of potentially convertible securities are calculated using the as-if method; the potentially dilutive effect of options or warranties are computed using the treasury stock method. Potentially anti-dilutive securities (i.e., those that increase income per share or decrease loss per share) are excluded from diluted EPS calculation. There were no potentially dilutive securities that were in-the-money that were outstanding during the year ended September 30, 2023 and 2022.

Segment Reporting

ASC 280, “Segment Reporting”, establishes standards for reporting information about operating segments on a basis consistent with the Company’s internal organizational structure as well as information about geographical areas, business segments and major customers in financial statements for detailing the Company’s business segments.

The Company’s chief operating decision maker is the Chief Executive Officer, who reviews the financial information of each separate operating segment when making decisions about allocating resources and assessing the performance of the segment. The Company has determined that it has a single operating segment for purposes of allocating resources and evaluating financial performance; accordingly, the Company does not provide additional segment reporting in these accompanying notes.

F-16

QMMM HOLDINGS LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED SEPTEMBER 30, 2023 AND 2022

(Stated in US Dollars)

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Financial instruments

The Company’s financial instruments, including cash and cash equivalents, accounts and other receivables, accounts and other payables, accrued liabilities, amounts due from (to) related parties, lease liabilities and bank loans, have carrying amounts that approximate their fair values due to their short maturities. ASC Topic 820, “Fair Value Measurements and Disclosures” requires disclosing the fair value of financial instruments held by the Company. ASC Topic 825, “Financial Instruments” defines fair value and establishes a three-level valuation hierarchy for disclosures of fair value measurement that enhances disclosure requirements for fair value measures. The carrying amounts reported in the audited consolidated balance sheets for cash and cash equivalents, accounts and other receivables, accounts and other payables, accrued liabilities, amounts due from (to) related parties, promissory notes payable and bank loans each qualify as financial instruments and are a reasonable estimate of their fair values because of the short period between the origination of such instruments and their expected realization and their current market rate of interest. The three levels of valuation hierarchy are defined as follows:

●	Level 1 - inputs to the valuation methodology used quoted prices for identical assets or liabilities in active markets.

●	Level 2 - inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets and information that are observable for the asset or liability, either directly or indirectly, for substantially the financial instrument’s full term.

●	Level 3 - inputs to the valuation methodology are unobservable and significant to the fair value measurement.

The Company analyzes all financial instruments with features of both liabilities and equity under ASC 480, “Distinguishing Liabilities from Equity” and ASC 815, “Derivatives and Hedging”.

NOTE 3 – ACCOUNTS RECEIVABLE, NET

Accounts receivable, net consists of the following:

	September 30,
	2023	2022

Accounts receivable	$568,940	$491,978
Less: allowance for expected credit loss	(49,573)	(28,382)
	$519,367	$463,596

The movement of allowances for expected credit loss is as follow:

	September 30,
	2023	2022

Balance at beginning of the year	$28,382	$17,508
Reversal of provision	-	-
Provision	21,191	10,874
Ending balance	$49,573	$28,382

F-17

QMMM HOLDINGS LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED SEPTEMBER 30, 2023 AND 2022

(Stated in US Dollars)

NOTE 4 – LIFE INSURANCE CONTRACT

Life insurance contract consist of the following:

	September 30,
	2023	2022

Balance at the beginning of year	$-	$220,867
Fair value gain recognized during the year, net	-	8,318
Exchange adjustment	-	(1,963)
Redemption	-	(227,222)
Balance at the end of year	$-	$-

NOTE 5 – CONTRACT COSTS

Contract costs consist of the following:

	September 30,
	2023	2022

Balance at the beginning of year	$171,261	$103,231
Additions	212,499	855,010
Recognized to cost of revenue during the year	(383,760)	(786,980)
Balance at the end of year	$-	$171,261

NOTE 6 – DEPOSITS AND OTHER CURRENT ASSETS, NET

Deposits and other current assets, net consist of the following:

	September 30,
	2023	2022

Deposits	$51,193	$49,880
Other current assets, net	2,419	2,413
Less: allowance for expected credit loss	(56)	(47)
	$53,556	$52,246

The movement of allowances for expected credit loss is as follow:

	September 30,
	2023	2022

Balance at beginning of the year	$47	$40
Reversal of provision	-	-
Provision	9	7
Ending balance	$56	$47

NOTE 7 – PROPERTY AND EQUIPMENT, NET

Property and equipment, net consist of the following:

	September 30,
	2023	2022
At cost:
Office equipment	$161,581	$150,371
Fixture and fittings	99,848	100,885
Motor vehicle	52,170	52,630
Exchange adjustment	717	(2,623)
	314,316	301,263
Less: accumulated depreciation	(268,341)	(244,938)
Total	$45,975	$56,325

Depreciation expense for the year ended September 30, 2023 and 2022 was $22,818 and $29,495, respectively.

F-18

QMMM HOLDINGS LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED SEPTEMBER 30, 2023 AND 2022

(Stated in US Dollars)

NOTE 8 – INTANGIBLE ASSETS, NET

Intangible assets, net consist of the following:

	September 30,
	2023	2022
At cost:
Website	$21,658	$21,898
Patent	20,046	-
Exchange adjustment	53	(206)
Less: accumulated amortization	(17,223)	(6,802)
Total	$24,534	$14,890

Amortization expense for the year ended September 30, 2023 and 2022 was $10,438 and $5,433, respectively.

NOTE 9 – DEFERRED INITIAL PUBLIC OFFERING (“IPO”) COSTS

Deferred initial public offering (“IPO”) costs consist of the following:

	September 30,
	2023	2022
Underwriting fee	$80,000	$-
Nasdaq filing fee	5,000	-
FINRA filing fee	2,750	-
Total	$87,750	$-

NOTE 10 – CONTRACT LIABILITIES

Contract liabilities consists of the following:

	September 30,
	2023	2022

Balance at beginning of year	$254,163	$138,705
Additions	586,860	3,511,458
Recognized to revenue during the year	(833,080)	(3,396,000)
Balance at the end of year	$7,943	$254,163

Contract liabilities represent the payment advanced from customers.

NOTE 11 – LEASES

The Company has an operating lease for office space. During the year, the Company recognized a right-of-use asset of $354,671, and a lease liability of $354,671 in accordance with ASC842, Leases. The lease agreement does not specify an explicit interest rate. The Company’s management believes that using an incremental borrowing rate of the Hong Kong Dollar Best Lending Rate (“BLR”) 5.875% plus Margin 1.500% p.a. was the most indicative rate of the Company’s borrowing cost for the calculation of the present value of the lease payments; the rate used by the Company was 7.375%.

As of September 30, 2023 and 2022, the right-of-use assets totalled $325,153, and $141,464, respectively.

As of September 30, 2023 and 2022, lease liabilities consist of the following:

	September 30,
	2023	2022

Operating lease liabilities – current portion	$172,066	$145,992
Operating lease liabilities – non-current portion	153,043	-
Total	$325,109	$145,992

F-19

QMMM HOLDINGS LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED SEPTEMBER 30, 2023 AND 2022

(Stated in US Dollars)

NOTE 11 – LEASES (Continued)

During the year ended September 30, 2023 and 2022, the Company incurred total operating lease expenses of $171,339 and $170,349, respectively.

Other lease information is as follows:

	September 30,
	2023	2022

Weighted-average remaining lease term – operating leases	22 months	10 months
Weighted-average discount rate – operating leases	7.375%	6.625%

The following is a schedule of future minimum payments under operating leases as of September 30, 2023:

September 30,
2023

Year ending September 30, 2024	$189,712
Year ending September 30, 2025	158,094
Total undiscounted lease obligations	347,806
Less: imputed interest	(22,697)
Lease liabilities recognized in the consolidated balance sheet	$325,109

NOTE 12 – SHORT-TERM BANK LOANS

Bank loans consist of the following:

Credit agreement entered date	Provider	Facilities	Interest rate	Limits	Utilized as of
					September 30,
					2023	2022
May 5, 2020	Hongkong & Shanghai Banking Corporation Limited (“HSBC”)	Non-revolving term loan under SME Financing Guarantee Scheme (the “SME FGS Term Loan”)	BLR minus 2.25% p.a.	$516,129	$-	34%	$172,984
June 24, 2020	Hongkong & Shanghai Banking Corporation Limited (“HSBC”)	Non-revolving term loan under SME Financing Guarantee Scheme (the “SME FGS Term Loan”)	BLR minus 2.25% p.a.	$103,226	$-	38%	$38,877
					-		211,861

The bank loans were primarily obtained for general working capital.

F-20

QMMM HOLDINGS LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED SEPTEMBER 30, 2023 AND 2022

(Stated in US Dollars)

NOTE 12 – SHORT-TERM BANK LOANS (Continued)

As of September 30, 2022, the Company’s bank loans contain a repayment on demand clause that provides the bank with an unconditional right to demand repayment at any time at its own discretion. Due to the repayment on demand clause, such amount of bank loans were classified as current liabilities. These bank loans were secured by personal guarantee provided by one of the directors of the Company. The amounts due are based on scheduled repayment dates set out in the banking facilities letters and the subsequently revised repayment schedules. All the Company’s bank loans carried variable interest at BLR minus 2.25% per annum.

As of September 30, 2023, the Company repaid all bank loans.

Interest expense on the bank loans totaled $2,483 and $30,121 during the year ended September 30, 2023 and 2022, respectively.

NOTE 13 – ACCRUED LIABILITIES AND OTHER PAYABLES

Accrued liabilities and other payables consist of the following:

	September 30,
	2023	2022
Accrued salary	$120,925	$-
Amount due to third parties	195,699	39,647
Total	$316,624	$39,647

NOTE 14 – EQUITY

Ordinary shares

The Company was incorporated in the Cayman Islands as an exempted company with limited liability on July 29, 2022, with an authorized share capital of US$50,000 divided into 50,000,000 shares of US$0.001 each.

On February 22, 2023, 14,990,000 additional Shares of US$0.001 were issued and fully paid. The Company allotted 10,493,000 shares to Mr. Bun Kwai and 4,497,000 share to Lasting Success Holdings Limited. Immediately after the share allotment, the Company had 50,000,000 authorized shares, par value of US$0.001, of which 15,000,000 were issued and outstanding.

On May 17, 2023, the Company’s shareholders and Board of Directors approved to amend the authorized share capital from US$50,000, divided into 50,000,000 Ordinary Shares of a par value of US$0.001 per share, to US$50,000, divided into 500,000,000 Ordinary Shares of a par value of US$0.0001 per share. At the same day, the shareholders of the Company surrendered 135,000,000 Ordinary Shares of US$0.0001 par value each to the Company for no consideration. The Company believes it is appropriate to reflect such changes in share structure on a retroactive basis pursuant to ASC 260. The Company has retroactively restated all shares and per share data for all periods presented. As a result, the Company has 500,000,000 authorized shares, par value of US$0.0001, of which 15,000,000 were issued and outstanding as of September 30, 2023 and 2022.

The Company only has one single class of Ordinary Shares that are accounted for as permanent equity.

NOTE 15 – EMPLOYEE BENEFIT PLANS

HK SAR

The Company has a defined contribution pension scheme for its qualifying employees. The scheme assets are held under a provident fund managed by an independent fund manager. The Company and its employees are each required to make contributions to the scheme calculated at 5% of the employees’ basic salaries on monthly basis.

NOTE 16 – PROVISION FOR INCOME TAXES

British Virgin Islands

QMMM Holdings Limited is incorporated in Cayman Islands and Grade A Global Limited and Witty Time Holdings Limited are incorporated in the British Virgin Islands and are not subject to tax on income or capital gains under current Cayman Islands law and British Virgin Islands law, respectively. In addition, upon payments of dividends by these entities to their shareholders, no withholding tax will be imposed.

F-21

QMMM HOLDINGS LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED SEPTEMBER 30, 2023 AND 2022

(Stated in US Dollars)

NOTE 16 – PROVISION FOR INCOME TAXES (Continued)

HK SAR

On March 21, 2018, the HK SAR Legislative Council passed The Inland Revenue (Amendment) (No. 7) Bill 2017 (the “Bill”) which introduces the two-tiered profits tax rates regime. The Bill was signed into law on March 21, 2018 and was gazetted on the following day. Under the two-tiered profits tax rates regime, the first HK$2 million of profits of the qualifying group entity will be taxed at 8.25%, and profits above HK$2 million will be taxed at 16.5%. The profits of group entities not qualifying for the two-tiered profits tax rates regime will continue to be taxed at a flat rate of 16.5%.

Accordingly, the HK SAR profits tax is calculated at 8.25% on the first HK$2 million of the estimated assessable profits and at 16.5% on the estimated assessable profits above HK$2 million. The following tables provide the reconciliation of the difference between the statutory and effective tax expenses following as of September 30, 2023 and 2022.

	September 30,
	2023	2022

(Loss) / Income before tax expenses	$(1,287,661)	$916,921
Income taxes computed at Hong Kong Profits Tax rate	(212,464)	151,292
Tax allowance at the statutory tax rates	(6,401)	(10,118)
Tax effect on non-assessable income*	(1,519)	(11,747)
Tax effect on non-deductible expenses	222,184	10,430
Tax effect on tax losses not recognized	5,336	-
Tax effect on utilization of tax losses	-	(2,405)
Tax effect of two-tier tax rate	(3,568)	(21,094)
Income taxes	$3,568	$116,358

*	Income that is not taxable mainly consisted of government grants which are non-taxable under Hong Kong profits tax law for the year ended September 30, 2023 and 2022.

Significant component of deferred tax assets as follows:

	September 30,
	2023	2022

Net operating loss carry forward	$40,257	$34,837
Valuation allowance	(40,257)	(34,837)
Deferred tax assets	$-	$-

In assessing the realizability of deferred tax assets, management consider whether it is more likely than not that some portion or all of the deferred tax assets will be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the cumulative earnings and projected future taxable income in making the assessment. Recovery of substantially all of the Company’s deferred tax assets is dependent upon the generation of future income, exclusive of reversing taxable temporary differences. The Company concludes that it cannot reliably predict future profitability, and accordingly, unable to determine if it can derive future benefits from the deferred tax assets arising from the net operating loss carry forward.

F-22

QMMM HOLDINGS LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED SEPTEMBER 30, 2023 AND 2022

(Stated in US Dollars)

NOTE 17 – CONCENTRATIONS OF RISK

Customers Concentrations

The following table sets forth information as to each customer that accounted for top 5 of the Company’s revenues as of September 30, 2023 and 2022.

	For the year ended
Customers	September 30, 2023		September 30, 2022
	Amount $	%	Amount $	%
A	592,240	21.1%	652,996	19.2%
B	563,141	20.1%	1,180,374	34.8%
C	307,255	10.9%	-	-
D	260,684	9.3%	267,127	7.9%
E	197,914	7.1%	-	-
F	78,910	2.8%	253,257	7.5%
G	30,134	1.1%	265,371	7.8%

The following table sets forth information as to each customer that accounted for top 5 of the Company’s accounts receivable as of September 30, 2023 and 2022.

	For the year ended
Customers	September 30, 2023		September 30, 2022
	Amount $	%	Amount $	%
A	213,193	37.5%	247,737	50.4%
H	127,701	22.4%	-	-
C	76,867	13.5%	-	-
D	64,757	11.4%	57,804	11.8%
B	36,906	6.5%	115,351	23.5%
H	-	-	57,976	11.8%
G	-	-	2,312	0.5%

Suppliers Concentrations

The following table sets forth information as to each supplier that accounted for top 5 of the Company’s purchase as of September 30, 2023 and 2022

	For the year ended
Suppliers	September 30, 2023		September 30, 2022
	Amount $	%	Amount $	%
I	334,281	15.3%	57,770	3.8%
J	117,775	5.4%	-	-
K	93,849	4.3%	-	-
L	92,572	4.2%	246,098	12.0%
M	48,596	2.2%	-	-
N	-	-	39,376	1.9%
O	9,270	0.4%	30,235	1.5%
P	-	-	29,506	1.4%

F-23

QMMM HOLDINGS LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED SEPTEMBER 30, 2023 AND 2022

(Stated in US Dollars)

NOTE 18 – RISKS

A.	Credit risk

Accounts receivable

In order to minimize the credit risk, the management of the Company has delegated a team responsible for determination of credit limits and credit approvals. Other monitoring procedures are in place to ensure that follow-up action is taken to recover overdue debts. Internal credit rating has been given to each category of debtors after considering aging, historical observed default rates, repayment history and past due status of respective accounts receivable. Estimated loss rates are based on probability of default and loss given default with reference to an external credit report and are adjusted for reasonable and supportable forward-looking information that is available without undue costs or effort while credit-impaired trade balances were assessed individually. In this regard, the directors consider that the Company’s credit risk is significantly reduced. The maximum potential loss of accounts receivable for the year ended September 30, 2023 is $519,367.

Bank balances

The credit risk on liquid funds is limited because the counterparties are banks with high credit ratings assigned by international credit-rating agencies. The Company is exposed to concentration of credit risk on liquid funds which are deposited with several banks with high credit ratings.

Deposits and other current assets

The Company assessed the impairment for its other current assets individually based on internal credit rating and ageing of these debtors which, in the opinion of the directors, have no significant increase in credit risk since initial recognition. Based on the impairment assessment performed by the Company, the directors consider the loss allowance for deposits and other current assets as of September 30, 2023 and 2022 is $56 and $47, respectively.

B.	Interest risk

Cash flow interest rate risk

The Company is exposed to cash flow interest rate risk through the changes in interest rates related mainly to the Company’s variable-rates line of credit, short-term bank loans and bank balances.

The Company currently does not have any interest rate hedging policy in relation to fair value interest rate risk and cash flow interest rate risk. The directors monitor the Company’s exposures on an ongoing basis and will consider hedging the interest rate should the need arises

Sensitivity analysis

The sensitivity analysis below has been determined assuming that a change in interest rates had occurred at the end of the reporting period and had been applied to the exposure to interest rates for financial instruments in existence at that date. 1% increase or decrease is used when reporting interest rate risk internally to key management personnel and represents management’s assessment of the reasonably possible change in interest rates.

If interest rates had been 1% higher or lower and all other variables were held constant, the Company’s post tax loss for the year ended September 30, 2023 and 2022 would have increased or decreased by approximately $1,302 and $58, respectively.

F-24

QMMM HOLDINGS LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED SEPTEMBER 30, 2023 AND 2022

(Stated in US Dollars)

NOTE 18 – RISKS (Continued)

Foreign currency risk

Foreign currency risk is the risk that the holding of foreign currency assets will affect the Company’s financial position as a result of a change in foreign currency exchange rates.

The Company’s monetary assets and liabilities are mainly denominated in HK$, which are the same as the functional currencies of the relevant group entities. Hence, in the opinion of the directors of the Company, the currency risk of $ is considered insignificant. The Company currently does not have a foreign currency hedging policy to eliminate the currency exposures. However, the directors monitor the related foreign currency exposure closely and will consider hedging significant foreign currency exposures should the need arise.

C.	Economic and political risks

The Company’s operations are mainly conducted in HK SAR. Accordingly, the Company’s business, financial condition, and results of operations may be influenced by changes in the political, economic, and legal environments in HK SAR.

The Company’s operations in HK SAR are subject to special considerations and significant risks not typically associated with companies in North America and Western Europe. These include risks associated with, among others, the political, economic and legal environment and foreign currency exchange. The Company’s results may be adversely affected by changes in the political and social conditions in HK SAR, and by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion, remittances abroad, and rates and methods of taxation, among other things.

D.	Inflation Risk

Management monitors changes in prices levels. Historically inflation has not materially impacted the Company’s audited consolidated financial statements; however, significant increases in the price of labor that cannot be passed to the Company’s customers could adversely impact the Company’s results of operations.

NOTE 19 – RELATED PARTY TRANSACTIONS

The summary of amount due to related parties as the following:

		September 30,
		2023	2022
Due to related parties consist of the following:
Mr. Bun Kwai	Due to shareholders	20,791	8,902
Mr. Bun Kwai	Accrued liabilities and other payables	10,855	-
Mr. Chun San Leung	Accrued liabilities and other payables	2,107	-
Mr. Pak Lun Patrick Au	Accrued liabilities and other payables	4,852	-
Cubic Creation Limited**	Accounts payable	-	9,096
MSB Infinitus Limited ***	Due to shareholders	1,219,447	-
		$1,258,052	$17,998

The amounts due to related parties are unsecured, interest free with no specific repayment terms.

F-25

QMMM HOLDINGS LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED SEPTEMBER 30, 2023 AND 2022

(Stated in US Dollars)

NOTE 19 – RELATED PARTY TRANSACTIONS (Continued)

In addition to the transactions and balances detailed elsewhere in these consolidated financial statements, the Company had the following transactions with related parties:

	For the year ended
	September 30,
	2023	2022

Service fee to Cubic Creation Limited**	45,192	18,248
Service fee to Mr. Chun San Leung*	-	17,994
Salary to Mr. Bun Kwai	118,078	21,989
Salary to Mr. Chun San Leung*	13,273	23,012
Salary to Mr. Pak Lun Patrick Au*	50,436	-
Purchase of intangible asset from Mr. Bun Kwai	20,046	-

*	Mr. Chun San Leung and Mr. Pak Lun Patrick Au are the directors of QMMM Holdings Limited
**	Cubic Creations Limited is fully owned by Mr. Chun San Leung
***	MSB Infinitus Limited is the sole shareholder of Lasting Success Holdings Limited which is a shareholder of the Company

NOTE 20 – COMMITMENTS AND CONTINGENCIES

Contingencies

In the ordinary course of business, the Company may be subject to legal proceedings regarding contractual and employment relationships and a variety of other matters. The Company records contingent liabilities resulting from such claims, when a loss is assessed to be probable, and the amount of the loss is reasonably estimable. In the opinion of management, there were no pending or threatened claims and litigation as of September 30, 2023 and through the issuance date of these consolidated financial statements.

NOTE 21 – SUBSEQUENT EVENTS

The Company has assessed all events from September 30, 2023, through March 25, 2024 which is the date that these consolidated financial statements are available to be issued. There are not any material subsequent events that require disclosure in these consolidated financial statements.

F-26

QMMM HOLDINGS LIMITED

INDEX TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

F-27

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and
Shareholders of QMMM Holdings Limited

Results of Review of Interim Financial Information

We have reviewed the unaudited condensed consolidated balance sheets of QMMM Holdings Limited and its subsidiaries (collectively the “Company”) as of March 31, 2024, and the related unaudited condensed consolidated statements of operations and comprehensive loss, changes in shareholders’ (deficit) equity, and cash flows for the six-month periods ended March 31, 2024 and 2023 and the related notes (collectively referred to as the unaudited condensed consolidated financial statements). Based on our reviews, we are not aware of any material modifications that should be made to the accompanying unaudited condensed consolidated financial statements for them to be in conformity with accounting principles generally accepted in the United States of America.

We have previously audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States) (PCAOB), the consolidated balance sheets of the Company as of September 30, 2023 and 2022, and the related consolidated statements of operations and comprehensive (loss) income, changes in shareholders’ (deficit) equity, and cash flows for the years then ended (not presented herein); and in our report dated March 25, 2024, we expressed an unqualified opinion on those financial statements. In our opinion, the information set forth in the accompanying condensed consolidated balance sheet as of September 30, 2023, is fairly stated, in all material respects, in relation to the balance sheet from which it has been derived.

Basis for Review Results

These interim financial statements are the responsibility of the Company’s management. We conducted our review in accordance with the standards of the PCAOB. A review of interim financial information consists principally of applying analytical procedures and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with standards of the PCAOB, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

/s/ WWC, P.C.

WWC, P.C.

Certified Public Accountants

PCAOB ID No.1171

San Mateo, California

August 26, 2024

We have served as the Company’s auditor since 2022.

F-28

QMMM HOLDINGS LIMITED

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(Stated in US Dollars, except for number of shares)

	March 31, 2024	September 30, 2023
		(Audited)
ASSETS
Current assets:
Cash and cash equivalents	$218,893	$130,201
Accounts receivable, net	611,748	519,367
Deposits and other current assets, net	53,589	53,556
Total current assets	884,230	703,124

Non-current assets:
Property and equipment, net	34,263	45,975
Intangible assets, net	19,326	24,534
Deferred initial public offering (“IPO”) costs	87,750	87,750
Operating lease right-of-use assets, net	240,757	325,153
Total non-current assets	382,096	483,412

TOTAL ASSETS	$1,266,326	$1,186,536

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$7,073	$6,941
Contract liabilities	34,540	7,943
Due to shareholders	1,630,169	1,240,238
Operating lease liabilities, current	178,410	172,066
Income tax payable	163,264	187,453
Accrued liabilities and other payables	233,979	316,624
Accrued liabilities and other payables – related parties	18,122	17,814
Total current liabilities	2,265,557	1,949,079

Non-current liabilities:
Operating lease liabilities, non-current	62,347	153,043
Total non-current liabilities	62,347	153,043

TOTAL LIABILITIES	$2,327,904	$2,102,122

Commitments and contingencies	-	-

SHAREHOLDERS’ (DEFICIT) EQUITY
Ordinary share, $0.0001 par value; 500,000,000 shares authorized, 15,000,000 shares issued and outstanding as of March 31, 2024 and September 30, 2023, respectively*	$1,500	$1,500
Additional paid in capital	13,500	13,500
Accumulated deficits	(1,079,621)	(933,549)
Accumulated other comprehensive income	3,043	2,963
Total Shareholders’ Deficit	(1,061,578)	(915,586)

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$1,266,326	$1,186,536

*	Retrospectively restated for effect of share reorganization (see Note 12)

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

F-29

QMMM HOLDINGS LIMITED

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(Stated in US Dollars, except for number of shares)

	Six Months Ended March 31,
	2024	2023

Revenues	$2,047,889	$1,345,145
Cost of revenues	(1,493,014)	(1,020,594)
Gross profit	554,875	324,551

Operating expenses
Selling and marketing expenses	-	(2,965)
General and administrative expenses	(688,032)	(942,729)
Total operating expenses	(688,032)	(945,694)

Operating loss	(133,157)	(621,143)

Other (expenses) income, net
Government grants	-	23,339
Interest income	1,316	666
Interest expense	(10,372)	(5,729)
Total other (expenses) income, net	(9,056)	18,276

Loss before taxes	(142,213)	(602,867)

Provision for income taxes	(3,859)	(9,105)

Net loss	$(146,072)	$(611,972)

Other comprehensive income
Foreign currency translation adjustment	80	119
Total comprehensive loss	$(145,992)	$(611,853)

Loss per share – basic and diluted	$(0.01)	$(0.04)
Basic and diluted weighted average shares outstanding*	15,000,000	15,000,000

*	Retrospectively restated for effect of share reorganization (see Note 12)

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

F-30

QMMM HOLDINGS LIMITED

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ (DEFICIT) EQUITY

(Stated in US Dollars, except for number of shares)

	Six Months Ended March 31, 2023
				(Accumulated	Accumulated
	Number		Additional	deficit) /	other
	of	Ordinary	paid in	Retained	comprehensive
	Shares	Shares	capital	Earnings	income	Total

Balance, October 1, 2022	15,000,000	$1,500	$13,500	$357,680	$2,102	$374,782

Net loss	-	-	-	(611,972)	-	(611,972)
Foreign currency translation adjustment	-	-	-	-	119	119

Balance, March 31, 2023	15,000,000	$1,500	$13,500	$(254,292)	$2,221	$(237,071)

	Six Months Ended March 31, 2024
					Accumulated
	Number		Additional		other
	of	Ordinary	paid in	Accumulated	comprehensive
	Shares	Shares	capital	deficit	income	Total

Balance, October 1, 2023	15,000,000	$1,500	$13,500	$(933,549)	$2,963	$(915,586)

Net loss	-	-	-	(146,072)	-	(146,072)
Foreign currency translation adjustment	-	-	-	-	80	80

Balance, March 31, 2024	15,000,000	$1,500	$13,500	$(1,079,621)	$3,043	$(1,061,578)

* Retrospectively restated for effect of share reorganization (see Note 12)

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

F-31

QMMM HOLDINGS LIMITED

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Stated in US Dollars)

	Six Months Ended March 31,
	2024	2023

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(146,072)	$(611,972)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation of property and equipment	11,753	10,616
Amortization of intangible assets	5,229	5,178
Amortization of operating lease right-of-use assets	84,693	84,409
Expected credit loss allowance	8,147	(6,415)
Changes in operating assets and liabilities:
Accounts receivable	(100,304)	139,451
Contract costs	-	(30,091)
Deposits and other current assets	-	(7,644)
Accounts payable	128	(28,671)
Contract liabilities	26,622	214,416
Accrued liabilities and other payables	(82,415)	136,962
Operating lease liabilities	(84,650)	(86,659)
Income tax payable	(24,334)	(4,200)
Net cash used in operating activities	(301,203)	(184,620)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property and equipment	-	(974)
Purchase of intangible assets	-	(20,000)
Net cash used in investing activities	-	(20,974)

CASH FLOWS FROM FINANCING ACTIVITIES
Repayment of short-term bank loans	-	(155,224)
Proceeds from shareholders	389,912	638,853
Net cash provided by financing activities	389,912	483,629

Net increase in cash and cash equivalents	88,709	278,035
Effect of foreign currency translation on cash and cash equivalents	(17)	677
Cash and cash equivalents, beginning of period	130,201	364,449
Cash and cash equivalents, end of period	$218,893	$643,161

Supplementary cash flow information:
Taxes (refunded) paid	$(28,193)	$13,941
Interest paid	$-	$2,208
Listing fees	$387,574	$635,243

* Retrospectively restated for effect of share reorganization (see Note 12)

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

F-32

QMMM HOLDINGS LIMITED

NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED MARCH 31, 2024 AND 2023

(Stated in US Dollars)

NOTE 1 – ORGANIZATION AND PRINCIPAL ACTIVITIES

QMMM Holdings Limited (The “Group” or the “Company”) was incorporated in the Cayman Island on July 29, 2022 as an investment holding company. The Company conducts its primary operations through two of its indirectly wholly owned subsidiaries ManyMany Creations Limited (“MM”) and Quantum Matrix Limited (“QM”) which are both incorporated and domiciled in the Hong Kong Special Administrative Region (“HK SAR”). The Company is primarily engaged in providing digital media advertising and marketing production services and it is headquartered in Hong Kong.

The following is an organization chart of the Company and its subsidiaries:

As of March 31, 2024, the Company’s subsidiaries are detailed in the table as follows:

Name	Background	Ownership %	Principal activity
Grade A Global Limited	● A BVI company ● Incorporated on July 5, 2022	100%	Holding Company
Witty Time Holdings Limited	● A BVI company ● Incorporated on July 5, 2022	100%	Holding Company
ManyMany Creations Limited (“MM”)	● A Hong Kong company ● Incorporated on June 15, 2005	100%	Digital media advertising and marketing production services
Quantum Matrix Limited (“QM”)	● A Hong Kong company ● Incorporated on March 20, 2014	100%	Digital media advertising and marketing production services

The registration statement for the Company’s Initial Public Offering (the “Offering”) was declared effective by the SEC on July 1, 2024. On July 22, 2024, the Company consummated the Offering of 2,150,000 ordinary shares at a price to the public of $4.00 per share. On August 8, 2024, the Company further issued 56,342 ordinary shares at a price of $4.00 per share with underwriter partially exercised the over-allotment option. The aggregate gross proceeds from the Offering amounted to $8,825,368, prior to deducting underwriting discounts, commissions and offering-related expenses.

F-33

QMMM HOLDINGS LIMITED

NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED MARCH 31, 2024 AND 2023

(Stated in US Dollars)

NOTE 1 – ORGANIZATION AND PRINCIPAL ACTIVITIES (CONTINUED)

Group reorganization

Pursuant to a group reorganization (the “group reorganization”) to rationalize the structure of the Company and its subsidiary companies (herein collectively referred to as the “Group”) in preparation for the listing of our shares, the Company becomes the holding company of the Group on November 14, 2022. As the Group were under same control of the shareholders and their entire equity interests were also ultimately held by the shareholders immediately prior to the group reorganization, the unaudited condensed consolidated statements of operations and comprehensive loss, unaudited condensed consolidated statements of changes in shareholders’ (deficit) equity and unaudited condensed consolidated statements of cash flows are prepared as if the current group structure had been in existence throughout the beginning of the period, or since the respective dates of incorporation/establishment of the relevant entity, where this is a shorter period.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of consolidation and basis of preparation

The accompanying unaudited condensed consolidated financial statements include the accounts of the Company and its subsidiaries (collectively the “Company”). The Company eliminates all significant intercompany balances and transactions in its unaudited condensed consolidated financial statements.

Management has prepared the accompanying unaudited condensed consolidated financial statements and these notes in accordance to generally accepted accounting principles in the United States (“US GAAP”). The Company maintains its general ledger and journals with the accrual method accounting.

Use of estimates

The preparation of the unaudited condensed consolidated financial statements in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”), requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the unaudited condensed consolidated financial statements and the reported amounts of revenues and expenses during the reporting periods. Management makes these estimates using the best information available when the calculations are made; however, actual results could differ materially from those estimates.

F-34

QMMM HOLDINGS LIMITED

NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED MARCH 31, 2024 AND 2023

(Stated in US Dollars)

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Foreign currency translation

The accompanying unaudited condensed consolidated financial statements are presented in the United States Dollars (“USD” or “$”), which is the reporting currency of the Company. The functional currency of the Company’s subsidiaries in the Hong Kong is Hong Kong Dollars (“HKD” or “HK$”), its other subsidiaries which are incorporated in British Virgin Islands is United States Dollars, respectively, which are their respective local currencies based on the criteria of ASC 830, “Foreign Currency Matters”.

The Company’s assets and liabilities are translated into $ from HK$ at year-end exchange rates. Its revenues and expenses are translated at the average exchange rate during the period. Capital accounts are translated at their historical exchange rates when the capital transactions occurred.

Translation of amounts from HKD into USD has been made at the following exchange rates:

	March 31, 2024	September 30, 2023	March 31, 2023
Period-end $: HK$ exchange rate	7.8259	7.8308	7.8496
Period average $: HK$ exchange rate	7.8172	7.8317	7.8930

Cash and cash equivalents

Cash and cash equivalents represent cash on hand and time deposits, which are unrestricted as to withdrawal or use, and which have original maturities less than three months.

F-35

QMMM HOLDINGS LIMITED

NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED MARCH 31, 2024 AND 2023

(Stated in US Dollars)

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Deposits and other current assets, net

Deposits are mainly for rent, utilities and money deposited with certain vendors. These amounts are refundable and bear no interest. The short-term deposits usually have a one-year term and are refundable upon contract termination. The long-term deposits are refunded from suppliers when terms and conditions set forth in the agreements have been satisfied.

Other current assets, net, primarily consists of other receivables from third parties. These amounts are non-refundable, unsecured and bear no interest. Management reviews periodically to determine if the allowance is adequate and adjusts the allowance when necessary.

As of March 31, 2024 and September 30, 2023, the Company made $56 and $56 allowance for expected credit losses for deposit and other current assets, respectively.

Property and equipment, net

Property and equipment are carried at cost less accumulated depreciation and any impairment losses. Depreciation is provided over their estimated useful lives, using the straight-line method. The Company typically applies a salvage value of 0%. The estimated useful lives of the plan and equipment are as follows:

Furniture and fixtures	4 years
Office equipment	4 years
Motor vehicle	5 years

The cost and related accumulated depreciation of assets sold or otherwise retired are eliminated from the accounts, and any gain or loss are included in the Company’s unaudited condensed consolidated statements of operations and comprehensive income. The costs of maintenance and repairs are recognized as incurred; significant renewals and betterments are capitalized.

Intangible assets, net

Intangible assets purchased from third parties are initially recorded at cost and amortized on a straight-line basis over the estimated economic useful lives. The acquired intangible assets are recognized and measured at fair value and are expensed or amortized using the straight-line approach over the estimated economic useful lives of the assets. The Company typically applies a salvage value of 0%.

The estimated useful lives of major intangible assets are as follows:

Website	4 years
Patent	4 years

F-36

QMMM HOLDINGS LIMITED

NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED MARCH 31, 2024 AND 2023

(Stated in US Dollars)

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Impairment of long-lived assets

Long-lived assets, representing property and equipment and intangible assets with finite lives are reviewed for impairment whenever events or changes in circumstances (such as a significant adverse change to market conditions that will impact the future use of the assets) indicate that the carrying value of an asset may not be recoverable. We assess the recoverability of the assets based on the undiscounted future cash flows the assets are expected to generate and recognize an impairment loss when estimated undiscounted future cash flows expected to result from the use of the asset plus net proceeds expected from disposition of the asset, if any, are less than the carrying value of the asset. If an impairment is identified, we would reduce the carrying amount of the asset to its estimated fair value based on a discounted cash flows approach or, when available and appropriate, to comparable market values. As of March 31, 2024 and September 30, 2023, no impairment of long-lived assets was recognized.

Deferred IPO costs

Pursuant to ASC 340-10-S99-1, IPO costs directly attributable to an offering of equity securities are deferred and would be charged against the gross proceeds of the offering as a reduction of additional paid-in capital. These costs include underwriting fees related to the registration preparation, FINRA filing fees and Nasdaq filing fees.

Lease

Effective October 1, 2020, the Company adopted ASU 2016-02, “Leases” (Topic 842), and elected the practical expedients that do not require us to reassess: (1) whether any expired or existing contracts are, or contain, leases, (2) lease classification for any expired or existing leases and (3) initial direct costs for any expired or existing leases. For lease terms of twelve months or fewer, a lessee is permitted to make an accounting policy election not to recognize lease assets and liabilities. The Company also adopted the practical expedient that allows lessees to treat the lease and non-lease components of a lease as a single lease component.

Lease terms used to calculate the present value of lease payments generally do not include any options to extend, renew, or terminate the lease, as the Company does not have reasonable certainty at lease inception that these options will be exercised. The Company generally considers the economic life of its operating lease ROU assets to be comparable to the useful life of similar owned assets. The Company has elected the short-term lease exception, therefore operating lease ROU assets and liabilities do not include leases with a lease term of twelve months or less. Its leases generally do not provide a residual guarantee. The operating lease ROU asset also excludes lease incentives. Lease expense is recognized on a straight-line basis over the lease term.

As of March 31, 2024 and September 30, 2023, there were approximately $240,757 and $325,153 right of use (“ROU”) assets and approximately $240,757 and $325,109 lease liabilities based on the present value of the future minimum rental payments of leases, respectively. The Company’s management believes that using an incremental borrowing rate of the Hong Kong Dollar Best Lending Rate (“BLR”) 5.875% (2023: 5.875%) plus Margin 1.500% p.a. was the most indicative rate of the Company’s borrowing cost for the calculation of the present value of the lease payments; the rate used by the Company was 7.375% (2023: 7.375%).

Bank loans

Bank loans are initially recognized at fair value, net of upfront fees incurred. Bank loans are subsequently measured at amortized cost. Any difference between the proceeds (net of transaction costs) and the redemption amount is recognized in profit or loss over the period of the loan using the effective interest method.

Accounts payable

Accounts payable represents trade payables to vendors.

Accrued liabilities and other payables

Accrued liabilities and other payables primarily include salaries payable, accrual and other payable.

F-37

QMMM HOLDINGS LIMITED

NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED MARCH 31, 2024 AND 2023

(Stated in US Dollars)

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Related parties

The Company adopted ASC 850, Related Party Disclosures, for the identification of related parties and disclosure of related party transactions.

Recent accounting pronouncements

In October 2021, the FASB issued ASU 2021-08, Business Combinations (Topic 805): Accounting for Contract Assets and Contract Liabilities from Contracts with Customers, which requires entities to recognize and measure contract assets and contract liabilities acquired in a business combination in accordance with ASU 2014-09, Revenue from Contracts with Customers (Topic 606). The update will generally result in an entity recognizing contract assets and contract liabilities at amounts consistent with those recorded by the acquiree immediately before the acquisition date rather than at fair value. The new standard is effective on a prospective basis for fiscal years beginning after December 15, 2022, with early adoption permitted. This standard is effective for the Company on October 1, 2023 and the Company does not expect a significant impact to the consolidated financial statements upon adoption. However, the ultimate impact is dependent upon the size and frequency of future acquisitions.

The Company does not believe other recently issued but not yet effective accounting standards, if currently adopted, would have a material effect on the Company’s unaudited condensed consolidated balance sheets, statement of operations and comprehensive income and statement of cash flows.

Revenue Recognition

Effective October 1, 2020, the Company adopted ASC 606 “Revenue from Contracts with Customers”, which replaced ASC Topic 605, using the modified retrospective method of adoption. Results for reporting periods beginning after October 1, 2020 are presented under ASC Topic 606 while prior period amounts are not adjusted and continue to be presented under the Company’s historic accounting under ASC Topic 605. The Company’s accounting for revenue remains substantially unchanged. There were no cumulative effect adjustments for service contracts in place prior to October 1, 2020. The effect from the adoption of ASC Topic 606 was not material to the Company’s unaudited condensed consolidated financial statements.

F-38

QMMM HOLDINGS LIMITED

NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED MARCH 31, 2024 AND 2023

(Stated in US Dollars)

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Revenue Recognition (continued)

The five-step model defined by ASC Topic 606 requires the Company to:

1.	identify its contracts with customers;
2.	identify its performance obligations under those contracts;
3.	determine the transaction prices of those contracts;
4.	allocate the transaction prices to its performance obligations in those contracts; and
5.	recognize revenue when each performance obligation under those contracts is satisfied. Revenue is recognized when promised services are transferred to the client in an amount that reflects the consideration expected in exchange for those services.

The Company enters into service agreements with its customers that outline the rights, responsibilities, and obligations of each party. The agreements also identify the scope of services, service fees, and payment terms. Agreements are acknowledged and signed by both parties. All the contracts have commercial substance, and it is probable that the Company will collect considerations from its customers for service component.

The Company currently generates its revenue from the following:

Revenue from provision of digital media advertising and marketing production services

The Company provides digital media advertising and marketing production services to its customers by designing animations, creating virtual reality contents, tailoring virtual avatar characters, providing virtual apparel technology services and arranging physical and online display. The Company typically enter into service contracts with its customers which will set forth the terms and conditions including the transaction price, services to be delivered, terms of delivery, and terms of payment. Service contracts are fixed priced with no variable consideration and are typically satisfied in one year or less. The terms serve as the basis of the performance obligations that the Company must fulfill in order to recognize revenue. The key performance obligation is identified as a single performance obligation where display of finished contents to the public or targeted audiences at the physical location or online platform specified by the customer indicates that the Company has completed all the services agreed upon in the service contract. The Company assesses that content production and content display services is considered as one performance obligation as the clients do not obtain benefit for each separate service. The Company therefore recognizes revenue at a point in time when finished contents are accepted by customers and published. Typically, the Company collects approximately 40% of contract sum upfront, with the remaining balance collected in two to three installments based on milestones and project completion.

Significant accounts related to the revenue cycle are as follows:

Cost of revenues

Cost of revenue consists primarily of personnel costs (including base pay and benefits) and subcontracting cost for consultancy and production services which are directly related to revenue generating transactions.

F-39

QMMM HOLDINGS LIMITED

NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED MARCH 31, 2024 AND 2023

(Stated in US Dollars)

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Revenue Recognition (continued)

Accounts receivable, net

Accounts receivable represents trade accounts due from customers. The trade receivables are all without customer collateral and interest is not accrued on past due accounts. Management reviews its receivables on a regular basis to determine if the allowance for expected credit losses is adequate and provides allowance when necessary. The allowance is based on management’s best estimates of specific losses on individual customer exposures, as well as the historical trends of collections. Account balances are charged off against the allowance after all means of collection have been exhausted and the likelihood of collection is not probable. As of March 31, 2024 and September 30, 2023, the Company made $8,167 and $21,191 allowance for expected credit losses for accounts receivable, respectively.

Contract Costs

Contract costs incurred during the production phases of the Company’s service contracts, are capitalized when the costs relate directly to the contract, are expected to be recovered, and generate or enhance resources to be used in satisfying the performance obligation and such deferred costs will be recognized upon the recognition of the related revenue. These costs primarily consist of procurement and material costs directly related to the contract. Contract costs are recognized as cost of revenue when performance obligation(s) is fulfilled and revenue is recognized concurrently.

The Company performs periodic reviews to assess the recoverability of the contract costs. The carrying amount of the asset is compared to the remaining amount of consideration. The Company expects to receive for the services to which the asset relates, less the costs that relate directly to providing those services that have not yet been recognized. If the carrying amount is not recoverable, an impairment loss is recognized. For the six months ended March 31, 2024 and for the year ended September 30, 2023, no impairment loss was recognized.

Contract liabilities

Contract liabilities represents payment advanced from customers. It is recognized when a payment is received from a customer before the Company transfers the related goods or services.

Contract liabilities are recognized as revenue when the Company performed its performance obligation(s) under the contract (i.e., transfers control of the related goods or services to the customer).

Expected credit loss

ASU No. 2016-13, Financial Instruments - Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments requires entities to use a current lifetime expected credit loss methodology to measure impairments of certain financial assets. Using this methodology will result in earlier recognition of losses than under the current incurred loss approach, which requires waiting to recognize a loss until it is probable of having been incurred. There are other provisions within the standard that affect how impairments of other financial assets may be recorded and presented, and that expand disclosures. The Company adopted the new standard effective October 1, 2020, the first day of the Company’s fiscal year and applied to accounts receivable and other financial instruments. The adoption of this guidance did not materially impact the net earning and financial position and has no impact on the cash flows.

F-40

QMMM HOLDINGS LIMITED

NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED MARCH 31, 2024 AND 2023

(Stated in US Dollars)

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Revenue Recognition (continued)

The details of revenue and cost of revenue of the Company is as follows:

	Six Months Ended March 31,
	2024	2023
Revenue	2,047,889	1,345,145
Cost of Revenue	(1,493,014)	(1,020,594)
Gross Profit	$554,875	$324,551
Gross Profit Margin	27.1%	24.1%

Government Grant

Government grants as the compensation for expenses already incurred or for the purpose of giving immediate financial support to the Company during the COVID-19 pandemic. Government grants are recognized when received and all the conditions for their receipt have been met. The grants received were $nil and $23,339 for the six months ended March 31, 2024 and 2023, respectively from the Hong Kong SAR Government.

General and administrative expenses

General and administrative expenses consist primarily of personnel-related compensation expenses, including salaries and related Mandatory Provident Fund (“MPF”) costs for our operations and support personnel, carpark rental and property management fees, professional services fees, depreciation, travelling expenses, office supplies, utilities, communication and expenses related to general operations.

Selling and marketing expenses

Selling and marketing expenses consist primarily of promotion expenses and media expense.

Retirement benefits

Retirement benefits in the form of mandatory defined contribution plans are charged to either expense as incurred or allocated to wages as part of cost of revenues.

Income Taxes

The Company accounts for income taxes pursuant to ASC Topic 740, Income Taxes. Income taxes are provided on an asset and liability approach for financial accounting and reporting of income taxes. Any tax paid by subsidiaries during the period is recorded. Current tax is based on the profit or loss from ordinary activities adjusted for items that are non-assessable or disallowable for income tax purpose and is calculated using tax rates that have been enacted or substantively enacted at the balance sheet date. ASC Topic 740 also requires the recognition of deferred tax assets and liabilities for both the expected impact of differences between the financial statements and the tax basis of assets and liabilities, and for the expected future tax benefit to be derived from tax losses and tax credit carry-forwards. ASC Topic 740 additionally requires the establishment of a valuation allowance to reflect the likelihood of realization of deferred tax assets. Realization of deferred tax assets are dependent upon future earnings, if any, of which the timing and amount are uncertain.

F-41

QMMM HOLDINGS LIMITED

NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED MARCH 31, 2024 AND 2023

(Stated in US Dollars)

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Income Taxes (continued)

The Company adopted ASC Topic 740-10-05, “Income Taxes: Overview and Background”, which provides guidance for recognizing and measuring uncertain tax positions, it prescribes a threshold condition that a tax position must meet for any of the benefits of the uncertain tax position to be recognized in the financial statements. It also provides accounting guidance on derecognizing, classification and disclosure of these uncertain tax positions.

Comprehensive Income

The Company presents comprehensive income in accordance with ASC Topic 220, Comprehensive Income. ASC Topic 220 states that all items that are required to be recognized under accounting standards as components of comprehensive income be reported in the unaudited condensed consolidated financial statements. The components of comprehensive income were the net income for the periods and the foreign currency translation adjustments.

Earnings Per Share

The Company computes earnings per share (“EPS”) following ASC Topic 260, “Earnings per share.” Basic EPS is measured as the income or loss available to common shareholders divided by the weighted average common shares outstanding for the period. Diluted EPS presents the dilutive effect on a per-share basis from the potential conversion of convertible securities or the exercise of options and or warrants; the dilutive impacts of potentially convertible securities are calculated using the as-if method; the potentially dilutive effect of options or warranties are computed using the treasury stock method. Potentially anti-dilutive securities (i.e., those that increase income per share or decrease loss per share) are excluded from diluted EPS calculation. There were no potentially dilutive securities that were in-the-money that were outstanding during the six months ended March 31, 2024 and 2023.

Segment Reporting

ASC 280, “Segment Reporting”, establishes standards for reporting information about operating segments on a basis consistent with the Company’s internal organizational structure as well as information about geographical areas, business segments and major customers in financial statements for detailing the Company’s business segments.

The Company’s chief operating decision maker is the Chief Executive Officer, who reviews the financial information of each separate operating segment when making decisions about allocating resources and assessing the performance of the segment. The Company has determined that it has a single operating segment for purposes of allocating resources and evaluating financial performance; accordingly, the Company does not provide additional segment reporting in these accompanying notes.

F-42

QMMM HOLDINGS LIMITED

NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED MARCH 31, 2024 AND 2023

(Stated in US Dollars)

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Financial instruments

The Company’s financial instruments, including cash and cash equivalents, accounts and other receivables, accounts and other payables, accrued liabilities, amounts due from (to) related parties and lease liabilities, have carrying amounts that approximate their fair values due to their short maturities. ASC Topic 820, “Fair Value Measurements and Disclosures” requires disclosing the fair value of financial instruments held by the Company. ASC Topic 825, “Financial Instruments” defines fair value and establishes a three-level valuation hierarchy for disclosures of fair value measurement that enhances disclosure requirements for fair value measures. The carrying amounts reported in the unaudited condensed consolidated balance sheets for cash and cash equivalents, accounts and other receivables, accounts and other payables, accrued liabilities and amounts due from (to) related parties, each qualify as financial instruments and are a reasonable estimate of their fair values because of the short period between the origination of such instruments and their expected realization and their current market rate of interest. The three levels of valuation hierarchy are defined as follows:

●	Level 1 - inputs to the valuation methodology used quoted prices for identical assets or liabilities in active markets.

●	Level 2 - inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets and information that are observable for the asset or liability, either directly or indirectly, for substantially the financial instrument’s full term.

●	Level 3 - inputs to the valuation methodology are unobservable and significant to the fair value measurement.

The Company analyzes all financial instruments with features of both liabilities and equity under ASC 480, “Distinguishing Liabilities from Equity” and ASC 815, “Derivatives and Hedging”.

NOTE 3 – ACCOUNTS RECEIVABLE, NET

Accounts receivable, net consists of the following:

	March 31, 2024	September 30, 2023

Accounts receivable	$669,488	$568,940
Less: allowance for expected credit loss	(57,740)	(49,573)
Accounts receivable, net	$611,748	$519,367

The movement of allowances for expected credit loss is as follow:

	March 31, 2024	September 30, 2023

Balance at beginning of the period	$49,573	$28,382
Provision	8,167	21,191
Ending balance	$57,740	$49,573

F-43

QMMM HOLDINGS LIMITED

NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED MARCH 31, 2024 AND 2023

(Stated in US Dollars)

NOTE 4 – CONTRACT COSTS

Contract costs consist of the following:

	March 31, 2024	September 30, 2023

Balance at the beginning of period	$-	$171,261
Additions	-	212,499
Recognized to cost of revenue during the period	-	(383,760)
Balance at the end of period	$-	$-

NOTE 5 – DEPOSITS AND OTHER CURRENT ASSETS, NET

Deposits and other current assets, net consist of the following:

	March 31, 2024	September 30, 2023

Deposits	$51,224	$51,193
Other current assets, net	2,421	2,419
Less: allowance for expected credit loss	(56)	(56)
	$53,589	$53,556

The movement of allowances for expected credit loss is as follow:

	March 31, 2024	September 30, 2023

Balance at beginning of the period	$56	$47
Provision	-	9
Ending balance	$56	$56

NOTE 6 – PROPERTY AND EQUIPMENT, NET

Property and equipment, net consist of the following:

	March 31, 2024	September 30, 2023
At cost:
Office equipment	$161,937	$161,581
Fixture and fittings	100,085	99,848
Motor vehicle	52,294	52,170
Exchange adjustment	196	717
	314,512	314,316
Less: accumulated depreciation	(280,249)	(268,341)
Total	$34,263	$45,975

Depreciation expense for the six months ended March 31, 2024 and 2023 was $11,753 and $10,616, respectively.

F-44

QMMM HOLDINGS LIMITED

NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED MARCH 31, 2024 AND 2023

(Stated in US Dollars)

NOTE 7 – INTANGIBLE ASSETS, NET

Intangible assets, net consist of the following:

	March 31, 2024	September 30, 2023
At cost:
Website	$21,709	$21,658
Patent	20,048	$20,046
Exchange adjustment	26	$53
Less: accumulated amortization	(22,457)	$(17,223)
Total	$19,326	$24,534

Amortization expense for the six months ended March 31, 2024 and 2023 was $5,229 and $5,178, respectively.

NOTE 8 – DEFERRED INITIAL PUBLIC OFFERING (“IPO”) COSTS

Deferred initial public offering (“IPO”) costs consist of the following:

	March 31, 2024	September 30, 2023
Underwriting fee	$80,000	$80,000
Nasdaq filing fee	5,000	5,000
FINRA filing fee	2,750	2,750
Total	$87,750	$87,750

NOTE 9 – CONTRACT LIABILITIES

Contract liabilities consists of the following:

	March 31, 2024	September 30, 2023

Balance at beginning of period	$7,943	$254,163
Additions	965,310	586,860
Recognized to revenue during the period	(938,713)	(833,080)
Balance at the end of period	$34,540	$7,943

Contract liabilities represent the payment advanced from customers.

F-45

QMMM HOLDINGS LIMITED

NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED MARCH 31, 2024 AND 2023

(Stated in US Dollars)

NOTE 10 – LEASES

The Company has an operating lease for office space. During the period, the Company recognized a right-of-use asset of $240,757, and a lease liability of $240,757 in accordance with ASC842, Leases. The lease agreement does not specify an explicit interest rate. The Company’s management believes that using an incremental borrowing rate of the Hong Kong Dollar Best Lending Rate (“BLR”) 5.875% plus Margin 1.500% p.a. was the most indicative rate of the Company’s borrowing cost for the calculation of the present value of the lease payments; the rate used by the Company was 7.375%.

As of March 31, 2024 and September 30, 2023, the right-of-use assets totalled $240,757, and $325,153, respectively.

As of March 31, 2024 and September 30, 2023, lease liabilities consist of the following:

	March 31, 2024	September 30, 2023

Operating lease liabilities – current portion	$178,410	$172,066
Operating lease liabilities – non-current portion	62,347	153,043
Total	$240,757	$325,109

During the six months ended March 31, 2024 and 2023, the Company incurred total operating lease expenses of $84,693 and $84,409, respectively.

Other lease information is as follows:

	March 31, 2024	September 30, 2023

Weighted-average remaining lease term – operating leases	16 months	22 months
Weighted-average discount rate – operating leases	7.375%	7.375%

The following is a schedule of future minimum payments under operating leases as of March 31, 2024 and September 30, 2023:

	March 31, 2024	September 30, 2023

Year ending September 30, 2024	$94,916	$189,712
Year ending September 30, 2025	158,192	158,094
Total undiscounted lease obligations	253,108	347,806
Less: imputed interest	(12,351)	(22,697)
Lease liabilities recognized in the unaudited condensed consolidated balance sheet	$240,757	$325,109

F-46

QMMM HOLDINGS LIMITED

NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED MARCH 31, 2024 AND 2023

(Stated in US Dollars)

NOTE 11 – ACCRUED LIABILITIES AND OTHER PAYABLES

Accrued liabilities and other payables consist of the following:

	March 31, 2024	September 30, 2023
Accrued salary	$105,569	$120,925
Amount due to third parties	128,410	195,699
Total	$233,979	$316,624

NOTE 12 – EQUITY

Ordinary shares

The Company was incorporated in the Cayman Islands as an exempted company with limited liability on July 29, 2022, with an authorized share capital of US$50,000 divided into 50,000,000 shares of US$0.001 each.

On February 22, 2023, 14,990,000 additional Shares of US$0.001 were issued and fully paid. The Company allotted 10,493,000 shares to Mr. Bun Kwai and 4,497,000 share to Lasting Success Holdings Limited. Immediately after the share allotment, the Company had 50,000,000 authorized shares, par value of US$0.001, of which 15,000,000 were issued and outstanding.

On May 17, 2023, the Company’s shareholders and Board of Directors approved to amend the authorized share capital from US$50,000, divided into 50,000,000 Ordinary Shares of a par value of US$0.001 per share, to US$50,000, divided into 500,000,000 Ordinary Shares of a par value of US$0.0001 per share. At the same day, the shareholders of the Company surrendered 135,000,000 Ordinary Shares of US$0.0001 par value each to the Company for no consideration. As a result, the Company has 500,000,000 authorized shares, par value of US$0.0001, of which 15,000,000 were issued and outstanding as of March 31, 2024 and September 30, 2023.

The Company only has one single class of Ordinary Shares that are accounted for as permanent equity.

On July 22, 2024, the Company consummated the Offering of 2,150,000 ordinary shares at a price to the public of $4.00 per share. On August 8, 2024, the Company further issued 56,342 ordinary shares at a price of $4.00 per share with underwriter partially exercised the over-allotment option. The aggregate gross proceeds from the Offering amounted to $8,825,368, prior to deducting underwriting discounts, commissions and offering-related expenses.

Upon the completion of the Offering, 17,206,342 Ordinary Shares are issued and outstanding.

NOTE 13 – EMPLOYEE BENEFIT PLANS

HK SAR

The Company has a defined contribution pension scheme for its qualifying employees. The scheme assets are held under a provident fund managed by an independent fund manager. The Company and its employees are each required to make contributions to the scheme calculated at 5% of the employees’ basic salaries on monthly basis.

NOTE 14 – PROVISION FOR INCOME TAXES

British Virgin Islands

QMMM Holdings Limited is incorporated in Cayman Islands and Grade A Global Limited and Witty Time Holdings Limited are incorporated in the British Virgin Islands and are not subject to tax on income or capital gains under current Cayman Islands law and British Virgin Islands law, respectively. In addition, upon payments of dividends by these entities to their shareholders, no withholding tax will be imposed.

F-47

QMMM HOLDINGS LIMITED

NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED MARCH 31, 2024 AND 2023

(Stated in US Dollars)

NOTE 14 – PROVISION FOR INCOME TAXES (Continued)

HK SAR

On March 21, 2018, the HK SAR Legislative Council passed The Inland Revenue (Amendment) (No. 7) Bill 2017 (the “Bill”) which introduces the two-tiered profits tax rates regime. The Bill was signed into law on March 21, 2018 and was gazetted on the following day. Under the two-tiered profits tax rates regime, the first HK$2 million of profits of the qualifying group entity will be taxed at 8.25%, and profits above HK$2 million will be taxed at 16.5%. The profits of group entities not qualifying for the two-tiered profits tax rates regime will continue to be taxed at a flat rate of 16.5%.

Accordingly, the HK SAR profits tax is calculated at 8.25% on the first HK$2 million of the estimated assessable profits and at 16.5% on the estimated assessable profits above HK$2 million. The following tables provide the reconciliation of the difference between the statutory and effective tax expenses for the six months ended March 31, 2024 and 2023.

	March 31,
	2024	2023

Loss before tax expenses	$(142,213)	$(602,867)
Income taxes computed at Hong Kong Profits Tax rate	(23,465)	(99,473)
Tax allowance at the statutory tax rates	(530)	(3,967)
Tax effect on non-assessable income*	-	(4,997)
Tax effect on non-deductible expenses	49,946	107,421
Tax effect on tax losses not recognized	-	19,226
Tax effect on utilization of tax losses	(18,233)	-
Tax effect of two-tier tax rate	(3,859)	(9,105)
Income taxes	$3,859	$9,105

*	Income that is not taxable mainly consisted of government grants which are non-taxable under Hong Kong profits tax law for the six months ended March 31, 2024 and 2023.

Significant component of deferred tax assets as follows:

	March 31, 2024	September 30, 2023

Net operating loss carry forward	$22,070	$40,257
Valuation allowance	(22,070)	(40,257)
Deferred tax assets	$-	$-

In assessing the realizability of deferred tax assets, management consider whether it is more likely than not that some portion or all of the deferred tax assets will be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the cumulative earnings and projected future taxable income in making the assessment. Recovery of substantially all of the Company’s deferred tax assets is dependent upon the generation of future income, exclusive of reversing taxable temporary differences. The Company concludes that it cannot reliably predict future profitability, and accordingly, unable to determine if it can derive future benefits from the deferred tax assets arising from the net operating loss carry forward.

F-48

QMMM HOLDINGS LIMITED

NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED MARCH 31, 2024 AND 2023

(Stated in US Dollars)

NOTE 15 – CONCENTRATIONS OF RISK

Customers Concentrations

The following table sets forth information as to each customer that accounted for top 5 of the Company’s revenues for the six months ended March 31, 2024 and 2023.

	For the six months ended
Customers	March 31, 2024		March 31, 2023
	Amount $	%	Amount $	%
A	674,204	32.9%	-	-
B	441,274	21.5%	24,832	1.9%
C	177,671	8.7%	-	-
D	138,797	6.8%	137,400	10.2%
E	127,923	6.2%	-	-
F	-	-	457,632	34.0%
G	-	-	152,033	11.3%
H	-	-	88,686	6.6%
I	10,234	0.5%	78,297	5.8%

The following table sets forth information as to each customer that accounted for top 5 of the Company’s accounts receivable as of March 31, 2024 and September 30, 2023.

Customers	March 31, 2024		September 30, 2023
	Amount $	%	Amount $	%
B	351,180	52.5%	213,193	37.5%
J	76,668	11.5%	127,701	22.4%
K	71,302	10.7%	-	-
D	68,363	10.2%	64,757	11.4%
A	35,242	5.3%	-	-
L	2,556	0.4%	76,867	13.5%
F	-	-	36,906	6.5%

Suppliers Concentrations

The following table sets forth information as to each supplier that accounted for top 5 of the Company’s purchase for the six months ended March 31, 2024 and 2023.

	For the six months ended
Suppliers	March 31, 2024		March 31,2023
	Amount $	%	Amount $	%
M	332,600	44.3%	-	-
N	239,626	31.9%	-	-
O	94,998	12.7%	-	-
P	35,428	4.7%	-	-
Q	13,816	1.8%	-	-
R	-	-	91,853	28.3%
S	-	-	74,749	23.0%
T	-	-	36,819	11.3%
U	-	-	23,438	7.2%
V	-	-	15,203	4.7%

F-49

QMMM HOLDINGS LIMITED

NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED MARCH 31, 2024 AND 2023

(Stated in US Dollars)

NOTE 16 – RISKS

A.	Credit risk

Accounts receivable

In order to minimize the credit risk, the management of the Company has delegated a team responsible for determination of credit limits and credit approvals. Other monitoring procedures are in place to ensure that follow-up action is taken to recover overdue debts. Internal credit rating has been given to each category of debtors after considering aging, historical observed default rates, repayment history and past due status of respective accounts receivable. Estimated loss rates are based on probability of default and loss given default with reference to an external credit report and are adjusted for reasonable and supportable forward-looking information that is available without undue costs or effort while credit-impaired trade balances were assessed individually. In this regard, the directors consider that the Company’s credit risk is significantly reduced. The maximum potential loss of accounts receivable for the six months ended March 31, 2024 is $611,748.

Bank balances

The credit risk on liquid funds is limited because the counterparties are banks with high credit ratings assigned by international credit-rating agencies. The Company is exposed to concentration of credit risk on liquid funds which are deposited with several banks with high credit ratings.

Deposits and other current assets

The Company assessed the impairment for its other current assets individually based on internal credit rating and ageing of these debtors which, in the opinion of the directors, have no significant increase in credit risk since initial recognition. Based on the impairment assessment performed by the Company, the directors consider the loss allowance for deposits and other current assets as of March 31, 2024 and September 30, 2023 is $56 and $56, respectively.

B.	Interest risk

Cash flow interest rate risk

The Company is exposed to cash flow interest rate risk through the changes in interest rates related mainly to the Company’s variable-rates line of credit, short-term bank loans and bank balances.

The Company currently does not have any interest rate hedging policy in relation to fair value interest rate risk and cash flow interest rate risk. The directors monitor the Company’s exposures on an ongoing basis and will consider hedging the interest rate should the need arises.

Sensitivity analysis

The sensitivity analysis below has been determined assuming that a change in interest rates had occurred at the end of the reporting period and had been applied to the exposure to interest rates for financial instruments in existence at that date. 1% increase or decrease is used when reporting interest rate risk internally to key management personnel and represents management’s assessment of the reasonably possible change in interest rates.

If interest rates had been 1% higher or lower and all other variables were held constant, the Company’s post tax loss for the six months ended March 31, 2024 and 2023 would have increased or decreased by approximately $2,189 and $566, respectively.

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QMMM HOLDINGS LIMITED

NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED MARCH 31, 2024 AND 2023

(Stated in US Dollars)

NOTE 16 – RISKS (Continued)

Foreign currency risk

Foreign currency risk is the risk that the holding of foreign currency assets will affect the Company’s financial position as a result of a change in foreign currency exchange rates.

The Company’s monetary assets and liabilities are mainly denominated in HK$, which are the same as the functional currencies of the relevant group entities. Hence, in the opinion of the directors of the Company, the currency risk of $ is considered insignificant. The Company currently does not have a foreign currency hedging policy to eliminate the currency exposures. However, the directors monitor the related foreign currency exposure closely and will consider hedging significant foreign currency exposures should the need arise.

C.	Economic and political risks

The Company’s operations are mainly conducted in HK SAR. Accordingly, the Company’s business, financial condition, and results of operations may be influenced by changes in the political, economic, and legal environments in HK SAR.

The Company’s operations in HK SAR are subject to special considerations and significant risks not typically associated with companies in North America and Western Europe. These include risks associated with, among others, the political, economic and legal environment and foreign currency exchange. The Company’s results may be adversely affected by changes in the political and social conditions in HK SAR, and by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion, remittances abroad, and rates and methods of taxation, among other things.

D.	Inflation Risk

Management monitors changes in prices levels. Historically inflation has not materially impacted the Company’s unaudited condensed consolidated financial statements; however, significant increases in the price of labor that cannot be passed to the Company’s customers could adversely impact the Company’s results of operations.

NOTE 17 – RELATED PARTY TRANSACTIONS

The summary of amount due to related parties as the following:

		March 31, 2024	September 30, 2023
Due to related parties consist of the following:
Mr. Bun Kwai	Due to shareholders	23,147	20,791
Mr. Bun Kwai	Accrued liabilities and other payables	10,861	10,855
Mr. Chun San Leung*	Accrued liabilities and other payables	2,214	2,107
Mr. Pak Lun Patrick Au*	Accrued liabilities and other payables	5,047	4,852
MSB Infinitus Limited ***	Due to shareholders	1,607,022	1,219,447
		$1,648,291	$1,258,052

The amounts due to related parties are unsecured, interest free with no specific repayment terms.

F-51

QMMM HOLDINGS LIMITED

NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED MARCH 31, 2024 AND 2023

(Stated in US Dollars)

NOTE 17 – RELATED PARTY TRANSACTIONS (Continued)

In addition to the transactions and balances detailed elsewhere in these unaudited condensed consolidated financial statements, the Company had the following transactions with related parties:

	For the six months ended
	March 31,
	2024	2023

Service fee to Cubic Creation Limited**	-	48,218
Salary to Mr. Bun Kwai	66,210	55,492
Salary to Mr. Chun San Leung*	13,303	-
Salary to Mr. Pak Lun Patrick Au*	30,327	20,018

*	Mr. Chun San Leung and Mr. Pak Lun Patrick Au are the directors of QMMM Holdings Limited
**	Cubic Creations Limited is fully owned by Mr. Chun San Leung
***	MSB Infinitus Limited is the sole shareholder of Lasting Success Holdings Limited which is a shareholder of the Company

NOTE 18 – COMMITMENTS AND CONTINGENCIES

Contingencies

In the ordinary course of business, the Company may be subject to legal proceedings regarding contractual and employment relationships and a variety of other matters. The Company records contingent liabilities resulting from such claims, when a loss is assessed to be probable, and the amount of the loss is reasonably estimable. In the opinion of management, there were no pending or threatened claims and litigation as of March 31, 2024 and through the issuance date of these unaudited condensed consolidated financial statements.

NOTE 19 – SUBSEQUENT EVENTS

The Company has assessed all events from March 31, 2024, through August 26, 2024 which is the date that these unaudited condensed consolidated financial statements are available to be issued. Unless as disclosed below, there are not any material subsequent events that require disclosure in these unaudited condensed consolidated financial statements.

Completion of initial public offering

On July 22, 2024, the Company consummated the Offering of 2,150,000 ordinary shares at a price to the public of $4.00 per share. On August 8, 2024, the Company further issued 56,342 ordinary shares at a price of $4.00 per share with underwriter partially exercised the over-allotment option. The aggregate gross proceeds from the Offering amounted to $8,825,368, prior to deducting underwriting discounts, commissions and offering-related expenses.

Due to shareholders

Up to the date that these unaudited condensed consolidated financial statements are available to be issued, of the $1,630,169 due to shareholders balance as of March 31, 2024, $1,607,022 was repaid by the Company.

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 6. Indemnification of Directors and Officers

We are a Cayman Islands exempted company with limited liability. Cayman Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. The Memorandum and Articles of Association provides for indemnification of our officers and directors for any liability incurred in their capacities as such, except through their own actual fraud or willful default.

Pursuant to the indemnification agreements, the form of which is filed as an exhibit to this registration statement, we agree to indemnify our directors and executive officers against certain liabilities and expenses incurred by such persons in connection with claims made by reason of their being such a director or officer.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 7. Recent Sales of Unregistered Securities

During the past three years, we have issued the following securities. We believe that each of the following issuances was exempt from registration under the Securities Act in reliance on Regulation S under the Securities Act or pursuant to Section 4(a)(2) of the Securities Act regarding transactions not involving a public offering. No underwriter was involved in these issuances of securities.

Ordinary Shares:

Purchaser	Date of Issuance	Number of Ordinary Shares	Consideration
International Corporation Services Ltd	July 29, 2022	1	$0.001
Bun Kwai	August 10, 2022	9,999	$9.99
Bun Kwai	February 24, 2023	10,493,000	$10,493
Lasting Success Holdings Limited	February 24, 2023	4,497,000	$4,497

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ITEM 8. Exhibits and Financial Statement Schedules

(a) Exhibits

The following exhibits are filed as part of this registration statement:

Exhibit No.	Exhibit Title
1.1	Form of Underwriting Agreement**
3.1	Memorandum and Articles of Association**
4.1	Specimen Certificate for Ordinary Shares**
5.1	Opinion of Travers Thorp Alberga as to the legality of the Ordinary Shares being registered and certain Cayman Islands tax matters***
8.1	Opinion of David Fong & Co. regarding Hong Kong legal matters***
8.2	Opinion of Guangdong Wesley Law Firm regarding PRC legal matters***
10.1	Employment Agreement by and between Bun Kwai and the Company dated June 15, 2023**
10.2	Employment Agreement by and between Eric Yeung and the Company dated June 15, 2023**
10.3	Form of Indemnification Agreement by between the Company and its directors and executive officers**
10.4	Form of Director Agreement by and between the Company and its independent directors**
10.5	Project Agreement by and among Global Capital Corp, ManyMany Creations, Quantum Matrix and Bun Kwai dated July 18, 2022**
10.6	Letter of Application for Shares from Bun Kwai to the Company on February 22, 2023**
10.7	Letter of Application for Shares from Lasting Success Holdings Limited to the Company on February 22, 2023**
15.1	Letter In Lieu Of Consent For Review Report of WWC, P.C.***
21.1	List of subsidiaries of the Registrant**
23.1	Consent of WWC, P.C. ***
23.2	Consent of Travers Thorp Alberga (included in Exhibit 5.1)***
23.3	Consent of David Fong & Co. (included in Exhibit 8.1)***
23.4	Consent of Guangdong Wesley Law Firm (included in Exhibit 8.2)***
99.1	Code of Business Conduct and Ethics**
99.2	Consent of Migo Corporation Limited**
107	Registration Fee Table***

*	To be filed by amendment
**	Previously filed
***	Filed herewith

(b)	Financial Statement Schedules

Schedules have been omitted because the information required to be set forth therein is not applicable or is shown in the consolidated financial statements or the notes thereto.

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ITEM 9. Undertakings

The undersigned registrant hereby undertakes that:

(1)	For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)	For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	For the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(4)	For the purpose of determining any liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii.	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii.	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Hong Kong, on September 6, 2024.

QMMM Holdings Limited

By:	/s/ Bun Kwai
Name:	Bun Kwai
Title:	Chief Executive Officer and Chairman of the Board of Directors
(Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Bun Kwai	Chief Executive Officer and Chairman of Board and Director	September 6, 2024
Bun Kwai	(Principal Executive Officer)

/s/ Wing Kam (Eric) Yeung	Chief Financial Officer	September 6, 2024
Wing Kam (Eric) Yeung	(Principal Financial Officer and Principal Accounting Officer)

/s/ Pak Lun (Patrick) Au	Director and Vice President of Finance	September 6, 2024
Pak Lun (Patrick) Au	Chief Operating Officer of ManyMany Creations

/s/ Chun San Leung	Director	September 6, 2024
Chun San Leung

/s/ Wing Hung (Kevin) Lam	Independent Director	September 6, 2024
Wing Hung (Kevin) Lam

/s/Anthony S. Chan	Independent Director	September 6, 2024
Anthony S. Chan

/s/ Kui Hung (Johnny Hui)	Independent Director	September 6, 2024
Kui Hung (Johnny) Hui

/s/ Yee Man (Irving) Cheung	Independent Director	September 6, 2024
Yee Man (Irving) Cheung

* By:	/s/ Bun Kwai

Bun Kwai, Attorney In Fact (pursuant to the power of attorney included on the signature page of the registration statement filed on September 6, 2024)

II-4

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of QMMM Holdings Limited. has signed this registration statement on September 6, 2024.

Authorized U.S. Representative COGENCY GLOBAL INC.

/s/ Colleen A. DeVries
Name:	Colleen A. DeVries
Title:	Senior Vice President

II-5